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As filed with the Securities and Exchange Commission on January 7, 2002

Registration No. 333-75882

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	8731 (Primary Standard Industrial Classification Code Number)	04-3177038 (I.R.S. Employer Identification Number)

75 Sidney Street
Cambridge, MA 02139
(617) 679-7000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

John B. Douglas III, Esq.
Senior Vice President and General Counsel
Millennium Pharmaceuticals, Inc.

75 Sidney Street
Cambridge, MA 02139
(617) 679-7000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

David E. Redlick, Esq. Jeffrey A. Stein, Esq. Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000 Facsimile: (617) 526-5000	Robert L. Jones, Esq. Keith A. Flaum, Esq. Glen A. Kohl, Esq. Cooley Godward LLP 5 Palo Alto Square 3000 El Camino Real Palo Alto, California 94306 Telephone: (650) 843-5000 Facsimile: (650) 849-7400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and certain other conditions under the merger agreement are met or waived.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

January 11, 2002

Dear stockholders of Millennium Pharmaceuticals, Inc.:

I am writing to you today about the proposed acquisition by Millennium Pharmaceuticals, Inc. of COR Therapeutics, Inc. The acquisition will be effected through the merger of a newly formed subsidiary of Millennium into COR.

Millennium and COR entered into a merger agreement on December 5, 2001. Under the terms of the merger agreement, each share of COR common stock will be converted into the right to receive 0.9873 of a share of Millennium common stock. Based upon the number of outstanding shares of COR common stock on January 2, 2002, Millennium expects to issue approximately 55,038,103 shares of its common stock in the merger. Upon completion of the merger, COR stockholders will own approximately 19.7% of Millennium's outstanding common stock, excluding shares that may be issued upon the conversion of COR convertible notes or the exercise of COR options. Millennium common stock is traded on the Nasdaq National Market under the trading symbol "MLNM" and closed at a price of $24.05 per share on January 4, 2002. Millennium stockholders will continue to own their Millennium shares after the merger.

We will hold a special meeting of stockholders on Tuesday, February 12, 2002 at 1:00 p.m., local time at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at which we will ask you to approve the issuance of Millennium common stock to the stockholders of COR in the merger.

We cannot complete the merger unless the stockholders of Millennium approve the issuance of Millennium common stock to COR stockholders in the merger. The board of directors of Millennium has unanimously approved the merger and unanimously recommends that you approve the issuance of Millennium common stock in the merger.

The accompanying joint proxy statement/prospectus provides detailed information about Millennium, COR and the merger. Please give all of this information your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 9 of the joint proxy statement/prospectus.

Your vote is very important regardless of the number of shares you own. If you are a stockholder of record, you may vote over the Internet, by telephone, by mailing the enclosed proxy card in the envelope provided or by attending the special meeting and voting in person. To approve the proposal submitted to you, vote "FOR" the proposal by following the instructions in the joint proxy statement/prospectus and on the enclosed proxy card. If your shares are held in "street name" (that is, held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

Sincerely,

MARK J. LEVIN

Chairperson and Chief Executive Officer

January 11, 2002

Dear stockholders of COR Therapeutics, Inc.:

    I am writing to you today about the proposed acquisition of COR Therapeutics, Inc. by Millennium Pharmaceuticals, Inc. The acquisition will be effected through the merger of a wholly-owned subsidiary of Millennium into COR.

    Millennium and COR entered into a merger agreement on December 5, 2001. Under the terms of the merger agreement, each share of COR common stock will be converted into the right to receive 0.9873 of a share of Millennium common stock. Upon completion of the merger, COR stockholders will own approximately 19.7% of Millennium's outstanding common stock, excluding shares that may be issued upon conversion of COR convertible notes or the exercise of COR options. Millennium common stock is traded on the Nasdaq National Market under the trading symbol "MLNM" and closed at a price of $24.05 per share on January 4, 2002.

    We will hold a special meeting of stockholders on Tuesday, February 12, 2002 at 10:00 a.m., local time at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080 at which we will ask you to adopt the merger agreement and approve the merger. The board of directors of COR has unanimously approved the merger agreement and recommends the adoption of the merger agreement and the approval of the merger by stockholders.

    You may vote at the special meeting if you owned shares of COR common stock as of the close of business on January 2, 2002, the record date for the special meeting of COR stockholders.

    We cannot complete the merger unless the stockholders of COR adopt the merger agreement and approve the merger. COR's board of directors has determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, COR and its stockholders and recommends that you vote to adopt the merger agreement and approve the merger.

    The accompanying joint proxy statement/prospectus provides detailed information about Millennium, COR and the merger. Please give all of this information your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 9 of the joint proxy statement/prospectus.

    Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card as described in the instructions accompanying the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will count as a vote in favor of adoption of the merger agreement and approval of the merger. If you do not vote at all, it will in effect count as a vote against adoption of the merger agreement and approval of the merger.

                      Sincerely,

                      VAUGHN M. KAILIAN
                      President, Chief Executive Officer and Director

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities of Millennium to be issued in the merger, or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

    This joint proxy statement/prospectus is dated January 8, 2002 and is expected to be first mailed to Millennium stockholders and COR stockholders on or about January 11, 2002.

Sources of Additional Information

    This joint proxy statement/prospectus incorporates important business and financial information about Millennium and COR that is not included or delivered with this document. This information is available without charge to you upon oral or written request. Requests for Millennium information should be made to Gina Brazier, Director of Investor Relations, Millennium Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139, telephone: (617) 551-3611. Requests for COR information should be made to Shari Annes, Investor Relations, COR Therapeutics, Inc., 256 E. Grand Avenue, South San Francisco, CA 94080, telephone: (650) 244-6889.

    To obtain timely information of the requested materials prior to the special meeting of Millennium stockholders and the special meeting of COR stockholders, you must request them no later than February 5, 2002.

    Also see "Where You Can Find More Information" on page 117 of this joint proxy statement/prospectus.

    Millennium has supplied all information contained in this joint proxy statement/prospectus relating to Millennium, and COR has supplied all information contained in this joint proxy statement/prospectus relating to COR.

MILLENNIUM PHARMACEUTICALS, INC.
75 Sidney Street
Cambridge, Massachusetts 02139
(617) 679-7000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on February 12, 2002

    We will hold a special meeting of the stockholders of Millennium Pharmaceuticals, Inc. at 1:00 p.m., local time, on Tuesday, February 12, 2002, at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

    At the meeting, you will consider and vote on a proposal to approve the issuance of Millennium common stock to the stockholders of COR in the acquisition of COR by Millennium. The acquisition will be effected through the merger of a wholly-owned subsidiary of Millennium with and into COR. In the merger, each outstanding share of COR common stock will be converted into the right to receive 0.9873 of a share of Millennium common stock. The merger agreement is attached as Annex A to the enclosed joint proxy statement/prospectus.

    We will transact no other business at the special meeting, except business that may be properly brought before the special meeting or any adjournment, postponement or continuation of the special meeting.

    Only holders of record of shares of Millennium common stock at the close of business on January 2, 2002, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment, postponement or continuation of the special meeting.

    Your vote is important. Whether or not you plan to attend the special meeting, please vote over the Internet, by telephone, by mailing the enclosed proxy card in the envelope provide or in person at the special meeting.

                      By Order of the Board of Directors

                      JOHN B. DOUGLAS III
                       Secretary

Cambridge, Massachusetts
January 11, 2002

COR Therapeutics, Inc.
256 E. Grand Avenue
South San Francisco, California 94080
(650) 244-6800

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on February 12, 2002

    We will hold a special meeting of the stockholders of COR Therapeutics, Inc., at 10:00 a.m., local time, on Tuesday, February 12, 2002, at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080.

    At the meeting, you will consider and vote on a proposal to adopt the merger agreement dated as of December 5, 2001 among COR, Millennium Pharmaceuticals, Inc. and a wholly-owned subsidiary of Millennium and approve the merger. The merger agreement relates to the acquisition of COR by Millennium, which will be effected through the merger of the Millennium subsidiary with and into COR. In the merger, each outstanding share of COR common stock will be converted into the right to receive 0.9873 of a share of Millennium common stock. The merger agreement is attached as Annex A to the enclosed joint proxy statement/prospectus. We will transact no other business at the special meeting.

    COR's board of directors has set January 2, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting of COR stockholders and any adjournment or postponement thereof. Only holders of record of shares of COR common stock at the close of business on January 2, 2002, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any adjournment, postponement or continuation of the special meeting.

    Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope.

    Please do not send any stock certificates with your proxy cards.

                      By Order of the Board of Directors

                      Patrick A. Broderick
                       Secretary

South San Francisco, California
January 11, 2002

QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY	3
RISK FACTORS	9
Risks Relating to the Merger	9
Risks Relating to Millennium's Business	11
Risks Relating to COR's Business	18
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	23
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MILLENNIUM	24
SELECTED HISTORICAL FINANCIAL DATA OF COR	26
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA	27
UNAUDITED COMPARATIVE PER SHARE DATA	28
MARKET PRICE INFORMATION	29
Millennium Market Price Information	29
COR Market Price Information	29
Recent Closing Prices	30
Dividends	30
THE COR SPECIAL MEETING	31
Date, Time and Place of Meeting	31
What Will Be Voted Upon	31
Record Date and Outstanding Shares	31
Vote Required to Adopt the Merger Agreement and Approve the Merger	31
Quorum; Abstentions and Broker Non-Votes	31
Voting and Revocation of Proxies	32
Solicitation of Proxies and Expenses	32
Board Recommendation	32
THE MILLENNIUM SPECIAL MEETING	33
Date, Time and Place of Meeting	33
What Will Be Voted Upon	33
Record Date and Outstanding Shares	33
How to Vote	33
Vote Required to Approve the Issuance	34
Quorum; Abstentions and Broker Non-Votes	34
Voting and Revocation of Proxies	34
Solicitation of Proxies and Expenses	35
Board Recommendation	35
THE MERGER	36
Background of the Merger	36
COR's Reasons For The Merger	39
Millennium's Reasons for the Merger	40
Opinion of Millennium's Financial Advisor—Morgan Stanley & Co. Incorporated	42
Opinion of COR's Financial Advisor—Goldman, Sachs & Co.	50
Interests of Certain Persons in the Merger	58
Treatment of COR Common Stock	60
Accounting Treatment of the Merger	61
Effect on Millennium Stock Options and Warrants	61
Regulatory Approvals	61
Material United States Federal Income Tax Considerations	61
Resales of Millennium Common Stock Issued in Connection with the Merger; Affiliate Agreements	63
No Appraisal Rights	63
Delisting and Deregistration of COR Common Stock Following the Merger	63

THE MERGER AGREEMENT	64
General	64
The Exchange Ratio and Treatment of COR Common Stock	64
Treatment of COR Stock Options	64
Exchange of Certificates	65
Representations and Warranties	66
Covenants of Millennium and COR	67
Conditions to Obligations to Complete the Merger	72
Termination; Expenses and Termination Fees	74
Amendment	77
RELATED AGREEMENTS	78
Voting Agreements	78
Supplemental Indentures Relating to COR Convertible Notes	78
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	79
INFORMATION CONCERING MILLENNIUM	86
INFORMATION CONCERNING COR	98
COMPARISON OF STOCKHOLDER RIGHTS	106
DESCRIPTION OF MILLENNIUM CAPITAL STOCK	111
STOCKHOLDER PROPOSALS	115
LEGAL MATTERS	116
EXPERTS	116
WHERE YOU CAN FIND MORE INFORMATION	117
ANNEXES
Annex A—Agreement and Plan of Merger	A-1
Annex B—Opinion of Millennium's Financial Advisor, Morgan Stanley & Co. Incorporated	B-1
Annex C—Opinion of COR's Financial Advisor, Goldman, Sachs & Co.	C-1
Annex D—COR Voting Agreement	D-1
Annex E—Millennium Voting Agreement	E-1

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What will COR stockholders receive in the merger?

A:
If the merger is completed, COR stockholders will receive 0.9873 of a share of Millennium common stock for each share of COR common stock that they own, except that COR stockholders will receive a cash payment, without interest, in lieu of any fractional share of Millennium common stock that they would otherwise be entitled to receive.

Q:
When do you expect to complete the merger of Millennium and COR?

A:
We expect to complete the merger during the first quarter of 2002, but neither Millennium nor COR can predict the exact timing.

Q:
Do the boards of directors of Millennium and COR recommend approval of the proposals?

A:
Yes. For a more complete description of the recommendation of the Millennium board of directors, see the section entitled "The Merger—Millennium's Reasons for the Merger" beginning on page 40.

  For a more complete description of the recommendation of the COR board of directors, see the section entitled "The Merger—COR's Reasons for the Merger" beginning on page 39.

Q:
What vote of Millennium stockholders is required to approve the issuance of Millennium common stock in the merger?

A:
The affirmative vote of the holders of a majority of the shares of Millennium common stock present or represented by proxy and voting at the Millennium special meeting is required to approve the issuance of Millennium common stock in the merger. Certain executive officers and directors of Millennium have agreed to vote the shares of Millennium common stock owned by them in favor of the issuance of Millennium common stock in the merger. As of January 2, 2002, the record date for the special meeting of Millennium stockholders, these officers and directors beneficially owned 4,810,612 outstanding shares of Millennium common stock, representing approximately 2.2% of the outstanding shares of Millennium common stock.

Q:
What vote of COR stockholders is required to adopt the merger agreement and approve the merger?

A:
The affirmative vote of the holders of a majority of the outstanding shares of COR common stock is required to adopt the merger agreement and approve the merger. Certain executive officers and directors of COR have agreed to vote the shares of COR common stock owned by them in favor of adoption of the merger agreement and approval of the merger. As of January 2, 2002, the record date for the special meeting of COR stockholders, these officers and directors beneficially owned 506,754 outstanding shares of COR common stock, representing less than 1% of the outstanding shares of COR common stock.

Q:
What do I need to do now?

A:
Millennium and COR urge you to carefully read this joint proxy statement/prospectus, including its annexes and to consider how the merger will affect you as a stockholder. You also may want to review the documents referenced under the section entitled "Where You Can Find More Information" on page 117. You should then vote as soon as possible in accordance with the instructions provided in this joint proxy statement/prospectus and on the enclosed proxy card.

Q:
How do I vote?

A:
If you are a Millennium stockholder, you may vote over the Internet, by telephone, by mailing your proxy card in the envelope provided or by attending the Millennium special meeting and voting in person. You will find voting instructions under the section entitled "The Millennium Special Meeting—How to Vote" on page 33 and on your proxy card. If your shares are held in "street name" (that is, held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

  If you are a COR stockholder, you should indicate how you want to vote on your proxy card. You may also attend the COR special meeting and vote in person instead of submitting a proxy. If you are a COR stockholder and fail either to return your proxy card or to vote in person at the COR special meeting, or if you mark your proxy "abstain," it will have the same effect as a vote against the merger. If you sign and mail in your proxy but fail to indicate your vote on your proxy, your proxy will be counted as a vote for the proposal submitted to you, unless your shares are held in street name. If your shares are held in street name, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Q:
If my shares are held in a brokerage account, will my broker vote my shares for me?

A:
Your broker cannot vote your shares on the proposals described in this joint proxy statement/prospectus without instructions from you on how to vote. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you are a COR stockholder and fail to follow the instructions provided by your broker, it will have the same effect as a vote against the merger.

Q:
May I change my vote after I have mailed in my signed proxy card?

A:
You may change your vote at any time before the vote takes place at your stockholder meeting. To change your vote, you may either submit a later dated proxy card or send a written notice stating that you would like to revoke your proxy. If you are a Millennium stockholder, you may also change your vote by submitting a subsequent vote by Internet or by telephone. In addition, you may attend your stockholder meeting and vote in person. However, if you elect to vote in person at your stockholder meeting and your shares are held by a broker, bank or other nominee, you must bring to the stockholder meeting a proxy from the broker, bank or other nominee authorizing you to vote the shares.

Q:
Should stockholders send in their certificates?

A:
Not at this time. After Millennium and COR complete the merger, Millennium's transfer agent will send instructions to COR stockholders regarding the exchange of shares of COR common stock for Millennium common stock. Millennium stockholders should not submit their stock certificates at any time because their shares will not be converted in the merger.

Q:
Will I be taxed on the Millennium shares I receive?

A:
Your receipt of the shares of Millennium common stock in the merger is intended to be tax-free for U.S. federal income tax purposes (except for taxes, if any, resulting from the receipt of cash instead of fractional shares of Millennium common stock). We urge you to read the information regarding material U.S. federal income tax consequences contained in this joint proxy statement/prospectus carefully. Because tax matters are very complicated and because the tax consequences will depend on the facts of your own situation, you should consult with your tax advisor regarding the consequences of participation in the merger.

Q:
Whom may I contact with any additional questions?

A:
Millennium stockholders and COR stockholders may call D. F. King & Co., Inc., proxy solicitors, at 1-800-290-6429.

SUMMARY

    This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See the section entitled "Where You Can Find More Information" on page 117.

The Companies

Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, Massachusetts 02139
(617) 679-7000

    Millennium's goal is to become the biopharmaceutical company of the future. It plans to develop breakthrough drugs and predictive medicine products that ultimately enable physicians to more closely customize medical treatment to a patient's needs by combining knowledge of the genetic basis for disease and the genetic characteristics of a patient on a molecular basis. Millennium is primarily focusing its research and development and planned commercialization activities in three key areas: oncology, inflammation and metabolic disease. Millennium is also striving to significantly improve drug development productivity by applying its broad proprietary scientific and technological capabilities and methods to the drug discovery process. Millennium views the pursuit of mergers, acquisitions and product in-licensing as important in achieving its goals. Either alone or in collaboration with strategic partners, Millennium has developed one therapeutic product that has received FDA approval for use in an oncology indication and currently has nine product candidates in various stages of clinical development. At December 31, 2001, Millennium had approximately 1,500 employees.

COR Therapeutics, Inc.
256 East Grand Avenue
South San Francisco, California 94080
(650) 244-6800

    COR Therapeutics, Inc. is dedicated to the discovery, development and marketing of novel therapeutic products to establish new standards of care for treating and preventing acute and chronic cardiovascular diseases. COR markets INTEGRILIN® (eptifibatide) Injection, its approved drug, to treat patients with certain acute cardiovascular diseases. COR is also developing a portfolio of product candidates to treat and prevent a broad range of acute and chronic cardiovascular diseases and other conditions. At December 21, 2001, COR had approximately 330 employees.

Stockholder Approval Required by COR (Page 31)

    Adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of COR common stock. Certain executive officers and directors of COR have agreed to vote the shares of COR common stock beneficially owned by them in favor of adoption of the merger agreement and approval of the merger. As of January 2, 2002, the record date for the special meeting of COR stockholders, these officers and directors beneficially owned 506,754 shares of COR common stock, representing less than 1% of the outstanding shares of COR common stock. All of COR's directors and executive officers, including those who have entered into voting agreements with Millennium, were entitled to vote less than 1% of the outstanding shares of COR common stock as of the record date.

Stockholder Approval Required by Millennium (Page 34)

    The affirmative vote of the holders of a majority of the shares of Millennium common stock present or represented by proxy and voting at the Millennium special meeting is required to approve the issuance of Millennium common stock in the merger. Certain executive officers and directors of Millennium have agreed to vote the shares of Millennium common stock owned by them in favor of the issuance of Millennium common stock in the merger. As of January 2, 2002, the record date for the special meeting of Millennium stockholders, these officers and directors beneficially owned 4,810,612 outstanding shares of Millennium common stock, representing approximately 2.2% of the outstanding shares of Millennium common stock. Millennium's directors and executive officers, including those who have entered into voting agreements with COR, were entitled to vote approximately 2.2% of the outstanding shares of Millennium common stock as of the record date.

COR Board Recommendation to Stockholders (Page 32)

    The COR board of directors has unanimously approved the merger agreement and the merger. The COR board of directors has determined that the merger and the transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, COR's stockholders and unanimously recommends that the COR stockholders vote to adopt the merger agreement and approve the merger.

    The COR board of directors considered a number of factors in determining to approve the merger agreement and the merger. These considerations are described below under "The Merger—COR's Reasons For the Merger" on page 39.

Millennium Board Recommendation to Stockholders (Page 35)

    The Millennium board of directors has voted unanimously to approve the merger agreement and the issuance of Millennium common stock in the merger. The Millennium board of directors has determined that the merger is fair to, and in the best interests of, Millennium and unanimously recommends that Millennium stockholders vote FOR the proposal to issue Millennium common stock in the merger.

    The Millennium board of directors considered a number of factors in determining to approve the merger agreement and the issuance of Millennium common stock in the merger. These considerations are described below under "The Merger—Millennium's Reasons For The Merger" on page 40.

The Merger (Page 64)

    If all of the conditions to the merger are satisfied or waived, a wholly-owned subsidiary of Millennium will merge with and into COR. After the merger, COR will become a wholly-owned subsidiary of Millennium and COR stockholders will become Millennium stockholders. Millennium expects to merge COR directly into Millennium after the effective time of the merger, at which time COR will cease to exist and all obligations of COR will become direct obligations of Millennium.

What Holders of COR Common Stock Will Receive (Page 64)

    If the merger is consummated, each outstanding share of COR common stock will be converted into the right to receive 0.9873 of a share of Millennium common stock (subject to adjustment in the event that COR's representation in the merger agreement regarding its outstanding capitalization is incorrect). Based on this exchange ratio of 0.9873 and the number of shares of COR common stock outstanding on January 2, 2002, a total of up to approximately 78,472,940 shares of Millennium common stock could be issued as a result of the merger, consisting of 55,038,103 shares to be issued in respect of outstanding shares of COR common stock at the record date, 6,096,517 shares issuable upon the exercise of outstanding COR options, 16,155,535 shares issuable upon conversion of outstanding COR convertible notes and 1,182,785 shares issuable upon the exercise of additional COR options which may be granted prior to the closing of the merger. An additional number of shares of Millennium common stock will also be issuable in exchange for shares purchased by COR employees prior to the consummation of the merger under COR's employee stock purchase plan.

    The 0.9873 of a share of Millennium common stock that COR stockholders will receive for each share of COR common stock is a fixed number. Regardless of fluctuations in the market prices of Millennium or COR common stock, this number will not change between now and the date the merger is completed, but the value of the shares of Millennium common stock to be received by COR stockholders will fluctuate with the market price of Millennium common stock. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. We encourage you to read the merger agreement because it is the document that governs the merger.

    Millennium will not issue fractional shares of Millennium common stock in connection with the merger. Instead, Millennium will pay cash, without interest, for any fractional shares.

Stock Options (Page 64)

    Pursuant to the merger agreement, Millennium will assume all outstanding options to purchase shares of COR common stock. Each option to purchase shares of COR common stock outstanding immediately prior to the effective time of the merger will become an option to acquire, on the same terms, 0.9873 of a share of Millennium common stock for each share of COR common stock for which the option was exercisable, with the option exercise price to be adjusted accordingly.

Conditions to the Merger (Page 72)

    The completion of the merger depends on the satisfaction of a number of conditions, including:

  •
  COR stockholders must have adopted the merger agreement and approved the merger;

  •
  Millennium stockholders must have approved the issuance of Millennium common stock in the merger;

  •
  the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must have expired or been terminated;

  •
  the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part must have become effective and not be the subject of a stop order, and no proceedings seeking a stop order shall have been threatened or initiated;

  •
  the listing on the Nasdaq National Market of Millennium common stock that will be issued to COR stockholders in the merger must have been approved;

  •
  each of Millennium and COR shall have received legal opinions regarding the treatment of the merger as a tax-free "reorganization" within the meaning of section 368(a) of the Internal Revenue Code; and

  •
  other customary conditions specified in the merger agreement shall have been satisfied.

    The party entitled to assert any condition to the merger may waive the condition.

No Solicitation by COR (Page 69)

    COR has agreed that, during the period between the signing of the merger agreement and the completion of the merger, neither it nor any of its subsidiaries or representatives will:

  •
  solicit, initiate or encourage inquiries or proposals that constitute, or could reasonably be expected to lead to, an acquisition proposal, as defined in the merger agreement, from a third party;

  •
  engage in negotiations or discussions concerning, or provide any non-public information relating to, any acquisition proposal;

  •
  subject to applicable law and the satisfaction of conditions set forth in the merger agreement, withdraw or modify or propose to withdraw or modify the approval of the merger by the COR board of directors or the recommendation by the COR board of directors of the adoption of the merger agreement;

  •
  amend or grant any waiver or release under any standstill or similar agreement with respect to any COR common stock, or take other specified actions to facilitate a third party offer;

  •
  approve, agree to or recommend any acquisition proposal; or

  •
  enter into any agreement, letter of intent or similar document or contract relating to any acquisition proposal.

    Notwithstanding the foregoing, COR and its board of directors may furnish non-public information to, and enter into discussions or negotiations with, a person in connection with an unsolicited written acquisition proposal that is a superior proposal, as defined in the merger agreement, if the COR board of directors determines in good faith that such action is necessary for it to comply with its fiduciary duties to stockholders and certain other conditions specified in the merger agreement are met.

Termination of the Merger Agreement (Page 74)

    Millennium and COR can mutually agree to terminate the merger agreement without completing the merger. In addition, Millennium and COR can each terminate the merger agreement under the circumstances set forth in the merger agreement and described below in this joint proxy statement/prospectus.

Termination Fees and Expenses (Page 74)

    Millennium and COR, generally, will bear their own expenses related to the merger. However, under specified circumstances set forth in the merger agreement, either Millennium or COR may be required to reimburse the other up to a maximum of $3,000,000 for expenses related to the merger.

    Millennium and COR are each obligated to pay the other a termination fee of $75,000,000 if the merger agreement is terminated under specified circumstances set forth in the merger agreement and described below in this joint proxy statement/prospectus.

Opinion of Millennium's Financial Advisor (Page 42)

    In connection with the merger, Morgan Stanley & Co. Incorporated, Millennium's financial advisor, rendered a written opinion, dated December 5, 2001, to the Millennium board of directors that, as of December 5, 2001, and subject to the matters described in its opinion and such other matters it considered relevant, the exchange ratio pursuant to the merger agreement is fair, from a financial point of view, to Millennium. The full text of the written opinion of Morgan Stanley is attached to this joint proxy statement/prospectus as Annex B. Millennium urges its stockholders to read the opinion in its entirety to understand the procedures followed, the assumptions made, the matters considered and the limitations on the review undertaken by Morgan Stanley in providing its opinion. The opinion of Morgan Stanley is directed to the Millennium board of directors and relates only to the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to Millennium. The opinion does not constitute a recommendation to any stockholder with respect to the proposed merger.

Opinion of COR's Financial Advisor (Page 50)

    In connection with the merger, Goldman Sachs & Co., COR's financial advisor, delivered its opinion to the board of directors of COR, which was subsequently confirmed in writing on December 5, 2001, that, as of December 5, 2001 and based upon and subject to the considerations described in its opinion, the exchange ratio provided in the merger agreement was fair, from a financial point of view, to the holders of COR common stock. The full text of the written opinion of Goldman Sachs is attached to this joint proxy statement/prospectus as Annex C. COR encourages its stockholders to read the opinion carefully in its entirety to understand the procedures followed, the assumptions made, the matters considered and the limitations on the review undertaken by Goldman Sachs in providing its opinion. Goldman Sachs' opinion is directed to the COR board of directors and relates only to the fairness of the exchange ratio from a financial point of view to the stockholders of COR. The opinion does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder with respect to the proposed merger.

Interests of Certain Persons in the Merger (Page 58)

    In considering the recommendation of the COR board of directors, COR stockholders should be aware of the interests that certain COR executive officers and directors have in the merger. These include:

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  potential severance benefits to certain executive officers of COR that may be paid under pre-existing severance and stock option plans;

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  certain directors and executive officers of COR will be appointed directors and executive officers of Millennium;

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  as of January 2, 2002, the executive officers and directors of COR held 512,834 shares of COR common stock and options to purchase 2,627,334 shares of COR common stock; and

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  customary rights to indemnification of directors and executive officers of COR against specified liabilities.

    In considering the fairness of the merger to COR stockholders, the COR board of directors took into account these interests. Some of these interests are different from, or in addition to, the interests of COR stockholders generally in the merger.

Accounting Treatment (Page 61)

    Millennium will account for the merger as a purchase of a business, which means that the assets and liabilities of COR, including intangible assets, will be recorded at their fair value and the results of operations of COR will be included in Millennium's results from the date of acquisition.

Material United States Federal Income Tax Considerations (Page 61)

    We have structured the merger to qualify as a reorganization under section 368(a) of the Internal Revenue Code. It is our intention that no gain or loss will generally be recognized by COR stockholders for federal income tax purposes on the exchange of shares of COR common stock solely for shares of Millennium common stock. COR stockholders, however, will recognize gain or loss for federal income tax purposes to the extent any cash received in lieu of fractional shares is greater than or less than, respectively, the tax basis allocable to the fractional shares.

    Tax matters are very complicated, and the tax consequences of the merger to the COR stockholders will depend on the facts of each COR stockholder's own situation. Each COR stockholder should consult his, her or its tax advisor for a full understanding of the tax consequences of the merger.

    Millennium stockholders will have no tax consequences as a result of the merger.

Millennium and COR Stockholders Have No Appraisal Rights (Page 63)

    Under applicable law, neither Millennium stockholders nor COR stockholders have appraisal rights with respect to the merger.

How the Rights of COR Stockholders Will Differ as Millennium Stockholders (Page 106)

    The rights of COR stockholders as stockholders of Millennium after the merger will be governed by Millennium's corporate charter and by-laws. Those rights differ from the rights of COR stockholders under COR's corporate charter and by-laws. Both COR and Millennium are Delaware corporations.

Millennium Price Information (Page 29)

    Shares of Millennium common stock are listed on the Nasdaq National Market. On December 5, 2001, the last full trading day prior to the public announcement of the proposed merger, Millennium common stock closed at $35.45 per share. On January 4, 2002, Millennium common stock closed at $24.05 per share.

COR Price Information (Page 29)

    Shares of COR common stock are listed on the Nasdaq National Market. On December 5, 2001, the last full trading day prior to the public announcement of the proposed merger, COR common stock closed at $19.74 per share. On January 4, 2002, COR common stock closed at $23.45 per share.

RISK FACTORS

    You should carefully consider the following risk factors before you decide whether to vote to approve the proposals submitted to you. You should also consider the other information in this document.

Risks Relating to the Merger

Millennium's stock price is volatile and the value of the Millennium common stock issued in the merger will depend on its market price at the time of the merger. No adjustment to the exchange ratio will be made as a result of changes in the market price of Millennium common stock.

    The market price of Millennium common stock, like that of the shares of many other biotechnology companies, has been and may continue to be volatile. For example, from January 1, 2001 to December 31, 2001, Millennium common stock traded as high as $63.50 per share and as low as $15.63 per share.

    At the closing of the merger, each share of COR common stock will be converted into the right to receive 0.9873 of a share of Millennium common stock. This exchange ratio will not be adjusted for changes in the market price of Millennium common stock or of COR common stock. In addition, neither Millennium nor COR may unilaterally terminate or renegotiate the merger agreement, and COR may not resolicit the vote of its stockholders, solely because of changes in the market price of Millennium common stock or COR common stock. Any reduction in Millennium's common stock price will result in COR stockholders receiving less value in the merger at closing. Conversely, any increase in Millennium's common stock price will result in COR stockholders receiving greater value in the merger at closing. Stockholders will not know the exact value of Millennium common stock to be issued to COR stockholders in the merger at the time of the special meetings of stockholders.

Millennium may face challenges in integrating Millennium and COR and, as a result, may not realize the expected benefits of the proposed merger.

    Integrating the operations and personnel of Millennium and COR will be a complex process. Millennium is uncertain that the integration will be completed rapidly or that it will achieve the anticipated benefits of the merger. The successful integration of Millennium and COR will require, among other things, coordination of discovery and development efforts and integration of COR's administration and sales and marketing groups into Millennium. The diversion of the attention of Millennium's management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of the combined company's business. The inability to successfully integrate the operations and personnel of Millennium and COR, or any significant delay in achieving integration, could have a material adverse effect on the combined company after the merger and, as a result, on the market price of Millennium's common stock.

As a result of the merger, Millennium will be a substantially larger and broader organization and if the Millennium senior executive team is unable to manage the combined company, its operating results will suffer.

    As a result of the merger, Millennium will acquire approximately 330 employees based at COR's headquarters in South San Francisco, California. To date, most of Millennium's employees have been based at or near Millennium's headquarters in Cambridge, Massachusetts. As a result, Millennium will face challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to develop appropriate systems, policies, benefits and compliance programs. In addition, COR has focused on developing products for treating and preventing cardiovascular diseases, while Millennium has targeted oncology, inflammatory disease and metabolic disease. Millennium will need to manage the allocation of its resources to this additional focus area, which includes COR's FDA approved drug INTEGRILIN. In the event Millennium does not effectively manage the allocation of resources among its programs, the combined company's sales of INTEGRILIN, or the combined company's ability to successfully develop its other existing product candidates into revenue generating products, could be materially adversely affected.

Under the terms of COR's indentures for its convertible notes, COR may be required to offer to redeem the notes for cash as a result of the merger.

    The indenture governing COR's convertible notes issued in February 2000, aggregating $300 million in outstanding principal amount, requires COR to offer to redeem the notes promptly following the merger, unless the closing price per share of COR's common stock on any five trading days during the ten consecutive trading days prior to the consummation of the merger equals or exceeds $35.47. The indenture governing COR's convertible notes issued in June 2001, aggregating $300 million in outstanding principal amount, requires COR to offer to redeem the notes promptly following the merger, unless the closing price per share of COR's common stock on any five trading days during the ten consecutive trading days prior to the consummation of the merger equals or exceeds $42.10. If COR is required to redeem the notes, it must offer to pay the purchase price for these notes in cash and COR's obligations under the notes will be guaranteed by Millennium. In the event that the holders of large numbers of these notes accept COR's redemption offer, the amount of cash available to the combined company following the merger could be substantially diminished.

Failure to complete the merger may result in Millennium or COR paying a termination fee to the other. Such a failure could also result in a decrease in the market price of Millennium common stock or COR common stock and cause each company to nevertheless incur legal and accounting fees.

    If the merger is not completed for any reason, Millennium and COR may be subject to a number of material risks, including:

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  Millennium or COR may require the other to pay a termination fee of $75,000,000, or up to $3,000,000 as reimbursement for expenses, under the circumstances described in the merger agreement;
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  the market price of Millennium common stock or COR common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed; and
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  Millennium's and COR's costs incurred related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed.

    If the merger agreement is terminated and the COR board of directors seeks another merger or business combination, COR stockholders cannot be certain that COR will be able to find a party willing to pay an equivalent or more attractive price than the price Millennium has agreed to pay in the merger.

Some of the officers and directors of COR have conflicts of interest that may have influenced them to support or approve the merger.

    COR's officers and directors may have been influenced to approve the merger because of arrangements that provide them with interests in the merger that are different from, or in addition to, the interests of COR stockholders in the merger, which are described under the section entitled "The Merger—Interests of Certain Persons in the Merger" on page 58.

    The COR board of directors was aware of and took into account these arrangements when it approved the merger. It is possible that these arrangements may have influenced these directors and officers to support or recommend the merger.

The merger could cause COR to lose key personnel which could materially affect COR's business and require COR to incur substantial costs to recruit replacements for lost personnel.

    As a result of COR's change in ownership, current and prospective COR employees could experience uncertainty about their future roles within Millennium. This uncertainty may adversely affect COR's ability to attract and retain key management, sales, marketing and technical personnel. Any failure to attract and retain key personnel could have a material adverse effect on the business of COR and Millennium.

Certain provisions of Millennium's charter documents, its rights agreement and Delaware law could delay or prevent the sale of Millennium.

    Provisions of Millennium's charter documents, its rights agreement and Delaware law may make it more difficult for a third party to acquire, or attempt to acquire, control of Millennium, even if a change in control would result in the purchase of shares of Millennium common stock at a premium to the market price. In addition, these provisions may limit the ability of stockholders of Millennium to approve transactions that they may deem to be in their best interest.

Risks Relating to Millennium's Business

Regulatory Risks

Millennium may not be able to obtain marketing approval for products or services resulting from its development efforts.

    All of the products that Millennium is developing will require additional research and development, extensive preclinical studies and clinical trials and regulatory approval prior to any commercial sales. This process is lengthy, often taking a number of years, and expensive. In some cases, the length of time that it takes for Millennium to achieve various regulatory approval milestones affects the payments that Millennium is eligible to receive under its strategic alliance agreements.

    Millennium may need to successfully address a number of technological challenges in order to complete development of its products. Moreover, these products may not be effective in treating any disease or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude Millennium's obtaining regulatory approval or prevent or limit commercial use.

If Millennium fails to comply with regulatory requirements, or if Millennium experiences unanticipated problems with its approved products, Millennium's products could be subject to restrictions or withdrawal from the market.

    Any product for which Millennium obtains marketing approval, along with the manufacturing processes, post-approval clinical data and promotional activities for such product, will be subject to continual review and periodic inspections by the FDA and other regulatory bodies. Later discovery of previously unknown problems with Millennium's products or manufacturing processes, or failure to comply with regulatory requirements, may result in restrictions on such products or manufacturing processes, withdrawal of the products from the market or the imposition of civil or criminal penalties.

Millennium has only limited experience in regulatory affairs, and some of its products may be based on new technologies; these factors may affect Millennium's ability or the time it requires to obtain necessary regulatory approvals.

    Millennium has only limited experience in filing and prosecuting the applications necessary to gain regulatory approvals. Moreover, certain of the products that are likely to result from Millennium's research and development programs may be based on new technologies and new therapeutic approaches that have not been extensively tested in humans. The regulatory requirements governing these types of products may be more rigorous than for conventional products. As a result, Millennium may experience a longer regulatory process in connection with any products that it develops based on these new technologies or new therapeutic approaches.

Risks Relating to Millennium's Industry, Business and Strategy

Because discovering drugs based upon genomics is new, it is possible that this discovery process will not result in commercial products or services.

    The process of discovering drugs based upon genomics is new and evolving rapidly. Millennium focuses its genomics research primarily on diseases that may be linked to several or many genes working in combination. Both Millennium and the general scientific and medical communities have only a limited understanding relating to the role of genes and their products in these diseases. To date, Millennium has not commercialized any products discovered through its genomics research, and Millennium may not be successful in doing so in the future. In addition, relatively few products based on gene discoveries have been developed and commercialized by others. Rapid technological development by Millennium or others may result in compounds, products or processes becoming obsolete before Millennium recovers its development expenses.

Millennium faces substantial competition, which may result in others discovering, developing or commercializing products and services before or more successfully than Millennium.

    The fields of genomics, biotechnology and pharmaceuticals are highly competitive. Many of Millennium's competitors are substantially larger than Millennium and have substantially greater capital resources, research and development staffs and facilities than Millennium. Furthermore, many of Millennium's competitors are more experienced than Millennium in drug discovery, development and commercialization, obtaining regulatory approvals and product manufacturing and marketing. As a result, Millennium's competitors may identify genes associated with diseases or discover, develop and commercialize products or services based on such genes before Millennium. In addition, Millennium's competitors may discover, develop and commercialize products or services that render non-competitive or obsolete the products or services that Millennium or its collaborators are seeking to develop and commercialize.

Millennium may not be able to obtain biological material, including human and animal DNA samples, required for its genetic studies, which could delay or impede Millennium's drug discovery efforts.

    Millennium's gene identification strategy includes genetic studies of families and populations prone to particular diseases. These studies require the collection of large numbers of DNA samples from affected individuals, their families and other suitable populations as well as animal models. The availability of DNA samples and other biological material is important to Millennium's ability to discover the genes responsible for human diseases through human genetic approaches and other studies. Competition for these resources is intense. Access to suitable populations, materials and samples could be limited by forces beyond Millennium's control, including governmental actions. Some of Millennium's competitors may have obtained access to significantly more family and population resources and biological materials than Millennium has obtained. As a result, Millennium may not be able to obtain access to DNA samples necessary to support its human gene discovery programs.

Because many of the products and services that Millennium develops will be based on new technologies and therapeutic approaches, the market may not be receptive to these products and services upon their introduction.

    The commercial success of any of Millennium's products and services for which it may obtain marketing approval from the FDA, the EMEA and other regulatory authorities will depend upon their acceptance by the medical community and third-party payors as clinically useful, cost-effective and safe. Many of the products and services that Millennium is developing are based upon new technologies or therapeutic approaches. As a result, it may be more difficult for Millennium to achieve market acceptance of its products and services, particularly the first products and services that Millennium introduces to the market based on new technologies and therapeutic approaches. Millennium's efforts to educate the medical community on these potentially unique approaches may require greater resources than would be typically required for products and services based on conventional technologies or therapeutic approaches. The safety, efficacy, convenience and cost-effectiveness of Millennium's products as compared to competitive products will also affect market acceptance.

Risks Relating to Millennium's Financial Results and Need for Financing

Millennium has incurred substantial losses and expects to continue to incur losses. Millennium will not be successful unless it reverses this trend.

    Millennium has incurred losses in all but two of the years since its inception. Millennium expects to continue to incur substantial operating losses in future periods. To date, substantially all of Millennium's revenues have resulted from payments from collaborators, and not from the sale of products.

    Millennium expects to increase its spending significantly as it continues to expand its infrastructure, research and development programs and commercialization activities. As a result, Millennium will need to generate significant revenues to pay these costs and achieve profitability. Millennium cannot be certain whether or when it will become profitable because of the significant uncertainties with respect to its ability to generate revenues from the sale of products and services and from existing and potential future strategic alliances.

Millennium may need additional financing, which may be difficult to obtain. Millennium's failure to obtain necessary financing or doing so on unattractive terms could adversely affect its discovery and development programs and other operations.

    Millennium will require substantial funds to conduct research and development, including preclinical testing and clinical trials of its potential products. Millennium will also require substantial funds to meet its obligations to its collaborators and maximize the prospective benefits to Millennium from these alliances, manufacture and market any products and services that are approved for commercial sale and meet its debt service obligations. Additional financing may not be available when Millennium needs it or may not be available on favorable terms.

    If Millennium is unable to obtain adequate funding on a timely basis, it may be required to significantly curtail one or more of its discovery or development programs. Millennium could be required to seek funds through arrangements with collaborators or others that may require Millennium to relinquish rights to certain of its technologies, product candidates or products which Millennium would otherwise pursue on its own.

Millennium has entered into an agreement to restructure its interest in CAMPATH®; as a result it will no longer have control over the financial success of that product.

    On December 31, 2001, ILEX Oncology, Inc. acquired Millennium's equity interest in Millennium & ILEX Partners L.P., which owns the CAMPATH product. In exchange for this interest, Millennium received an initial cash payment of $20 million on December 31, 2001 and may receive up to an additional $120 million over the next three years if sales of CAMPATH in the U.S. meet specified sales thresholds. In addition, Millennium will be entitled to additional payments after 2004 based on U.S. sales levels of CAMPATH. There can be no assurance that Millennium will receive any of the payments that are dependent on sales of CAMPATH. In addition, as a result of the restructuring, Millennium will have no ability to influence the actions of the entity that owns CAMPATH and, therefore, will have no control over the financial success of CAMPATH.

Risks Relating to Collaborators

Millennium depends significantly on its collaborators to develop and commercialize products and services based on Millennium's work. Millennium's business may suffer if any of its collaborators breaches its agreement or fails to support or terminates its alliance with Millennium.

    Millennium conducts most of its discovery and development activities through strategic alliances. The success of these programs depends heavily on the efforts and activities of Millennium's collaborators. Each of Millennium's collaborators has significant discretion in determining the efforts and resources that they will apply to the alliance. Millennium's existing and any future alliances may not be scientifically or commercially successful.

    The risks that Millennium faces in connection with these alliances include:

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  All of Millennium's strategic alliance agreements are subject to termination under various circumstances, including, in many cases, on short notice without cause.
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  In Millennium's strategic alliance agreements, Millennium generally agrees not to conduct specified types of research and development in the field that is the subject of the alliance. These agreements may have the effect of limiting the areas of research and development Millennium may pursue, either alone or in collaboration with third parties.
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  Millennium's collaborators may develop and commercialize, either alone or with others, products and services that are similar to or competitive with the products and services that are the subject of the alliance with Millennium.
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  Millennium's collaborators may change the focus of their development and commercialization efforts. Pharmaceutical and biotechnology companies historically have re-evaluated their priorities following mergers and consolidations, which have been common in recent years in these industries.
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  Millennium will rely on its collaborators to manufacture most products covered by its alliances. For example, Becton Dickinson has the sole right to develop, manufacture and commercialize Millennium's Melastatin® gene detection product. Therefore, Millennium cannot control the timing of the introduction of this product.

Millennium may not be successful in establishing additional strategic alliances, which could adversely affect its ability to develop and commercialize products and services.

    An important element of Millennium's business strategy is entering into strategic alliances for the development and commercialization of products and services based on its discoveries. Millennium faces significant competition in seeking appropriate collaborators. Moreover, these alliance arrangements are complex to negotiate and time-consuming to document. Millennium may not be successful in its efforts to establish additional strategic alliances or other alternative arrangements. The terms of any additional strategic alliances or other arrangements that Millennium establishes may not be favorable to it. Moreover, such strategic alliances or other arrangements may not be successful.

Risks Relating to Intellectual Property

If Millennium is unable to obtain patent protection for its discoveries, the value of Millennium's technology and products will be adversely affected. If Millennium infringes patent or other intellectual property rights of third parties, it may not be able to develop and commercialize its products and services or the cost of doing so may increase.

    Millennium's patent positions, and those of other pharmaceutical and biotechnology companies, are generally uncertain and involve complex legal, scientific and factual questions.

    Millennium's ability to develop and commercialize products and services depends in significant part on its ability to:

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  obtain patents;
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  obtain licenses to the proprietary rights of others on commercially reasonable terms;
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  operate without infringing upon the proprietary rights of others;
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  prevent others from infringing on Millennium's proprietary rights; and
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  protect trade secrets.

There is significant uncertainty about the validity and permissible scope of genomics patents in Millennium's industry, which may make it difficult for Millennium to obtain patent protection for its discoveries.

    The validity and permissible scope of patent claims in the pharmaceutical and biotechnology fields, including the genomics field, involve important unresolved legal principles and are the subject of public policy debate in the United States and abroad. For example, there is significant uncertainty both in the United States and abroad regarding the patentability of gene sequences in the absence of functional data and the scope of patent protection available for full-length genes and partial gene sequences. Moreover, some groups have made particular gene sequences available in publicly accessible databases. These and other disclosures may adversely affect Millennium's ability to obtain patent protection for gene sequences claimed by Millennium in patent applications that it files subsequent to such disclosures. There is also some uncertainty as to whether human clinical data will be required for issuance of patents for human therapeutics. If such data are required, Millennium's ability to obtain patent protection could be delayed or otherwise adversely affected.

Third parties may own or control patents or patent applications and require Millennium to seek licenses, which could increase Millennium's development and commercialization costs, or prevent Millennium from developing or marketing its products or services.

    Millennium may not have rights under some patents or patent applications related to its proposed products, processes or services. Third parties may own or control these patents and patent applications in the United States and abroad. Therefore, in some cases, such as those described below, to develop, manufacture, sell or import certain of Millennium's proposed products, processes or services, Millennium or its collaborators may choose to seek, or be required to seek, licenses under third party patents issued in the United States and abroad or those that might issue from United States and foreign patent applications. In such event, Millennium would be required to pay license fees or royalties or both to the licensor. If licenses are not available to Millennium on acceptable terms, Millennium or its collaborators may not be able to develop, manufacture, sell or import these products, processes or services.

    With respect to Millennium's product candidate LDP-01, Millennium is aware of third party patents and patent applications which relate to certain anti-CD18 antibodies and their use in various methods of treatment including methods of reperfusion therapy and methods of treating focal ischemic stroke. In addition, Millennium's LDP-01 and LDP-02 product candidates are humanized monoclonal antibodies. Millennium is aware of third party patents and patent applications that relate to certain humanized or modified antibodies, products useful for making humanized or modified antibodies and processes for making and using humanized or modified antibodies. Millennium is also aware of third party patents and patent applications relating to certain manufacturing processes, products thereof and materials useful in such processes. Millennium is also aware of third party patent applications and a potentially interfering patent application relating to anti-PSMA antibodies.

    Millennium's product candidates LDP-341 and LDP-519 are small molecule drug candidates. With respect to LDP-341, Millennium is aware of third party patents or patent applications that relate to either intermediates or synthetic processes used in the synthesis of this compound. Additionally, for the use of LDP-341 and LDP-519 in the treatment of infarctions, Millennium is aware of the existence of a potentially interfering patent application filed by one of its former consultants. Millennium is also aware of third party patents relating to assays relating to the NFkB pathway.

Millennium may become involved in expensive patent litigation or other proceedings, which could result in its incurring substantial costs and expenses or substantial liability for damages or require Millennium to stop its development and commercialization efforts.

    There has been substantial litigation and other proceedings regarding the patent and other intellectual property rights in the pharmaceutical and biotechnology industries. Millennium may become a party to patent litigation or other proceedings regarding intellectual property rights. For example, Millennium believes that it holds patent applications that cover genes that are also claimed in patent applications filed by others. Interference proceedings before the United States Patent and Trademark Office may be necessary to establish which party was the first to invent these genes.

    The cost to Millennium of any patent litigation or other proceeding, even if resolved in Millennium's favor, could be substantial. Some of Millennium's competitors may be able to sustain the cost of such litigation or proceedings more effectively than Millennium can because of their substantially greater financial resources. If a patent litigation or other proceeding is resolved against Millennium, we or its collaborators may be enjoined from developing, manufacturing, selling or importing Millennium's products, processes or services without a license from the other party and Millennium may be held liable for significant damages. Millennium may not be able to obtain any required license on commercially acceptable terms or at all.

    Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on Millennium's ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

Risks Relating to Product Manufacturing, Marketing and Sales

Because Millennium has limited sales, marketing or distribution experience and capabilities, Millennium will depend on third parties to successfully perform these functions on its behalf or will be required to incur significant costs and devote significant efforts to develop these capabilities.

    Millennium has limited sales, marketing or distribution experience and capabilities. Millennium plans to rely significantly on sales, marketing and distribution arrangements with its collaborators and other third parties for the products and services that it is developing. If in the future Millennium elects to perform sales, marketing and distribution functions itself, it would face a number of additional risks, including the need to recruit experienced marketing and sales personnel.

Because Millennium has limited manufacturing capabilities, it will be dependent on third-party manufacturers to manufacture products for it or will be required to incur significant costs and devote significant efforts to establish its own manufacturing facilities and capabilities.

    Millennium has limited manufacturing experience and no commercial scale manufacturing capabilities. In order to continue to develop products and services, apply for regulatory approvals and commercialize products and services, Millennium will need to develop, contract for or otherwise arrange for the necessary manufacturing capabilities.

    Millennium currently relies upon third parties to produce material for preclinical testing purposes and expects to continue to do so in the future. Millennium also expects to rely upon other third parties, including its collaborators, to produce materials required for clinical trials and for the commercial production of certain of its products.

    There are a limited number of manufacturers that operate under the FDA's good manufacturing practices regulations capable of manufacturing Millennium's products. As a result, Millennium has experienced some difficulty finding manufacturers for its products with adequate capacity for its anticipated future needs. If Millennium is unable to arrange for third party manufacturing of its products, or to do so on commercially reasonable terms, Millennium may not be able to complete development of its products or market them.

    Reliance on third party manufacturers entails risks to which Millennium would not be subject if it manufactured products itself, including reliance on the third party for regulatory compliance and quality assurance, the possibility of breach of the manufacturing agreement by the third party because of factors beyond Millennium's control and the possibility of termination or nonrenewal of the agreement by the third party, based on its own business priorities, at a time that is costly or inconvenient for Millennium.

    Millennium may in the future elect to manufacture certain of its products in its own manufacturing facilities. Millennium needs to invest substantial additional funds and need to recruit qualified personnel in order to build or lease and operate any manufacturing facilities.

If Millennium fails to obtain an adequate level of reimbursement for its future products or services by third party payors, there may be no commercially viable markets for Millennium's products or services.

    The availability and levels of reimbursement by governmental and other third party payors affect the market for any pharmaceutical product or healthcare service. These third party payors continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for medical products and services. In certain foreign countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. Millennium may not be able to sell its products and services profitably if reimbursement is unavailable or limited in scope or amount.

    In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system. Further proposals are likely. The potential for adoption of these proposals affects or will affect Millennium's ability to raise capital, obtain additional collaborators and market its products.

    Millennium expects to experience pricing pressures in connection with the sale of its future products and services due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals.

Ethical, legal and social issues related to genetic testing may cause Millennium's diagnostic products to be rejected by customers or prohibited or curtailed by governmental authorities.

    Diagnostic tests that evaluate genetic predisposition to disease raise issues regarding the use and confidentiality of the information provided by such tests. Insurance carriers and employers might discriminate on the basis of such information, resulting in a significant barrier to the acceptance of such tests by customers. This type of discrimination could cause governmental authorities to prohibit or limit the use of such tests.

Millennium faces a risk of product liability claims and may not be able to obtain insurance.

    Millennium's business exposes it to the risk of product liability claims that is inherent in the manufacturing, testing and marketing of human therapeutic products. Although Millennium has product liability and clinical trial liability insurance that it believes is appropriate, this insurance is subject to deductibles and coverage limitations. Millennium may not be able to obtain or maintain adequate protection against potential liabilities. If Millennium is unable to obtain insurance at acceptable cost or otherwise protect against potential product liability claims, it will be exposed to significant liabilities, which may materially and adversely affect its business and financial position. These liabilities could prevent or interfere with Millennium's product commercialization efforts.

Guidelines and recommendations can affect the use of Millennium's products.

    Government agencies promulgate regulations and guidelines directly applicable to Millennium and to its products. In addition, professional societies, practice management groups, private health and science foundations and organizations involved in various diseases from time to time may also publish guidelines or recommendations to the health care and patient communities. Recommendations of government agencies or these other groups or organizations may relate to such matters as usage, dosage, route of administration and use of concomitant therapies. Recommendations or guidelines that are followed by patients and health care providers could result in decreased use of Millennium's products.

Risks Relating to COR's Business

Risks related to COR's drug development and commercialization activities

If INTEGRILIN does not maintain commercial success, COR will not be able to generate the revenues necessary to support its business.

    COR's business depends on the commercial success of INTEGRILIN, which has been on the market in the United States since June 1998. Marketing outside the United States commenced in mid-1999. Although sales of INTEGRILIN have increased since its launch, if sales do not continue to increase over current levels, COR may not achieve sustained profitability, and COR will be forced to scale back its operations and research and development programs. COR recently revised downward its expectations as to sales of INTEGRILIN for 2001 to $225 to $230 million worldwide.

COR may not be able to compete effectively in the cardiovascular disease market.

    Due to the incidence and severity of cardiovascular diseases, the market for therapeutic products that address these diseases is large, and competition is intense and expected to increase. COR's most significant competitors are major pharmaceutical companies and more established biotechnology companies. The two products that compete with INTEGRILIN are ReoPro®, which is produced by Johnson & Johnson and sold by Johnson & Johnson and Eli Lilly & Co., and Aggrastat®, which is produced and sold by Merck & Co., Inc. COR's competitors operate large, well-funded cardiovascular research and development programs and have significant expertise in manufacturing, testing, regulatory matters and marketing. COR also must compete with academic institutions, governmental agencies, and other public and private research organizations that conduct research in the cardiovascular field, seek patent protection for their discoveries and establish collaborative arrangements for product and clinical development and marketing.

COR may not be able to obtain the regulatory approvals necessary to market new products and to market INTEGRILIN for additional therapeutic uses.

    COR must satisfy stringent governmental regulations in order to develop, commercialize and market its products. INTEGRILIN is the only product it has submitted to the FDA for approval for commercial sale, and INTEGRILIN has been approved for a specific set of therapeutic uses. To grow its business, COR may need to obtain regulatory approval to be able to promote INTEGRILIN for additional therapeutic uses and to commercialize new product candidates. A company cannot market a pharmaceutical product in the United States until it has completed rigorous pre-clinical testing and clinical trials of the product and an extensive regulatory clearance process that the FDA implements. It typically takes many years to satisfy regulatory requirements, depending upon the type, complexity and novelty of the product. The process is very expensive. Of particular significance are the requirements covering research and development, testing, manufacturing, quality control, labeling and promotion of drugs for human use.

    Before COR can receive FDA clearance to market a product, COR must demonstrate that the product is safe and effective for the patient population that will be treated. Preclinical and clinical data are susceptible to varying interpretations that could delay, limit or prevent regulatory clearances. In addition, COR may encounter delays or rejections from additional government regulation, from future legislation or administrative action or changes in FDA policy during the period of product development, clinical trials and FDA regulatory review. Failure to comply with applicable FDA or other applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production or injunction, as well as other regulatory action against COR's potential products or COR. If a product receives regulatory clearance, its marketing will be limited to those disease states and conditions for which clinical trials demonstrate that the product is safe and effective. Any compound COR develops may not prove to be safe and effective in clinical trials and may fail to meet all of the regulatory requirements needed to receive marketing clearance.

    Outside the United States, COR's ability to market a product depends on COR receiving a marketing authorization from the appropriate regulatory authorities. This foreign regulatory approval process includes all of the risks associated with FDA clearance described above. Schering Plough Ltd. and Schering Corporation, referred to together as Schering, has applied for an expanded marketing authorization for INTEGRILIN in the European Union. A payment from Schering to COR is due upon approval of the expanded marketing authorization. The timing of any approval, and any related payment, is uncertain. If Schering is unable to obtain approval for the expanded marketing authorization, continued commercialization of INTEGRILIN in the European Union will be impaired and COR will not receive the related payment from Schering or be able to record the anticipated revenue.

COR depends on its collaborative relationship with Schering to market and sell INTEGRILIN, and COR's business will suffer if Schering fails to perform under the collaboration.

    COR's strategy is to work with collaborative partners to develop product candidates and commercialize products. Generally, collaborations with established pharmaceutical companies provide funding for product development and the benefit of an established sales and marketing organization. In particular, COR's ability to successfully commercialize INTEGRILIN depends on its collaboration with Schering. Under this collaboration, Schering has agreed to:

  •
  co-market INTEGRILIN with COR in the United States and market the product as COR's exclusive licensee outside the United States;
  •
  share profits and losses in the United States and pay royalties to COR on sales of INTEGRILIN outside the United States;
  •
  provide manufacturing and manufacturing support services;
  •
  design and conduct advanced clinical trials;
  •
  fund promotional activities with COR; and
  •
  pay COR fees upon achievement of certain milestones.

    Schering's performance under the collaboration is outside COR's control. If Schering fails to perform its obligations diligently and in a timely manner, commercialization of INTEGRILIN will be impaired and COR's business may not be profitable.

If COR does not establish additional collaborative relationships, its ability to develop and commercialize new products will be impaired.

    In addition to INTEGRILIN, COR has various product candidates in pre-clinical and clinical trials and other product candidates in various stages of research and development. COR is a party to numerous research agreements related to these product candidates, most of which do not contemplate taking a product candidate through development and commercialization. COR will need to enter into additional collaborations to develop and commercialize these and additional product candidates. COR faces significant competition in seeking appropriate collaborative partners. Negotiating these arrangements is complex and time consuming. If COR is successful in establishing a collaboration, the collaboration may not be successful. If COR fails to establish collaborative partnerships for its product candidates, COR may have to terminate, delay or cut back development programs.

If COR's clinical trials are unsuccessful, or if they experience significant delays, COR's ability to commercialize products will be impaired.

    COR must provide the FDA and foreign regulatory authorities with pre-clinical and clinical data that demonstrate that its products are safe and effective before they can be approved for commercial sale. Clinical development, including pre-clinical testing, is a long, expensive and uncertain process. It may take COR several years to complete its testing, and failure can occur at any stage of testing. Interim results of pre-clinical or clinical studies do not necessarily predict their final results, and acceptable results in early studies might not be seen in later studies. Any pre-clinical or clinical test may fail to produce results satisfactory to the FDA. Pre-clinical and clinical data can be interpreted in different ways, which could delay, limit or prevent regulatory approval. Negative or inconclusive results from a pre-clinical study or clinical trial or adverse medical events during a clinical trial could cause a pre-clinical study or clinical trial to be repeated or a program to be terminated, even if other studies or trials relating to the program are successful.

    COR may not complete its planned pre-clinical or clinical trials on schedule or at all. In addition, due to the substantial demand for clinical trial sites in the cardiovascular area, COR may have difficulty obtaining a sufficient number of appropriate patients or clinician support to conduct its clinical trials as planned. If so, COR may have to expend substantial additional funds to obtain access to resources or delay or modify its plans significantly. COR's product development costs will increase if it has delays in testing or approvals. Significant clinical trial delays could allow COR's competitors to bring products to market before COR does and impair COR's ability to commercialize its product or potential products. Even if regulators approve a product for marketing, it may not be commercially successful.

If COR's manufacturers fail to deliver sufficient quantities of INTEGRILIN or product candidates on schedule, it may be unable to meet demand for INTEGRILIN and may experience delays in product development.

    COR has no manufacturing facilities and, accordingly, relies on third parties and Schering for clinical and commercial production of INTEGRILIN and for clinical production of product candidates. COR has two manufacturers that produce bulk product, and two manufacturers, one of which is Schering at its Manati facility in Puerto Rico, to perform fill/finish and packaging of INTEGRILIN. COR has additional manufacturers producing product candidates for clinical trials. COR relies on its contract manufacturers to deliver INTEGRILIN and product candidates that have been manufactured in accordance with Current Good Manufacturing Practices and other applicable regulations.

    If the third-party manufacturers or suppliers were to cease production or otherwise fail to supply COR, or if COR were unable to renew its manufacturing contracts or contract for additional manufacturing services on acceptable terms, or if Schering and its other contract manufacturers were to fail to adhere to Current Good Manufacturing Practices, COR's ability to produce INTEGRILIN and to conduct pre-clinical testing and clinical trials of product candidates would be impaired. If COR does not have adequate supplies of INTEGRILIN to meet market demand, it may lose potential revenues, and the healthcare community may turn to competing products. If COR cannot obtain adequate supplies of product candidates for pre-clinical and clinical trials, regulatory approval and development of product candidates may be delayed. Fill/finish and packaging of INTEGRILIN at the Schering Manati facility for sale in the United States is in abeyance pending resolution of issues to be addressed by COR and Schering relating to production processes and procedures.

COR's ability to generate revenues will be diminished if it fails to obtain acceptable prices or an adequate level of reimbursement from third party payors.

    Healthcare insurers, including the United States Centers for Medicare & Medicaid Services, managed care providers, private health insurers and other organizations set aggregate dollar amounts that they will reimburse to hospitals for the medicines and care the hospitals administer to treat particular conditions. These insurers adjust the amounts periodically, and could lower the amount that they will reimburse hospitals to treat the conditions for which the FDA has approved INTEGRILIN. If they do, pricing levels or sales volumes of INTEGRILIN may decrease and cause a reduction in sales and a loss of potential revenues. In foreign markets a number of different governmental and private entities determine the level at which hospitals will be reimbursed for administering INTEGRILIN to insured patients. If these levels are set, or reset, too low, it may not be possible to sell INTEGRILIN at a profit in these markets. Each of COR's product candidates, if approved for marketing, will face the same risk.

If COR is unable to protect its patents and proprietary rights, it may not be able to compete successfully.

    COR relies on patent and trade secret protection for significant new technologies, products and processes because of the long development time, uncertainty and high cost associated with bringing a new product to the marketplace. COR's success will depend in part on its ability to obtain and enforce patent protection for its technology both in the United States and other countries. While COR is seeking and/or maintaining patents for INTEGRILIN and its product candidates, patents may not be issued, and issued patents may afford limited or no protection.

    COR may be required to obtain licenses to patents or other proprietary rights from third parties. Licenses required under any patents or proprietary rights may not be made available on terms acceptable to COR, if at all. If COR does not obtain required licenses, it may encounter delays in product development while attempting to redesign products or methods or it could find the development, manufacture or sale of such products requiring licenses to be foreclosed. Further, COR could incur substantial costs in defending any patent litigation brought against it or in asserting its patent rights, including those rights licensed to COR by others.

If product liability lawsuits are successfully brought against COR, it may incur substantial liabilities.

    The testing, marketing and sale of human pharmaceutical products expose COR to significant and unpredictable risks of product liability claims in the event that the use of its technology or products is alleged to have resulted in adverse effects. COR's products are administered to patients with serious cardiovascular disease who have a high incidence of mortality. A successful product liability suit against COR could impair its financial condition and force it to limit commercialization of products.

If COR does not attract and retain key employees and consultants, its business could be impaired.

    COR is highly dependent on the principal members of its scientific and management staff and its sales force. In addition, it relies on consultants to assist it in formulating its research and development strategy. Attracting and retaining qualified personnel is critical to COR's success. Competition for scientific and managerial personnel is particularly intense in the San Francisco Bay Area where COR, together with numerous other life sciences companies, universities and research institutions, maintain its operations. Failure to continue to attract these individuals, or the loss of key personnel, could impair the progress of COR's programs.

Risks related to COR's finances

COR has a history of annual operating losses and is uncertain of future profitability.

    Historically, COR's expenses have exceeded its revenues. As of September 30, 2001, COR had an accumulated deficit of $230,662,000. The extent of future losses and timing of future profitability are uncertain, even taking into account COR's co-promotion revenues derived from sales of INTEGRILIN by Schering. COR continues to incur significant expenses for research and development and to develop, train, maintain and manage its sales force, and these expenses have exceeded its share of INTEGRILIN product revenues. COR may never achieve ongoing profitability.

If COR should need additional funds beyond its existing capital resources and fail to obtain them, COR will be unable to successfully develop and commercialize products.

    COR may require significant additional funds beyond its existing capital resources to market INTEGRILIN and conduct the costly and time-consuming research, pre-clinical testing and clinical trials necessary to develop and optimize its technology and potential products, to establish manufacturing, marketing and sales capabilities for product candidates and to bring any such products to market. COR may raise these funds through public or private equity offerings, debt financings or additional corporate collaborations and licensing arrangements. COR may find that additional funding may not be available to it when needed, on acceptable terms or at all.

    If COR raises capital by issuing equity securities, its stockholders may experience dilution. To the extent COR raises additional funds through collaborative arrangements, it may be required to relinquish some rights to its technologies or product candidates or grant licenses on terms that are not favorable to COR. If COR is unable to obtain adequate funding when needed, commercialization of INTEGRILIN may be impaired, and it may be required to curtail one or more development programs.

COR's indebtedness and debt service obligations may adversely affect its cash flow.

    At September 30, 2001, COR had $601,707,000 of outstanding debt, including primarily its convertible senior and subordinated notes. During each of the last five years, its earnings were insufficient to cover its fixed charges. During each of the next three years, COR will be required to make interest payments on its convertible senior and subordinated notes totaling approximately $28,500,000. If COR is unable to generate sufficient cash to meet these obligations and has to use existing cash or investments, it may have to delay or curtail research and development programs.

    COR intends to fulfill its debt service obligations both from cash generated by its operations and from its existing cash and investments. COR may add additional lease lines to finance capital expenditures and may obtain additional long-term debt and lines of credit.

    COR's indebtedness could have significant additional negative consequences, including:

  •
  increasing its vulnerability to general adverse economic and industry conditions;
  •
  limiting its ability to obtain additional financing;
  •
  requiring the dedication of a substantial portion of its expected cash flow from operations to service its indebtedness, thereby reducing the amount of its expected cash flow available for other purposes, including capital expenditures;
  •
  limiting its flexibility in planning for, or reacting to, changes in its business and the industry in which it competes; and
  •
  placing it at a possible competitive disadvantage to less leveraged competitors and competitors that have better access to capital resources.

    In addition, at final maturity of the notes or in the event of acceleration of the notes following an event of default, the entire principal amount of the notes will become due and payable, and in the event of a change of control of Millennium following the merger, Millennium may be required to offer to redeem the notes. The combined company may not have sufficient funds and may be unable to arrange for additional financing to pay these amounts when they become due.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    This joint proxy statement/prospectus and the documents incorporated into this joint proxy statement/prospectus by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management of Millennium and COR. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, we are making forward-looking statements. In addition, forward-looking statements include the information concerning possible or assumed future results of operations of Millennium or COR, including those set forth under the sections entitled:

  •
  "Questions and Answers About the Merger;"

  •
  "Summary;"

  •
  "Risk Factors;"

  •
  "Selected Unaudited Pro Forma Combined Financial Data;"

  •
  "The Merger—Background of the Merger;"

  •
  "The Merger—COR's Reasons for the Merger;"

  •
  "The Merger—Millennium's Reasons for the Merger;"

  •
  "The Merger—Opinion of Millennium's Financial Advisor—Morgan Stanley & Co. Incorporated;" and

  •
  "The Merger—Opinion of COR's Financial Advisor—Goldman Sachs & Co."

    Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Millennium or COR may differ materially from those expressed in the forward-looking statements. Many of the important factors that will determine these results and values are beyond Millennium's or COR's ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. For those statements, Millennium and COR claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as otherwise required by law, Millennium and COR do not assume any obligation to update any forward-looking statements.

    There are important factors that may cause actual results to differ materially from those suggested by the forward-looking statements. For a discussion of some of these important factors, you should read carefully the section of this joint proxy statement/prospectus entitled "Risk Factors."

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MILLENNIUM

    The following selected consolidated financial data for the five years ended December 31, 2000 which have been audited by Ernst & Young LLP, independent auditors, are derived from the audited consolidated financial statements of Millennium, including the financial statements as of December 31, 1999 and 2000 and for the three years in the period ended December 31, 2000 which are incorporated by reference into this joint proxy statement/prospectus. The financial data for the nine-month periods ended September 30, 2000 and 2001 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Millennium considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated by reference herein.

Millennium Pharmaceuticals, Inc.
Selected Financial Data

	Year Ended December 31,					Nine Months Ended September 30,
	1996	1997	1998	1999	2000	2000	2001
(in thousands, except per share amounts)
Consolidated Statement of Operations Data:
Revenue under strategic alliances	$31,764	$89,933	$133,682	$183,679	$196,269	$137,583	$191,605
Costs and expenses:
Research and development	34,803	74,828	114,190	159,877	268,740	190,894	285,945
General and administrative	7,973	16,517	24,419	32,896	49,315	34,319	53,948
Amortization of intangibles	—	2,397	2,702	3,816	55,123	38,611	48,010
Acquired in-process R&D	—	83,800	—	350,503	—	—	—

	42,776	177,542	141,311	547,092	373,178	263,824	387,903

Loss from operations	(11,012)	(87,609)	(7,629)	(363,413)	(176,909)	(126,241)	(196,298)
Other income (expense), net	2,244	6,387	17,967	11,453	29,834	11,135	73,831
Debt conversion expense					(54,852)	(49,332)	(2,567)

Income (loss) before cumulative effect of change in accounting principle (1)	(8,768)	(81,222)	10,338	(351,960)	(201,927)	(164,438)	(125,034)
Cumulative effect of change in accounting principle (1)	—	—	—	—	(107,692)	(107,692)	—

Net income (loss)	(8,768)	(81,222)	10,338	(351,960)	(309,619)	(272,130)	(125,034)
Deemed preferred stock dividend	—	—	—	(27,944)	(45,668)	(45,668)	—

Net income (loss) attributable to stockholders	$(8,768)	$(81,222)	$10,338	$(379,904)	$(355,287)	$(317,798)	$(125,034)

Amounts per common share:
Income (loss) before cumulative effect of change in
accounting principle, basic (2, 3)	$(0.10)	$(0.72)	$0.09	$(2.42)	$(1.05)	$(0.88)	$(0.57)
Cumulative effect of change in accounting principle	—	—	—	—	(0.56)	(0.58)	—
Deemed preferred stock dividend	—	—	—	(0.19)	(0.23)	(0.24)	—

Net income (loss) attributable to common stockholders, basic (2,3)	$(0.10)	$(0.72)	$0.09	$(2.61)	$(1.84)	$(1.70)	$(0.57)

Weighted average shares, basic (2,3)	86,788	113,292	121,276	145,412	192,835	186,434	217,766

Net income (loss) attributable to common stockholders, diluted (2,3)	$(0.10)	$(0.72)	$0.08	$(2.61)	$(1.84)	$(1.70)	$(0.57)

Weighted average shares, diluted (2,3)	86,788	113,292	126,032	145,412	192,835	186,434	217,766

	As of December 31,					As of September 30,
	1996	1997	1998	1999	2000	2001
(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities	$63,848	$96,557	$190,964	$261,716	$1,452,367	$1,527,702
Total assets	87,744	144,513	257,954	541,625	1,811,922	1,895,732
Capital lease obligations, net of current portion	9,308	19,809	24,827	27,488	29,369	32,086
Long-term debt, net of current portion	—	—	—	—	95,927	83,325
Stockholders' equity	66,639	91,755	206,362	439,406	1,462,283	1,580,750

Note 1: The cumulative effect of change in accounting principle is a one-time, noncash charge relating to Millennium's adoption of Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 was issued by the Securities and Exchange Commission ("SEC") in December 1999. SAB 101 provides guidance related to revenue recognition policies based on interpretations and practices followed by the SEC. The impact of Millennium's adoption of SAB 101 was to defer revenue recognition for certain portions of the revenue previously recognized by Millennium under its strategic alliances into future accounting periods. Refer to Note 6 of the 2000 audited financial statements.

Note 2: Earnings per share for 1996 are presented on a pro forma basis—common shares and common share equivalents issued by Millennium during the twelve-month period prior to the initial public offering of Millennium's common stock in May 1996 have been included in the calculations as if they were outstanding for all periods prior to the offering whether or not they were antidilutive. Historical earnings per share for 1996 has not been presented since such amount is not deemed meaningful due to the significant change in Millennium's capital structure that occurred in connection with Millennium's initial public offering.

Note 3: All per share data have been restated to reflect the two-for-one stock splits of Millennium's common stock that became effective on April 18, 2000 and October 4, 2000.

SELECTED HISTORICAL FINANCIAL DATA OF COR

    The following selected financial data for the five years ended December 31, 2000 are derived from the financial statements of COR, which have been audited by Ernst & Young LLP, independent auditors, including the financial statements as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 which are incorporated by reference into this joint proxy statement/prospectus. The financial data as of September 30, 2001 and for the nine-month periods ended September 30, 2000 and 2001 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which COR considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated by reference herein.

COR Therapeutics, Inc.
Selected Financial Data

	Year Ended December 31,					Nine Months Ended September 30,
	1996	1997	1998 (1)	1999	2000	2000	2001
(in thousands, except per share amounts)
Statement of Operations Data:
Total contract revenues	$18,755	$22,190	$41,963	$56,658	$104,741	$72,891	$93,866
Milestone revenue	9,000	8,000	32,000	12,000	—	—	—
Total expenses	58,094	57,898	73,192	85,052	126,353	93,782	96,577
Loss from operations	(39,339)	(35,708)	(31,229)	(28,394)	(21,612)	(20,891)	(2,711)
Net income (loss)	(36,546)	(33,492)	(27,614)	(26,070)	(16,651)	(17,659)	1,223
Basic and diluted net income (loss) per share (2)	(0.93)	(0.80)	(0.57)	(0.53)	(0.31)	(0.33)	0.02
	As of December 31,					As of September 30,
	1996	1997	1998 (1)	1999	2000	2001
(in thousands)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$53,134	$82,569	$75,205	$45,753	$339,878	$633,275
Total assets	71,245	95,385	103,093	93,547	425,146	758,706
Long-term obligations (3)	3,365	2,817	3,261	2,925	301,659	601,431
Total liabilities	20,803	16,987	48,497	56,791	377,015	699,404
Accumulated deficit	(128,058)	(161,550)	(189,164)	(215,234)	(231,885)	(230,662)

(1)
INTEGRILIN (eptifibatide) Injection was launched with Schering in June 1998 in the United States.

(2)
As adjusted to give effect to the two-for-one stock split effected on August 15, 2000 by means of a stock dividend.

(3)
Includes $300,000 aggregate principal amount of 5.0% convertible subordinated notes issued in February 2000 and $300,000 aggregrate principal amount of 4.5% convertible senior notes issued in June and July 2001.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following table presents selected unaudited pro forma combined financial data of Millennium and COR as of September 30, 2001 and for the year ended December 31, 2000 and the nine months ended September 30, 2001, giving effect to the merger as if it had occurred as of January 1, 2000 for the statement of operations data and as of September 30, 2001 for the balance sheet data. The data have been prepared giving effect to the merger under the purchase method of accounting, whereby the total cost of the acquisition has been preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated respective fair values at the effective date of the acquisition. This information should be read in conjunction with the unaudited pro forma combined financial statements and related notes included elsewhere in this joint proxy statement/prospectus. The selected unaudited pro forma combined financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the merger been consummated as of the dates indicated or that may be achieved in the future.

	Year Ended December 31, 2000	Nine Months Ended September 30, 2001
(in thousands, except per share amounts)
Statement of Operations Data:
Revenues	$301,010	$285,471
Costs and expenses	540,044	514,961

Loss from operations	(239,034)	(229,490)
Other income, net	34,795	77,790
Debt conversion expense	(54,852)	(2,567)

Income (loss) before income taxes	(259,091)	(154,267)
Income tax benefit (provision)	86,224	(25)
Deemed preferred stock dividend	(45,668)	—

Net income (loss) attributable to common stockholders before cumulative effect of a change in accounting principle(1)	$(218,535)	$(154,292)

Net income (loss) per share attributable to common stockholders before cumulative effect of a change in accounting principle, basic	$(0.88)	$(0.56)

Shares used in computing net income (loss) attributable to common stockholders before cumulative effect of a change in accounting principle, basic	249,068	273,999

Net income (loss) per share attributable to common stockholders before cumulative effect of a change in accounting principle, diluted	$(0.88)	$(0.56)

Shares used in computing net income (loss) attributable to common stockholders before cumulative effect of a change in accounting principle, diluted	249,068	273,999

As of September 30, 2001
(in thousands)
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$2,101,835
Total assets	4,161,819
Long-term debt, net of current portion	716,158
Stockholders' equity	3,180,669

Note 1: The cumulative effect of change in accounting principle is a one-time, noncash charge relating to Millennium's adoption of Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 was issued by the Securities and Exchange Commission ("SEC") in December 1999. SAB 101 provides guidance related to revenue recognition policies based on interpretations and practices followed by the SEC. The impact of Millennium's adoption of SAB 101 was to defer revenue recognition for certain portions of the revenue previously recognized by Millennium under its strategic alliances into future accounting periods. Refer to Note 6 of Millennium's 2000 audited financial statements.

UNAUDITED COMPARATIVE PER SHARE DATA

    The following tables present (a) the basic and diluted income per share and book value per share data for each of Millennium and COR on a historical basis, (b) the historical basic and diluted net income per share and book value per share for the combined company on a pro forma basis and (c) the historical basic and diluted net income per share and book value per share for COR on an equivalent pro forma combined basis. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods and should not be construed as representative of future operations. Neither Millennium nor COR declared any cash dividends for the periods presented below.

    We calculate historical book value per share by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period.

    We calculate pro forma book value per share by dividing pro forma stockholders' equity by the pro forma number of shares of Millennium common stock which would have been outstanding had the merger been consummated as of each balance sheet date. Pro forma combined net income, pro forma stockholders' equity and the pro forma number of shares of Millennium common stock outstanding have been derived from unaudited pro forma financial statements appearing elsewhere in this joint proxy statement/prospectus.

    We calculate the equivalent pro forma combined amounts by multiplying the pro forma combined per share amounts by the exchange ratio of 0.9873 of a share of Millennium common stock for each share of COR common stock.

	Year Ended December 31, 2000	Nine Months Ended September 30, 2001
Millennium—Historical
Income (loss) attributable to common stockholders before cumulative effect of change in accounting principle per common share(1):
Basic	$(1.28)	$(0.57)
Diluted	$(1.28)	$(0.57)
Book value per share at period end	$6.83	$7.15
COR—Historical
Income (loss) per common share:
Basic	$(0.31)	$0.02
Diluted	$(0.31)	$0.02
Book value per share at period end	$0.88	$1.07
Millennium/COR—Pro Forma Combined
Income (loss) attributable to common stockholders before cumulative effect of change in accounting principle per common share(1):
Basic	$(0.88)	$(0.56)
Diluted	$(0.88)	$(0.56)
Book value per share at period end	$11.33	$11.47
COR—Equivalent Pro Forma
Per share data imputed to existing stockholders
Income (loss) attributable to common stockholders before cumulative effect of change in accounting principle per common share(1):
Basic	$(0.87)	$(0.55)
Diluted	$(0.87)	$(0.55)
Book value per share at period end	$11.19	$11.32

Note 1: The cumulative effect of change in accounting principle is a one-time, noncash charge relating to Millennium's adoption of Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 was issued by the Securities and Exchange Commission ("SEC") in December 1999. SAB 101 provides guidance related to revenue recognition policies based on interpretations and practices followed by the SEC. The impact of Millennium's adoption of SAB 101 was to defer revenue recognition for certain portions of the revenue previously recognized by Millennium under its strategic alliances into future accounting periods. Refer to Note 6 of Millennium's 2000 audited financial statements.

MARKET PRICE INFORMATION

Millennium Market Price Information

    Millennium common stock has traded on the Nasdaq National Market under the symbol "MLNM" since May 6, 1996.

    The table below sets forth the range of intraday high and low prices of Millennium common stock as reported on the Nasdaq National Market beginning with the year ended December 31, 2000. These prices have been adjusted to reflect the two-for-one stock splits of Millennium common stock effected on April 18, 2000 and October 4, 2000.

	High	Low
Fiscal 2000
Quarter ended March 31, 2000	$79.00	$26.87
Quarter ended June 30, 2000	72.71	23.75
Quarter ended September 30, 2000	81.12	47.12
Quarter ended December 31, 2000	89.81	41.12
Fiscal 2001
Quarter ended March 31, 2001	$63.50	$21.06
Quarter ended June 30, 2001	45.00	23.60
Quarter ended September 30, 2001	35.23	15.63
Quarter ended December 31, 2001	36.25	17.52
Fiscal 2002
Quarter ending March 31, 2002 (through January 4, 2002)	24.76	22.49

As of January 2, 2002 Millennium had 723 record holders of its common stock.

COR Market Price Information

    COR common stock has traded on the Nasdaq National Market under the symbol "CORR" since June 27, 1991.

    The table below sets forth the range of intraday high and low prices of COR common stock as reported on the Nasdaq National Market beginning with the year ended December 31, 2000. These prices have been adjusted to reflect the two-for-one stock split of COR common stock effected on August 15, 2000.

	High	Low
Fiscal 2000
Quarter ended March 31, 2000	$51.93	$11.75
Quarter ended June 30, 2000	44.90	21.50
Quarter ended September 30, 2000	67.25	37.71
Quarter ended December 31, 2000	62.62	30.56
Fiscal 2001
Quarter ended March 31, 2001	$44.93	$17.50
Quarter ended June 30, 2001	39.73	19.75
Quarter ended September 30, 2001	31.01	20.57
Quarter ended December 31, 2001	29.55	18.25
Fiscal 2002
Quarter ended March 31, 2002 (through January 4, 2002)	24.19	21.95

As of January 2, 2002 COR had 374 record holders of its common stock.

Recent Closing Prices

    The following table sets forth the closing prices per share of Millennium common stock and COR common stock as reported on the Nasdaq National Market on December 5, 2001, the last full trading day prior to the public announcement of the merger agreement, and January 4, 2002, the last full trading day for which closing prices were available at the time of the printing of this joint proxy statement/prospectus. This table also sets forth the equivalent price per share of COR common stock on those dates. The equivalent price per share is equal to the closing price of a share of Millennium common stock on that date multiplied by 0.9873, the exchange ratio in the merger.

Date	Millennium Common Stock	COR Common Stock	Equivalent per Share Price
December 5, 2001	$35.45	$19.74	$35.00
January 4, 2002	$24.05	$23.45	$23.75

Dividends

    Since Millennium became a public company on May 6, 1996, it has not declared or paid cash dividends and does not intend to pay any cash dividends on its capital stock in the foreseeable future. Millennium's future dividend policy will depend on its earnings, capital requirements and financial condition and the requirements of the financing agreements to which it may be a party, and on other factors considered relevant by its board of directors.

    Since COR became a public company on June 27, 1991, it has not declared or paid cash dividends and does not intend to pay any cash dividends on its capital stock in the foreseeable future. If the merger does not occur, COR currently intends to retain earnings. COR's future dividend policy will depend on its earnings, capital requirements and financial condition and the requirements of the financing agreements to which it may be a party, and on other factors considered relevant by its board of directors.

THE COR SPECIAL MEETING

    COR is furnishing this document to holders of COR common stock in connection with the solicitation by the COR board of directors of proxies to be voted at the special meeting of COR stockholders to be held on Tuesday, February 12, 2002, and at any adjournment, postponement or continuation of the meeting.

    This document is first being mailed to COR stockholders on or about January 11, 2002. This document is also furnished to COR stockholders as a prospectus in connection with the issuance by Millennium of shares of Millennium common stock as contemplated by the merger agreement.

Date, Time and Place of Meeting

    The special meeting will be held on Tuesday, February 12, 2002 at 10:00 a.m., local time, at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080.

What Will Be Voted Upon

    At the special meeting, stockholders of COR will be asked to adopt the merger agreement and approve the merger with Millennium, pursuant to which a wholly-owned subsidiary of Millennium will be merged with and into COR and each outstanding share of COR will be converted into the right to receive 0.9873 of a share of common stock of Millennium.

Record Date and Outstanding Shares

    Only stockholders of record of COR common stock at the close of business on the January 2, 2002 record date for the special meeting are entitled to notice of, and to vote at, the special meeting. Each COR stockholder is entitled to one vote for each share of COR common stock held as of the close of business on the record date. At the close of business on the record date, there were 55,746,079 shares of COR common stock issued and outstanding and entitled to vote, held by 374 holders of record. All of COR's directors and executive officers, including those who have entered into voting agreements with Millennium, were entitled to vote less than 1% of the outstanding shares of COR common stock as of January 2, 2002, the record date of the special meeting of COR stockholders.

Vote Required to Adopt the Merger Agreement and Approve the Merger

    Under Delaware law, holders of a majority of the outstanding shares of COR common stock entitled to vote at the special meeting must vote in favor of adopting the merger agreement. Shaun R. Coughlin, M.D., Ph.D., James T. Doluisio, Ph.D., Ginger L. Graham, Charles J. Homcy, M.D., Jerry T. Jackson, Vaughn M. Kailian, Ernest Mario, Ph.D., Michael G. McCaffery, Lee M. Rauch and Peter S. Roddy, all of whom are directors or officers of COR, have agreed to vote in favor of the adoption of the merger agreement and approval of the merger. Collectively, the shares of COR common stock held by these stockholders represented less than 1% of the outstanding shares of COR common stock on January 2, 2002, the record date for the special meeting of COR stockholders.

Quorum; Abstentions and Broker Non-Votes

    The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

    If you hold your shares of COR common stock through a broker, bank or other nominee, generally the nominee may only vote your COR common stock in accordance with your instructions. However, if your broker, bank or other nominee has not timely received your instructions, it may vote on matters for which it has discretionary voting authority. Brokers will not have discretionary voting authority to vote on the proposal to adopt the merger agreement and approve the merger. If a nominee cannot vote on a matter because it did not timely receive your instructions and does not have discretionary voting authority, this is a "broker non-vote" on that matter.

    For purposes of the vote with respect to the merger agreement required under Delaware law, a failure to vote, a vote to abstain and a broker non-vote will each have the same legal effect as a vote against adoption of the merger agreement.

Voting and Revocation of Proxies

    The COR proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the COR board of directors. COR stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope. If your shares of COR common stock are registered in street name, your broker may offer telephone and Internet voting options. You should check the information forwarded by your broker, bank or other nominee to see which options are available. Please see the accompanying proxy for more information.

    All properly executed proxies received by COR prior to the special meeting that are not revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies, or, if no direction is indicated, will be voted in favor of adoption of the merger agreement. A COR stockholder who has given a proxy may revoke it at any time before it is exercised at the special meeting by:

  •
  delivering to the secretary of COR a written notice, bearing a date later than the date of proxy, stating that the proxy is revoked;
  •
  signing and delivering a proxy relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the special meeting; or
  •
  attending the special meeting and voting in person.

    However, if you as a COR stockholder elect to vote in person at the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the special meeting a proxy from your broker, bank or other nominee authorizing you to vote the shares.

Solicitation of Proxies and Expenses

    COR and Millennium will share the costs, other than fees of accountants and attorneys, of preparing and mailing this joint proxy statement/prospectus, and COR will bear the other costs of the solicitation of proxies from its stockholders. Following the mailing of this joint proxy statement/prospectus, COR and its agents may solicit proxies by mail, telephone or in person. COR has retained a proxy solicitation firm, D. F. King & Co., Inc., to aid in the solicitation of proxies. COR will pay that firm an estimated fee of $10,000, plus reimbursement of expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will send beneficial owners the proxy materials. COR will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses. COR urges its stockholders to vote proxies without delay.

Board Recommendation

    COR's board of directors has unanimously approved the merger agreement and has determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, COR's stockholders. Therefore, COR's board of directors recommends that COR stockholders vote FOR adoption of the merger agreement and approval of the merger.

THE MILLENNIUM SPECIAL MEETING

    Millennium is furnishing this document to holders of Millennium common stock in connection with the solicitation by the Millennium board of directors of proxies to be voted at the special meeting of Millennium stockholders to be held on Tuesday, February 12, 2002, and any adjournment, postponement or continuation of the meeting.

    This document is first being mailed to Millennium stockholders on or about January 11, 2002.

Date, Time and Place of Meeting

    The special meeting will be held on Tuesday, February 12, 2002, at 1:00 p.m., local time, at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

What Will Be Voted Upon

    At the special meeting, stockholders of Millennium will be asked to approve the issuance of 0.9873 of a share of Millennium common stock for each share of COR common stock in the merger and to transact any other business that may be properly brought before the special meeting or any adjournments, postponements or continuations of that meeting.

Record Date and Outstanding Shares

    Only stockholders of record of Millennium common stock at the close of business on the January 2, 2002 record date for the special meeting are entitled to notice of, and to vote at, the special meeting. Each Millennium stockholder is entitled to one vote for each share of Millennium common stock held as of the close of business on the record date. At the close of business on the record date, there were 224,290,648 shares of Millennium common stock issued and outstanding and entitled to vote, held by 723 holders of record. All of Millennium's directors and executive officers, including those who have entered into voting agreements with COR, are entitled to vote approximately 2.2% of the outstanding shares of Millennium common stock as of January 2, 2002, the record date of the special meeting of Millennium stockholders.

How to Vote

    If you are a stockholder of Millennium and your shares are registered directly in your name, you may vote:

  •
  By Internet. Access the website of our tabulator, EquiServe, at www.eproxyvote.com/mlnm, using the voter control number that we have printed on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message.

  •
  By Telephone. Call 1-877 PRX-VOTE (1-877-779-8683) toll-free from the U.S. and Canada and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

  •
  By Mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to EquiServe. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted in favor of the issuance of Millennium common stock in the merger.

  •
  In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

    If your shares of Millennium common stock are held in "street name" (held for your account by a broker or other nominee):

  •
  By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

  •
  By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting.

Vote Required to Approve the Issuance

    Millennium stockholder approval of the issuance of Millennium common stock in the merger is required under the rules of the Nasdaq National Market, on which Millennium's common stock is listed, because the number of shares of Millennium common stock to be issued in the merger will exceed 20% of the number of shares of Millennium common stock outstanding immediately prior to the merger. The affirmative vote of the holders of a majority of the shares of Millennium common stock present or represented by proxy and voting on the proposal is required to approve the issuance of Millennium common stock in connection with the merger. Eugene Cordes, John B. Douglas III, A. Grant Heidrich III, Raju S. Kucherlapati, Eric S. Lander, Mark J. Levin, John Maraganore, Linda K. Pine, Kevin P. Starr and Robert Tepper, all of whom are directors or officers of Millennium, have agreed to vote in favor of the issuance of Millennium common stock in the merger. Collectively, the shares of Millennium common stock held by these stockholders represented approximately 2.2% of the outstanding shares of Millennium common stock on January 2, 2002, the record date for the special meeting of Millennium stockholders.

Quorum; Abstentions and Broker Non-Votes

    The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

    If you hold your shares of Millennium common stock through a broker, bank or other nominee, generally the nominee may only vote your Millennium common stock in accordance with your instructions. However, if your broker, bank or other nominee has not timely received your instructions, it may vote on matters for which it has discretionary voting authority. Brokers will not have discretionary voting authority to vote on the proposal to issue the Millennium common stock in the merger. As a result, absent specific instructions from the beneficial owner of shares held in street name, brokers are not empowered to vote these shares to approve the proposed issuance of Millennium common stock in the merger.

    Since the required vote to approve the issuance of Millennium common stock in connection with the merger is based on the number of shares present or represented by proxy and voting at the special meeting, rather than outstanding shares, abstentions and broker non-votes will have no effect on the outcome of the proposal assuming a quorum is present.

Voting and Revocation of Proxies

    The Millennium proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the Millennium board of directors. All proxies received by Millennium prior to the special meeting that are not revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies or transmitted over the Internet or by telephone. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted to approve the issuance of

Millennium common stock in the merger. Millennium's board of directors does not presently intend to bring any other business before the special meeting. As to any other business that may properly come before the special meeting, the persons named as proxies in the accompanying Millennium proxy will vote those proxies in accordance with their judgment. A Millennium stockholder who has given a proxy may revoke it at any time before it is exercised at the special meeting by:

  •
  delivering to the secretary of Millennium a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  signing and delivering a proxy relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the special meeting;

  •
  transmitting a subsequent vote over the Internet or by telephone; or

  •
  attending the special meeting and voting in person.

    However, if you as a Millennium stockholder elect to vote in person at the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the special meeting a legal proxy from your broker, bank or other nominee authorizing you to vote the shares.

Solicitation of Proxies and Expenses

    Millennium and COR will share the costs, other than fees of accountants and attorneys, of preparing and mailing this joint proxy statement/prospectus, and Millennium will bear the other costs of the solicitation of proxies from its stockholders. Following the mailing of this joint proxy statement/prospectus, Millennium and its agents may solicit proxies by mail, telephone or in person. Millennium has retained a proxy solicitation firm, D. F. King & Co., Inc., to aid in the solicitation of proxies. Millennium will pay that firm an estimated fee of $15,000, plus reimbursement of expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will send beneficial owners the proxy materials. Millennium will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses. Millennium urges its stockholders to vote proxies without delay.

Board Recommendation

    Millennium's board of directors has voted unanimously to approve the merger agreement and the issuance of Millennium common stock in the merger and believes that the merger is fair to, and in the best interests of, Millennium. Therefore, Millennium's board of directors unanimously recommends that Millennium stockholders vote FOR approval of the issuance of Millennium common stock in the merger.

THE MERGER

    This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement. While Millennium and COR believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents referred to in this joint proxy statement/prospectus carefully for a more complete understanding of the merger.

Background of the Merger

    Beginning in the late summer of 2001, Mark Levin, Millennium's Chairperson and Chief Executive Officer, Kevin Starr, Millennium's Chief Operating Officer and Chief Financial Officer, and John Maraganore, Millennium's Senior Vice President, Strategic Product Development, began a general discussion of possible business opportunities between Millennium and COR with Vaughn Kailian, COR's President and Chief Executive Officer and Charles Homcy, COR's Executive Vice President, Research and Development.

    In the summer of 2001, members of Millennium's management team corresponded with its financial advisor, Morgan Stanley & Co., Incorporated, to discuss terms and conditions of a possible merger of Millennium and COR.

    COR met with its financial advisor, Goldman Sachs & Co., on August 16, 2001 and August 22, 2001 to discuss Millennium's business and the terms and conditions of a possible merger of COR and Millennium.

    On August 30, 2001, Millennium and COR entered into a mutual non-disclosure agreement that included each party's agreement not to purchase shares of the other except in a consensual transaction.

    At a regular meeting of the board of directors of COR on September 12, 2001, Mr. Kailian gave the board an overview of Millennium and discussed the status of discussions between Millennium and COR. At the meeting, the COR board authorized Mr. Kailian to continue discussions, including discussions of a possible merger, and to provide further information to the COR board of directors at a subsequent meeting.

    On September 17, 2001, representatives from the two companies met via a teleconference to review presentations of each company and to discuss the potential benefits of a combination of the two companies. Present at this meeting from Millennium were Mr. Levin, Mr. Starr, Mr. Maraganore, Marsha Fanucci, Millennium's Vice President, Mergers and Acquisitions and Robert Tepper, Millennium's Chief Scientific Officer. Present for COR were Mr. Kailian, Mr. Homcy, Lee Rauch, COR's Senior Vice President, Corporate Development, Robert Terifay, Vice President, Marketing, James Topper, Vice President, Biology and Peter Roddy, Senior Vice President, Finance and Chief Financial Officer.

    Millennium held conferences with Morgan Stanley on September 19, 2001, September 20, 2001, September 21, 2001, September 25, 2001, October 4, 2001, October 22, 2001, October 31, 2001, November 1, 2001, November 2, 2001 and November 7, 2001 regarding COR's business and valuation considerations and terms of the proposed merger of COR and Millennium. Millennium held further conferences with Morgan Stanley on November 12, 2001, November 19, 2001, November 30, 2001, December 3, 2001 and December 4, 2001 regarding valuation considerations and terms and conditions of the proposed merger.

    On September 25, 2001, Mr. Levin and Mr. Kailian engaged in a general discussion regarding a potential combination of the two companies. During the discussion, Mr. Levin and Mr. Kailian discussed the pricing and timing of such a transaction as well as other requirements needed to complete a deal. Mr. Kailian requested that Mr. Levin provide greater specificity regarding the pricing of such a transaction. On September 26, 2001, Mr. Levin and Mr. Kailian engaged in a more detailed discussion of the pricing of a transaction between the companies. On September 27, 2001, Mr. Levin and Mr. Kailian reported back to each other after meeting with their respective management teams. Both Mr. Levin and Mr. Kailian reported that there was interest in continuing discussions regarding a potential combination of the two companies.

    On October 12, 2001 Mr. Kailian, Patrick Broderick, COR's Senior Vice President and General Counsel, Ms. Rauch and Mr. Roddy met with COR's legal advisor, Cooley Godward LLP, to discuss the proposed merger of COR and Millennium and the process for continued negotiations between the two companies.

    On October 18 and 19, 2001, COR's management team visited Millennium's headquarters in Cambridge, Massachusetts to review Millennium, its capabilities and programs. On October 19, 2001, Mr. Levin and Mr. Kailian held a discussion at the end of the management team meetings in which each of them expressed their continued interest in discussing a transaction.

    At a regularly scheduled meeting of the board of directors of Millennium on October 23 and 24, 2001, management of Millennium updated the board on the discussions that were taking place with COR regarding a possible business combination. No formal vote was taken but the directors supported continuing the discussions.

    On October 29 and 30, 2001, Millennium's management team visited COR's headquarters in South San Francisco, California to review COR, its capabilities and programs.

    At a special meeting on November 7, 2001, the COR board of directors, together with representatives of Cooley Godward and Goldman Sachs, discussed the proposed merger of COR and Millennium. After such discussions, the board authorized COR senior management to continue discussions with Millennium.

    At two specially scheduled meetings of the board of directors of Millennium on November 9 and 10, 2001, the Millennium board of directors authorized Millennium management to proceed with an offer to acquire COR, including pricing parameters. On November 12, 2001, Mr. Levin and Mr. Kailian had an initial discussion regarding the pricing of the transaction and agreed to continue discussions based on the price communicated by Mr. Levin.

    On November 13, 2001, Mr. Levin sent Mr. Kailian a non-binding letter outlining terms of a possible transaction. At a special meeting on November 13, 2001, the COR board of directors, together with representatives of Cooley Godward and Goldman Sachs, discussed the preliminary proposal from Millennium and the terms of a transaction between the two companies. After such discussions, the board authorized COR senior management to continue discussions with Millennium.

    On November 15, 2001, Hale and Dorr LLP, counsel for Millennium, distributed drafts of the merger agreement and related documentation for review by Millennium, COR and its outside counsel. From November 13, 2001 through November 26, 2001, representatives of Millennium, including its consultants, accountants and outside counsel, conducted due diligence on COR, including a review of documents made available by COR.

    At a special meeting on November 19, 2001, the COR board of directors, together with representatives of Cooley Godward and Goldman Sachs, discussed the terms of the merger transaction between the two companies. The board of directors heard a presentation by representatives of Goldman Sachs, who summarized Millennium's most recent proposal. Following that presentation, representatives of Cooley Godward summarized the legal issues arising out of the currently proposed merger agreement. Goldman Sachs then provided the board of directors with a presentation including, among other things, a review of market performance in the biotechnology sector and a review of

Millennium's business, market and trading history. After these discussions, the board of directors instructed management to proceed with negotiations with Millennium.

    The parties suspended continued diligence and negotiations on the merger agreement and related documents from November 21, 2001 through November 28, 2001 pending further discussions on price. Mr. Levin had a price discussion with Mr. Kailian on November 26, 2001 and again on November 29, 2001. Following the November 29, 2001 discussion, diligence by both companies resumed.

    From December 2, 2001 through December 5, 2001, the parties, together with their respective outside counsel, engaged in negotiations regarding the merger agreement and related documentation, affiliate agreements and voting agreements, including termination rights and fees, non-solicitation provisions, representations and warranties and covenants. During this period, final agreement on these and other issues was reached over the course of several discussions between management of and counsel to Millennium and COR. In addition, during this period, the parties continued their diligence reviews with respect to each other and prepared and discussed each party's disclosure schedule to the merger agreement. On December 5, 2001, the parties completed their diligence reviews and finalized the terms of the merger agreement and related documentation.

    On December 4, 2001, Millennium's board of directors held a special meeting to review and discuss the market for, and applications and sales of, INTEGRILIN and other issues associated with the proposed transaction.

    At a special meeting on December 5, 2001, the COR board of directors reviewed the status of final negotiations with Millennium. At this meeting, Goldman Sachs reviewed with the board of directors its financial analyses and delivered to the board of directors its opinion, which was subsequently confirmed in writing on December 5, 2001, that based upon and subject to the considerations described in its opinion, as of December 5, 2001 the exchange ratio provided in the merger agreement was fair from a financial point of view to the holders of COR common stock. Cooley Godward presented a summary of the key elements of the merger agreement. After considering the factors described in "The Merger—COR's Reasons for the Merger" on page 39, the board unanimously approved the proposed transaction and the merger agreement and determined to recommend to COR stockholders that they vote to adopt the merger agreement and approve the merger.

    On December 5, 2001, Millennium held a special meeting of its board of directors to review the terms of the merger agreement and related documents and to consider approval of the merger agreement and the merger. Millennium's management reviewed with the board of directors the strategic benefits of the transaction and Morgan Stanley reviewed with the board of directors financial analyses prepared in connection with its fairness opinion. Millennium's outside legal counsel described the provisions of the merger agreement and reviewed the board of directors' responsibilities in connection with the proposed transaction. Morgan Stanley presented its oral opinion, subsequently confirmed in writing, that, as of December 5, 2001 and based on and subject to the matters described in its opinion and such other matters it considered relevant, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to Millennium. Millennium's board of directors, after considering the terms of the merger agreement and other related documents and the various presentations unanimously approved the merger and the merger agreement and the related documentation. Millennium's board of directors then authorized Millennium's management to execute the merger agreement and related agreements.

    On December 5, 2001, COR and Millennium executed the merger agreement. On December 6, 2001, COR and Millennium issued a joint press release announcing the execution of the merger agreement.

COR's Reasons for the Merger

    In approving the merger and the related transactions, the COR board of directors took into account a number of factors, including:

  •
  the COR board of directors' view that the merger should result in a combined biopharmaceutical company with:

  •
  substantially greater resources than COR as a stand-alone company,

  •
  a broader, more diversified product development pipeline and product base than COR as a stand-alone company, and

  •
  significant cardiovascular expertise, with a product pipeline in oncology, inflammation and metabolic disease;

  •
  the fact that Millennium's pipeline of products and prospects for product introductions in the next several years should provide additional marketing and sales opportunities for COR's sales force and reduce the combined company's substantial dependence on one product, INTEGRILIN, thereby leveraging the benefits of COR's sales and marketing infrastructure;

  •
  the complementary product pipelines, which would have nine products in human clinical trials following the merger;

  •
  the complementary scientific expertise of the two companies in the areas of cardiovascular disease and oncology and the resulting prospects for enhanced drug discovery opportunities;

  •
  the greater financial profile of the combined company, which should enable the combined company to negotiate more favorable corporate partnerships and to more aggressively pursue licensing opportunities;

  •
  the compatibility of management of the two companies;

  •
  the fact that the market value of the Millennium common stock to be issued in exchange for each share of COR common stock, using a fixed 0.9873 exchange ratio, represented a significant premium of approximately 77% over the closing sales price of the COR common stock on December 5, 2001, the last trading day prior to announcement of the signing of the merger agreement;

  •
  information regarding historical market prices and other information with respect to the COR common stock and the Millennium common stock, and the financial performance and condition, assets, liabilities, business operations and prospects of each of COR and Millennium and their projected future values as separate entities and on a combined basis;

  •
  the prices paid in comparable transactions involving other biopharmaceutical companies, as well as the trading performance for comparable companies in the industry;

  •
  the market capitalization of Millennium and the liquidity of its shares, which would enable COR stockholders to elect to continue to participate in the growth and development of the combined company or to dispose of their shares;

  •
  the expected tax treatment of the merger;

  •
  the belief that the terms of the merger agreement, including the parties' mutual representations, warranties and covenants, and closing conditions, are reasonable and that the prospects for successful consummation of the transaction are high;

  •
  the reports of COR's management, financial advisors and legal advisors, including reports relating to the due diligence review that was conducted regarding Millennium's business,

    operations, technology, legal matters and possible synergistic opportunities for the two companies;

  •
  the opinion and the accompanying presentation of Goldman Sachs to the effect that, as of December 5, 2001, and based upon and subject to the considerations described in its opinion, the exchange ratio provided in the merger agreement was fair from a financial point of view to the holders of COR common stock; and

  •
  an assessment of COR's strategic alternatives to the merger, including remaining an independent company, licensing or otherwise transferring its rights to future discoveries, and merging or consolidating with a party other than Millennium or acquiring other companies.

    The COR board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including:

  •
  the loss of control over the future operations of COR following the merger;

  •
  the risk that the merger might not be completed in a timely manner, if at all;

  •
  risks associated with Millennium's product development pipeline, including the risks that regulatory approvals may be denied or delayed;

  •
  the risk that the benefits sought to be achieved in the merger will not be achieved;

  •
  the fact that the voting agreements and "no solicitation" provisions and related provisions in the merger agreement would discourage third parties from seeking to negotiate a superior proposal for the acquisition of COR;

  •
  the potential loss of key COR employees critical to the ongoing success of COR's product development and integration of COR's research;

  •
  the potential loss of members of COR's sales force critical to the marketing of INTEGRILIN;

  •
  the general difficulties of integrating products, technologies and companies;

  •
  the risk that the integration of the two companies' management and scientific cultures might not be accomplished quickly or smoothly; and

  •
  the other risks described above under "Risk Factors."

    This discussion of information and factors considered by the COR board of directors is not intended to be exhaustive but is intended to summarize all material factors considered by the COR board of directors. In view of the wide variety of factors considered by the COR board of directors, the COR board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. However, after taking into account all of the factors set forth above, the COR board of directors unanimously agreed that the merger agreement and the merger were fair to, and in the best interests of, COR's stockholders and that COR should enter into the merger agreement.

Millennium's Reasons for the Merger

    The decision of the Millennium board of directors to approve the merger agreement and the issuance of Millennium common stock in the merger was based on several potential benefits of the merger that it believes will contribute to Millennium's success. These potential benefits include:

  •
  accelerating Millennium's move from a drug discovery and development company to a commercially integrated biopharmaceutical company;

  •
  providing Millennium with a revenue stream derived from a best-in-class drug with significant growth potential;

  •
  enabling Millennium to expand its presence in the discovery, development and commercialization of novel cardiovascular therapeutics;

  •
  enhancing Millennium's oncology franchise through the acquisition of additional preclinical compounds and expertise in important oncology disease pathways;

  •
  giving Millennium an experienced, successful, recognized sales force and supporting commercial infrastructure, which is positioned to sell INTEGRILIN and can be leveraged for future Millennium products; and

  •
  providing a critical mass of infrastructure, management talent and financial resources to facilitate further initiatives to grow Millennium's presence in the pharmaceutical industry.

    The Millennium board of directors reviewed a number of factors in evaluating the merger, including but not limited to the following:

  •
  historical information concerning Millennium's and COR's respective business focus, financial performance and condition, operations, technology and management, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for COR filed with the SEC;

  •
  Millennium management's view of the financial condition, results of operations and business of Millennium and COR before and after giving effect to the merger and the determination by the Millennium board of directors of the merger's effect on stockholder value;

  •
  current financial market conditions and historical stock market prices, volatility and trading information with respect to Millennium common stock and COR common stock;

  •
  the consideration Millennium will pay in the merger in light of comparable merger transactions;

  •
  the terms of the merger agreement;

  •
  the impact of the merger on Millennium's strategic alliance partners and employees;

  •
  results of the due diligence investigation conducted by Millennium's management, accountants, counsel and financial advisor; and

  •
  the financial presentation of Morgan Stanley & Co. Incorporated, including the opinion of Morgan Stanley that, as of December 5, 2001, and based on and subject to the matters described in its opinion and such other matters it considered relevant, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to Millennium as described below under the caption "—Opinion of Millennium's Financial Advisor Morgan Stanley & Co. Incorporated."

    During the course of its deliberations concerning the merger, the Millennium board also identified and considered a variety of potentially negative factors that could materialize as a result of the merger, including the following:

  •
  the risk that the potential benefits sought in the merger might not be fully realized;

  •
  the possibility that the merger might not be completed;

  •
  the effect of the public announcement of the merger on Millennium's and COR's business, including employees and customers; and

  •
  the risk that efforts to integrate the companies would divert focus and resources from the INTEGRILIN and LDP-341 programs;

  •
  limitations under the merger agreement on Millennium's activities between the signing of the merger agreement and the completion of the merger; and

  •
  other risks described in this joint proxy statement/prospectus under the section entitled "Risk Factors."

    This discussion of information and factors considered by the Millennium board of directors is not intended to be exhaustive but is intended to summarize all material factors considered by the Millennium board of directors. In view of the wide variety of factors considered by the Millennium board of directors, the Millennium board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. However, after taking into account all of the factors set forth above, the Millennium board of directors unanimously agreed that the merger agreement and the merger were fair to, and in the best interests of, Millennium and that Millennium should enter into the merger agreement.

Opinion of Millennium's Financial Advisor—Morgan Stanley & Co. Incorporated

    Millennium retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. The Millennium board of directors selected Morgan Stanley to act as Millennium's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Millennium and COR. At the meeting of the Millennium board of directors on December 5, 2001, Morgan Stanley rendered an oral opinion, subsequently confirmed in writing, that as of December 5, 2001 and subject to and based on the considerations set forth in its opinion, the exchange ratio pursuant to the merger agreement is fair, from a financial point of view, to Millennium.

    The full text of Morgan Stanley's opinion, dated as of December 5, 2001, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley is attached as Annex B to this joint proxy statement/prospectus. We urge you to read this opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the board of directors of Millennium, addresses only the fairness from a financial point of view to Millennium of the exchange ratio pursuant to the merger agreement, and does not address any other aspect of the merger or constitute a recommendation to any Millennium stockholder as to how to vote at the special meeting. This summary is qualified in its entirety by reference to the full text of the opinion.

    In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of Millennium and COR;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Millennium and COR;

  •
  reviewed certain financial forecasts prepared by the managements of Millennium and COR;

  •
  reviewed certain strategic, financial and operational benefits anticipated from the merger, prepared by the managements of Millennium and COR;

  •
  discussed the past and current operations and financial condition and the prospects of Millennium and COR, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Millennium and COR;

  •
  reviewed the pro forma impact of the merger on Millennium's business operations and financial condition;

  •
  reviewed information prepared by members of senior management of Millennium and COR relating to the relative contributions of Millennium and COR to the combined company;

  •
  reviewed the reported prices and trading activity for Millennium common stock and COR common stock;

  •
  compared the financial performance of Millennium and COR and the prices and trading activity of Millennium common stock and COR common stock with that of certain other publicly-traded companies comparable with Millennium and COR and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in discussions and negotiations among representatives of Millennium and COR and their financial and legal advisors;

  •
  reviewed the merger agreement and certain related documents; and

  •
  considered such other factors as Morgan Stanley deemed appropriate.

    In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it by Millennium and COR for the purposes of its opinion. With respect to financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that such forecasts and information had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Millennium and COR at that time. Morgan Stanley relied upon the assessment by the management of Millennium of its ability to retain key employees of Millennium and COR. Morgan Stanley also relied upon, without independent verification, the assessment by the management of Millennium of:

  •
  the strategic, financial and other benefits expected to result from the merger;

  •
  the timing and risks associated with the integration of Millennium and COR; and

  •
  the validity of, and risks associated with, Millennium's and COR's existing and future technologies, services and business models.

    In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Millennium or COR, nor has it been furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date thereof.

    The following is a summary of the material financial analysis performed by Morgan Stanley in connection with its oral opinion and its written opinion, each dated as of December 5, 2001. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analysis performed by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analysis.

    COR Stock Price Performance.  Morgan Stanley reviewed the recent stock price performance of COR common stock over various time periods ending on December 5, 2001. The following table lists the low, high and average closing prices of COR common stock and the premium or discount over these COR common stock prices represented by the implied offer price:

	COR Common Stock(1)	Premium (Discount) of Implied Offer Price to COR
Last Twelve Months High (Closing Price)	$48.94	(28.5)%
Last Twelve Months Low (Closing Price)	18.66	87.6
One Year Average Closing Price	28.79	21.6
Three Month Average Closing Price	21.84	60.2
One Month Average Closing Price	21.32	64.2
Post 9/11 Average Closing Price	21.51	62.7
30 Day Average Closing Price	21.74	61.0
20 Day Average Closing Price	21.27	64.5
10 Day Average Closing Price	21.21	65.0
December 5, 2001 Closing Price	19.74	77.3

(1)
Prices are based on calendar days and exclude the period between September 11, 2001 through September 14, 2001 when markets were closed.

    Securities Research Analysts' Future Price Targets.  Morgan Stanley reviewed the twelve-month public market trading price targets for COR common stock prepared and published by various securities research analysts during the period from October 25, 2001 to November 15, 2001. These targets reflected each analyst's estimate of the future public market trading price of COR common shares. Using an equity cost of capital of 13.0%, Morgan Stanley discounted the analysts' price targets back twelve months to arrive at a range of present values of these targets. Morgan Stanley arrived at a range of present values from approximately $21.24 to $38.05 for COR based upon this analysis.

    Comparable Publicly Traded Company Analysis.  Morgan Stanley compared certain financial information of Millennium and COR with that of three groups of publicly traded companies that shared some characteristics with Millennium and COR. The first group, referred to as Mid-cap Product-Based Biotech Companies, included:

  •
  Gilead Sciences, Inc.

  •
  Cephalon, Inc.

  •
  Celgene Corporation

  •
  Enzon, Inc.

  •
  QLT Inc.

    The second group, referred to as Tier I Biotech Companies, included:

  •
  Amgen, Inc.

  •
  Biogen, Inc.

  •
  Chiron Corporation

  •
  Genentech, Inc.

  •
  Genzyme Corporation

  •
  IDEC Pharmaceuticals Corporation

  •
  Immunex Corporation

  •
  MedImmune, Inc.

    The third group, referred to as US Pharmaceutical Companies, included:

  •
  Abbott Laboratories

  •
  American Home Products Corp.

  •
  Bristol-Myers Squibb Co.

  •
  Johnson & Johnson Inc.

  •
  Eli Lilly and Co.

  •
  Merck & Co., Inc.

  •
  Pfizer Inc.

  •
  Pharmacia Corp.

  •
  Schering-Plough Corp.

    The financial information reviewed by Morgan Stanley included price to projected 2002 earnings per share ("EPS") and price to projected 2003 EPS. The following table shows the results of Morgan Stanley's observations:

	2002E EPS				2003E EPS
	Mean		Median		Mean		Median
Mid-Cap Product Based Biotech Companies	63.7	x	58.5	x	48.4	x	38.7	x
Tier I Biotech Companies	50.7		45.9		41.1		38.3
US Pharmaceutical Companies	24.0		24.4		21.2		21.4
COR (Based on I/B/E/S median EPS estimates)			27.8				12.1

    Analysis Of Selected Precedent Transactions.  Using publicly available information, Morgan Stanley reviewed the terms of certain announced, pending, and completed comparable biotechnology and pharmaceutical acquisition transactions. Its review focused on, among other precedent transactions:

  •
  the acquisition of Aviron Corporation by MedImmune, Inc.

  •
  the acquisition of Axys Pharmaceuticals, Inc. by Celera Genomics, Inc.

  •
  the acquisition of Gemini Genomics plc by Sequenom, Inc.

  •
  the acquisition of Rosetta Inpharmatics, Inc. by Merck & Co., Inc.

  •
  the acquisition of Aurora Biosciences Corporation by Vertex Pharmaceuticals, Inc.

  •
  the acquisition of Alza Corporation by Johnson & Johnson Inc.

  •
  the acquisition of BioChem Pharma, Inc. by Shire Pharmaceuticals Group plc.

  •
  the acquisition of Coulter Pharmaceutical, Inc. by Corixa Corporation

  •
  the acquisition of Dura Pharmaceuticals, Inc. by Elan Pharmaceuticals, plc.

  •
  the acquisition of GelTex Pharmaceuticals, Inc. by Genzyme Corporation General Division

  •
  the acquisition of PathoGenesis Corporation by Chiron Corporation

  •
  the acquisition of Oxford Asymmetry International plc by Exotec Incorporated

  •
  the acquisition of Anesta Corporation by Cephalon, Inc.

  •
  the acquisition of LJL Biosystems by Molecular Devices

  •
  the acquisition of Centocor, Inc. by Johnson & Johnson Inc.

  •
  the acquisition of The Liposome Company, Inc. by Elan Pharmaceuticals, plc.

  •
  the acquisition of NeXstar Pharmaceuticals, Inc. by Gilead Sciences, Inc.

  •
  the acquisition of Agouron Pharmaceuticals, Inc. by Warner-Lambert Company

  •
  the acquisition of Sequus Pharmaceuticals, Inc. by Alza Corporation

    For each of the transactions above, Morgan Stanley reviewed the price paid and calculated the premiums to the acquired company's closing stock price one day and one month prior to announcement of the transaction.

	Low	High	Mean	Median
Premium to One Day Prior	5.6%	81.6%	30.3%	27.1%
Premium to One Month Prior(1)	5.4%	186.3%	56.4%	43.1%

(1)
Based on calendar days.

    Morgan Stanley noted that the implied offer price of $35.00 as of December 5, 2001 implied a premium of 77.3% to the COR price one day prior to the announcement of the transaction and a premium of 58.8% to the COR price one month prior to the announcement of the transaction. Based upon its review of the selected precedent transactions, Morgan Stanley noted an indicative premium range of 40%—60% to COR's closing share price on December 4, 2001, its average price from November 4, 2001 to December 4, 2001 and its average price from December 5, 2000 to December 4, 2001. The following table shows the results of Morgan Stanley's observations:

		Indicative Premium
	Price	40%	60%
12/4/01	$20.04	$28.06	$32.06
Average Price (11/4/01-12/4/01)(1)	21.39	29.95	34.23
Average Price (12/5/00-12/4/01)(1)	28.83	40.36	46.12

(1)
Prices are based on calendar days and exclude the period between September 11, 2001 through September 14, 2001 when markets were closed.

    No company or transaction utilized in the peer group comparison or precedent transactions analyses is identical to Millennium or COR or the combined company. In evaluating the transactions and peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, business, economic, market and financial conditions and other matters, many of which are beyond the control of Millennium and COR, such as the impact of competition on the business of Millennium and COR or the industries in which they are principally engaged, the growth of these industries and the absence of any material adverse change in the financial condition and prospects of Millennium and COR or the industries in which they are principally engaged or in the financial markets in general. Mathematical analysis, such as determining the mean or median, or the high or the low, is not in itself a meaningful method of using peer group data.

    Discounted Cash Flow Analysis.  Morgan Stanley performed discounted cash flow analyses to determine a range of present values for COR based on financial projections prepared by the management of Millennium. Morgan Stanley also analyzed additional scenarios prepared by the management of Millennium that reflected various sensitivities on assumptions of probability weighted product revenues, probability weighted product costs, product launch dates, market penetration, demand, and supply. Assuming a base-case scenario based upon assumptions provided by the management of Millennium without allowing for synergies resulting from the merger, Morgan Stanley observed equity values per share for COR of between approximately $20.87 and $36.27. Assuming a base-case scenario based upon assumptions provided by the management of Millennium and allowing for cost synergies resulting from the merger, Morgan Stanley observed equity values per share for COR of between approximately $24.75 and $42.55. In calculating the discounted cash flow equity value per share, Morgan Stanley calculated the unlevered free cash flow estimates for a ten-year projection period from 2001 to 2011 and applied an exit multiple range of 25.0x to 35.0x to the projected 2011 trailing net income. The unlevered free cash flows and exit values were then discounted to present values as of January 1, 2002 using discount rates of 12% to 14%. Morgan Stanley noted that the implied offer price of $35.00 was within the range of per share values observed in its discounted cash flow analysis for the scenarios considered.

    Historical Exchange Ratio Analysis.  Morgan Stanley also reviewed the ratio of daily closing prices of COR common stock divided by the corresponding closing price of Millennium common stock over various periods ended December 5, 2001. The following table presents the range of historical exchange ratios over the periods covered and the implied premiums or discounts that such ratios represented as compared to the exchange ratio in the merger agreement.

	Average Historical Exchange Ratio(1)	Implied Premium (Discount) to COR Shareholders Relative to Exchange Ratio
Three Years	0.7557	30.7%
Two Years	0.7941	24.3
One Year	0.8720	13.2
Three Months	0.9198	7.3
One Month	0.7017	40.7
Post 9/11	0.9045	9.2
Market Prices as of 12/05	0.5568	77.3

(1)
Exchange ratios are based on calendar days and exclude period between September 11, 2001 through September 14, 2001 when markets were closed.

    Contribution Analysis.  Morgan Stanley reviewed certain projected operating and financial information, including, among other things, market value, total employees, cash and equivalents, projected 2001 R&D expense, projected 2001 and 2005 product sales and projected 2001 and 2011 revenues, for Millennium, COR and the pro forma combined entity resulting from the mergers, without giving effect to any potential synergies that may result from the transaction and excluding non-recurring integration related costs or charges. The analysis was performed utilizing information for Millennium and COR based on historical and projected information from the management of Millennium and COR.

	Millennium		COR
					Combined
	Value ($MM)	% Contribution	Value ($MM)	% Contribution
					Value ($MM)
Transaction Ownership Split Assuming Conversion of COR convertible debentures		75.8%		24.2%
Transaction Ownership Split Assuming No Conversion of COR convertible debentures		80.0		20.0
Market Value	$8,249	84.8	$1,484	15.2	$9,734
Total Employees	1,330	81.0	311	19.0	1,641
3Q 2001 Cash & Equiv	1,528	70.7	633	29.3	2,161
2001E R&D Expenditure	398	90.5	42	9.5	440
2001E Product Sales	0	0.0	117	100.0	117
2005E Product Sales	344	64.3	191	35.7	535
2001E Revenue	247	66.9	122	33.1	370
2011E Revenue	3,930	88.1	530	11.9	4,460

    In connection with the review of the merger by the Millennium board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described below should therefore not be taken to be Morgan Stanley's view of the actual value of Millennium or COR.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Millennium or COR. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement, and were conducted in connection with the delivery by Morgan Stanley of its opinion dated December 5, 2001 to the Millennium board of directors. Morgan Stanley analyses do not purport to be appraisals or to reflect the prices at which Millennium common stock or COR common stock might actually trade. Accordingly, the analysis and estimates are inherently subject to substantial uncertainty.

    In addition, as described above, the opinion rendered by and presentation made by Morgan Stanley to the Millennium board of directors were only a few of many factors taken into consideration by the Millennium board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analysis as described below should not be viewed as determinative of the opinion of the Millennium board of directors with respect to the value of Millennium or of COR or of whether the Millennium board of directors would have been willing to agree to different merger terms. The exchange ratio pursuant to the merger agreement was determined through arm's-length negotiations between Millennium and COR and was approved by the Millennium board of directors. Morgan

Stanley did not recommend any specific exchange ratio to Millennium or that any given exchange ratio constituted the only appropriate exchange ratio in the merger.

    Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In the ordinary course of business, Morgan Stanley and its affiliates may from time to time trade in the securities or indebtedness of Millennium or COR for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Millennium and have received fees for the rendering of those services.

    Pursuant to an engagement letter dated November 15, 2001 between Morgan Stanley and Millennium, Morgan Stanley provided financial advisory services and a financial opinion in connection with the merger, and Millennium agreed to pay Morgan Stanley a fee based on the aggregate value of the transaction. Millennium has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Millennium has agreed to indemnify Morgan Stanley and its affiliates, its directors, officers, agents and employees and each person, if any, controlling the advisor or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

Opinion of COR's Financial Advisor—Goldman, Sachs & Co.

    Goldman, Sachs & Co. delivered its opinion to the board of directors of COR, which was subsequently confirmed in writing on December 5, 2001, that, as of December 5, 2001, and based upon and subject to the considerations described in its opinion, the exchange ratio provided in the merger agreement was fair from a financial point of view to the holders of COR common stock.

    The full text of the written opinion of Goldman Sachs, dated December 5, 2001, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex C and is incorporated by reference into this joint proxy statement/prospectus. Goldman Sachs' opinion was provided for the information and assistance of the board of directors of COR in connection with its consideration of the transaction contemplated by the merger agreement. Goldman Sachs' opinion is directed only to the fairness of the exchange ratio and does not constitute a recommendation as to how any holder of COR common stock should vote with respect to the transaction contemplated by the merger agreement. COR stockholders should read the opinion in its entirety.

    In connection with its opinion, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to stockholders and annual reports on Form 10-K of COR and Millennium for the five years ended December 31, 2000;

  •
  selected interim reports to stockholders and quarterly reports on Form 10-Q of COR and Millennium;

  •
  other communications from COR and Millennium to their respective stockholders; and

  •
  internal financial analyses and forecasts for COR and Millennium prepared by their respective managements.

Goldman Sachs also held discussions with members of the senior management of COR and Millennium regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies.

In addition, Goldman Sachs:

  •
  reviewed the reported price and trading activity for COR common stock and Millennium common stock;

  •
  compared financial and stock market information for COR and Millennium with similar information for other selected companies, the securities of which are publicly traded;

  •
  reviewed the financial terms of selected recent business combinations in the biotechnology industry specifically and in other industries generally; and

  •
  performed other studies and analyses it considered appropriate.

    Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed the accuracy and completeness of this information for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of COR's board of directors, that the internal financial forecasts prepared by the managements of COR and Millennium were reasonably prepared on a basis reflecting the best currently available estimates and judgments of COR and Millennium. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of COR or Millennium or any of their respective subsidiaries, and Goldman Sachs was not furnished with any such evaluations or appraisals.

    The following is a summary of the material financial analyses presented by Goldman Sachs to the COR board of directors on December 5, 2001 in connection with providing its opinion to the COR board of directors.

    Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 5, 2001, and is not necessarily indicative of current market conditions.

    This summary includes information presented in tabular format. The tables alone are not a complete description of Goldman Sachs' financial analyses. These tables should be read together with the text of each summary.

    Analysis of Transaction Premium and Multiples.  Goldman Sachs reviewed the premiums, multiples and other information derived from the exchange ratio provided in the merger agreement. Based on the closing price of Millennium common stock of $35.45 and the closing price of COR common stock of $19.74 on December 5, 2001, Goldman Sachs calculated an implied offer price of $35.00 per share, representing an implied premium of 77.3% over the closing price of COR common stock on December 5, 2001, which was the last trading day prior to announcement of the execution of the merger agreement. Goldman Sachs then calculated the implied premium based on the implied offer price of $35.00 using the closing prices of COR's common stock on December 5, 2001, and on other selected dates and over selected periods. The results of these calculations are as follows:

Trading Period (a)	Closing COR Price ($/Share)	Implied Premium (Discount) (%)
December 5, 2001	$19.74	77.3%
10 Day Average	$21.21	65.0%
20 Day Average	$21.32	64.2%
30 Day Average	$21.80	60.6%
60 Day Average	$21.75	60.9%
90 Day Average	$23.20	50.9%
120 Day Average	$24.69	41.8%
One Year Average	$28.65	22.2%
52 Week High (b)	$48.94	(28.5)%
52 Week Low (c)	$18.66	87.6%

(a)
Reflects trading days rather than calendar days

(b)
Represents 52 week high of COR, which occurred on December 8, 2000

(c)
Represents 52 week low of COR, which occurred on October 8, 2001

    Goldman Sachs also reviewed the historical trading prices of Millennium common stock and COR common stock in order to compare exchange ratios implied by those historical trading prices to the exchange ratio of 0.9873 provided in the merger agreement. Specifically, Goldman Sachs compared the 0.9873 exchange ratio to the ratios of the daily closing prices of Millennium common stock to corresponding closing prices for COR common stock on December 5, 2001 and on other selected dates and over selected periods. These analyses indicated the following implied exchange ratios and implied premiums for these dates or periods, as compared with the exchange ratio of 0.9873 provided in the merger agreement:

Trading Period (a)	Actual Exchange Ratio	Implied Premium (Discount) (%)
December 5, 2001	0.557	77.3%
10 Day Average	0.646	52.8%
20 Day Average	0.691	43.0%
30 Day Average	0.745	32.4%
60 Day Average	0.879	12.4%
90 Day Average	0.897	10.0%
120 Day Average	0.900	9.7%
One Year Average	0.843	17.2%
52 Week High (b)	0.725	36.2%
52 Week Low (c)	1.157	(14.7)%

(a)
Reflects trading days rather than calendar days

(b)
Represents 52 week high of COR and Millennium, which occurred on December 8, 2000 and December 15, 2000, respectively

(c)
Represents 52 week low of COR and Millennium, which occurred on October 8, 2001 and September 26, 2001, respectively

    Based on a Millennium closing price of $35.45 on December 5, 2001 and using the implied COR price per share of $35.00, Goldman Sachs calculated that the diluted equity consideration in the merger would be $2,612 million, assuming exercises of outstanding options based on the implied offer price and the issuance of shares of common stock at their strike prices upon conversion of the convertible debt. Goldman Sachs also determined that the enterprise value would be $1,981 million, based on the implied offer price and the approximately -$632 million of net debt as of September 30, 2001. Using COR management estimates for fiscal years 2001 through 2006, Goldman Sachs derived, among other things, the following transaction multiples:

  •
  enterprise value as a multiple of estimated 2001, 2002, 2003, 2004, 2005 and 2006 revenue;

  •
  enterprise value as a multiple of estimated 2001, 2002, 2003, 2004, 2005 and 2006 earnings before interest and taxes, or EBIT; and

  •
  equity consideration on a fully-diluted basis as a multiple of estimated 2001, 2002, 2003, 2004, 2005 and 2006 net income.

    The results of these analyses are as follows:

Enterprise Value/Revenue	Implied Transaction Multiple at Implied Offer Price of $35.00 per Share
2001 (estimated)	15.8x
2002 (estimated)	9.2x
2003 (estimated)	7.7x
2004 (estimated)	6.7x
2005 (estimated)	6.2x
2006 (estimated)	4.9x
Enterprise Value/EBIT	Implied Transaction Multiple at Implied Offer Price of $35.00 per Share
2001 (estimated)	NM
2002 (estimated)	53.1x
2003 (estimated)	27.4x
2004 (estimated)	18.4x
2005 (estimated)	14.4x
2006 (estimated)	10.8x
Diluted Equity Consideration/Net Income	Implied Transaction Multiple at Implied Offer Price of $35.00 per Share
2001 (estimated)	NM
2002 (estimated)	86.5x
2003 (estimated)	35.7x
2004 (estimated)	20.6x
2005 (estimated)	22.3x
2006 (estimated)	17.2x

NM
means not meaningful.

    Selected Transactions Analysis.  Using the implied offer price of $35.00 per share for COR common stock derived from the exchange ratio of 0.9873 provided in the merger agreement, Goldman Sachs calculated (1) the premium represented by the implied offer price in relation to COR's closing price on December 5, 2001, one day prior to the announcement of the execution of the merger agreement and (2) the 2001 estimated revenue multiple. The premium was calculated to be 77.3%, and the 2001 estimated revenue multiple was 15.8x.

    Goldman Sachs compared the results of its premium calculation with publicly available information for 41 pending and completed merger and acquisition transactions involving levered consideration greater than $100 million during 1990 through 2001 in the biotechnology industry. In addition, Goldman Sachs compared the results with publicly available information for 16 biotechnology product-driven transactions for the same time period. The results of the analyses are as follows:

Biotechnology M&A Transactions of Greater Than $100mm, January 1990 to December 5, 2001	Mean		Median
Premium to One Day Prior to Announcement	35.6%		30.6%
Premium to 4 Weeks Prior to Announcement	52.2%		49.3%
Last Twelve Months Revenue Multiple	33.1	x	14.1	x

Selected Biotechnology Product Transactions, January 1990 to December 5, 2001	Mean		Median
Premium to One Day Prior to Announcement	34.5%		28.0%
Premium to 4 Weeks Prior to Announcement	45.2%		39.9%
Last Twelve Months Revenue Multiple	20.1	x	12.4	x

    Historical Stock Trading Analysis.  Goldman Sachs reviewed and compared the historical daily trading prices of COR common stock during the period from December 5, 2000 to December 5, 2001 with the following: (1) the Goldman Sachs Profitable Biotech Index, comprised of the common stock of Amgen Inc., Biogen Inc., Chiron Corporation, Genentech Inc., Genzyme Corporation, IDEC Pharmaceuticals Corp., Immunex Corporation, MedImmune Inc. and QLT Inc. and (2) the Goldman Sachs Near-Profitable Biotech Index, comprised of the common stock of Cell Therapeutics Inc., Cephalon Inc., Corixa Corporation, Gilead Sciences Inc., ILEX Oncology, ImClone Systems Incorporated, Intermune Inc., Supergen Inc., Tanox Inc., Titan Pharmaceuticals Inc. and Vertex Pharmaceuticals Inc.

    The analysis indicated that for the period from December 5, 2000 to December 5, 2001, the COR common stock initially performed comparably to the above indices, but, since May 2001, COR common stock has been underperforming both the GS Profitable Biotech Index and the GS Near-Profitable Index.

    Goldman Sachs also reviewed and compared the historical daily trading prices of Millennium common stock during the period December 5, 2000 to December 5, 2001 with the following: (1) the Goldman Sachs Profitable Biotech Index; (2) the Goldman Sachs Near-Profitable Biotech Index; and (3) the Goldman Sachs Genomics Index, comprised of the common stock of Affymetrix Inc., Applied Molecular Evolution Inc., Celera Genomics, a business of Applera Corp., Diversa Corp., Exelixis Inc., Gene Logic Inc., Genome Therapeutics Corp., Genset, Human Genome Sciences Inc., Illumina Inc., Incyte Genomics Inc., Luminex Corp., Maxygen Inc., Myriad Genetics Inc., Orchid Biosciences Inc. and Sequenom Inc.

    The analysis indicated that, from December 2000 to January 2001, the Millennium common stock outperformed all the above indices; but, from May 2001 through November 2001, Millennium common stock underperformed all the above indices. At December 5, 2001, Millennium underperformed the Goldman Sachs Profitable Biotech Index and the Goldman Sachs Near-Profitable Index, but outperformed the Goldman Sachs Genomics Index.

    Selected Public Companies Analysis.  Goldman Sachs reviewed and compared selected financial information relating to COR to corresponding financial information, ratios and public market multiples for comparable companies whose securities are publicly traded. Goldman Sachs calculated various financial multiples and ratios for COR based on (1) the closing price of COR common stock on December 5, 2001 and (2) the implied price per share of COR common stock derived from the exchange ratio of 0.9873 provided in the merger agreement. These financial multiples and ratios were compared with those of the companies in the Goldman Sachs Profitable Biotech Index and Goldman Sachs Near-Profitable Biotech Index used in the historical stock trading analysis. Where applicable, the financial multiples and ratios for COR and the selected companies were calculated using (1) the closing prices of their common stock on December 5, 2001 and (2) their respective equity market capitalization.

    Goldman Sachs' analyses of the selected companies compared, among other things, the following to the results for COR:

  •
  market price on December 5, 2001 as a percentage of the 52-week high

  •
  cash balance as of latest public filings

  •
  ratio of market price as of December 5, 2001 to 2002 and 2003 estimated earnings

  •
  ratio of market price as of December 5, 2001 to 2002 and 2003 estimated earnings, relative to Institutional Broker Estimate System's, or IBES, estimates of long-term growth rates

    The results of these analyses are summarized as follows:

	Goldman Sachs Profitable Biotech Index (a)				Goldman Sachs Near- Profitable Biotech Index				COR
	Range		Median		Range		Median		Actual
Market Price as a % of 52-Week High	47.2-94.5%		77.9%		19.7-102.9%		62.8%		40.3%
Cash	$155-2,523		$631		$42-441		$242		$633
Market Price to Estimated 2002 Earnings (x)	29.6-87.2	x	44.4	x	NM		NM		27.4	x
Market Price to Estimated 2003 Earnings (x)	23.2-67.4	x	37.5	x	38.7-134.0	x	50.0	x	15.0	x
Estimated 2002 Market Price to Earnings/IBES Growth Rate	0.6-2.5	x	1.8	x	NA		NA		NA

(a)
Excludes COR statistics

    Discounted Cash Flow Analysis.  Goldman Sachs performed an analysis to compare the present value per share of COR common stock, using discounted cash flow methodologies, to the value per share implied by the exchange ratio of 0.9873 provided in the merger agreement on the date of its opinion. Using COR management's projections, Goldman Sachs performed this analysis by determining ranges of equity values per share for COR on a stand-alone basis. Specifically, Goldman Sachs considered the range of values for COR on a stand-alone basis based on financial models prepared by COR's management. Goldman Sachs analyzed four elements of the business based on these models: (1) the COR base case scenario, which involved COR management's projections of future revenue growth and earnings for the fiscal years 2002 through 2010; (2) the COR sensitivity A scenario, which assumed GP IIb/IIIa class penetration of the patient population is adjusted downward from the penetration assumed in the COR base case scenario; (3) the INTEGRILIN scenario, which was based on INTEGRILIN-related product revenue and associated expenses and no contribution from COR's pipeline scenario; and (4) the pipeline scenario, which reflected the COR base case scenario less the INTEGRILIN scenario.

    In its analysis of the COR base case scenario, Goldman Sachs applied discount rates ranging from 25.0% to 30.0% and terminal value multiples of estimated 2010 price to earnings ranging from 20.0x to 22.5x. In its analysis of the COR sensitivity A scenario, Goldman Sachs applied discount rates ranging from 25.0% to 30.0% and terminal value multiples of estimated 2010 price to earnings ranging from 20.0x to 22.5x. In its analysis of the INTEGRILIN scenario, Goldman Sachs applied discount rates ranging from 20.0% to 25.0% and terminal value multiples of estimated 2010 price to earnings ranging from 20.0x to 22.5x. Finally, in its analysis of the pipeline scenario, Goldman Sachs applied discount rates ranging from 35.0% to 40.0% and terminal value multiples of estimated 2010 price to earnings ranging from 20.0x to 22.5x. The various ranges for discount rates and terminal value multiples were chosen by Goldman Sachs based upon its prior experience in analyzing cost of capital ranges that could be applicable. Based on these discount rates and terminal value multiples, Goldman Sachs derived theoretical equity values per share ranging from $22.97 to $33.76 for the COR base case scenario, $18.95 to $28.19 for the COR sensitivity A scenario, $19.13 to $26.90 for the INTEGRILIN scenario and $4.05 to $6.65 for the pipeline scenario.

    Goldman Sachs also performed an analysis of the present value per share of Millennium common stock using discounted cash flow methodologies. Using Millennium management projections as provided by Millennium management for the fiscal years 2002 through 2010, Goldman Sachs performed this analysis by determining ranges of equity values per share for Millennium on a stand-alone basis. Specifically, Goldman Sachs considered the range of values for Millennium on a stand-alone basis based on financial models prepared by Millennium's management. Goldman Sachs analyzed, among other things, the Millennium base case scenario, which involved Millennium management's projections of future revenue growth and earnings for the fiscal years 2002 through 2010.

    In its analysis of the Millennium base case scenario, Goldman Sachs applied discount rates ranging from 30.0% to 35.0% and terminal value multiples of estimated 2010 price to earnings ranging from 42.5x to 45.0x. The ranges for discount rates and terminal value multiples were chosen by Goldman Sachs based upon its prior experience in analyzing cost of capital ranges that could be applicable. Based on these discount rates and terminal value multiples, Goldman Sachs derived theoretical equity values per share ranging from $16.32 to $24.35 for the Millennium base case scenario.

    In addition, Goldman Sachs calculated the net cash on an equity value per share basis by using the net cash balance of $1,396 million as of September 30, 2001, and dividing this number by the fully diluted shares outstanding for Millennium as of September 30, 2001. This calculation resulted in net cash per share of $5.86.

    Contribution Analysis.  Goldman Sachs reviewed the historical and estimated future operating and financial information, including, among other things, revenue and net income, for COR, Millennium and the combined entity resulting from the merger based on COR's and Millennium's management projections. A contribution analysis demonstrates the parties' respective historical and projected contributions, on a percentage basis, to certain income statement items of the combined company and compares those contributions to the parties' stockholders' relative equity interests in the combined company following the merger. Goldman Sachs analyzed the relative income statement contribution of Millennium and COR to the combined company on a pro forma basis based on financial data and on the assumptions provided to Goldman Sachs by COR's and Millennium's management for estimated years 2001, 2002, 2005 and 2006. Goldman Sachs calculated the relative contributions of COR and Millennium to the combined company in terms of, among other things, (1) revenue, (2) product sales, (3) net income, (4) diluted equity market capitalization, based on Millennium's closing market price of $35.45 and COR's closing market price of $19.74 on December 5, 2001 and (5) pro forma ownership, based on Millennium's closing market price of $35.45 and the implied offer price for COR of $35.00 on December 5, 2001. The results of these analyses are as follows:

	% Contribution
	Millennium	COR
Revenue:
2001 (estimated)	66.4%	33.6%
2002 (estimated)	54.3%	45.7%
2005 (estimated)	66.9%	33.1%
2006 (estimated)	70.2%	29.8%

Product Sales:
2001 (estimated)	0.2%	99.8%
2002 (estimated)	0.2%	99.8%
2005 (estimated)	52.9%	47.1%
2006 (estimated)	65.0%	35.0%
Net Income:
2001 (estimated)	NM	100.0%
2002 (estimated)	NM	100.0%
2005 (estimated)	NM	100.0%
2006 (estimated)	55.1%	44.9%
Equity Market Capitalization	87.9%	12.1%
Pro Forma Ownership	76.0%	24.0%

    In addition, Goldman Sachs also conducted a contribution analysis of COR relative to the pro forma combined entity resulting from the merger using discounted cash flow methodologies. Using management projections provided by COR's and Millennium's management, Goldman Sachs derived theoretical equity value contribution percentages for COR assuming a discount rate of 27.5% and terminal value multiples of 2010 price to earnings for COR ranging from 20.0x to 22.5x and for Millennium ranging from 42.5x to 45.0x. Based on this discount rate and these terminal value multiples, Goldman Sachs calculated theoretical equity value contribution percentages ranging from 18.6% to 21.0%.

    Pro Forma Merger Analysis.  Goldman Sachs prepared pro forma analyses of the financial impact of the merger on Millennium and COR on a stand-alone basis for the six fiscal years ending December 31, 2006 using projections for fiscal years 2001 through 2006 obtained from Millennium's and COR's management. For the fiscal years 2001 through 2006, Goldman Sachs compared, among other financial items, diluted cash earnings per share for the combined company on a pro forma basis. Goldman Sachs' analysis indicated that the proposed merger would be accretive to Millennium's diluted earnings per share in estimated years 2001, 2002, 2003, 2004, 2005 and 2006.

    Miscellaneous.  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company used in the above analyses as a comparison is directly comparable to COR or Millennium, and no transaction used is directly comparable to the proposed merger.

    Goldman Sachs prepared these analyses solely for purposes of providing an opinion to the COR board of directors as to the fairness of the exchange ratio to the holders of shares of COR common stock from a financial point of view. The analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors, none of COR, Millennium or Goldman Sachs assumes responsibility if future results are materially different from those forecasted. As described above, the opinion of Goldman Sachs to the COR board of directors was one of many factors taken into consideration by the COR board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

    Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements and for estate, corporate and other purposes. Goldman Sachs is familiar with COR, having provided investment banking services to COR from time to time, including having acted as lead manager in connection with the private placement of COR's 5.0% Convertible Subordinated Notes due March 1, 2007 in February 2000 and its 4.5% Convertible Senior Notes due June 15, 2006 in June 2000, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs also has provided certain investment banking services to Millennium from time to time, including having acted as managing underwriter in connection with the initial public offering of Millennium common stock in May 1996 and as lead manager in connection with the issuance of Millennium's 5.5% Convertible Subordinated Notes due January 15, 2007 in January 2000.

    COR selected Goldman Sachs as its financial advisor because Goldman Sachs is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. In addition, Goldman Sachs provides a full range of financial, advisory and securities services and in the course of its normal trading activities may from time to time effect transactions and hold positions in securities, including derivative securities, of COR and Millennium for its own account and for the accounts of customers. In addition, Goldman Sachs may provide investment banking services to Millennium and its subsidiaries in the future.

    Pursuant to a letter agreement, dated October 3, 1999, as amended, COR engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of COR. Pursuant to this letter agreement, COR has agreed to pay Goldman Sachs a customary transaction fee upon consummation of the transaction. COR has also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Interests of Certain Persons in the Merger

    When COR stockholders consider the recommendation of the board with respect to the merger, they should be aware that some officers and directors of COR have interests in connection with the merger that are different from, or in addition to, the interests of the COR stockholders generally, as summarized below. In making their decision to recommend the merger, the COR board was aware of these interests and considered them among the other matters described above under the section entitled "The Merger—COR's Reasons for the Merger" on page 39.

    As of January 2, 2002, the executive officers of COR held outstanding stock options to purchase an aggregate of 2,371,894 shares of COR common stock and the non-employee directors of COR held outstanding stock options to purchase an aggregate of 255,440 shares of COR common stock. Upon completion of the merger, all of the then-unvested options granted to the executive officers and non-employee directors of COR shall be converted into unvested options to purchase shares of Millennium common stock, subject to the same terms and conditions as in effect immediately prior to the merger. See "The Merger Agreement—Treatment of COR Stock Options" on page 64 for a description of the treatment of outstanding COR stock options upon completion of the merger.

    1991 Equity Incentive Plan.  Under the terms of the COR 1991 Equity Incentive Plan, in the event of a change of control and within one month before or 24 months after the date of such change of control the service of any participant in the plan to COR, or any successor entity, terminates due to an involuntary termination without cause or a voluntary termination by the participant due to a constructive termination, then the vesting and exercisability of that participant's options shall accelerate and become fully vested. For the purposes of the plan, the term "change of control" is defined to include a reorganization, merger or consolidation. The term "cause" is defined to mean that (1) the participant has committed an act that materially injures the business of the company, (2) the participant has refused or failed to follow lawful and reasonable directions of the person to whom the participant reports, (3) the participant has willfully or habitually neglected his or her duties to the company or (4) the participant has been convicted of a felony involving moral turpitude that materially injures the business of the company. The term "constructive termination" is defined to mean that the participant voluntarily terminates his or her employment after any of the following are undertaken by the company without the participant's express written consent: (1) substantial diminution of the participant's duties and/or level of responsibility, (2) a 15% or greater reduction in the participant's annual base salary, (3) any failure by the company to continue in effect any substantial benefit program or plan or (4) the relocation of the participant's principal business office to a location more than 50 miles from the prior location. As of November 30, 2001, the executive officers of COR held outstanding options to purchase an aggregate of 2,353,102 shares of COR common stock and the non-employee directors of COR held outstanding options to purchase an aggregate of 140,000 shares of COR common stock under this plan.

    1998 Non-Officer Equity Incentive Plan.  Under the terms of the COR 1998 Non-Officer Equity Incentive Plan, in the event of a change of control and within one month before or 24 months after the date of such change of control the service of any participant in the plan to COR (or any successor entity) terminates due to an involuntary termination without cause or a voluntary termination by the participant due to a constructive termination, then the vesting and exercisability of that participant's options shall accelerate and become fully vested. For the purposes of the plan, the term "change of control" is defined to include a reorganization, merger or consolidation. The term "cause" is defined to mean that (1) the participant has committed an act that materially injures the business of the company, (2) the participant has refused or failed to follow lawful and reasonable directions of the person to whom the participant reports, (3) the participant has willfully or habitually neglected his or her duties to the company or (4) the participant has been convicted of a felony involving moral turpitude that materially injures the business of the company. The term "constructive termination" is defined to mean that the participant voluntarily terminates his or her employment after any of the following are undertaken by the company without the participant's express written consent: (1) substantial diminution of the participant's duties and/or level of responsibility, (2) a 15% or greater reduction in the participant's annual base salary, (3) any failure by the company to continue in effect any substantial benefit program or plan or (4) the relocation of the participant's principal business office to a location more than 50 miles from the prior location. As of November 30, 2001, one executive officer of COR held outstanding options to purchase an aggregate of 18,792 shares of COR common stock under this plan.

    Key Employee Change in Control Severance Plan.  Under the terms of the COR Key Employee Change in Control Severance Plan, any participant in the plan is eligible to receive (1) a continuation of salary for 18 months, (2) a payment equal to a percentage of the participant's target bonus equal to the percentage of such year the participant was employed by the company and (3) a continuation of health benefits for a period of 12 months. Any person who is a member of the executive committee or a vice president of COR at any time during the six-month period prior to a change in control or prior to that person's termination of employment with the company and whose employment is terminated due to involuntary termination without cause or voluntary termination for good reason within 12 months of a change of control is eligible to participate in the plan. For the purposes of the plan, the term "change of control" is defined to include a reorganization, merger or consolidation. The term involuntary termination without cause is defined to mean any dismissal or discharge for a reason other than cause. The term "cause" is defined to mean that (1) the participant has committed an act that materially injures the business of the company, (2) the participant has refused or failed to follow lawful and reasonable directions of the person to whom the participant reports, (3) the participant has willfully or habitually neglected his or her duties to the company or (4) the participant has been convicted of a felony involving moral turpitude that materially injures the business of the company. The term "voluntary termination for good reason" is defined to mean that the participant voluntarily terminates his or her employment after any of the following are undertaken by the company without the participant's express written consent: (1) substantial diminution of the participant's duties and/or level of responsibility, (2) a 5% or greater reduction in the participant's annual base salary or (3) the relocation of the participant's principal business office to a location more than 50 miles from the prior location.

    Indemnification.  COR has entered into indemnification agreements with its directors and executive officers containing provisions that may require COR to, among other things:

  •
  indemnify its directors and executive officers against liabilities that may arise by reason of their status or service as directors or executive officers, other than liabilities arising from willful misconduct of a culpable nature;

  •
  advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and

  •
  maintain directors' and officers' liability insurance if available on reasonable terms.

    In addition, Millennium has agreed to cause COR to continue to honor and maintain certain indemnification arrangements in favor of those persons who are currently covered by those arrangements for a period of six years. Those persons who are currently covered by COR's directors' and officers' liability will also be covered by directors' and officers' liability insurance to be obtained by COR, with aggregate premiums not to exceed 200% of the annual premium currently paid by COR for this coverage. See the section entitled "The Merger Agreement—Covenants of Millennium and COR—Director and Officer Indemnification" on page 71.

    Directors and Executive Officers.  At the time of the merger, Millennium will appoint Vaughn M. Kailian, COR's President, Chief Executive Officer and director, to be a director and Vice Chairperson of Millennium. Millennium will also appoint Shaun R. Coughlin, M.D., Ph.D., Ernest Mario, Ph.D. and Ginger L. Graham, directors of COR, to be directors of Millennium. In addition, Millennium will appoint Charles J. Homcy, M.D., COR's Executive Vice President of Research and Development, to be President of Research and Development at Millennium.

    Vaughn M. Kailian.  Vaughn M. Kailian is in discussions with Millennium regarding the terms of his employment with Millennium following completion of the merger, which would include the extension of existing severance benefits (including acceleration of options held at the time of the merger) and compensation for relocation expenses including reimbursement of certain costs for living arrangements in the Boston or Cambridge area.

Treatment of COR Common Stock

    In the merger, each share of COR common stock will be converted into the right to receive 0.9873 of a share of Millennium common stock.

    Holders of COR common stock should not send in any certificates representing COR common stock. Following the effective time of the merger, holders of COR common stock will receive instructions for the surrender and exchange of their stock certificates.

Accounting Treatment of the Merger

    Millennium will use the purchase method of accounting for a business combination to account for the merger. Under this method of accounting, the assets and liabilities of COR, including intangible assets, will be recorded at their fair values. The results of operations and cash flows of COR will be included in Millennium's financials prospectively as of the completion of the merger.

Effect on Millennium Stock Options and Warrants

    No adjustment to any outstanding Millennium stock options or warrants will occur as a result of the merger.

Regulatory Approvals

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Millennium may not complete the acquisition of shares of COR common stock in the merger until notifications have been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice and the required waiting period has been satisfied or terminated. The initial waiting period is 30 days after both Millennium and COR have filed their required pre-merger notification and report forms. In addition, the Federal Trade Commission or the Antitrust Division of the Department of Justice may issue, during the initial waiting period, a second request, requiring Millennium and COR to submit additional information and documentary materials. If such a second request were to be issued, it would extend the waiting period until a date 30 days after Millennium and COR substantially complied with their obligations under the second request. However, if either the initial or second 30-day period ends on a weekend or legal holiday, then the waiting period is extended to the next business day. Millennium and COR each filed a pre-merger notification and report form with the Federal Trade Commission and the Antitrust Division on December 18, 2001.

    At any time before the effective time of the merger, the Antitrust Division, the Federal Trade Commission or a private person or entity could seek under antitrust laws, among other things, to enjoin the merger and any time after the effective time of the merger, to cause Millennium to divest itself, in whole or in part, of the surviving corporation of the merger or of businesses conducted by the surviving corporation of the merger. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, Millennium will prevail. The obligations of Millennium and COR to complete the merger is subject to the condition that any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or terminated. See the section entitled "The Merger Agreement—Conditions to Obligations to Complete the Merger" on page 72.

Material United States Federal Income Tax Considerations

    The discussion below summarizes the material United States federal income tax considerations generally applicable to United States holders of COR common stock who, pursuant to the merger, exchange their COR common stock for Millennium common stock and cash in lieu of any fractional share of Millennium common stock. Completion of the merger is conditioned on Millennium's receipt of an opinion from Hale and Dorr LLP (or Cooley Godward LLP if Hale and Dorr does not provide the opinion) and COR's receipt of an opinion from Cooley Godward (or Hale and Dorr if Cooley Godward does not provide the opinion) to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Internal Revenue Code. The discussion below reflects the opinions of Hale and Dorr and Cooley Godward, which are included as exhibits 8.1 and 8.2 to the registration statement of which this joint proxy statement/prospectus forms a part.

    The discussion below is, and the opinions of Hale and Dorr and Cooley Godward will be, based on current provisions of the Internal Revenue Code, currently applicable United States Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings. The opinions of Hale and Dorr and Cooley Godward are based on the facts, representations and assumptions set forth or referred to in the opinions, including representations contained in certificates executed by officers of Millennium and COR. The opinions are not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will not take a contrary view. No ruling from the Internal Revenue Service has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and these changes or interpretations could be retroactive and could affect the tax consequences of the merger to Millennium, COR and the stockholders of COR.

    The discussion below and the opinions of Hale and Dorr and Cooley Godward do not purport to deal with all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances, and are not intended for stockholders subject to special treatment under federal income tax law. Stockholders subject to special treatment include insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign individuals and entities, stockholders who hold their stock as part of a hedge, appreciated financial position, straddle, conversion or other risk reduction transaction, stockholders whose stock is qualified small business stock within the meaning of section 1202 of the Internal Revenue Code, stockholders who do not hold their stock as capital assets and stockholders who have acquired their stock upon exercise of employee options or otherwise as compensation. In addition, the discussion below and such opinions do not consider the effect of any applicable state, local or foreign tax laws. Moreover, this discussion and such opinions do not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not such transactions are undertaken in connection with the merger), the consequences of the assumption by Millennium of outstanding COR stock options or the consequences of the merger and related transactions with respect to COR indebtedness.

    You are urged to consult with your tax advisor as to the particular tax consequences of the merger, including the applicability and effect of any state, local or foreign tax laws, and of changes in applicable tax laws.

    In the opinion of Hale and Dorr, counsel to Millennium, and in the opinion of Cooley Godward, counsel to COR, the merger will be treated as a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code. Accordingly, subject to the limitations and qualifications referred to herein, the following tax consequences will result:

  •
  No gain or loss will be recognized by the holders of COR common stock upon the receipt of Millennium common stock in exchange for COR common stock in the merger, except to the extent of cash received in lieu of fractional shares.

  •
  Cash payments received by holders of COR common stock in lieu of a fractional share will be treated as capital gain (or loss) measured by the difference between the cash payment received and the portion of the tax basis in the shares of COR common stock surrendered that is allocable to the fractional share. Any such gain (or loss) will be long-term capital gain (or loss) if the COR common stock has been held for more than one year at the effective time of the merger.

  •
  The aggregate tax basis of the Millennium common stock received by each COR stockholder in the merger, including any fractional share of Millennium common stock not actually received, will be the same as the aggregate basis of the COR common stock surrendered in the exchange.

  •
  The holding period of the Millennium common stock received by each COR stockholder in the merger will include the holding period for the COR common stock surrendered in the exchange.

    A successful Internal Revenue Service challenge to the "reorganization" status of the merger would result in your recognizing gain or loss with respect to each share of COR common stock surrendered in the merger equal to the difference between your basis in your COR common stock and the fair market value, as of the completion of the merger, of the Millennium common stock received in exchange therefor. In the event of a successful challenge, your total tax basis in the Millennium common stock so received would equal its fair market value, as of the completion of the merger, and your holding period for the stock would begin the day after the merger.

    There will be no United States federal income tax consequences to the holders of Millennium common stock as a result of the completion of the merger.

    Even if the merger qualifies as a reorganization, a recipient of Millennium common stock would recognize income to the extent that, for example, any such shares were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than COR common stock surrendered in the merger. Generally, such income would be taxable as ordinary income upon receipt. In addition, to the extent that a COR stockholder were treated as receiving, directly or indirectly, consideration other than Millennium common stock in exchange for such stockholder's COR common stock, gain or loss would have to be recognized.

    Each COR stockholder who receives shares of Millennium common stock in the merger is required to file a statement with his, her or its federal income tax return setting forth the stockholder's basis in the shares of COR common stock surrendered and the fair market value of Millennium common shares and the proceeds from the cash in lieu of fractional shares received in the merger and is required to retain permanent records of these facts relating to the transaction.

Resales of Millennium Common Stock Issued in Connection with the Merger; Affiliate Agreements

    Millennium common stock issued in connection with the merger will be freely transferable, except that shares of Millennium common stock received by persons who are deemed to be "affiliates," as the term is defined by Rule 144 under the Securities Act, of COR may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act.

No Appraisal Rights

    Millennium stockholders and COR stockholders are not entitled to exercise dissenters or appraisal rights as a result of the merger or to demand payment for their shares under applicable law.

Delisting and Deregistration of COR Common Stock Following the Merger

    If the merger is completed, COR's common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

THE MERGER AGREEMENT

    The following is a brief summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference into this summary. While we believe that this summary covers the material terms of the merger agreement, this summary may not contain all of the information that is important to COR stockholders and Millennium stockholders. We urge all COR stockholders and Millennium stockholders to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger and related matters.

General

    Following the adoption of the merger agreement by the stockholders of COR, the approval by Millennium stockholders of the issuance of Millennium common stock to the stockholders of COR and the satisfaction or waiver of the other conditions to the merger, a wholly-owned subsidiary of Millennium named PGM Corporation will be merged into COR. COR will be the surviving entity of the merger and will then be a wholly-owned subsidiary of Millennium. If all conditions to the merger are satisfied or waived, the merger will become effective at the time of the filing of a certificate of merger with the Secretary of State of the State of Delaware.

The Exchange Ratio and Treatment of COR Common Stock

    At the effective time of the merger, each issued and outstanding share of COR common stock will be converted into the right to receive 0.9873 of a share of Millennium common stock. The exchange ratio will be adjusted for any stock split, reverse stock split, stock dividend, reorganization, reclassification, recapitalization or other similar change with respect to Millennium common stock or COR common stock, occurring after the date of the merger agreement and before the effective time. In addition, if the actual number of (i) shares of COR common stock outstanding on December 5, 2001, (ii) shares of COR common stock issuable upon exercise of options outstanding on December 5, 2001, other than shares subject to purchase under COR's employee stock purchase plan, and (iii) shares of COR common stock issuable upon conversion of convertible notes outstanding on December 5, 2001, is determined to have been greater than 78,232,268 (which is the number of such shares represented to be outstanding or issuable on such date by COR in the merger agreement) by more than 37,500 shares, the exchange ratio will be reduced to the ratio derived by multiplying 0.9873 times a fraction the numerator of which is 78,232,268 and the denominator of which is the sum of the number of shares described in clauses (i), (ii) and (iii) of this sentence.

    Based on the exchange ratio of 0.9873 and the number of shares of COR common stock outstanding on the date of the merger agreement, a total of up to approximately 78,472,940 shares of Millennium common stock could be issued as a result of the merger, consisting of 55,038,103 shares to be issued in respect of outstanding shares of COR common stock as of the record date, 6,096,517 shares issuable upon the exercise of outstanding COR options, 16,155,535 shares issuable upon the conversion of outstanding COR convertible notes and 1,182,785 shares issuable upon the exercise of additional COR options which may be granted prior to the closing of the merger. An additional number of shares of Millennium common stock will also be issuable in exchange for shares purchased by COR employees prior to the consummation of the merger under COR's employee stock purchase plan.

Treatment of COR Stock Options

    At the effective time of the merger, Millennium will assume COR's stock option plans, other than its Employee Stock Purchase Plan which will be terminated prior to the merger, and each outstanding option to purchase shares of COR common stock, which will then become an option to purchase shares of Millennium common stock. The number of shares of Millennium common stock issuable upon the exercise of COR stock options assumed by Millennium in the merger will be adjusted by multiplying the number of shares of COR common stock subject to the stock option prior to the merger by the exchange ratio. The number of shares issuable upon the exercise of stock options assumed by Millennium in the merger will be rounded down to the nearest whole number.

    The exercise price per share under each COR stock option will also be adjusted to equal the aggregate exercise price for the shares of COR common stock purchasable pursuant to the option immediately prior to the effective time of the merger divided by the number of shares of Millennium common stock purchasable pursuant to the option immediately after the effective time. The exercise price of stock options assumed by Millennium in the merger will be rounded up to the nearest whole cent.

    Millennium has reserved for issuance a sufficient number of shares of its common stock for delivery if a COR optionholder exercises its options as described above. After the effective time of the merger, Millennium will file a registration statement on Form S-8 with respect to the assumed COR stock options. During the period that any options remain outstanding, Millennium will use its best efforts to maintain the effectiveness of this registration statement on Form S-8. In addition, Millennium will use reasonable efforts to cause any assumed COR "incentive stock options" as defined in Section 422 of the Internal Revenue Code to continue to so qualify after the merger.

Exchange of Certificates

    Exchange Agent; Exchange Procedures; No Further Ownership Rights.  As soon as practicable after the effective time of the merger, Millennium's exchange agent will mail to each record holder of COR common stock a letter of transmittal and instructions for surrendering their certificates. Only those holders who properly surrender their certificates in accordance with the instructions will receive certificates representing shares of Millennium common stock, cash in lieu of any fractional shares of Millennium common stock, and any dividends or distributions to which they are entitled. The surrendered certificates representing shares of COR common stock will be canceled.

    After the effective time of the merger, under the merger agreement, each certificate representing shares of COR common stock that has not been surrendered will only represent the right to receive:

  •
  shares of Millennium common stock;
  •
  cash in lieu of any fractional shares of Millennium common stock; and
  •
  any dividends or distributions on shares of Millennium common stock after the effective time of the merger.

Following the effective time of the merger, COR will not register any transfers of shares of COR common stock on its stock transfer books.

    No Fractional Shares.  Millennium will not issue any fractional shares of Millennium common stock in the merger. Instead, each holder of shares of COR common stock converted in connection with the merger who would otherwise be entitled to receive a fraction of a share of Millennium common stock will receive cash, without interest, in an amount equal to the product of the fractional share multiplied by the average of the last reported sale prices of Millennium common stock on the Nasdaq National Market during the ten consecutive trading days ending on the last trading day prior to the closing date of the merger. As of the effective time of the merger, Millennium will deposit with its exchange agent the shares of Millennium common stock issuable in connection with the merger and cash in an amount sufficient to cover any payment in lieu of fractional shares or any dividends or distributions.

    Distributions With Respect to Unexchanged Shares.  No dividends or other distributions declared or made on or after the effective time of the merger with respect to shares of Millennium common stock will be paid to the holder of any unsurrendered COR certificate with respect to the shares of Millennium common stock that the holder is entitled to receive, and no cash payment in lieu of fractional shares will be paid to the holder until the holder surrenders its COR certificate. Upon surrender of the certificate, Millennium will pay to the record holder of the certificate, without interest, any dividends or distributions with respect to the shares of Millennium common stock which have a record date on or after the effective time of the merger and have become payable between the effective time of the merger and the time of surrender.

    Lost, Stolen or Destroyed Certificates.  If any certificate representing shares of COR common stock is lost, stolen or destroyed, a COR stockholder must provide an appropriate affidavit of that fact to Millennium. Millennium may also require the COR stockholder to deliver a bond as indemnity against any claim that may be made against or COR with respect to any certificates alleged to have been lost, stolen or destroyed. Only upon receipt of the affidavit, and bond, if requested, will Millennium's exchange agent issue the shares of Millennium common stock, any cash payable for fractional shares, and any dividends or distributions that have become payable between the effective time of the merger and the time of surrender.

    Holders of COR common stock should not send in their certificates until they receive a letter of transmittal from the exchange agent.

Representations and Warranties

    The merger agreement contains representations and warranties of Millennium and COR. These include:

  •
  their organization, existence, good standing, corporate power and similar corporate matters;
  •
  their capitalization;
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  the authorization, execution, delivery and performance and the enforceability of the merger agreement and related matters;
  •
  the absence of conflicts, violations and defaults under their corporate charters and by-laws and other agreements and documents;
  •
  the identification of required governmental and third-party consents;
  •
  the accuracy of filings with the Securities and Exchange Commission;
  •
  the absence of undisclosed liabilities;
  •
  the absence of changes in their respective businesses from the date of the most recent balance sheet;
  •
  absence of litigation;
  •
  intellectual property;
  •
  material contracts;
  •
  product liability;
  •
  environmental matters;
  •
  employee benefit plans;
  •
  preclinical testing and clinical trials;
  •
  regulatory matters;
  •
  the accuracy of information in this joint proxy statement/prospectus
  •
  receipt of an opinion from financial advisors; and
  •
  broker's fees.

    COR also provided representations relating to:

  •
  the accuracy of tax return and the absence of unpaid taxes;
  •
  real property leases;
  •
  suppliers;
  •
  compliance with laws;
  •
  labor matters;
  •
  insurance;
  •
  the absence at the time of the signing of the merger agreement of discussions with third parties regarding an acquisition proposal;
  •
  the inapplicability of certain anti-takeover statutes and charter provisions to the merger; and
  •
  the amendment to the COR rights plan so that the merger and associated actions do not result in the ability of any person to exercise any rights thereunder.

    The representations and warranties of the parties to the merger agreement will not survive the consummation of the merger.

Covenants of Millennium and COR

    Conduct of COR's Business Prior to the Merger.  Except as contemplated by the merger agreement or consented to in writing by Millennium, COR has agreed that it will carry on its business in the ordinary course and use commercially reasonable efforts, consistent with past practices, to maintain its business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, strategic partners, suppliers, distributors and others having material business dealings with it. COR has agreed that, with specified exceptions, neither it nor any of its subsidiaries will take certain actions without the prior written consent of Millennium, including:

  •
  change the nature of its business operations so that COR is no longer primarily engaged in the biopharmaceutical business;
  •
  accelerate or change the exercisability of any outstanding option or restricted stock grant or authorize or make cash payments in exchange for convertible debt or options except as required by the terms of any agreement in effect on the date of the merger agreement;
  •
  declare, set aside or pay any dividends or other distributions on its shares of capital stock, or split, combine or reclassify any of its capital stock, or purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire shares of its capital stock or any other of its securities;
  •
  issue any shares of capital stock or any rights, warrants or options to acquire, any shares of capital stock, other than pursuant to the terms of any agreement in effect on the date of the merger agreement;
  •
  amend or accelerate the payment, right to payment or vesting of any compensation or benefits other than pursuant to the terms of any agreement in effect on the date of the merger agreement;
  •
  acquire any business or any business organization or division, or any assets (other than inventory and other items in the ordinary course of business);
  •
  sell, lease or dispose of any property or assets, except in the ordinary course of business consistent with past practice;

  •
  increase the compensation of any director, officer or employee, other than increases in compensation for employees not including officers at the level of vice president and above in the ordinary course of business consistent with past practice or as may be contractually required at the date of the merger agreement, or grant any severance or termination pay to, or enter into employment or severance agreements with any directors, officers or employees;
  •
  establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance or similar agreement or benefit plan;
  •
  forgive any indebtedness of any directors, officers or employees;
  •
  amend its certificate of incorporation or by-laws;
  •
  incur any indebtedness for borrowed money;
  •
  issue, sell, amend or guarantee any debt securities;
  •
  make any loans or advances, except routine employee advances in the ordinary course of business, or capital contributions to, or investment in, any other person;
  •
  enter into hedging agreements or other related financial agreements, except in the ordinary course of business consistent with past practice;
  •
  initiate, compromise or settle any material litigation or arbitration proceeding;
  •
  except in the ordinary course of business consistent with past practice, modify, amend or terminate in a material manner any material contract, license or other agreement, or waive, release or assign any material rights or claims;
  •
  make or rescind any material tax election, settle or compromise any material tax liability, or make any material amendment to any tax return;
  •
  make any material changes in financial accounting methods, unless required by generally accepted accounting principles;
  •
  make or commit to any capital expenditure other than as set forth in the COR capital budget;
  •
  license any intellectual property rights to or from any third party, other than shrink-wrapped off-the-shelf software licenses;
  •
  close any material facility or office;
  •
  make new, or renew existing, investments in debt securities or other instruments maturing more than 180 days after the date of investment, or equity securities of any entity other than wholly-owned COR subsidiaries;
  •
  initiate any new clinical trials or any new phase of any ongoing clinical trials, approve or participate in any investigator-sponsored trial, or file any new drug application or biologics license application with the FDA or any similar foreign regulatory body;
  •
  knowingly take any action that would reasonably be expected to materially delay, materially impede or materially restrict the consummation of the merger;
  •
  adopt or implement any stockholder rights plan or amend COR's existing stockholder rights plan other than as provided in the merger agreement;
  •
  take any action to make the Delaware antitakeover statute, any other state takeover statute or regulation, or antitakeover provisions of the COR certificate of incorporation inapplicable to any person;
  •
  take any action that would prevent or impede the merger from qualifying as a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code of 1986; or

  •
  authorize, commit or agree to take any action that would prevent the satisfaction of the conditions to the merger.

    Conduct of Millennium's Business Prior to the Merger.  Except as contemplated by the merger agreement, Millennium has agreed that, unless consented to by COR in writing, neither it nor its subsidiaries will take certain actions, including:

  •
  change the nature of its business so that Millennium is no longer primarily engaged in the biopharmaceutical business;
  •
  make any amendment to its certificate of incorporation that adversely affects Millennium common stock;
  •
  make any material changes to the certificate of incorporation of PGM Corporation;
  •
  declare, set aside or pay any dividends or other distributions on shares of Millennium capital stock or effect a stock split, combine or reclassify any of its capital stock;
  •
  take any action that adversely affects COR's stockholders disproportionately and materially as compared to the current stockholders of Millennium;
  •
  issue any shares of Millennium capital stock or securities convertible into shares of Millennium capital stock, other than pursuant to the terms of agreements and other instruments in effect on the date of the merger agreement, issuances of options and shares of capital stock to employees and consultants and up to 20,000,000 shares of common stock as Millennium may determine in its discretion;
  •
  knowingly take any action that would reasonably be expected to materially delay, materially impede, or materially restrict the consummation of the merger; or
  •
  take any action that would prevent or impede the merger from qualifying as a "reorganization" within the meaning of section 368(a) of the Internal Revenue Code of 1986.

    COR is Restricted from Trying to Sell to Another Party.  COR has agreed that until the effective time of the merger or the termination of the merger agreement, whichever first occurs, it will not and will not cause, authorize or permit any of its directors, officers, employees, affiliates or their representatives to, directly or indirectly:

  •
  solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, any acquisition proposal;
  •
  engage in any discussions or negotiations regarding, or furnish to any person any information with respect to, any acquisition proposal;
  •
  subject to applicable law and the satisfaction of certain conditions, withdraw or modify or propose to withdraw or modify the approval of the merger by the COR board of directors or the recommendation by the COR board of directors of the adoption of the merger agreement;
  •
  amend or grant any waiver or release under any standstill or similar agreement with respect to any COR common stock, or take other specified actions to facilitate a third party offer;
  •
  approve, agree to or recommend any acquisition proposal; or
  •
  enter into any agreement, letter of intent or similar document or contract relating to any acquisition proposal.

    COR also agreed to cease all discussions, negotiations and other activities prohibited by the foregoing that existed on the date the merger agreement was signed. COR also agreed to notify Millennium within 24 hours of the receipt of any acquisition proposal or request for nonpublic information in connection with any acquisition proposal. COR also agreed to keep Millennium informed, on a prompt basis, of the status of any such acquisition proposal or request.

    An "acquisition proposal" is, other than the merger described in this joint proxy statement/prospectus, any proposal or offer for a merger, consolidation, business combination, sale of substantial assets, tender or exchange offer, share exchange, sale of shares of capital stock or similar transaction involving COR or any of its subsidiaries (other than employee stock issuances otherwise permitted under the merger agreement or pursuant to the conversion of the convertible notes).

    Notwithstanding the foregoing, COR may furnish information with respect to COR to any person making an unsolicited acquisition proposal, and engage in discussions or negotiations with such person, provided that

  •
  COR did not breach the foregoing provisions in a manner that resulted in its receipt of the unsolicited offer or otherwise breached the foregoing provisions in any material respect;
  •
  the board of directors of COR believes in good faith and after consultation with its financial advisor that the acquisition proposal would result in a superior proposal and COR's board of directors determines in good faith after consultation with outside legal counsel that such action was necessary for the board to comply with its fiduciary duties to stockholders. A superior proposal is an acquisition proposal that is more favorable than the transaction contemplated by the merger agreement, taking into account all relevant factors;
  •
  prior to furnishing any such information or discussing such proposal, the COR board of directors receives an executed confidentiality agreement from such person; and
  •
  prior to furnishing such information or discussing such proposal, COR gives Millennium at least three business days' prior notice.

    Stockholders Meetings.  Each of Millennium and COR has agreed to hold its special meeting of stockholders as soon as practicable after the registration statement of which this joint proxy statement/prospectus forms a part is declared effective. Subject to the determination by Millennium's or COR's board of directors after consultation with its outside legal counsel that it is required to withdraw or modify its recommendation to comply with its fiduciary duties, each board is obligated to recommend approval of the actions to be considered by their respective stockholders.

    Consents; Other Actions.  Millennium and COR have also agreed to use their respective commercially reasonable efforts to take all appropriate actions to complete the merger, including:

  •
  obtaining any governmental consents, licenses, permits or waivers necessary to consummate the merger, making all necessary filings under any applicable domestic or foreign law, including the federal or state securities laws and executing any additional instruments necessary to consummate the merger;
  •
  obtaining any governmental clearances or approvals required under federal, state or foreign antitrust laws in order to consummate the transactions contemplated by the merger agreement; and
  •
  obtaining specified third party consents that are required to consummate the transactions contemplated by the merger agreement.

    Nasdaq Quotation.  Millennium has agreed to use commercially reasonable efforts to cause the shares of its common stock to be issued in the merger to be listed on the Nasdaq National Market. Millennium and COR have each agreed to use commercially reasonable efforts to continue the quotation of its common stock on the Nasdaq National Market during the term of the merger agreement.

    Reorganization.  Millennium and COR have each agreed to use commercially reasonable efforts to cause the merger to be treated as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986. Millennium and COR adopted the merger agreement as a plan of reorganization.

    Director and Officer Indemnification.  Millennium has agreed that, for a period of six years following the effective time of the merger, it will cause COR to indemnify the present and former directors and officers of COR against losses arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger, to the extent that the indemnified parties would have been entitled to be so indemnified and held harmless pursuant to contracts or other documents in existence on the date of the merger agreement. Millennium has also agreed to cause COR, for six years after the merger, to maintain in effect, with specified exceptions, a directors' and officers' liability insurance policy covering those persons who were covered by the directors' and officers' liability insurance policy of COR on December 5, 2001, with coverage in amount and scope at least as favorable to such persons as the current coverage provided by COR, provided that Millennium will not be required to expend in excess of 200% of the annual premium currently paid by COR for such coverage.

    Appointment to Millennium Board of Directors.  At the effective time of the merger, Millennium will enlarge the size of its board of directors to twelve directors and elect Shaun R. Coughlin, M.D., Ph.D. as a class III director, Ginger L. Graham as a class I director, Vaughn M. Kailian as a class I director, and Ernest Mario, Ph.D. as a class II director to the Millennium board of directors.

    Notification.  Millennium and COR have agreed to give prompt notice to one another of any event that would be likely to result in a material breach of any representation or warranty contained in the merger agreement or the material failure of any covenant, condition or agreement in the merger agreement to be complied with.

    Employee Matters.  As promptly as practicable after the effective time of the merger, Millennium has agreed to enroll COR employees in Millennium's employee benefit plans, to the extent applicable. If it is not reasonably practicable for COR employees to be enrolled in any one or more of Millennium's benefit plans, due to geographic location or otherwise, Millennium has agreed to continue to enroll the COR employees in the corresponding COR plan in which such COR employees are enrolled as of the effective time of the merger, or in a reasonably comparable plan. Unless otherwise requested by Millennium, COR will terminate the COR 401(k) plan prior to the effective time of the merger.

    Indentures.  COR and Millennium have agreed to take all actions as is required by the indentures for the COR convertible notes in connection with the merger, including the execution and delivery of supplemental indentures. Immediately following the effective time of the merger, Millennium has agreed to enter into a supplemental indenture pursuant to which it has agreed to provide a full and unconditional guarantee of COR's obligations under the COR convertible notes.

Conditions to Obligations to Complete the Merger

    The obligations of both Millennium and COR to effect the merger are subject to the satisfaction or waiver of the following conditions:

  •
  the COR stockholders must have adopted the merger agreement and approved the merger and the Millennium stockholders must have approved the issuance of Millennium common stock to COR stockholders in the merger;

  •
  all applicable waiting periods under the Hart-Scott-Rodino Act must have expired or been terminated;

  •
  Millennium and COR must have made all filings and obtained all authorizations, consents, orders and approvals required to be obtained from or filed with any governmental entity which if not obtained or filed would reasonably likely have a material adverse effect on Millennium or COR;

  •
  the registration statement of which this joint proxy statement/prospectus forms a part must have become effective and not be the subject of a stop order and no proceedings for that purpose can have been threatened in writing or initiated;

  •
  no court or government agency shall have enacted, issued, promulgated, enforced or entered into any order, stay, decree, judgment or injunction or statute, rule or regulation that is in effect and that has the effect of making the merger illegal or otherwise prohibiting the merger; and

  •
  the listing on the Nasdaq National Market of Millennium common stock that will be issued to COR stockholders in the merger must have been approved.

    In addition, the obligations of Millennium to effect the merger are subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of COR in the merger agreement must be true and correct as of the date of the merger agreement and, unless they speak as of an earlier date, as of the effective time of the merger, except, other than specified representations, where the failure to be true and correct have not and would not, individually or in the aggregate, reasonably be likely to result in a material adverse effect on COR;

  •
  COR must have performed, in all material respects, its obligations required to be performed by it under the merger agreement;

  •
  Millennium must have received an opinion from Hale and Dorr LLP to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, provided that if Hale and Dorr LLP does not render such an opinion, then the condition will be deemed satisfied if Cooley Godward LLP renders the opinion;

  •
  COR must have obtained all consents and approvals of third parties required in connection with the merger that if not obtained would be reasonably likely to result in a material adverse effect on COR;

  •
  unless such action or proceeding would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on COR or Millennium, there shall not be instituted or pending any action or proceeding by any governmental entity seeking to restrain, prohibit or otherwise interfere with Millennium's ability to own or operate the business of COR or to own shares of COR or to compel Millennium to dispose of or hold separate all or any portion of the business of COR or Millennium, or seeking to impose or confirm limitations on

    Millennium's ability to exercise full rights of ownership of the shares of COR common stock, or seeking to require divestiture by Millennium of any such shares; and

  •
  Millennium must have received copies of the resignations of each director of COR and its subsidiaries.

    A material adverse effect on COR is any material adverse change, event, circumstance, development or effect on:

  •
  COR's assets, business, financial condition, results of operations or prospects taken as a whole; or

  •
  COR's ability to consummate the merger.

    However, certain items, including the following, are not taken into account in determining whether there has been a material adverse effect on COR:

  •
  adverse changes in the price of COR's common stock alone;

  •
  adverse changes, events, circumstances, developments or effects resulting from a change in general economic, industry or financial market conditions, so long as these conditions or events do not substantially disproportionately affect COR;

  •
  changes, events, circumstances, developments or effects resulting from a breach of the merger agreement by Millennium;

  •
  adverse changes, events, circumstances, developments or effects resulting from any acts of terrorism or war, including the events of September 11, 2001, fighting in Afghanistan, letters containing anthrax and similar circumstances;

  •
  adverse changes, events, circumstances, developments or effects directly resulting from the public announcement or pendency of the merger; and

  •
  adverse changes, events, circumstances, developments or effects resulting from or relating to the taking of any action required by the merger agreement.

    In addition, the obligation of COR to effect the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of Millennium in the merger agreement must be true and correct as of the date of the merger agreement and, unless they speak as of an earlier date, as of the effective time of the merger, except where the failure to be true and correct have not and would not, individually or in the aggregate, reasonably be likely to result in a material adverse effect on Millennium;

  •
  Millennium must have performed, in all material respects, its obligations required to be performed by it under the merger agreement;

  •
  COR must have received an opinion from Cooley Godward LLP to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, provided that if Cooley Godward LLP does not render such an opinion, then the condition will be deemed satisfied if Hale and Dorr LLP renders the opinion; and

  •
  unless such action or proceeding would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on COR or Millennium, there shall not be instituted or pending any action or proceeding by any governmental entity seeking to restrain, prohibit or otherwise interfere with Millennium's ability to own or operate the business of COR or to own shares of COR or to compel Millennium to dispose of or hold separate all or any portion of the business of COR or Millennium, or seeking to impose or confirm limitations on Millennium's ability to exercise full rights of ownership of the shares of COR common stock, or seeking to require divestiture by Millennium of any such shares.

    A material adverse effect on Millennium is any material adverse change, event, circumstance, development or effect on:

  •
  Millennium's assets, business, financial condition, results of operations or prospects taken as a whole; or

  •
  Millennium's ability to consummate the merger.

    However, the following are not taken into account in determining whether there has been a material adverse effect on Millennium:

  •
  adverse changes in the price of Millennium's common stock alone;

  •
  adverse changes, events, circumstances, developments or effects resulting from a change in general economic, industry or financial market conditions, so long as these conditions or events do not substantially disproportionately affect Millennium;

  •
  changes, events, circumstances, developments or effects resulting from a breach of the merger agreement by COR;

  •
  adverse changes, events, circumstances, developments or effects resulting from any acts of terrorism or war, including the events of September 11, 2001, fighting in Afghanistan, letters containing anthrax and similar circumstances;

  •
  adverse changes, events, circumstances, developments or effects directly resulting from the public announcement or pendency of the merger; or

  •
  adverse changes, events, circumstances, developments or effects resulting from or relating to the taking of any action required by the merger agreement.

Termination; Expenses and Termination Fees

  Termination

    The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger by mutual written consent of Millennium and COR. In addition, either Millennium or COR may terminate the merger agreement upon written notice at any time prior to the effective time of the merger under the following circumstances:

  •
  if the merger is not completed by June 30, 2002, provided that the right of a party to terminate the merger agreement for this reason is not available to any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of or resulted in the failure of the merger to occur on or before that date;

  •
  if any governmental order, decree, ruling or action permanently restraining, enjoining or otherwise prohibiting the merger shall become final and non-appealable;

  •
  if the meeting of COR stockholders has been held and completed, and the requisite vote of the COR stockholders to adopt the merger agreement was not obtained; or

  •
  if the meeting of Millennium stockholders has been held and completed, and the requisite vote of the Millennium stockholders to approve the issuance of Millennium common stock to the stockholders of COR in the merger was not obtained.

    In addition, Millennium can terminate the merger agreement upon written notice if:

  •
  (1) the COR board of directors fails to recommend, or withdraws or modifies its recommendation that the COR stockholders adopt the merger agreement or fails to reconfirm its recommendation within five business days after Millennium requests it to do so, (2) the COR board of directors approves or recommends an acquisition proposal other than the merger, or recommends a tender offer or, within a 10 days after a tender offer, fails to recommend against or takes no position regarding a tender offer, (3) COR knowingly and materially breaches any of its covenants to file and obtain the effectiveness of this joint proxy statement/prospectus or to hold its stockholders meeting and such breach is not cured within 30 days of receiving notice of the breach, or (4) COR knowingly and materially breaches its obligations under the merger agreement not to solicit other acquisition proposals; or

  •
  COR breaches any representation, warranty, covenant or agreement that has or would reasonably be expected to result in a material adverse effect on COR, or results in COR's failure to perform in all material respects the covenants in the merger agreement, and that breach is not cured within 30 days of receiving written notice of the breach.

    In addition, COR can terminate the merger agreement upon written notice if:

  •
  the Millennium board of directors shall have failed to recommend, or shall have withdrawn or modified its recommendation that the Millennium stockholders approve the issuance of shares in the merger;

  •
  COR shall have requested that the Millennium board of directors reconfirm its recommendation of the issuance of shares in the merger and the board of directors of Millennium fails to do so within five business days after COR's request;

  •
  Millennium knowingly and materially breaches any of its obligations under the merger agreement to file and obtain the effectiveness of this joint proxy statement/prospectus or to hold its stockholders meeting (subject to certain cure rights);

  •
  COR provides written notice to Millennium of its bona fide intention to enter in a binding written agreement for a superior proposal, provided that (1) COR did not breach the non-solicitation provisions in the merger agreement in a manner that resulted in its receipt of the superior proposal or otherwise breached the non-solicitation provisions in any material respect; (2) COR notifies Millennium in writing of the superior proposal, including the material terms and conditions, and notifies Millennium of its intention to enter into a binding agreement with respect to the superior proposal; (3) Millennium does not make an offer within three business days of being notified of the superior proposal that is as favorable as the superior proposal, as determined by the COR board of directors in good faith and in consultation with its outside legal counsel and financial advisor and after taking into account all relevant factors, and (4) COR pays the termination fee described below; or

  •
  Millennium breaches any representation, warranty, covenant or agreement that has or would reasonably be expected to result in a material adverse effect on Millennium, or results in Millennium's failure to perform in all material respects the covenants in the merger agreement, and the breach is not cured within 30 days of receiving written notice of the breach.

    If either Millennium or COR terminates the merger agreement because of any of the reasons above, all obligations of the parties under the merger agreement will terminate, except specified provisions, including those relating to the obligation to pay fees and expenses described below. However, no termination shall relieve Millennium or COR from liability or damages resulting from any breach by that person of the merger agreement.

  Expenses

    Generally, Millennium and COR will bear their own expenses incurred in connection with the merger. However, Millennium and COR will share equally the filing fee of Millennium's pre-merger notification report and the fees and expenses incurred in connection with preparing, filing and mailing this joint proxy statement/prospectus, other than accountants' and attorneys' fees.

    COR has agreed to pay up to $3,000,000 to Millennium as reimbursement for Millennium's fees and expenses incurred in connection with the merger upon termination by Millennium or COR because the merger is not completed by June 30, 2002 due to COR's breach of any representation or warranty that has had or would reasonably be expected to result in a material adverse effect on COR, or due to COR's failure to perform in all material respects the covenants in the merger agreement.

    Millennium has agreed to pay up to $3,000,000 to COR as reimbursement for COR's fees and expenses incurred in connection with the merger upon termination by Millennium or COR because the merger is not completed by June 30, 2002 due to Millennium's breach of any representation or warranty that has had or would reasonably be expected to result in a material adverse effect on Millennium, or due to Millennium's failure to perform in all material respects the covenants in the merger agreement.

  Termination Fees

    COR must pay Millennium a termination fee of $75,000,000 upon termination of the merger agreement:

  •
  by Millennium because:

  •
  the COR board of directors fails to recommend, or withdraws or modifies its recommendation that the COR stockholders adopt the merger agreement or fails to reconfirm its recommendation within five business days after Millennium requests it to do so,

  •
  the COR board of directors approves or recommends an acquisition proposal other than the merger, or recommends a tender offer or, within a 10 days after a tender offer, fails to recommend against or takes no position regarding a tender offer,

  •
  COR knowingly and materially breaches its obligations under the merger agreement not to solicit other acquisition proposals,

  •
  COR knowingly and materially breaches any of its covenants to file and obtain the effectiveness of this joint proxy statement/prospectus or to hold its stockholders meeting and such breach is not cured within 30 days of receiving written notice of the breach; or

  •
  by Millennium or COR because the merger agreement is terminated because the merger is not completed by June 30, 2002 (and the party terminating the merger agreement is not the principal cause of the reason the merger has not been completed) or because the meeting of COR stockholders has been held and completed and the requisite vote of the COR stockholders to adopt the merger agreement was not obtained, but only if:

  •
  a third party has publicly announced an acquisition proposal involving more than 40% of the stock or assets of COR before the termination of the merger agreement which has not been withdrawn or abandoned; and

  •
  an acquisition proposal involving more than 40% of the stock or assets of COR is consummated with a third party within 9 months of the termination or COR enters into a definitive agreement to be acquired by a third party within 9 months of the termination and the acquisition is consummated within 18 months of the termination;

  •
  by COR if COR provides written notice to Millennium of its bona fide intention to enter into a binding written agreement for a superior proposal, provided that:

  •
  COR did not breach the non-solicitation provisions in the merger agreement in a manner that resulted in its receipt of the superior proposal or otherwise breached the non-solicitation provisions in any material respect,

  •
  COR notified Millennium in writing of the superior proposal, including the material terms and conditions,

  •
  Millennium did not make within three business days of the notice of the superior proposal an offer that is as favorable as the superior proposal, as determined by the COR board of directors in good faith and in consultation with its outside legal counsel and financial advisor.

    Millennium must pay COR a termination fee of $75,000,000 upon termination of the merger agreement:

  •
  by COR because the Millennium board of directors fails to recommend, or withdraws or modifies its recommendation that the Millennium stockholders adopt the merger agreement or fails to reconfirm its recommendation within a specified number of days after COR requests it to do so, or Millennium knowingly and materially breaches any of its obligations under the merger agreement to file and obtain the effectiveness of this joint proxy statement/prospectus or to hold its stockholders meeting (subject to certain cure rights); or

  •
  by Millennium or COR because the merger agreement is terminated because the merger is not completed by June 30, 2002 (and the party terminating the merger agreement is not the principal cause of the reason the merger has not been completed) or the meeting of the Millennium stockholders convened for the purpose of adopting the merger agreement has been held and completed but the issuance of Millennium common stock in connection with the merger was not approved, but only if:

  •
  a third party has publicly announced an acquisition proposal involving more than 40% of the assets or stock of Millennium which is directly or indirectly contingent upon the merger not being consummated before the termination of the merger agreement which has not been withdrawn or abandoned, and

  •
  an acquisition proposal involving more than 40% of the assets or stock of Millennium is consummated with a third party within 9 months of the termination or Millennium enters into a definitive agreement to be acquired by a third party within 9 months of the termination and the acquisition is consummated within 18 months of the termination.

Amendment

    Generally, the board of directors of each of Millennium and COR may agree to amend the merger agreement at any time before or after the approval of the matters presented in connection with the merger by the stockholders of COR or Millennium, provided that after such stockholder approvals are obtained, the merger agreement may not be amended in a way which by law requires further approval by the stockholders of Millennium or COR unless such further stockholder approval is obtained. Amendments must be in writing and signed by all parties.

RELATED AGREEMENTS

Voting Agreements

    As an inducement to Millennium to enter into the merger agreement, on December 5, 2001, Shaun R. Coughlin, M.D., Ph.D., James T. Doluisio, Ph.D., Ginger L. Graham, Charles J. Homcy, M.D., Jerry T. Jackson, Vaughn M. Kailian, Ernest Mario, Ph.D., Michael G. McCaffery, Lee M. Rauch and Peter S. Roddy, each of whom is a director or officer of COR, each entered into separate voting agreements with Millennium. Pursuant to these agreements, these COR stockholders agreed to vote their shares in favor of the adoption of the merger agreement and approval of the merger. As of January 2, 2002, these stockholders beneficially owned an aggregate of 506,754 outstanding shares of COR common stock. These shares represented less than 1% of the outstanding shares of COR common stock on January 2, 2002, the record date for the special meeting of COR stockholders. Each person also irrevocably appointed Millennium as his or her proxy, to vote his or her shares accordingly. The form of voting agreement is attached as Annex D to this joint proxy statement/prospectus.

    As an inducement to COR to enter into the merger agreement, on December 5, 2001, Eugene Cordes, John B. Douglas III, A. Grant Heidrich III, Raju S. Kucherlapati, Eric S. Lander, Mark J. Levin, John Maraganore, Linda K. Pine, Kevin P. Starr and Robert Tepper, each of whom is a director or officer of Millennium, each entered into separate voting agreements with COR. Pursuant to these agreements, these Millennium stockholders agreed to vote their shares in favor of the issuance of Millennium common stock in the merger. As of January 2, 2002, these stockholders beneficially owned an aggregate of 4,810,612 outstanding shares of Millennium common stock. These shares represented approximately 2.2% of the outstanding shares of Millennium common stock on January 2, 2002, the record date for the special meeting of Millennium stockholders. Each person also irrevocably appointed COR as his or her proxy, to vote his or her shares accordingly. The form of voting agreement is attached as Annex E to this joint proxy statement/prospectus.

Supplemental Indentures Relating to COR Convertible Notes

    Immediately following the effective time of the merger, Millennium has agreed to enter into a supplemental indenture pursuant to which it will provide a full and unconditional guarantee of COR's obligations under the COR convertible notes. Following the effective time, the notes will become convertible into shares of Millennium common stock. In addition, pursuant to the terms of the notes issued in February 2000, within 30 days following the effective time of the merger, COR is required to offer to the holders of the February 2000 notes the right to redeem their notes at a price equal to par value plus accrued interest, unless the closing price per share of COR's common stock on any five trading days during the ten consecutive trading days prior to the consummation of the merger equals or exceeds $35.47. Pursuant to the terms of the notes issued in June 2001, within 30 days following the effective time of the merger, COR is required to offer to the holders of the June 2001 notes the right to redeem their notes at a price equal to par value plus accrued interest, unless the closing price per share of COR's common stock on any five trading days during the ten consecutive trading days prior to the consummation of the merger equals or exceeds $42.10. Millennium expects to merge COR directly into Millennium after the effective time of the merger, in which case COR would cease to exist and all obligations of COR would become direct obligations of Millennium. This merger of COR into Millennium may occur as soon as immediately after the effective time of the merger.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements have been prepared to give effect to the merger using the purchase method of accounting.

    The unaudited pro forma combined balance sheet as of September 30, 2001 gives effect to the merger as if it had occurred on such date, and reflects the allocation of the purchase price to the COR assets acquired and liabilities assumed based upon their estimated respective fair values. The unaudited pro forma combined statements of operations combine the historical unaudited statements of operations of Millennium and COR as if the merger had occurred on January 1, 2000. These pro forma financial statements continue to classify COR's convertible notes as long-term debt because although a redemption offer must be made at the time of the merger, it is not certain whether the holders will accept the offer before such offer expires. It is expected that following the merger, Millennium will incur additional costs in connection with integrating the operations of the two companies. Integration-related costs are not included in the accompanying unaudited pro forma combined financial statements.

    Unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined financial statements are based upon the respective historical financial statements of Millennium and COR, as adjusted, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

    The allocation of the purchase price is preliminary and is based, in part, upon information provided to date by COR to Millennium and its advisors. Such purchase price allocation will be finalized following consummation of the merger and finalization of appraisals to determine the fair value of tangible and identifiable intangible assets. Based on an analysis of fair value, the excess of the purchase price over the fair value of net tangible assets on COR's balance sheet will then be allocated to acquired in-process research and development, identifiable intangible assets and the remaining balance to goodwill.

    The Millennium statement of operations for the period in which the merger occurs will include a significant charge for acquired in-process research and development, currently estimated to be approximately $239.0 million, or 12.9% of the purchase price. This amount represents the values determined by Millennium management, using a discounted cash flow methodology, to be attributable to the in-process research and development programs of COR based on a preliminary valuation of such programs. Such amount is subject to significant change pending completion of the final independent valuation analysis. The charge relates to specific on-going research and development programs and preclinical projects.

    The total estimated amount of goodwill and identifiable intangible assets is approximately $1.6 billion with a useful life for identifiable intangible assets with definite lives of approximately thirteen years. Because the valuation analysis has not been completed, the actual amount of goodwill and identifiable intangible assets, and the related average useful life, could vary from these assumptions.

MILLENNIUM PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2001

(in thousands)	Historical Millennium	Historical COR	Pro Forma Adjustments		Pro Forma Millennium
Assets
Current assets:
Cash and cash equivalents	$61,464	$242,835	$(59,142	)(E),(F)	$245,157
Marketable securities	1,466,238	390,440	—		1,856,678
Due from strategic alliance partners	25,648	—	—		25,648
Contract receivables	—	15,395	16,211	(F)	31,606
Prepaid compromotion expenses	—	84,321	—		84,321
Prepaid expenses and other current assets	15,537	1,738	—		17,275

Total current assets	1,568,887	734,729	(42,931)		2,260,685
Property and equipment, net	136,533	6,077	—		142,610
Restricted cash and other assets	34,714	17,900	—		52,614
Goodwill, net	132,865	—	1,052,312	(D)	1,185,177
Intangible assets, net	22,733	—	438,000	(B)	520,733
			60,000	(C)

Total assets	$1,895,732	$758,706	$1,507,381		$4,161,819

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,361	$9,710	$—		$25,071
Accrued expenses	72,139	14,900	39,168	(G)	126,207
Deferred revenue	54,554	72,404	(72,404	)(E)	54,554
Current portion of capital lease obligations	16,125	959	—		17,084

Total current liabilities	158,179	97,973	(33,236)		222,916
Deferred revenue	41,392	—	—		41,392
Capital lease obligations, net of current portion	32,086	747	—		32,833
Long term debt	83,325	—	—		83,325
Convertible senior notes	—	300,000	—		300,000
Convertible subordinated notes	—	300,000	—		300,000
Other long-term liabilities	—	684	—		684
Commitments and contingencies
Stockholders' equity:
Common Stock	221	5	(5	)(H)	277
			56	(H)
Additional paid-in capital	2,413,882	284,864	(284,864	)(H)	4,267,699
			1,719,069	(H)
			119,794	(H)
			14,954	(H)
Deferred compensation	(898)	—	(14,954	)(H)	(15,852)
Notes receivable from officers	(354)	—	—		(354)
Accumulated other comprehensive income (loss)	43,540	5,095	(5,095	)(H)	43,540
Accumulated deficit	(875,641)	(230,662)	(239,000	)(A)	(1,114,641)
			230,662	(H)

Total stockholders' equity	1,580,750	59,302	1,540,617		3,180,669

Total liabilities and stockholders' equity	$1,895,732	$758,706	$1,507,381		$4,161,819

MILLENNIUM PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

(in thousands, except per share amounts)	Historical MPI	Historical COR	Pro Forma Adjustments		Pro Forma Millennium
Revenue under strategic alliances	$191,605	$—	$—		$191,605
Copromotion revenue	—	85,532	—		85,532
Development and other contract revenue	—	8,334	—		8,334

Total revenue	191,605	93,866	—		285,471
Costs and expenses:
Cost of copromotion revenue	—	38,838	—		38,838
Research and development	285,945	35,113	—		321,058
Marketing, general and administrative	53,948	22,626	—		76,574
Amortization of intangible assets	48,010	—	25,269	(I)	73,279
Stock compensation	—	—	5,212	(L)	5,212

	387,903	96,577	30,481		514,961

Loss from operations	(196,298)	(2,711)	(30,481)		(229,490)
Equity in operations of joint venture	1,700	—	—		1,700
Interest income	79,151	21,154	—		100,305
Interest expense	(7,020)	(17,195)	—		(24,215)
Debt conversion expense	(2,567)	—	—		(2,567)

Income (loss) before income taxes	(125,034)	1,248	(30,481)		(154,267)
Provision for income taxes	—	(25)	—		(25)

Net income (loss) attributable to common stockholders	$(125,034)	$1,223	$(30,481)		$(154,292)

Net income (loss) attributable to common stockholders, basic	$(0.57)	$0.02			$(0.56)

			(55,370	)(J)
Weighted average shares, basic	217,766	55,370	56,233	(K)	273,999

Net income (loss) attributable to common stockholders, diluted	$(0.57)	$0.02			$(0.56)

			(59,203	)(J)
Weighted average shares, diluted	217,766	59,203	56,233	(K)	273,999

MILLENNIUM PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2000

	Historical MPI	Historical COR	Pro Forma Adjustments		Pro Forma Millennium
(in thousands, except per share amounts)
Revenue under strategic alliances	$196,269	$—	$—		$196,269
Copromotion revenue	—	96,943	—		96,943
Development and other contract revenue	—	7,798	—		7,798

Total revenue	196,269	104,741	—		301,010
Costs and expenses:
Cost of copromotion revenue	—	52,908	—		52,908
Research and development	268,740	43,031	—		311,771
Marketing, general and administrative	49,315	30,414	—		79,729
Amortization of intangible assets	55,123	—	33,692	(I)	88,815
Stock compensation	—	—	6,821	(L)	6,821

	373,178	126,353	40,513		540,044

Loss from operations	(176,909)	(21,612)	(40,513)		(239,034)
Equity in operations of joint venture	(5,409)	—	—		(5,409)
Interest income	54,987	19,461	—		74,448
Interest expense	(19,681)	(14,500)	—		(34,181)
Debt conversion expense	(54,852)	—	—		(54,852)
Minority interest	(63)	—	—		(63)

Loss before income taxes and cumulative effect of change in accounting principle	(201,927)	(16,651)	(40,513)		(259,091)
Income tax benefit	—	—	86,224	(M)	86,224
Deemed preferred stock dividend	(45,668)	—	—		(45,668)

Loss attributable to common stockholders before cumulative effect of change in accounting principle(1)	$(247,595)	$(16,651)	$45,711		$(218,535)

Loss attributable to common stockholders, basic before cumulative effect of change in accounting principle	$(1.28)	$(0.31)			$(0.88)

			(53,243	)(J)
Weighted average shares, basic	192,835	53,243	56,233	(K)	249,068

Loss attributable to common stockholders, diluted before cumulative effect of change in accounting principle	$(1.28)	$(0.31)			$(0.88)

			(53,243	)(J)
Weighted average shares, diluted	192,835	53,243	56,233	(K)	249,068

Note 1: The cumulative effect of change in accounting principle is a one-time, noncash charge relating to Millennium's adoption of Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 was issued by the Securities and Exchange Commission ("SEC") in December 1999. SAB 101 provides guidance related to revenue recognition policies based on interpretations and practices followed by the SEC. The impact of Millennium's adoption of SAB 101 was to defer revenue recognition for certain portions of the revenue previously recognized by Millennium under its strategic alliances into future accounting periods. Refer to Note 6 of Millennium's 2000 audited financial statements.

MILLENNIUM PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(in thousands, except per share amounts)

Note 1

    On December 5, 2001, Millennium signed an agreement to acquire COR in a purchase transaction. The unaudited pro forma combined financial statements reflect the conversion of all of the outstanding shares of COR common stock into approximately 56.2 million shares of Millennium common stock pursuant to the merger. This calculation is based on COR outstanding common stock at December 5, 2001 using the conversion ratio of 0.9873 of a share of Millennium common stock for each share of outstanding COR common stock. In addition, options to purchase approximately 6.2 million shares of COR common stock with a weighted average exercise price of $8.26 will be assumed by Millennium pursuant to the merger and converted into options to purchase approximately 6.1 million shares of Millennium common stock. The exact number of shares to be issued and the number of options assumed by Millennium in connection with the merger will depend upon the number of shares and options of COR outstanding at the close of the merger. These pro forma financial statements continue to classify COR's convertible notes as long-term debt because although a redemption offer must be made at the time of the merger, it is not certain whether the holders will accept the offer before such offer expires.

    The total cost of the proposed merger is estimated to be approximately $1.9 billion determined as follows:

Fair value of Millennium shares (calculated using $30.57 per share average fair value for the three days prior to and after announcement of the merger)	$1,719,125
Value of COR options assumed net of intrinsic value of unvested options	119,794
Millennium transaction costs, consisting primarily of financial advisory, legal and accounting fees	18,385

$1,857,304

    Millennium's common stock has been valued using an average price for three days before and after the announcement of the merger. The fair value of options assumed was determined using the Black-Scholes method assuming expected lives ranging from one to five years, a risk-free rate of 5.5%, volatility of 86.87% and no expected dividends. In accordance with FASB Interpretation No. 44, or FIN 44, Accounting for Certain Transactions Involving Stock Compensation—an Interpretation of APB 25, a portion of the intrinsic value of unvested options of COR has been allocated to deferred stock compensation. Deferred stock compensation will be amortized on a straight-line basis over the estimated remaining vesting period of the related options. For purposes of preparing the unaudited pro forma combined financial statements, Millennium estimated the intrinsic value of the unvested options using the stock price on the date of the merger. Upon consummation of the merger, Millennium will determine the final amount of deferred compensation based on the closing price of its common stock on the date of consummation of the merger, and, therefore, the final amount of deferred compensation will be different from the amounts presented in these unaudited pro forma combined financial statements.

    The allocation of the purchase price is preliminary and is based upon a preliminary valuation of tangible and intangible assets acquired and liabilities assumed, Millennium has allocated the total cost of the merger to the net assets of COR as follows:

Net tangible assets acquired	$67,992
In-process research and development	239,000
Indentifiable intangible assets (primarily developed technology—13 year useful life and trademark—indefinite life)	498,000
Goodwill	1,052,312

$1,857,304

    The amount of identifiable intangible assets, the estimated useful lives and acquired in-process research and development will be determined upon completion of an appraisal and, therefore, may be different from the amount presented in these unaudited pro forma combined financial statements. To the extent the amounts and estimated useful lives are different than those presented above, the unaudited pro forma combined financial statements could change significantly.

Note 2

    The unaudited pro forma combined balance sheets include the adjustments necessary to give effect to the merger as if it had occurred on September 30, 2001 and to reflect the allocation of the acquisition cost to the estimated fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including the elimination of COR's equity accounts. Adjustments included in the unaudited pro forma combined balance sheets are summarized as follows:

  A.
  To record the estimated one-time non-cash charge to operations for in-process research and development of $239,000.

  B.
  To record the estimated valuation of $438,000 for COR developed technology.

  C.
  To record the estimated valuation of $60,000 for the COR trademark.

  D.
  To record the estimated valuation of $1,052,312 for the COR goodwill.

  E.
  To record the refunding of $42,931 of amounts previously received from Schering that are repayable by COR upon a change of control and to eliminate remaining deferred revenue of $29,473.

  F.
  To record the refunding of amounts previously received from Schering that are repayable by COR upon a change in control. Approximately $16,211 of these amounts must be returned by Schering within 45 days of the merger.

  G.
  To record the accrual of the estimated transaction costs of $36,385 and $2,783 of merger related contingencies. Estimated merger costs include all costs directly incurred as a result of the merger including, but not limited to, fees for financial advisors, accountants and attorneys and other related costs.

  H.
  To eliminate COR's historical shareholders' equity accounts and to record the issuance of 56.2 million shares of Millennium $.001 par value common stock to acquire all of the outstanding common stock of COR, including an adjustment of $119,794 to additional paid-in-capital to reflect the fair value of all COR stock options assumed by Millennium in the merger. The foregoing adjustments also include an adjustment to record the intrinsic value of unvested COR options assumed by Millennium in the merger in accordance with FIN 44.

Note 3

    The unaudited pro forma combined statements of operations include the adjustments necessary to give effect to the merger as if it had occurred on January 1, 2000:

  I.
  To record the amortization of identifiable intangible assets using an estimated useful life of thirteen years.

  J.
  To eliminate COR weighted average common shares outstanding.

  K.
  Pro forma basic and diluted net loss per share amounts for the year ended December 31, 2000 and the nine-month period ended September 30, 2001 are based upon the historical weighted average number of Millennium common stock outstanding adjusted to reflect the issuance as of January 1, 2000 of approximately 56.2 million shares of Millennium common stock. The impact of outstanding options and warrants, including COR options assumed, has been excluded from the calculation of diluted net loss per share, as the effect would be antidilutive.

  L.
  To record compensation expense for unvested COR options assumed by Millennium in the merger in accordance with FIN 44.

  M.
  To record the utilization of the deferred tax liability that would have been recognized had the merger taken place on January 1, 2000.

INFORMATION CONCERNING MILLENNIUM

    Millennium's goal is to become the biopharmaceutical company of the future. It plans to develop breakthrough drugs and predictive medicine products that ultimately enable physicians to more closely customize medical treatment to a patient's needs by combining knowledge of the genetic basis for disease and the genetic characteristics of a particular patient on a molecular basis. Millennium is primarily focusing its research and development and planned commercialization activities in three key areas: oncology, inflammation and metabolic disease. Millennium is also striving to significantly improve drug development productivity by applying its broad proprietary scientific and technological capabilities and methods to the drug discovery process. Millennium views the pursuit of mergers, acquisitions and product in-licensing as important in achieving its goals. Either alone or in collaboration with strategic partners, Millennium has developed one therapeutic product that has received FDA approval for use in an oncology indication and currently has nine product candidates in various stages of clinical development. At December 31, 2001, Millennium had approximately 1,500 employees.

    Millennium has entered into research, development and commercialization arrangements with major pharmaceutical and biotechnology companies relating to a broad range of therapeutic and predictive medicine products and services. These alliances provide Millennium with the opportunity to receive royalties and/or share profits if its collaborations are successful in developing and commercializing products. In many cases, Millennium also retains product rights for itself from these alliances. Millennium has also entered into technology development and technology transfer arrangements with major pharmaceutical and biotechnology companies. Under each of these arrangements Millennium works cooperatively with the other party to enhance Millennium's technology platform and provide such party a license to use Millennium's technology platform in exchange for fees and, in some cases, the opportunity to receive royalties if the other party is successful in developing and commercializing products using Millennium's technology platform.

    Millennium was incorporated in Delaware in 1993. Its principal executive offices are located at 75 Sidney Street, Cambridge, Massachusetts 02139 and its telephone number is (617) 679-7000.

Recent Stock Issuances

    During the fourth quarter of 2001, Millennium issued an aggregate of 1,071,705 shares of Millennium common stock under a private placement to the former stockholders of ProScript, Inc. in exchange for extinguishing certain contingent payment obligations that arose out of the acquisition of ProScript by LeukoSite, Inc. in August 1999. Millennium assumed these obligations when it acquired LeukoSite in December 1999.

    On December 10, 2001, Millennium sold 1,046,957 shares of Millennium common stock to Abbott Laboratories for an aggregate purchase price of approximately $28.5 million pursuant to an investment agreement between Abbott Laboratories and Millennium dated March 9, 2001.

Directors and Executive Officers of Millennium

    The following table sets forth the names, ages and positions of Millennium's directors and executive officers.

Name	Age	Positions Held
Mark J. Levin	51	Chairperson, Chief Executive Officer and President
Kevin P. Starr	39	Chief Operating Officer and Chief Financial Officer
John B. Douglas III	48	Senior Vice President, General Counsel and Secretary
Paul R. Hamelin	47	Senior Vice President, Commercial Operations
John Maraganore, Ph.D.	39	Senior Vice President, Strategic Product Development
Linda K. Pine	49	Senior Vice President, Human Resources
Robert Tepper, M.D.	46	Executive Vice President, Discovery and Chief Scientific Officer
Eugene Cordes, Ph.D	65	Director
A. Grant Heidrich, III	49	Director
Raju S. Kucherlapati, Ph.D.	58	Director
Eric S. Lander, Ph.D.	44	Director
Edward D. Miller, Jr.	58	Director
Norman C. Selby	49	Director
Kenneth E. Weg	63	Director

    Mr. Levin has served as Millennium's Chairperson of the Board of Directors since March 1996, as Millennium's Chief Executive Officer since November 1994 and as a director of Millennium since its inception. From 1987 to 1994, Mr. Levin was a partner at Mayfield, a venture capital firm, and co-director of its Life Science Group. While employed with Mayfield, Mr. Levin was the founding Chief Executive Officer of several biotechnology and biomedical companies, including Cell Genesys Inc., Stem Cells, Inc. (formerly CytoTherapeutics Inc.), Tularik Inc. and Focal, Inc. Mr. Levin holds an M.S. in Chemical and Biomedical Engineering from Washington University. Mr. Levin also serves on the Board of Directors of StemCells, Inc.

    Mr. Starr has served as Chief Operating Officer of Millennium since December 2001 and Chief Financial Officer since December 1998. From June 2001 to December 2001 he served as Executive Vice President, Business Operations of Millennium. From June 2000 to June 2001, Mr. Starr served as a Senior Vice President of Millennium. From March 1998 to December 1998, he served as the Vice President, Finance of Millennium BioTherapeutics, Inc., while it was a majority-owned subsidiary of Millennium. Prior to joining Millennium BioTherapeutics, Mr. Starr held the positions of Corporate Controller and Manager of Financial Analysis at Biogen from 1991 to 1998. Mr. Starr holds a B.A. degree in mathematics and business from Colby College and an M.S. degree in corporate finance from Boston College.

    Mr. Douglas has served as Millennium's General Counsel since May 1999 and Senior Vice President since June 2000. Prior to joining Millennium, Mr. Douglas was engaged in the private practice of law as a sole practitioner and as a partner at the Boston law firm of Hutchins, Wheeler & Dittmar from October 1997 until May 1999. Mr. Douglas was previously Senior Vice President and General Counsel of Apple Computer, Inc., a computer software and hardware company, from January to October 1997. Mr. Douglas was Senior or Executive Vice President and General Counsel of Reebok International Ltd., a sports and fitness products company, from 1994 to January 1997, and was responsible for several other corporate staff functions for most of this period, including Real Estate, Tax, Human Resources and Public Affairs, and he was Vice President and General Counsel of Reebok

from 1986 to 1994. Mr. Douglas received his J.D. from Harvard Law School and his A.B. from Colgate University.

    Mr. Hamelin joined Millennium in December 2000 as its Senior Vice President, Commercial Operations. Most recently Mr. Hamelin served as Senior Vice President, Global Medical Marketing for Pharmacia/Monsanto, a global pharmaceutical company, from June 1999 to November 2000. He served as Vice President Global Marketing for Searle/Monsanto, a pharmaceutical company, from 1997 to 1999. From 1995 to 1996, Mr. Hamelin served as General Manager and Vice President of Worldwide CV Franchise for Searle/Monsanto.

    Dr. Maraganore was appointed Senior Vice President, Strategic Product Development of Millennium in December 2000 after serving as Vice President, Strategic Product Development from June 2000 to December 2000. He served as Millennium's Vice President, Strategic Planning and Mergers and Acquisitions from December 1999 to June 2000. From July 1997 to December 1999, he served as a director and from May 1997 to December 1999, he served as Vice President and General Manager, of Millennium BioTherapeutics Inc., a majority-owned subsidiary of Millennium which merged into Millennium in December 1999. Dr. Maraganore served from 1987 to 1997 at Biogen, Inc., a biopharmaceutical company, serving from 1995 to 1997 as Director of Marketing and Business Development and from 1992 to 1995 as Director of Biological Research. Dr. Maraganore received his Ph.D. from the University of Chicago.

    Ms. Pine has served as Senior Vice President, Human Resources of Millennium since October 1994. From 1990 to 1994, Ms. Pine served as Vice President of Consulting Services for The Survey Group, a regional human resources survey and consulting firm. From 1982 to 1990, she was Vice President of Human Resources and Corporate Relations with Collaborative Research, Inc. (now Genome Therapeutics Corporation). She earned her B.A. from Brandeis University and her M.P.A. from Northeastern University.

    Dr. Tepper has served as Executive Vice President, Discovery of Millennium since June 2001 and Chief Scientific Officer of Millennium since March 1999. From June 2000 to June 2001 he served as a Senior Vice President of Millennium. He joined Millennium in August 1994 as Director, Biology, served as Vice President, Biology from January 1996 to November 1997 and served as Chief Scientific Officer, Pharmaceuticals from November 1997 to March 1999. From 1990 to 1994, Dr. Tepper served as Director of the Laboratory of Tumor Biology at Massachusetts General Hospital Cancer Center where he was the recipient of a Lucille P. Markey Biomedical Scholar award. Dr. Tepper was also a founder and member of the Scientific Advisory Board of Cell Genesys Inc. Dr. Tepper received his M.D. from Harvard Medical School and completed his residency in medicine at Massachusetts General Hospital where he was Chief Resident.

    Dr. Cordes has been a director of Millennium since July 1995 and a Professor of Pharmacy and Adjunct Professor of Chemistry, University of Michigan in Ann Arbor since September 1995. From 1988 to October 1994, Dr. Cordes served as a Vice President of Sterling Winthrop, Inc., a pharmaceutical company, and as President of that company's Pharmaceuticals Research Division.

    Mr. Heidrich has been a director of Millennium since January 1993 and has served as a general partner of Mayfield, a venture capital firm, since 1983. Mr. Heidrich received his M.B.A. from Columbia University Graduate School of Business. Mr. Heidrich also serves on the Board of Directors of Tularik, Inc. (as Chairman of the Board), a biotechnology company, and several private companies.

    Dr. Kucherlapati is a founder of Millennium and has served as a director of Millennium since January 1993. Since September 2001, Dr. Kucherlapati has served as the Paul C. Cabot Professor of Genetics, Harvard Medical School and as the first Scientific Director, Harvard-Partners Center for Genetics and Genomics. From 1989 to September 2001, Dr. Kucherlapati served as the Lola and Saul Kramer Professor and Chairman of the Department of Molecular Genetics at the Albert Einstein

College of Medicine. He received his M.S. in Biology from Andhra University (India) and his Ph.D. in Genetics from the University of Illinois, Urbana. Dr. Kucherlapati also serves on the Board of Directors of Abgenix, Inc. and Valentis, Inc., both of which are biotechnology companies.

    Dr. Lander is a founder of Millennium and has served as a director of Millennium since January 1993. From 1993 to the present, Dr. Lander has served as Director of the Whitehead/MIT Center for Genome Research and has been a member of the Whitehead Institute for Biomedical Research since 1989. From 1989 to the present, Dr. Lander has also held the positions of Associate Professor and Professor in the Department of Biology at the Massachusetts Institute of Technology. Dr. Lander received his Ph.D. in Mathematics from Oxford University, which he attended as a Rhodes Scholar. Dr. Lander also serves on the board of directors of Aclara Biosciences Inc.

    Dr. Miller has been a director of Millennium since October 2000 and has served as Chief Executive Officer of Johns Hopkins Medicine, Dean of The Johns Hopkins University School of Medicine and Vice President for Medicine of The Johns Hopkins University since 1997. He was Professor and Chairman of the Department of Anesthesiology and Critical Care at The Johns Hopkins University from 1994 to 1999. Dr. Miller also serves on the Board of Directors of M.S.D. & T. Funds, Inc.

    Mr. Selby has served as President and Chief Executive Officer of TransForm Pharmaceuticals, Inc., a drug development company since June 2001. He has been a director of Millennium since May 2000. He served as head of the Consumer Internet Business at Citigroup, a financial services company, from June 1999 to July 2000. He also served as Executive Vice President at Citicorp from September 1997 to July 2000. Prior to joining Citicorp, he was a director and senior partner at McKinsey & Company, an international management consulting firm, and head of the firm's global pharmaceutical practice. Mr. Selby also serves on the Board of Directors of The Central Park Conservancy, Medsite, Inc. and Memorial Sloan-Kettering Cancer Center.

    Mr. Weg has been a director of Millennium since March 2001 and has served as founder and Chairman of Clearview Projects Inc., a company engaged in partnering and deal transaction services to biopharmaceutical companies and academic institutions, since February 2001. Prior to his retirement in February 2001 from Bristol-Myers Squibb Company, a pharmaceutical company, he served as Vice Chairman since 1999 and a member of the Office of Chairman since 1998, having been elected to the Board in 1995. Mr. Weg was elected Executive Vice President of Bristol-Myers in 1995 and was President of the Worldwide Medicines Group from 1997 to 1998, President of the Pharmaceutical Group from 1993 to 1996 and President of Pharmaceutical Operations from 1991 to 1993. Mr. Weg serves on the Board of Directors of Fox Chase Cancer Center.

Director Compensation

    Cash compensation.  Each director who is not an employee of Millennium receives:

Annual retainer:	$15,000
Attendance Fees:	$1,500 for each board meeting
$750 for each conference telephone board meeting
$750 for each board committee meeting attended in person and not held in conjunction with a board meeting

    Millennium also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

    Stock compensation.  Directors also participate in Millennium's 2000 Stock Incentive Plan. Under the option program for directors adopted by the Millennium board of directors, Millennium's non-employee directors receive:

Initial Grant:	30,000 shares, granted in thirds on the date the director is first elected, one month and two months later.
Annual Grant:	7,500 shares granted in thirds on May 1st, June 1st and July 1st of each year.
Committee Chair:	500 shares added to annual grant.
Lead Outside Director:	1,500 shares added to annual grant.

    The initial option grants vest on a monthly basis beginning one month from the date of election and become fully vested on the fourth anniversary of the date of election. The annual grants vest monthly beginning as of June 1st in the year granted and become fully vested on May 1st of the fourth year after the grant date. Each option terminates on the earlier of (i) ten years after the date of grant or (ii) the date 90 days after the optionee ceases to serve as a director (or one year in the case of disability and three years in the event of death). Under the 2000 Plan, an option becomes fully vested upon the death of the director. The exercise price of options granted under the 2000 Plan is equal to the closing price of Millennium common stock on the Nasdaq National Market on the date of grant.

    Under the Millennium 2000 Stock Incentive Plan, Kenneth E. Weg, upon his election to the Millennium board of directors, was granted an option to purchase 10,000 shares on March 12, 2001 at an exercise price of $25.18 per share, an option to purchase 10,000 shares on April 12, 2001 at an exercise price of $34.95 per share, and an option to purchase 10,000 shares on May 11, 2001 for an exercise price of $34.38 per share. The exercise prices for all of these options are equal to the fair market value on the dates of grant.

    On May 1, 2001, under the Millennium 2000 Stock Incentive Plan, Eugene Cordes and Eric S. Lander were each granted an option to purchase 2,500 shares, A. Grant Heidrich III was granted an option to purchase 3,167 shares, Raju Kucherlapati and Norman C. Selby were each granted an option to purchase 2,667 shares, Edward D. Miller, Jr. was granted an option to purchase 1,875 shares, and Mr. Weg was granted an option to purchase 625 shares. The exercise price for all of these options is $36.46 per share, the fair market value on the date of grant.

    On June 1, 2001, under the Millennium 2000 Stock Incentive Plan, Dr. Cordes and Dr. Lander were each granted an option to purchase 2,500 shares, Mr. Heidrich was granted an option to purchase 3,167 shares, Dr. Kucherlapati and Mr. Selby were each granted an option to purchase 2,667 shares, Dr. Miller was granted an option to purchase 1,875 shares, and Mr. Weg was granted an option to purchase 625 shares. The exercise price for all of these options is $39.92 per share, the fair market value on the date of grant.

    On July 1, 2001, under the Millennium 2000 Stock Incentive Plan, Dr. Cordes and Dr. Lander were each granted an option to purchase 2,500 shares, Mr. Heidrich was granted an option to purchase 3,166 shares, Dr. Kucherlapati and Mr. Selby were each granted an option to purchase 2,666 shares, Dr. Miller was granted an option to purchase 1,875 shares, and Mr. Weg was granted an option to purchase 625 shares. The exercise price for all of these options is $35.58 per share, the fair market value on the date of grant.

Compensation of Executive Officers

    Summary Compensation

    This table shows certain information about the compensation paid to Millennium's Chief Executive Officer and each of Millennium's four other most highly compensated executive officers.

Summary Compensation Table

							Long-Term Compensation Awards
		Annual Compensation
							Shares Underlying Options Granted(#)
Name and Principal Position					Other Annual Compensation ($)			All Other Compensation ($)
	Year	Salary($)	Bonus($)
Mark J. Levin	2001	405,997	*		—		375,000	9,368	(5)
Chairperson, Chief Executive	2000	400,575	—		—		400,000	7,281	(5)
Officer and President	1999	400,400	32,032	(1)	76,632	(4)	336,000	6,985	(5)
Kevin P. Starr	2001	328,557	*		—		207,200	7,642	(6)
Chief Operating Officer and Chief	2000	285,577	—		—		228,000	5,021	(6)
Financial Officer	1999	224,154	26,828	(2)	—		117,176	4,095	(6)
Robert Tepper	2001	327,813	*		—		210,000	8,060	(7)
Executive Vice President, Discovery	2000	300,490	—		—		96,000	4,161	(7)
and Chief Scientific Officer	1999	298,105	16,456	(1)	—		158,892	3,923	(7)
John B. Douglas III (9)	2001	307,339	*		—		90,000	8,028	(8)
Senior Vice President, General	2000	300,000	25,000	(3)	—		81,000	6,090	(8)
Counsel and Secretary	1999	193,269	—		—		502,740	1,452	(8)
Paul R. Hamelin (10)	2001	300,000	75,000	(11)	199,458	(12)	196,666	8,002	(13)
Senior Vice President,	2000	18,462	75,000	(11)	—		83,334	57	(13)
Commercial Operations

*
Bonus not yet determined.

(1)
In 1999, a bonus was paid to the executive officer in lieu of an increase in base salary.

(2)
In 1999, a bonus of $16,828 was paid to Mr. Starr in lieu of an increase in base salary and in March 2000, Mr. Starr was paid a bonus of $10,000 for his performance in 1999.

(3)
Mr. Douglas was paid a bonus of $25,000 on the one year anniversary of his employment date under the terms of his employment agreement.

(4)
Represents amounts attributable to the forgiveness of a loan.

(5)
Includes for 2001, $1,656; 2000, $1,656; and 1999, $1,982 representing term life insurance premiums paid by Millennium on Mr. Levin's behalf. Includes for 2001, $7,012; 2000, $5,100; and 1999, $5,003 representing the dollar value of shares of Millennium's common stock contributed by Millennium on behalf of Mr. Levin pursuant to Millennium's 401(k) Plan. Includes for 2001, $700; and 2000, $525 paid to Mr. Levin for choosing no benefit under Millennium's transportation policy.

(6)
Includes for 2001, $630; 2000, $574; and 1999, $480 representing term life insurance premiums paid by Millennium on Mr. Starr's behalf. Includes for 2001, $7,012; 2000, $4,447; and 1999, $3,615 representing the dollar value of shares of Millennium's common stock contributed by Millennium on behalf of Mr. Starr pursuant to Millennium's 401(k) Plan.

(7)
Includes for 2001, $1,048; 2000, $991; and 1999, $893 representing term life insurance premiums paid by Millennium on Dr. Tepper's behalf. Includes for 2001, $7,012; 2000, $3,170; and 1999, $3,030 representing the dollar value of shares of Millennium's common stock contributed by Millennium on behalf of Dr. Tepper pursuant to Millennium's 401(k) Plan.

(8)
Includes for 2001, $1,016; 2000, $990; and 1999, $1,452 representing term life insurance premiums paid by Millennium on Mr. Douglas' behalf. Includes for 2001, $7,012; and 2000, $5,100 representing the dollar value of shares of Millennium's common stock contributed by Millennium on behalf of Mr. Douglas pursuant to Millennium's 401(k) Plan.

(9)
Mr. Douglas joined Millennium in April 1999.

(10)
Mr. Hamelin joined Millennium in December 2000.

(11)
Under the terms of his employment agreement, Mr. Hamelin was paid a bonus of $75,000 upon joining Millennium and an additional $75,000 on the one-year anniversary of the date he joined Millennium.

(12)
Includes, $67,709 attributable to the forgiveness of a loan and $131,749 representing relocation expenses paid by Millennium on Mr. Hamelin's behalf.

(13)
Includes for 2001, $990 representing term life insurance premiums paid by Millennium on Mr. Hamelin's behalf and $7,012 representing the dollar value of shares of Millennium's common stock contributed by Millennium on behalf of Mr. Hamelin pursuant to Millennium's 401(k) Plan. Includes for 2000, $57 representing term life insurance premiums paid by Millennium on Mr. Hamelin's behalf.

Option Grants, Exercises and Year-End Values

    This table shows all options to purchase Millennium's common stock granted in 2001 by Millennium to its Chief Executive Officer and each of its four other most highly compensated executive officers.

Option Grants in 2001

			Percent of Total Options Granted to Employees in 2001			Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
	Number of Shares Underlying Options Granted(#)
				Exercise or Base Price ($/Sh)
Name					Expiration Date
						5%($)	10%($)
Mark J. Levin	100,000	(2)	1.0	33.25	3/6/2011	2,091,074	5,299,194
	100,000	(3)	1.0	26.55	4/6/2011	1,669,715	4,231,386
	100,000	(4)	1.0	37.78	5/4/2011	2,375,964	6,021,159
	75,000	(5)	*	16.13	9/26/2011	760,805	1,928,030
Kevin P. Starr	27,400	(2)	*	33.25	3/6/2011	572,954	1,451,979
	27,400	(3)	*	26.55	4/6/2011	457,502	1,159,400
	27,400	(4)	*	37.78	5/4/2011	651,014	1,649,798
	25,000	(2)	*	35.78	6/21/2011	562,546	1,425,603
	25,000	(3)	*	32.09	7/20/2011	504,531	1,278,580
	25,000	(4)	*	23.41	8/21/2011	368,061	932,738
	50,000	(5)	*	16.13	9/26/2011	507,204	1,285,353
Robert Tepper	28,334	(2)	*	33.25	3/6/2011	592,485	1,501,474
	28,333	(3)	*	26.55	4/6/2011	473,080	1,198,879
	28,333	(4)	*	37.78	5/4/2011	673,182	1,705,975
	25,000	(2)	*	35.78	6/21/2011	562,546	1,425,603
	25,000	(3)	*	32.09	7/20/2011	504,531	1,278,580
	25,000	(4)	*	23.41	8/21/2011	368,061	932,738
	50,000	(5)	*	16.13	9/26/2011	507,203	1,285,353
John B. Douglas III	20,000	(2)	*	33.25	3/6/2011	418,215	1,059,839
	20,000	(3)	*	26.55	4/6/2011	333,943	846,277
	20,000	(4)	*	37.78	5/4/2011	475,193	1,204,232
	30,000	(5)	*	16.13	9/26/2011	304,322	771,212
Paul R. Hamelin	83,333	(6)	*	54.19	1/2/2011	2,839,867	7,196,781
	83,333	(6)	*	45.69	2/1/2011	2,394,402	6,067,885
	30,000	(5)	*	16.13	9/26/2011	304,322	771,212

*
Represents less than one percent of total options granted to employees in 2001.

(1)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date, net of the applicable option exercise price. This table does not take into account any appreciation in the price of the common stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised.

(2)
One forty-eighth of the total number of shares subject to the option are exercisable one month after the date of grant and an additional one forty-eighth of the total number of shares subject to the option become exercisable monthly thereafter until all of such shares are exercisable.

(3)
One forty-eighth of the total number of shares subject to the option are exercisable on the date of grant and an additional one forty-eighth of the total number of shares subject to the option become exercisable monthly thereafter until all of such shares are exercisable.

(4)
Two forty-eighths of the total number of shares subject to the option are exercisable on the date of grant and an additional one forty-eighth of the total number of shares subject to the option become exercisable monthly thereafter until all of such shares are exercisable.

(5)
One fifty-fourth of the total number of shares subject to the option are exercisable one month after the date of grant and an additional one fifty-fourth of the total number of shares subject to the option become exercisable monthly thereafter until all of such shares are exercisable.

(6)
One quarter of the total number of shares subject to the option became exercisable on December 1, 2001 and an additional one forty-eighth of the total number of shares subject to the option become exercisable monthly thereafter until all of such shares are exercisable.

Option Exercises and Year-End Values

    This table shows information about stock options exercised in 2001 and stock options held as of December 31, 2001 by Millennium's Chief Executive Officer and each of Millennium's four other most highly compensated executive officers.

Aggregated Option Exercises in 2001 and 2001 Year-end Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Shares Underlying Unexercised Options Held at 12/31/01 (#)Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at 12/31/01 ($) Exercisable/ Unexercisable(1)
Mark J. Levin	—	—	1,184,954/726,046	18,293,461/3,945,772
Kevin P. Starr	—	—	225,410/410,410	1,896,208/2,207,214
Robert Tepper	—	—	442,423/289,989	7,180,935/1,331,723
John B. Douglas III	25,000	736,175	155,106/289,316	1,924,204/2,884,904
Paul R. Hamelin	—	—	64,169/215,831	13,969/237,430

(1)
Value of unexercised in-the-money options to purchase shares of Millennium common stock is based on the closing sales price of Millennium's common stock on December 31, 2001 ($24.51), the last trading day of Millennium's 2001 fiscal year, less the applicable option exercise price.

Compensation Committee Interlocks and Insider Participation

    No member of the Millennium Compensation Committee was at any time during 2001, or formerly, an officer or employee of Millennium or any subsidiary of Millennium. No executive officer of Millennium has served as a director or member of the Millennium Compensation Committee (or other committee serving an equivalent function) of any other entity, while an executive officer of that other entity served as a director of or member of the Compensation Committee of Millennium.

    For a description of consulting agreements between Millennium and each of Dr. Kucherlapati and Dr. Lander, see "—Certain Relationships and Related Transactions" below.

Certain Relationships and Related Transactions

    During 2001, Millennium and its subsidiaries were a party to certain transactions in which its 5% stockholders, directors and executive officers had an interest.

    Dr. Kucherlapati, a director of Millennium, serves as a consultant to Millennium and is compensated for his consulting services at the rate of $23,750 per quarter, based upon two days per month of service. Millennium paid Dr. Kucherlapati $95,000 in 2001.

    Dr. Lander, a director of Millennium, serves as a consultant to Millennium and is compensated for his consulting services at the rate of $2,375 (plus travel and other appropriate expenses) per day. Millennium paid Dr. Lander $95,000 in 2001.

    In April 1997, Millennium entered into a corporate consortium to fund a five-year research program in functional genomics at the Whitehead Institute for Biomedical Research. Millennium terminated its participation in this consortium effective as of July 1, 2001. Dr. Lander is a Research Program Director of Whitehead. In 2001, Millennium paid $625,000 to Whitehead in connection with this consortium.

    Millennium's former subsidiary, Millennium BioTherapeutics, Inc., made loans to its employees to fund exercises of stock options for shares of its common stock before their vesting dates, subject to certain restrictions. Millennium assumed the loans and Millennium BioTherapeutics' common stock was converted into Millennium common stock when MBio was merged into Millennium in 1999. In 2001 the largest principal balance amount outstanding under a loan to Mr. Maraganore, Millennium's Senior Vice President, Strategic Product Development, was $76,394 at an interest rate of 5.60% per year. The principal balance of Mr. Maraganore's loan as of December 20, 2001 was $56,670.

    In January 2001, Millennium made a loan of $250,000 to Paul R. Hamelin, Millennium's Senior Vice President, Commercial Operations, for the purchase of a home in the area. The loan bears interest at a rate of 5.87% per year. Under the terms of his September 29, 2000 employment agreement, Millennium forgave one-fourth of the loan on December 1, 2001, the one year anniversary of the date of his employment with Millennium, and will forgive one forty-eighth of the loan at the end of each full month after that date, if Mr. Hamelin remains employed by Millennium.

Stock Ownership By Management of Millennium

    On January 2, 2002 Millennium had 224,290,648 shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Millennium common stock, as of that date, by:

  •
  each of Millennium's current directors,

  •
  Millennium's Chief Executive Officer,

  •
  each of Millennium's four other most highly compensated executive officers, and

  •
  all of Millennium's directors and executive officers as a group.

    According to SEC rules, we have included in the "number of issued shares" all shares over which the person has sole or shared voting or investment power, and we have included in the "number of shares issuable" all shares that the person has the right to acquire within 60 days after January 2, 2002 through the exercise of any stock option or other right.

    Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his spouse) for the shares listed opposite his name. Where applicable, ownership is subject to community property laws. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name	Number of Issued Shares(1)	Number of Shares Issuable	Total	Percent
Mark J. Levin	3,341,764	1,244,782	4,586,546	2.0
Eugene Cordes, Ph.D	57,580	55,001	112,581	*
A. Grant Heidrich, III	224,564	111,080	335,644	*
Raju S. Kucherlapati, Ph.D	687,858	435,835	1,123,693	*
Eric S. Lander, Ph.D.(2)	10,000	127,643	137,643	*
Edward D. Miller, Jr., M.D	1,000	11,172	12,172	*
Norman C. Selby	3,800	27,917	31,717	*
Kenneth E. Weg	10,000	7,266	17,266	*
John B. Douglas III(3)	14,944	184,611	199,555	*
Paul R. Hamelin	274	80,904	81,178	*
Kevin P. Starr	28,064	267,928	295,992	*
Robert Tepper	43,089	471,184	514,273	*
All directors and executive officers as a group (14 persons)	4,834,800	3,278,938	8,113,738	3.6

*
Less than one percent.

(1)
Includes shares contributed by Millennium to the 401(k) plan for the benefit of the named executive officer as of December 31, 2001 as follows: Mr. Levin, 2,540 shares; Mr. Douglas, 353 shares; Mr. Hamelin, 274 shares; Mr. Starr, 876 shares; Mr. Tepper, 2,151 shares and all executive officers as a group, 9,388 shares.

(2)
Shares of Millennium common stock beneficially owned include 10,000 shares beneficially owned by the Lander Family Charitable Trust for which Dr. Lander disclaims beneficial ownership.

(3)
Includes 800 shares held by a custodian under the Uniform Transfer to Minors Act for each of Mr. Douglas' three children. Mr. Douglas disclaims beneficial ownership of these shares.

Stock Ownership By Principal Stockholders of Millennium

    This table shows certain information, to the best of Millennium's knowledge, about the beneficial ownership of Millennium common stock as of the dates indicated below by each person owning beneficially more than 5% of Millennium common stock.

Name and Address	Number of Shares	Percent
Bayer AG and Afga Holding GmbH(1)	19,830,640	8.8
D51368 Leverkusen Federal Republic of Germany
FMR Corp.(2)	32,274,343	14.4
82 Devonshire Street Boston, Massachusetts 02109

(1)
Shares held by Bayer AG and Afga Holding GmbH, a wholly owned subsidiary of Bayer AG, as reported in an amendment to Schedule 13D filed with the Securities and Exchange Commission on July 6, 2000. Bayer reported having sole voting power and sole dispositive power for 1,038,960 shares and shared voting power and shared dispositive power for 18,791,680 shares. Afga Holding reported having shared voting power and shared dispositive power for 18,791,680 shares.

(2)
Shares held by FMR Corp. as reported in a Form 13F filed with the Securities and Exchange Commission on November 14, 2001. FMR reported having sole voting power for 1,413,774 shares and sole dispositive power for all 32,274,343 shares.

Additional Information

    A detailed description of Millennium's business, financial statements and other matters related to Millennium is incorporated by reference from filings made by Millennium with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 117.

INFORMATION CONCERNING COR

    COR is dedicated to the discovery, development and marketing of novel therapeutic products to establish new standards of care for treating and preventing acute and chronic cardiovascular diseases. COR markets INTEGRILIN, its approved drug, to treat patients with certain acute cardiovascular diseases. COR is also developing a portfolio of product candidates to treat and prevent a broad range of acute and chronic cardiovascular diseases and other conditions.

    INTEGRILIN is COR's first product taken from discovery to commercialization. In May 1998, the United States Food and Drug Administration approved INTEGRILIN to treat patients who undergo a procedure known as angioplasty to open blood vessels. The FDA has also approved INTEGRILIN to treat patients with intermittent chest pains known as unstable angina and patients suffering from a type of heart attack known as non-Q-wave myocardial infarction, whether the doctor intends to treat these patients with medicines alone or with a subsequent angioplasty. INTEGRILIN is the only drug in its class that the FDA has approved for use in all these indications.

Management

The names and certain information as of December 19, 2001 about individuals who will be an executive officer or director of Millennium after the closing is set forth below:

Name	Age	Principal Occupation/Position Held with COR
Vaughn M. Kailian	57	President, Chief Executive Officer and Director
Shaun R. Coughlin, M.D., Ph.D.	47	Professor of Medicine and Molecular and Cellular Pharmacology, University of California, San Francisco/Director
Ginger L. Graham	46	Group Chairman, Guidant Corporation/Director
Ernest Mario, Ph.D.	63	Former Chairman and Chief Executive Officer, ALZA Corporation/Director
Charles J. Homcy, M.D.	53	Executive Vice President, Research and Development and Director

    Vaughn M. Kailian has served as President, Chief Executive Officer and a director of COR since March 1990. From 1967 to 1990, Mr. Kailian was employed by Marion Merrell Dow, Inc., a pharmaceutical company, and its predecessor companies in various U. S. and international general management, product development, marketing and sales positions. Mr. Kailian is also a director of Amylin Pharmaceuticals and NicOx S.A., as well as the Biotechnology Industry Organization and the California Healthcare Institute.

    Shaun R. Coughlin, M.D., Ph.D., has served as a director of COR since September 1994. Dr. Coughlin has been Professor of Medicine since 1996 and Professor of Molecular and Cellular Pharmacology since 1997 at the University of California, San Francisco ("UCSF") and Director of the Cardiovascular Research Institute at UCSF since 1997. Dr. Coughlin is also a member of the editorial boards of Trends in Cardiovascular Medicine, Molecular Medicine and Journal of Clinical Investigation.

    Ginger L. Graham has served as a director of COR since February 2001. Ms. Graham has been Group Chairman, Office of the President, for Guidant Corporation, a medical device company, since 2000. From 1993 to 1995 she was President and Chief Executive Officer of Advanced Cardiovascular

Systems and from 1995 to 2000 she was President of the Vascular Intervention Group of Guidant Corporation. Ms. Graham is a director of Amylin Pharmaceuticals and is a director and chairman of the California Healthcare Institute.

    Ernest Mario, Ph.D., has served as a director of COR since September 1995. Dr. Mario served as Co-Chairman and Chief Executive Officer of ALZA Corporation from July 1993 to November 1997 and Chairman and Chief Executive Officer of ALZA from December 1997 through December 2001. From 1989 to 1993, he was Deputy Chairman and Chief Executive Officer of Glaxo Holdings plc, a pharmaceutical company, in London. Prior to 1989, Dr. Mario served as Chief Executive Officer of Glaxo, Inc., a pharmaceutical company, in the United States. Dr. Mario is also a director of Catalytica Energy Systems, Inc., Orchid Biosciences, Inc., Pharmaceutical Product Development, Inc., Boston Scientific Corp., Maxygen, Inc. and SonoSite, Inc.

    Charles J. Homcy, M.D., has been a director of COR since January 1998 and has served as Executive Vice President, Research and Development of COR since March 1995. Since 1997, Dr. Homcy has been Clinical Professor of Medicine at the University of California, San Francisco Medical School and Attending Physician at the San Francisco VA Hospital. From 1994 until he joined the Company, Dr. Homcy was President of the Medical Research Division of American Cyanamid Company-Lederle Laboratories, a pharmaceutical company (now a division of Wyeth-Ayerst Laboratories). From 1990 until 1994, Dr. Homcy was Executive Director of the Cardiovascular and Central Nervous System Research Section at Lederle Laboratories, a pharmaceutical company. From 1991 to 1995, Dr. Homcy also served as an attending physician at The Presbyterian Hospital, College of Physicians and Surgeons, at Columbia University in New York. From 1979 to 1990, he was an attending physician at Massachusetts General Hospital and an Associate Professor of Medicine at Harvard Medical School.

Director Compensation

    Cash compensation.  Each director who is not an employee or consultant of COR receives:

Annual Fee:	$10,000 (paid quarterly).

    COR also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

    Stock compensation.  Directors also participate in COR's 1994 Non-Employee Directors' Stock Option Plan. To the extent there are not enough shares available for issuance under COR's 1994 Non-Employee Directors' Stock Option Plan, shares will be issued under COR's 1991 Equity Incentive Plan. Under the plan, COR's non-employee directors receive:

Initial Grant:	50,000 shares on the date of such non-employee director's election to the board of directors.
Supplemental Grant:
20,000 shares granted on the date of the first board of directors meeting held both after March 19, 1999 and after the date on which such director has completed three years of service as a director, and every two years thereafter.

    The initial option grants vest ratably over 60 months. The supplemental grants are fully vested on the date of the grant. Each option terminates on the earlier of (1) ten years after the date of grant and (2) three months after termination of the optionee's service as a non-employee director. The exercise price of options granted under the plan is equal to 100% of the fair market value of COR common stock on the date of grant.

    During the fiscal year ended December 31, 2000, no options were granted under COR's 1994 Non-Employee Directors' Stock Option Plan or COR's 1991 Equity Incentive Plan to non-employee directors for services rendered as directors of COR during 2000.

Compensation of Executive Officers

Summary Compensation

    This table shows certain information about the compensation paid to Vaughn Kailian and Charles Homcy.

Summary Compensation Table

Long-Term Compensation Awards
Other Annual Compensation
	Annual Compensation						All Other Compensation ($)(4)
Name and Principal Position					Restricted Stock Awards($)	Securities Underlying Options(#)
	Year	Salary($)(1)	Bonus($)(2)	($)(3)
Vaughn M. Kailian President and Chief Executive Officer	2001 2000 1999	496,250 452,917 430,000	* 326,100 113,500	— — —	— — —	125,000 100,000 80,000	5,786 5,210 6,735
Charles J. Homcy Executive Vice President, Research and Development	2001 2000 1999	379,800 357,500 330,000	* 160,880 65,000	— — —	— — —	35,000 60,000 160,000	2,938 2,744 3,598

*
Bonus amounts for 2001 have not yet been determined.

(1)
Includes amounts earned but deferred at the election of the executive officer.

(2)
Bonus payments for the year indicated (actually paid the following year) resulting from COR's Incentive Pay Program. These bonuses do not include the value of restricted stock bonus awards granted, which are included under the heading "Restricted Stock Awards" in this table.

(3)
As permitted by the rules promulgated by the SEC, no amounts are shown with respect to "perquisites" under "Other Annual Compensation" where such amounts for each executive officer do not exceed the lesser of 10% of such executive's bonus plus salary or $50,000.

(4)
Includes premiums on life insurance payable for each executive officer. Also includes $1,000 in matching contributions by COR to its tax-qualified employee savings and retirement plan for executive officers in 2001, 2000 and 1999.

Option Grants, Exercises and Year-End Values

    This table shows all options to purchase COR common stock granted in 2001 by COR to Vaughn Kailian and Charles Homcy.

Option Grants in 2001

		Individual Grants
	Number of Shares Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year (%)(2)			Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
			Exercise or Base Price ($/Sh)
Name				Expiration Date
					5%($)	10%($)
Vaughn M. Kailian	125,000	11.70	21.875	4/3/2011	1,465,119	3,952,617
Charles J. Homcy	35,000	3.28	21.875	4/3/2011	410,233	1,106,733

(1)
Reflects options granted in 2001 to the executive officers under the 1991 Plan. Options granted to Mr. Kailian and Dr. Homcy on April 3, 2001 will vest in their entirety on April 3, 2004.

(2)
Based on options to purchase a total of 1,068,250 shares of COR common stock granted to employees, including executive officers, in the fiscal year ended December 31, 2001 under all stock plans.

(3)
The potential realizable value is based on the term of the option at the date of the grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only and do not reflect COR's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of COR's common stock. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises and Year-End Values

    This table shows information about stock options exercised in 2001 and stock options held as of December 31, 2001 by Vaughn Kailian and Charles Homcy.

Aggregated Option Exercises in 2001 and 2001 Year-end Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Shares Underlying Unexercised Options Held at 12/31/01 (#)Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at 12/31/01($) Exercisable/ Unexercisable(2)
Vaughn M. Kailian	0	0	922,948/323,052	17,017,675/3,256,687
Charles J. Homcy	767	27,396	321,850/217,185	5,815,491/2,985,774

(1)
Based on the fair market value of COR common stock on the date of exercise less the exercise price paid for such shares and multiplied by the number of shares exercised.

(2)
Based on the fair market value of COR common stock on December 31, 2001 ($24.34, the average of the high and the low sales prices as reported by the Nasdaq Stock Market) less the exercise price and multiplied by the number of shares that were in the money.

Compensation Committee Interlocks and Insider Participation

    None of COR's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of COR's board of directors or compensation committee.

Certain Relationships and Related Transactions

    COR has entered into indemnity agreements with Vaughn Kailian, Shaun Coughlin, Ernest Mario, Ginger Graham and Charles Homcy that provide, among other things, that COR will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be a party by reason of his or her position as a director, officer or other agent of COR, and otherwise to the fullest extent permitted under Delaware law and COR's by-laws.

    1991 Equity Incentive Plan.  Under the terms of the COR 1991 Equity Incentive Plan, in the event of a change of control and within one month before or 24 months after the date of such change of control the service of any participant in the plan to COR, or any successor entity, terminates due to an involuntary termination without cause or a voluntary termination by the participant due to a constructive termination, then the vesting and exercisability of that participant's options shall accelerate and become fully vested. For the purposes of the plan, the term "change of control" is defined to include a reorganization, merger or consolidation. The term "cause" is defined to mean that (1) the participant has committed an act that materially injures the business of the company, (2) the participant has refused or failed to follow lawful and reasonable directions of the person to whom the participant reports, (3) the participant has willfully or habitually neglected his or her duties to the company or (4) the participant has been convicted of a felony involving moral turpitude that materially injures the business of the company. The term "constructive termination" is defined to mean that the participant voluntarily terminates his or her employment after any of the following are undertaken by the company without the participant's express written consent: (1) substantial diminution of the participant's duties and/or level of responsibility, (2) a 15% or greater reduction in the participant's annual base salary, (3) any failure by the company to continue in effect any substantial benefit program or plan or (4) the relocation of the participant's principal business office to a location more than 50 miles from the prior location. As of November 30, 2001, the executive officers of COR held outstanding options to purchase an aggregate of 2,353,102 shares of COR common stock and the non-employee directors of COR held outstanding options to purchase an aggregate of 140,000 shares of COR common stock under the plan.

    1998 Non-Officer Equity Incentive Plan.  Under the terms of the COR 1998 Non-Officer Equity Incentive Plan, in the event of a change of control and within one month before or 24 months after the date of such change of control the service of any participant in the plan to COR (or any successor entity) terminates due to an involuntary termination without cause or a voluntary termination by the participant due to a constructive termination, then the vesting and exercisability of that participant's options shall accelerate and become fully vested. For the purposes of the plan, the term "change of control" is defined to include a reorganization, merger or consolidation. The term "cause" is defined to mean that (1) the participant has committed an act that materially injures the business of the company, (2) the participant has refused or failed to follow lawful and reasonable directions of the person to whom the participant reports, (3) the participant has willfully or habitually neglected his or her duties to the company or (4) the participant has been convicted of a felony involving moral turpitude that materially injures the business of the company. The term "constructive termination" is defined to mean that the participant voluntarily terminates his or her employment after any of the following are undertaken by the company without the participant's express written consent: (1) substantial diminution of the participant's duties and/or level of responsibility, (2) a 15% or greater reduction in the participant's annual base salary, (3) any failure by the company to continue in effect any substantial benefit program or plan or (4) the relocation of the participant's principal business office to a location more than 50 miles from the prior location. As of November 30, 2001, one executive officer of COR held outstanding options to purchase an aggregate of 18,792 shares of COR common stock under the plan.

    Key Employee Change in Control Severance Plan.  Under the terms of the COR Key Employee Change in Control Severance Plan, any participant in the plan is eligible to receive (1) a continuation of salary for 18 months, (2) a payment equal to a percentage of the participant's target bonus equal to the percentage of such year the participant was employed by the company and (3) a continuation of health benefits for a period of 12 months. Any person who is a member of the Executive Committee or a Vice President of COR at any time during the six-month period prior to a change in control or prior to that person's termination of employment with the company and whose employment is terminated due to involuntary termination without cause or voluntary termination for good reason within 12 months of a change of control is eligible to participate in the plan. For the purposes of the plan, the term "change of control" is defined to include a reorganization, merger or consolidation. The term "involuntary termination without cause" is defined to mean any dismissal or discharge for a reason other than cause. The term "cause" is defined to mean that (1) the participant has committed an act that materially injures the business of the company, (2) the participant has refused or failed to follow lawful and reasonable directions of the person to whom the participant reports, (3) the participant has willfully or habitually neglected his or her duties to the company or (4) the participant has been convicted of a felony involving moral turpitude that materially injures the business of the company. The term "voluntary termination for good reason" is defined to mean that the participant voluntarily terminates his or her employment after any of the following are undertaken by the company without the participant's express written consent: (1) substantial diminution of the participant's duties and/or level of responsibility, (2) a 5% or greater reduction in the participant's annual base salary or (3) the relocation of the participant's principal business office to a location more than 50 miles from the prior location.

Stock Ownership By Management and Principal Stockholders of COR

    The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of COR common stock, as of November 30, 2001 (except as noted in the footnotes), by each director and executive officer of COR and by each person or group who is known to the management of COR to be the beneficial owner of more than five percent of the COR common stock outstanding as of November 30, 2001. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Where information regarding stockholders is based on Schedules 13D and 13G, the number of shares owned is as of the date for which information was provided in such schedules. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable and the voting agreements entered into between the executive officers and directors of COR and Millennium, COR believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 55,706,426 shares outstanding on November 30, 2001, adjusted as required by rules promulgated by the SEC. Shares of COR common stock subject to options that are currently exercisable or are exercisable within 60 days of November 30, 2001 are treated as outstanding and beneficially owned by the person holding them for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Unless otherwise noted, the address for each of the beneficial owners listed below is c/o COR Therapeutics, Inc., 256 East Grand Avenue, South San Francisco, CA 94080.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage of Total Outstanding
FMR Corp. and affiliates (1) 82 Devonshire Street Boston, MA 02109	8,319,682	14.93%
Franklin Resources, Inc. and affiliates (2) 777 Mariners Island Boulevard San Mateo, CA 94404	2,966,750	5.32%
Vaughn M. Kailian (3)	1,268,661	2.24%
Charles J. Homcy (4)	434,029	*
Lee M. Rauch (5)	121,576	*
Shaun R. Coughlin (6)	93,174	*
Peter S. Roddy (7)	66,463	*
Patrick A. Broderick (8)	43,996	*
Jerry T. Jackson (9)	40,000	*
Ernest Mario (10)	30,000	*
James T. Doluisio (11)	27,440	*
Ginger L. Graham (12)	9,166	*
Michael G. McCaffery (13)	9,166	*
All executive officers and directors as a group (11 persons) (14)	2,143,671	3.74%

*
Less than one percent.

(1)
Based on a Schedule 13G filed with the SEC dated May 10, 2001. Includes 7,877,872 shares beneficially owned by Fidelity Management & Research Company, referred to as Fidelity, a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to several investment companies registered under the Investment Company Act of 1940, of which 432,242 shares are based upon assumed conversion of $14,600,000 principal amount of COR Therapeutics, Inc. 5.0% convertible subordinated notes (29.6056 shares for each $1,000 principal amount). Edward C. Johnson III, Chairman of FMR Corp, FMR Corp., through its control of Fidelity, and certain Fidelity funds each has sole power to dispose of 7,877,872 shares. Sole power to vote or direct the voting of such shares resides with the Board of Trustees of the Fidelity funds. Also includes 320,900 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment manager of institutional accounts. Mr. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 320,900 shares and sole power to vote or to direct the voting of 269,800 shares, and no power to vote or to direct the voting of 51,100 shares. Also includes 120,910 shares beneficially owned by Fidelity International Limited, referred to as FIL. FIL has sole power to vote and the sole power to dispose of the 120,910 shares. FMR Corp. and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of

  Section 13(d). However, FMR Corp. made the Schedule 13G filing on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis.

(2)
Based on a Schedule 13G filed with the SEC dated January 26, 2001. Consists of 2,966,750 shares beneficially owned by Franklin Advisers, Inc., an investment advisor subsidiary of Franklin Resources, Inc., referred to as FRI, with dispositive power and power to direct the voting of all such shares and of which 59,200 shares are based upon assumed conversion of $2,000,000 principal amount of COR Therapeutics, Inc. 5.0% convertible subordinated notes (29.6056 shares for each $1,000 principal amount). FRI and its principal shareholders, Charles B. Johnson and Rupert H. Johnson, Jr., disclaim beneficial ownership of all of these shares pursuant to Rule 13d-4.

(3)
Includes 922,965 shares subject to stock options exercisable within 60 days of November 30, 2001.

(4)
Includes 321,867 shares subject to stock options exercisable within 60 days of November 30, 2001.

(5)
Includes 117,916 shares subject to stock options exercisable within 60 days of November 30, 2001.

(6)
Includes 60,000 shares subject to stock options exercisable within 60 days of November 30, 2001.

(7)
Includes 500 shares held by Mr. Roddy's minor child. Also includes 56,977 shares subject to stock options exercisable within 60 days of November 30, 2001.

(8)
Includes 37,916 shares subject to stock options exercisable within 60 days of November 30, 2001.

(9)
Consists solely of shares subject to stock options exercisable within 60 days of November 30, 2001.

(10)
Consists solely of shares subject to stock options exercisable within 60 days of November 30, 2001.

(11)
Includes 25,440 shares subject to stock options exercisable within 60 days of November 30, 2001.

(12)
Consists solely of shares subject to stock options exercisable within 60 days of November 30, 2001.

(13)
Consists solely of shares subject to stock options exercisable within 60 days of November 30, 2001.

(14)
Includes 1,631,413 shares subject to stock options exercisable within 60 days of November 30, 2001. See footnotes (3) through (13) above.

Additional Information

    A detailed description of COR's business, financial statements and other matters related to COR is incorporated by reference from filings made by COR with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 117.

COMPARISON OF STOCKHOLDER RIGHTS

General

    Both Millennium and COR are Delaware corporations governed by the Delaware corporation statute and other Delaware laws related to corporations. In addition, the rights of Millennium stockholders are currently governed by the Millennium certificate of incorporation and by-laws, and the rights of COR stockholders are currently governed by the COR certificate of incorporation and by-laws. As a result of the merger, COR stockholders will become holders of Millennium's common stock and the rights of the former COR stockholders will thereafter be governed by Millennium's certificate of incorporation and by-laws, the Delaware corporation statute and other Delaware laws related to corporations.

    The following summary sets forth certain differences between the Millennium certificate of incorporation and the COR certificate of incorporation and between the Millennium by-laws and the COR by-laws. COR stockholders are encouraged to review the full text of each of the Millennium certificate of incorporation, the Millennium by-laws, the COR certificate of incorporation, the COR by-laws, the Delaware corporation statute and other corporation-related laws of Delaware to the extent they relate to corporations organized in Delaware. The Millennium certificate of incorporation, the Millennium by-laws, the COR certificate of incorporation and the COR by-laws have been filed as exhibits to the materials filed by Millennium and COR with the Securities and Exchange Commission. For information as to how documents may be obtained, see "Where You Can Find More Information."

Capitalization

    Millennium.  Millennium is authorized to issue 500,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 500,000 shares have been designated Series A junior participating preferred stock in connection with Millennium's stockholder rights agreement. On January 2, 2002, 224,290,648 shares of Millennium common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Millennium's board has the authority, without stockholder approval, to issue shares of authorized preferred stock from time to time in one or more series and to fix the rights, preferences and other terms, including voting rights, of each series of preferred stock, which rights, preferences and other terms may be superior to that of the Millennium common stock.

    COR.  COR is authorized to issue 120,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 450,000 shares have been designated Series A junior participating preferred stock in connection with COR's stockholder rights agreement. On January 2, 2002, 55,746,079 shares of COR common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. COR's board has the authority, without stockholder approval, to issue shares of authorized preferred stock from time to time in one or more series and to fix the rights and preferences, including voting rights, of each series of preferred stock, which rights, preferences and other terms may be superior to that of the COR common stock.

Number of Directors

    Millennium.  The Millennium certificate of incorporation requires no less than three directors, and the Millennium by-laws provide that the total number of directors may be determined by the Millennium board of directors. The Millennium board of directors currently consists of eight directors, and will be increased to 12 directors in connection with the merger.

    COR.  COR's by-laws require no less than five, but no more than nine, directors, with the exact number to be determined by the board of directors. COR currently has eight directors.

Classification of Directors

    Millennium.  The Millennium board of directors is divided into three classes, with each class serving a staggered three-year term. There are currently two classes with three directors, and one class with two directors. Following the merger, each class will have four directors.

    COR.  COR does not have a classified board of directors. The COR by-laws require that all directors be elected for a one-year term and until his or her successor is elected and qualified.

Removal of Directors

    Millennium.  The Millennium certificate of incorporation provides that directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of all outstanding shares of Millennium stock entitled to vote.

    COR.  The COR certificate of incorporation and by-laws contained no such comparable provisions. In accordance with Delaware law, COR directors may be removed with or without cause by the affirmative vote of the holders of a majority of all outstanding shares of COR stock entitled to vote.

Filling Vacancies on the Board of Directors

    Millennium.  The Millennium certificate of incorporation provides that any vacancy on the Millennium board of directors shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next election of the class of directors for which the director was chosen and until the director's successor is elected and qualified.

    COR.  The COR certificate of incorporation provides that any vacancy on the COR board of directors shall be filled either by the affirmative vote of the holders of a majority of the outstanding shares of COR stock entitled to vote, or by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office until the next election of directors and until the director's successor is elected and qualified.

Voting Requirements and Quorums for Stockholders Meetings

    Millennium.  Each holder of Millennium common stock is entitled to one vote for each share, and a proportionate vote for each fractional share of stock held, and may not cumulate votes for the election of directors. Each holder of Millennium Series A junior participating preferred stock is entitled to 1,000 votes for each share on all matters voted on by the holders of Millennium common stock. The Millennium by-laws provide, in accordance with Delaware law, that the holders of a majority of the shares of the corporation then issued, outstanding and entitled to vote constitute a quorum, and that, when a quorum is present, a majority vote is required to effect any matter, except as provided in the section below entitled "—Amendment of Certificate of Incorporation" and "—Approval of Business Considerations and Asset Sales" and except that any election of directors by stockholders requires a plurality vote.

    COR.  Each holder of COR common stock is entitled to one vote for each share and may not cumulate votes for the election of directors. Each holder of COR Series A junior participating preferred stock is entitled to 100 votes for each share on all matters voted on by the holders of COR common stock. The COR charter and by-laws provide, in accordance with Delaware law, that the holders of a majority of the shares of the corporation then issued, outstanding and entitled to vote constitute a quorum, and that, when a quorum is present, a majority vote is required to effect any matter, except as provided in the sections below entitled "—Amendment of Certificate of Incorporation" and "—Approval of Business Combinations and Asset Sales" and except that any election of directors by stockholders requires a plurality vote.

Amendment of Certificate of Incorporation

    Millennium.  The Millennium certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the shares of Millennium stock entitled to vote, except with respect to proposals amending the Millennium certificate of incorporation to change provisions related to the election, classification, number and removal of Millennium directors, meetings of the Millennium board of directors, stockholder voting by written consent and special meetings of stockholders. These proposals require the affirmative vote of the holders of at least 75% of the shares of Millennium stock entitled to vote. In addition, proposals amending the Millennium certificate of incorporation to adversely change the rights and preferences of Series A junior participating preferred stock require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A junior participating preferred stock, voting together as a single class.

    COR.  The COR certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the shares of COR stock entitled to vote. Proposals amending the COR certificate of incorporation to adversely change the rights and preferences of Series A junior participating preferred stock, however, require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A junior participating preferred stock, voting together as a single class.

Amendment of By-laws

    Millennium.  The Millennium by-laws may be altered, amended or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the board of directors present at any meeting of the board of directors at which a quorum is present, or by the affirmative vote of the holders of a majority of the shares of Millennium stock entitled to vote, except with respect to proposals amending the Millennium by-laws to change provisions related to the calling of special meetings of stockholders, nominations of directors, notice of business to be conducted at stockholder meetings, action of stockholders by written consent, organization of stockholder meetings, powers and election of directors and amendments to the by-laws. These proposals require the affirmative vote of the holders of at least 75% of the shares of Millennium stock entitled to vote.

    COR.  The COR certificate of incorporation and by-laws provide that the COR by-laws may be altered, amended, repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the COR directors then in office, or by the affirmative vote of the holders of a majority of the shares of COR stock entitled to vote.

Special Meetings of Stockholders

    Millennium.  The Millennium by-laws provide that only the chairperson of the board of directors, the chief executive officer or the Millennium board of directors may call a special meeting.

    COR.  The COR by-laws provide that the COR board of directors, the chief executive officer or the holders of 10% of the outstanding COR stock may call a special meeting.

Notice of Stockholder Meetings

    Millennium.  In accordance with Delaware law, the Millennium by-laws provide that notice of stockholder meetings be given at least 10 days, but no more than 60 days, before the meeting. In addition, the Millennium by-laws require that nominations of persons for election to the board of directors and the proposal of business to be considered at an annual meeting of stockholders must be made:

  •
  pursuant to the notice of meeting;

  •
  by or at the direction of the board of directors; or

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  by a stockholder who was a stockholder of record at the time of notice and complies with the notice procedures summarized in the next paragraph.

    For nominations or other business to be properly brought before a stockholders meeting by a stockholder, the stockholder must have given timely notice in writing to the secretary of Millennium and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the secretary at the principal executive offices of Millennium not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the annual meeting. If, however, less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, a stockholder's notice must be delivered no later than the 10th day following the day on which the notice of the date of the meeting was mailed or public announcement of the date of the meeting is first made, whichever occurs first.

    COR.  In accordance with Delaware law, the COR by-laws provide that notice of stockholder meetings be given at least 10 days, but no more than 60 days, before the meeting. The COR by-laws do not contain any provisions which correspond to the procedures in Millennium's by-laws for nominations or other business to be brought before a stockholders meeting.

Action by written consent lieu of a stockholders' meeting

    Millennium.  Millennium's by-laws provide that the stockholders of Millennium may not take any action by written consent in lieu of a meeting.

    COR.  COR's by-laws provide that any action by stockholders may be taken without a meeting and by written consent, if the consent is signed by a number of stockholders having at least as many votes as would be required to authorize the action at a meeting. Therefore, stockholders of COR may act by written consent.

Indemnification and Limitation of Liability

    Millennium.  Millennium's certificate of incorporation eliminates the personal liability of directors to Millennium or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Millennium's certificate of incorporation and by-laws further provide that Millennium may indemnify its officers and directors to the full extent permitted by Delaware law, so long as the officer or directors complies with certain procedural and notice requirements in the Millennium certificate of incorporation.

    COR.  COR's certificate of incorporation eliminates the personal liability of directors to COR or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. COR's certificate of incorporation and by-laws further provide that COR may indemnify its officers and directors to the full extent permitted by Delaware law.

    The Securities and Exchange Commission has expressed its position that the indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act of 1933, as amended, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Approval of Business Combinations and Asset Sales

    Millennium.  In accordance with Delaware law, the affirmative vote of a majority of the shares of Millennium stock entitled to vote is necessary to approve a merger or certain asset sales.

    COR.  In accordance with Delaware law, the affirmative vote of a majority of the shares of COR stock entitled to vote is necessary to approve a merger or certain asset sales, except with respect to a merger or business combination prior to which a person or entity, together with affiliates, owns at least 15% of the shares of COR stock entitled to vote, in which case the COR certificate of incorporation requires the affirmative vote of at least 66 2/3% of the shares of COR stock entitled to vote.

Stockholder Rights Agreement

    Millennium.  Under its stockholder rights agreement, each outstanding share of Millennium common stock of record as of April 16, 2001 has attached to it a stock purchase right. These stock purchase rights trade with the Millennium common stock and are not currently exercisable. The stock purchase rights generally become exercisable upon the earlier to occur of:

  •
  ten business days following a public announcement by Millennium that a person or group has acquired beneficial ownership of 15% or more of the outstanding Millennium common stock; or

  •
  ten business days after the beginning of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Millennium common stock.

    The stock purchase rights are exercisable for shares of Series A junior participating preferred stock. In some cases, the exercise price of the stock purchase rights may be significantly below the market value of Millennium's common stock.

    Millennium may redeem the stock purchase rights at a price of $.001 per right at any time until ten days after the date on which a person or group acquires beneficial ownership of 15% or more of the outstanding Millennium common stock. The stock purchase rights will expire on the close of business on April 5, 2011. See the section entitled "Description of Millennium Capital Stock—Stockholder Rights Plan."

    COR.  Under its stockholder rights agreement, each outstanding share of COR common stock issued on or after February 5, 1995 has attached to it a stock purchase right. These stock purchase rights trade with the COR common stock and are not currently exercisable. The stock purchase rights generally become exercisable upon the earlier to occur of:

  •
  ten days following a public announcement by COR that a person has acquired beneficial ownership of 20% or more of the outstanding COR common stock; or

  •
  ten business days after the beginning of, or announcement of an intention to make, a tender offer or exchange offer that would result in a person beneficially owning 20% or more of the outstanding COR common stock.

    The stock purchase rights are exercisable for shares of Series A junior participating preferred stock. In some cases, the exercise price of the stock purchase rights may be significantly below the market value of COR's common stock.

    COR may redeem the stock purchase rights at a price of $.001 per right at any time until 20 days after the date on which a person or group acquires beneficial ownership of 20% or more of the outstanding COR common stock. The stock purchase rights will expire on the close of business on January 23, 2005.

    In connection with the merger agreement, COR has amended its stockholder rights agreement to provide that the merger and associated actions do not result in the ability of any person to exercise any rights thereunder.

DESCRIPTION OF MILLENNIUM CAPITAL STOCK

    The following description of Millennium's capital stock summarizes the material terms and provisions of the indicated securities. For the complete terms of Millennium's common stock, preferred stock and preferred stock purchase rights, please refer to Millennium's charter, by-laws and rights agreement that are incorporated by reference into the registration statement which includes this joint proxy statement/prospectus. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

    Millennium is authorized by its charter to issue 500,000,000 shares of common stock, $0.001 par value per share, of which 224,290,648 shares were issued and outstanding on January 2, 2002, and 5,000,000 shares of preferred stock, $0.001 par value per share, of which no shares are issued and outstanding as of the date of this joint proxy statement/prospectus. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Common Stock

    Voting.  For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on Millennium's books. Millennium's common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, of which there currently is none, persons who hold more than 50% of the outstanding common stock entitled to elect members of Millennium's board of directors can elect all of the directors who are up for election in a particular year.

    Dividends.  If Millennium's board of directors declares a dividend, holders of common stock will receive payments from its funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights Millennium may grant to the persons who hold preferred stock, if any is outstanding.

    Liquidation and Dissolution.  If Millennium is liquidated or dissolves, the holders of its common stock will be entitled to share ratably in all the assets that remain after it pays its liabilities and any amounts it may owe to the persons who hold preferred stock, if any is outstanding.

    Other Rights and Restrictions.  Holders of Millennium's common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Millennium's common stock is not subject to redemption by it. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which Millennium may issue in the future. Millennium's charter and by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

    Listing.  Millennium's common stock is listed on the Nasdaq National Market.

    Transfer Agent and Registrar.  The transfer agent and registrar for Millennium's common stock is EquiServe L.P., Canton, Massachusetts.

Preferred Stock

    Millennium's board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock, in one or more series. Each series of preferred stock shall have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by its board of directors, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

    Millennium's stockholders have granted the board of directors authority to issue the preferred stock and to determine its rights and preferences in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of Millennium's outstanding voting stock.

    As of the date of this joint proxy statement/prospectus, Millennium's board of directors had designated 500,000 shares of preferred stock as "Series A Junior Participating Preferred Stock" in connection with its stockholder rights plan. The rights, preferences and privileges of the Series A preferred stock are described below.

Series A Junior Participating Preferred Stock

    The following description is a summary of the material terms of Millennium's Series A preferred stock. This summary of Series A preferred stock is not complete and is qualified by reference to Millennium's charter. Millennium's charter, and not this description, defines the rights of holders of Series A preferred stock. A copy of Millennium's charter is incorporated by reference into the registration statement which includes this joint proxy statement/prospectus. As of the date of this joint proxy statement/prospectus, there are no shares of Series A preferred stock outstanding.

    Voting.  Each share of Series A preferred stock is entitled to 1,000 votes, subject to adjustment if Millennium effects a stock split or issue a stock dividend. Except as provided below, each share of Series A preferred stock votes together with the holders of common stock and all of Millennium's other capital stock on all matters voted on by stockholders.

    Dividends.  The holders of shares of Series A preferred stock are entitled to quarterly cash dividends equal to the greater of $10.00 or 1,000 times the dividend declared per share of common stock, if any, other than dividends payable in common stock or by a subdivision of the outstanding common stock.

    Liquidation and Dissolution.  If Millennium is liquidated or dissolves or winds up, then it must pay the holders of outstanding shares of Series A preferred stock, before it makes any payment to the holders of shares of stock ranking junior to the Series A preferred stock, an amount equal to $1,000 per share, plus all accrued and unpaid dividends, or, if greater, an amount equal to 1,000 times the amount to be paid to holders of common stock. For purposes of this liquidation preference, neither the consolidation, merger or other business combination of Millennium with another entity nor the sale of all or any of its property, assets or business will be treated as a liquidation, dissolution or winding up of Millennium.

    Merger, Consolidation, etc.  If Millennium is a party to any merger, consolidation or similar transaction in which shares of its common stock are exchanged or changed into stock or securities of another entity, cash or property of another entity, then the Series A preferred stock will be exchanged or changed into an amount per share equal to 1,000 times the amount of consideration into which or for which each share of common stock is changed or exchanged in the merger, consolidation or similar transaction.

    Adjustments for Stock Splits and Other Events.  In the event that Millennium declares a dividend on its common stock that is payable in common stock or it effects a subdivision, combination or consolidation of the outstanding shares of its common stock into a greater or lesser number of shares, then the dividend, liquidation and merger or consolidation amounts payable to holders of Series A preferred stock will be increased or reduced in proportion to the resulting increase or decrease in the total number of shares of common stock outstanding.

    Redemption.  Millennium may not redeem the Series A preferred stock.

Stockholder Rights Plan

    On April 5, 2001, Millennium's board of directors adopted a stockholder rights plan. Under the plan, each of Millennium's common stockholders received a dividend of one preferred stock purchase right, or a right, for each outstanding share of common stock that the stockholder owned. In addition, each share of Millennium common stock issued after April 5, 2001 receives one right. The rights trade automatically with Millennium's shares of common stock and become exercisable only under the circumstances described below. The rights will expire on the close of business on April 5, 2011, subject to earlier expiration or termination as described in the rights agreement.

    The purpose of the rights is to encourage potential acquirors to negotiate with Millennium's board of directors before attempting a takeover bid and to provide Millennium's board of directors with leverage in negotiating on behalf of Millennium stockholders the terms of any proposed takeover. The rights may have antitakeover effects. They should not, however, interfere with any merger or other business combination approved by Millennium's board of directors.

    The following description is a summary of the material terms of Millennium's stockholder rights plan. It does not restate all of the terms of the plan. The rights agreement, and not this description, defines the terms and provisions of the plan. Millennium has filed a copy of its rights agreement as Exhibit 4.1 to its Current Report on Form 8-K, which Millennium filed with the SEC on April 5, 2001 and which is incorporated by reference into the registration statement which includes this prospectus. You may obtain a copy at no charge by writing to Millennium at the address listed under the caption "Where You Can Find More Information" on page 116.

    Exercise of Rights.  Until a right is exercised, the holder of a right will not have any rights as a stockholder. Currently, the rights are not exercisable. When the rights become exercisable, if ever, holders of the rights will be able to purchase from Millennium a unit equal to 1/1000th of a share of its Series A preferred stock at a purchase price of $200 per unit.

    In general, the rights will become exercisable upon the earlier of:

  •
  ten business days following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of Millennium's common stock; or

  •
  ten business days after the beginning of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of Millennium's common stock.

    Flip-In Event.  If a person or group becomes the beneficial owner of 15% or more of Millennium's common stock, then each right, other than those rights held by the person or group that exceeded the 15% threshold, will then entitle its holder to receive, upon exercise, a number of shares of Millennium's common stock which is equal to the exercise price of the right divided by one-half of the market price of Millennium's common stock on the date of the occurrence of the flip-in event. However, the rights are not exercisable following such an event until such time as the rights are no longer redeemable by Millennium, as described below.

    Flip-Over Event.  If at any time after a person or group becomes the beneficial owner of 15% or more of Millennium's common stock,

  •
  Millennium is acquired in a merger or other transaction in which it does not survive or in which its common stock is changed or exchanged; or

  •
  50% or more of its assets or earning power is sold or transferred,

then each holder, other than the person or group that exceeded the 15% threshold, of a right will be entitled to receive, upon exercise, a number of shares of common stock of the acquiring company in the transaction equal to the exercise price of the right divided by one-half of the market price of the acquiring company's common stock on the date of the occurrence of the flip-over event.

    Exchange of Rights.  At any time after a flip-in event, Millennium's board of directors may exchange the rights, other than those rights held by the person or group that exceeded the 15% threshold, in whole or in part, at an exchange ratio of one share of Millennium's common stock or one one-thousandth of a share of Millennium's Series A preferred stock for each right.

    Redemption of Rights.  At any time prior to the tenth business day after the occurrence of a flip-in event, Millennium may redeem the rights in whole, but not in part, at a price of $.001 per right.

Warrants; Convertible Notes

    As of January 2, 2002, there were outstanding warrants to purchase an aggregate of 815,286 shares of Millennium's common stock, at exercise prices ranging from $0.06 per share to $9.44 per share. None of the warrants confer upon the holders thereof any rights as stockholders until they are exercised. In addition, as of January 2, 2002, Millennium had outstanding convertible notes in the aggregate principal amount of $83,325,000. These notes are convertible into Millennium common stock at a conversion price of $42.07 per share. As a result, as of January 2, 2002, the notes were convertible into an aggregate of 1,980,607 shares of Millennium common stock.

Certain Effects of Authorized but Unissued Stock

    Millennium has shares of common stock and preferred stock available for future issuance without stockholder approval. Millennium may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on its capital stock.

    The existence of unissued and unreserved common stock and preferred stock may enable Millennium's board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of Millennium by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of its management. In addition, if Millennium issues preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Specified Charter and By-law Provisions

    Business Combinations.  Millennium is subject to the provisions of section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

    Staggered Board.  Millennium's charter provides for the division of its board of directors into three classes as nearly equal in size as possible with staggered three-year terms. In addition, Millennium's charter provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of its capital stock entitled to vote. Under Millennium's charter, any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The classification of the board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of Millennium.

    Supermajority Votes Required.  The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's charter or by-laws, unless a corporation's charter or by-laws, as the case may be, requires a greater percentage. Millennium's charter and by-laws require the affirmative vote of the holders of at least 75% of the shares of its capital stock issued and outstanding and entitled to vote in certain circumstances, including as set forth under "Comparison of Stockholder Rights—Amendment of Certificate of Incorporation" and "—Amendment of By-laws."

    Limitation of Liability; Indemnification.  Millennium's charter contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of Millennium's directors and officers under federal securities laws. Furthermore, Millennium's charter contains provisions to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate Millennium's right or the right of any Millennium shareholder to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his or her duty of care. Millennium believes that these provisions will assist it in attracting and retaining qualified individuals to serve as directors.

    Stockholder Action; Special Meeting of Stockholders.  Millennium's charter provides that stockholders may take action only at a duly called annual or special meeting of stockholders and may not take action by written consent. Millennium's charter further provides that special meetings of its stockholders may be called only by the chairman of the board of directors, by a majority of the board of directors or by its chief executive officer, and in no event may the stockholders call a special meeting.

    Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Millennium's by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must meet specified procedural requirements. The by-laws also include a similar requirement for making nominations for directors. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

STOCKHOLDER PROPOSALS

Millennium 2002 Annual Meeting of Stockholders

    Proposals to be included in the proxy statement.  Under SEC rules, if a stockholder wanted Millennium to include a proposal in its proxy statement and form of proxy for presentation at its 2002 Annual Meeting of stockholders, the proposal had to be received by Millennium at its principal executive offices by November 23, 2001.

    Other proposals (not to be included in the proxy statement).  Under Millennium's by-laws, as permitted by the SEC, a Millennium stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business must be submitted in writing to Millennium's Secretary at its principal executive offices. Millennium must receive the notice of its stockholder's intention to introduce a nomination or proposed item of business at our 2002 Annual Meeting:

  •
  no later than 60 days before the 2002 Annual Meeting; and

  •
  no earlier than 90 days before the 2002 Annual Meeting.

However, if less than 70 days' notice or prior public disclosure of the date of the 2002 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which the notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on the proposal.

COR 2002 Annual Meeting of Stockholders

    Proposals to be included in the Proxy Statement.  COR will hold a 2002 Annual Meeting of Stockholders only if the merger is not consummated before the time of the meeting. In the event that the 2002 Annual Meeting of Stockholders is to be held, any proposals of stockholders intended to be presented at that meeting must be received no later than December 27, 2001 in order to be considered for inclusion in the COR proxy materials relating to that meeting.

    Other proposals (not to be included in the proxy statement).  Stockholders of COR who wish to bring a matter before COR's stockholders at its annual meeting of stockholders to be held in 2002 must notify COR of such matter before March 12, 2002; otherwise COR's management will have discretionary authority to vote all shares for which it has proxies against such matter.

LEGAL MATTERS

    The validity of the shares of Millennium common stock to be issued in connection with the merger will be passed on for Millennium by Hale and Dorr LLP, Boston, Massachusetts. Certain legal matters with respect to the federal income tax consequences of the merger will be passed upon for Millennium by Hale and Dorr LLP, Boston, Massachusetts, and for COR by Cooley Godward LLP, Palo Alto, California. Partners of Hale and Dorr LLP hold an aggregate of 1,200 shares of Millennium common stock.

EXPERTS

    The consolidated financial statements of Millennium Pharmaceuticals, Inc. appearing in Millennium Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of COR Therapeutics, Inc. appearing in COR Therapeutics, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

    Millennium and COR each file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Millennium and COR stockholders may read and copy any reports, statements or other information that Millennium or COR files at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

    Millennium filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 to register with the Securities and Exchange Commission the Millennium common stock issuable pursuant to the merger agreement. This joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits and schedules to the registration statement. For further information with respect to Millennium, COR and the Millennium common stock, please refer to the registration statement, including the exhibits and schedules. You may inspect and copy the registration statement, including the exhibits and schedules, as described above. Statements contained in this joint proxy statement/prospectus about the contents of any contract or other document are not necessarily complete, and Millennium refers you, in each case, to the copy of the contract or other document filed as an exhibit to the registration statement.

    The Securities and Exchange Commission allows Millennium and COR to "incorporate by reference" information into this joint proxy statement/prospectus, which means that Millennium and COR can disclose important information to their stockholders by referring them to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Millennium and COR have previously filed with the Securities and Exchange Commission. These documents contain important information that you should read about Millennium and COR and their finances.

Millennium Securities and Exchange Commission Filings (File No. 0-28494)	Period
Current Report on Form 8-K	Filed on January 24, 2001
Current Report on Form 8-K	Filed on March 12, 2001
Annual Report on Form 10-K	Fiscal year ended December 31, 2000
Current Report on Form 8-K	Filed on April 5, 2001
Quarterly Report on Form 10-Q	Quarter ended March 31, 2001
Quarterly Report on Form 10-Q	Quarter ended June 30, 2001
Quarterly Report on Form 10-Q	Quarter ended September 30, 2001
Current Report on Form 8-K	Filed on October 30, 2001
Current Report on Form 8-K	Filed on November 26, 2001
Current Report on Form 8-K	Filed on December 6, 2001
Registration Statements on Form 8-A	Filed on April 26, 1996 and April 5, 2001

COR Securities and Exchange Commission Filings (File No. 0-30385)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2000
Quarterly Report on Form 10-Q	Quarter ended March 31, 2001
Current Report on Form 8-K	Filed on June 4, 2001
Current Report on Form 8-K	Filed on June 7, 2001
Quarterly Report on Form 10-Q	Quarter ended June 30, 2001
Quarterly Report on Form 10-Q	Quarter ended September 30, 2001
Current Report on Form 8-K	Filed on December 7, 2001

    Millennium stockholders may request a copy of the Millennium documents described above, which will be provided at no cost, by contacting Millennium Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, Massachusetts, MA 02139, Attention: Gina Brazier, Director of Investor Relations, telephone: (617) 551-3611.

    COR stockholders may request a copy of the COR documents described above, which will be provided at no cost, by contacting COR Therapeutics, Inc., 256 E. Grand Avenue, South San Francisco, California 94080, Attention: Shari Annes, Investor Relations, telephone: (650) 244-6889.

    Millennium and COR are each also incorporating by reference additional documents that they may file with the Securities and Exchange Commission between the date of this joint proxy statement/prospectus and the date of the special meeting of Millennium stockholders and the special meeting of the COR stockholders.

    Millennium has supplied all information contained in this joint proxy statement/prospectus relating to Millennium, and COR has supplied all information contained in this joint proxy statement/prospectus relating to COR.

    Millennium and COR stockholders should rely only on the information contained in this joint proxy statement/prospectus to vote on the proposals to be considered at their respective stockholders meetings. Millennium and COR have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated January 8, 2002. Millennium and COR stockholders should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than January 8, 2002, and neither the mailing of the joint proxy statement/prospectus to Millennium and COR stockholders nor the issuance of Millennium common stock in the merger shall create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER
among
Millennium Pharmaceuticals, Inc.,
PGM Corporation
and
COR Therapeutics, Inc.
December 5, 2001

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A–ii

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TABLE OF DEFINED TERMS

Terms	Cross Reference in Agreement
Acquisition Proposal	Section 6.01(a)
Affiliate	Section 6.09
Affiliate Agreements	Section 6.09
Agreement	Preamble
Alternative Transaction	Section 8.03(i)
Antitrust Laws	Section 6.06(b)
Bankruptcy and Equity Exception	Section 3.03(a)
Certificate of Merger	Section 1.01
Certificates	Section 2.02(b)
Closing	Section 1.02
Closing Date	Section 1.02
Code	Preamble
Confidentiality Agreement	Section 5.04
Constituent Corporations	Section 1.03
COR	Preamble
COR 401(k) Plan	Section 6.16
COR Balance Sheet	Section 3.04(b)
COR Common Stock	Section 2.01(a)
COR Convertible Notes	Section 3.02(a)
COR Disclosure Schedule	Article III
COR Employee Plans	Section 3.16(a)
COR Employees	Section 6.15
COR Insiders	Section 6.17(c)
COR Intellectual Property Rights	Section 3.12(b)
COR Material Adverse Effect	Article III
COR Material Contracts	Section 3.13(a)
COR Meeting	Section 3.21
COR Preferred Stock	Section 3.02(a)
COR Programs	Article III
COR Rights	Section 3.02(a)
COR Rights Plan	Section 3.02(a)
COR SEC Reports	Section 3.04(a)
COR Stock Options	Section 3.02(a)
COR Stock Plans	Section 3.02(a)
COR Voting Agreements	Preamble
COR Voting Proposal	Section 6.05(a)
DGCL	Section 1.01
Effective Time	Section 1.01
Environmental Law	Section 3.15(b)
ERISA	Section 3.16(a)
ERISA Affiliate	Section 3.16(e)
ESPP	Section 6.11(d)
Exchange Act	Section 3.03(c)
Exchange Agent	Section 2.02(a)
Exchange Fund	Section 2.02(a)
Exchange Ratio	Section 2.01(a)
FDA	Section 3.18

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GCP	Section 3.19(b)
GLP	Section 3.19(b)
GMP	Section 3.19(b)
Goldman Sachs	Section 3.25
Governmental Entity	Section 3.03(c)
Hazardous Substance	Section 3.15(c)
HSR Act	Section 3.03(c)
Indemnified Parties	Section 6.12(a)
Intellectual Property Rights	Section 3.12(b)
IRS	Section 3.09(c)
Joint Proxy Statement	Section 3.21
Leases	Section 3.10
Millennium	Preamble
Millennium 401(k) Plan	Section 6.16
Millennium Balance Sheet	Section 4.04(b)
Millennium Common Stock	Section 2.01(a)
Millennium Disclosure Schedule	Article IV
Millennium Employee Plans	Section 4.14(a)
Millennium Intellectual Property Rights	Section 4.10(a)
Millennium Knowledge Parties	Article IV
Millennium Material Adverse Effect	Article IV
Millennium Material Contract	Section 4.11(a)
Millennium Meeting	Section 3.21
Millennium Preferred Stock	Section 4.02
Millennium Rights	Section 4.02
Millennium Rights Agreement	Section 4.02
Millennium SEC Reports	Section 4.04(a)
Millennium Stock Plans	Section 4.02
Millennium Voting Agreements	Preamble
Millennium Voting Proposal	Section 6.05(b)
Merger	Preamble
Merger Shares	Section 2.01(a)
Morgan Stanley	Section 4.19
Order	Section 7.01(e)
Outside Date	Section 8.01(b)
Parent	Section 3.01
Phase II Products	Section 4.10(a)
Registration Statement	Section 3.21
Regulation M-A Filing	Section 3.21
Representatives	Section 6.01(a)
Rule 145	Section 6.09
SEC	Section 3.03(c)
Section 16 Information	Section 6.17(b)
Securities Act	Section 3.03(c)
Sub	Preamble
Subsidiary	Section 3.01
Superior Proposal	Section 6.01(a)
Surviving Corporation	Section 1.03
Tax	Section 3.09(b)

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Tax Returns	Section 3.09(b)
Taxes	Section 3.09(b)
Third Party	Section 8.03(i)
Third Party Licenses	Section 3.12(a)

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AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 5, 2001, by and among Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), PGM Corporation, a Delaware corporation and a direct, wholly-owned, newly-formed subsidiary of Millennium ("Sub"), and COR Therapeutics, Inc., a Delaware corporation ("COR").

    WHEREAS, the Boards of Directors of Millennium and COR deem it advisable and in the best interests of each corporation and its respective stockholders that Millennium and COR combine in order to advance the long-term business interests of Millennium and COR;

    WHEREAS, the combination of Millennium and COR shall be effected by the terms of this Agreement through a merger of Sub into COR, as a result of which the stockholders of COR will become stockholders of Millennium and COR will become a wholly-owned subsidiary of Millennium (the "Merger");

    WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, Millennium and certain officers and directors of COR who are stockholders of COR have executed Voting Agreements in favor of Millennium in the form attached hereto as Exhibit A (the "COR Voting Agreements") and COR and certain officers and directors of Millennium who are stockholders of Millennium have executed Voting Agreements in favor of COR in the form attached hereto as Exhibit B (the "Millennium Voting Agreements"); and

    WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement shall constitute a plan of reorganization pursuant to Section 368(a) of the Code.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I

THE MERGER

    Section 1.01  Effective Time of the Merger.  Subject to the provisions of this Agreement, a certificate of merger in such form as is required by the relevant provisions of the Delaware General Corporation Law ("DGCL") (the "Certificate of Merger") shall be duly executed and acknowledged by the Surviving Corporation (as defined in Section 1.03) and thereafter delivered to the Secretary of State of the State of Delaware for filing, immediately after the Closing (as defined in Section 1.02). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by Millennium and COR and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

    Section 1.02  Closing.  The closing of the Merger (the "Closing") will take place at 10:00 a.m., Boston time, on a date to be specified by Millennium and COR (the "Closing Date"), which shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by Millennium and COR.

    Section 1.03  Effects of the Merger.  Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the DGCL, at the Effective Time (i) the separate existence of Sub shall

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cease and Sub shall be merged with and into COR (Sub and COR are sometimes referred to herein as the "Constituent Corporations" and COR following the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of COR as in effect on the date of this Agreement shall be amended so that Article FOURTH of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000, all of which shall consist of common stock, $.01 par value per share," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, until further amended in accordance with the DGCL and (iii) the By-laws of Sub as in effect immediately prior to the Effective Time shall be amended to change all references to the name of Sub to refer to the name of COR, and, as so amended, such By-laws shall be the By-laws of the Surviving Corporation, until further amended in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL.

    Section 1.04  Directors.  The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

    Section 1.05  Alternative Structure of Merger.  At the election of Millennium prior to December 21, 2001 and after concluding reasonably and in good faith that it would be obligated to take the actions described in Schedule 1.05 if the Merger was not restructured in the manner described in this Section 1.05, and with the prior written consent of COR which shall not be unreasonably withheld, the Merger may be structured so that COR shall be merged with and into Millennium with the result that Millennium shall be the "Surviving Corporation." If the Merger is so structured, (i) the inaccuracy of any representation or warranty of COR or Millennium, which representation or warranty is or becomes inaccurate directly or indirectly as the result of Millennium, rather than COR, being the Surviving Corporation, shall not be deemed to be a breach of such representation or warranty, (ii) the failure by COR or Millennium to perform or comply with a covenant or agreement: (A) that arose as a result of Millennium, rather than COR, being the Surviving Corporation (including any covenant contained in this Section 1.05), or (B) to the extent that the failure occurred directly or indirectly as a result of Millennium, rather than COR, being the Surviving Corporation, shall not be deemed to be a breach of or failure to comply with such covenant or agreement, (iii) any condition to the obligation of COR or Millennium to effect the Merger which is not satisfied, or any termination right that becomes available, directly or indirectly as a direct or indirect result of Millennium, rather than COR, being the Surviving Corporation, shall be deemed satisfied or unavailable, as the case may be, and (iv) the other provisions of this Agreement relating to the Merger (including without limitation Section 1.03 and 1.04) shall be deemed to be appropriately modified to reflect such alternative structure. Without limiting the foregoing, COR acknowledges and agrees that (A) in the event that the Merger is structured as set forth in this Section 1.05, the Millennium Voting Proposal shall be defined to also include the adoption of this Agreement and the approval of the Merger, and that the vote required thereby shall be the affirmative vote of the holders of a majority of the shares of Millennium Common Stock outstanding on the record date for the Millennium Meeting at which a quorum is present, and (B) it shall not have the right to withhold its consent to the structuring of the Merger as set forth in this Section 1.05 in whole or in part because of such change in the Millennium Voting Proposal. If the Merger is structured as set forth in this Section 1.05, Millennium and COR agree to (I) use all commercially reasonable efforts to obtain all consents necessary, and otherwise cause the satisfaction of all conditions to the obligations of COR and Millennium to effect the Merger without giving effect to the provisions of clause (iii) of the second sentence of this Section, and (II) enter into agreements and other instruments reasonably requested by Millennium or COR, including if necessary an amendment to this Agreement, to effect such structure. If COR provides Millennium with a written legal opinion of Cooley Godward LLP or another law firm reasonably acceptable to Millennium, in a form reasonably acceptable to Millennium, indicating in substance that Millennium would not be obligated to take the actions

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described in Schedule 1.05 if the Merger remained structured in the manner described in Section 1.03, the ability to restructure the Merger in the manner described in this Section 1.05 shall terminate.

ARTICLE II

CONVERSION OF SECURITIES

    Section 2.01  Conversion of Capital Stock.

        (a)  Capital Stock of Sub; Cancellation of Treasury Stock and Millennium Owned Stock; Exchange Ratio.  As of the Effective Time, by virtue of the Merger and without any action on the part of COR or Sub or the holder of any shares of capital stock of COR or capital stock of Sub:

         (i) Each issued and outstanding share of the capital stock of Sub shall cease to be outstanding, shall cease to exist and shall be converted into and become one fully paid and nonassessable shares of common stock of the Surviving Corporation.

        (ii) All shares of common stock, $.0001 par value per share, of COR ("COR Common Stock") that are owned by COR as treasury stock or by any wholly-owned Subsidiary (as defined in Section 3.01) of COR and any shares of COR Common Stock owned by Millennium, Sub or any other wholly-owned Subsidiary of Millennium shall be cancelled and retired and shall cease to exist and no stock of Millennium or other consideration shall be delivered in exchange therefor. Any shares of common stock, $.001 par value per share, of Millennium ("Millennium Common Stock") owned by COR shall be unaffected by the Merger.

        (iii) Subject to Section 2.02, each issued and outstanding share of COR Common Stock (other than shares to be cancelled in accordance with Section 2.01(a)(ii)), shall be converted into the right to receive 0.9873 shares (the "Exchange Ratio") of Millennium Common Stock (collectively, the "Merger Shares"). All such shares of COR Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of Millennium Common Stock and any cash in lieu of fractional shares of Millennium Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest.

        (iv) Notwithstanding anything to the contrary contained in this Agreement, if and only if the "Actual Signing Date Number of Shares" (as defined below) exceeds the "Maximum Signing Date Number of Shares" (as defined below), then the Exchange Ratio shall be equal to the product of: (1) the number that would have otherwise constituted the Exchange Ratio but for this Section 2.01(a)(iv); multiplied by (2) a fraction, the numerator of which shall be the Maximum Signing Date Number of Shares, and the denominator of which shall be the Actual Signing Date Number of Shares. In no event shall such fraction be greater than one. Notwithstanding the foregoing, in the event that the Actual Signing Date Number of Shares exceeds the Maximum Signing Date Number of Shares by less than 37,500 shares, the provisions of this Section 2.01(a)(iv) shall not apply to adjust the Exchange Ratio. For purposes of this Section 2.01(a)(iv):

        (A) the "Actual Signing Date Number of Shares" shall be equal to the sum of:

          (1) the number of shares of COR Common Stock outstanding as of the date of this Agreement (even if such number is different from the number represented by COR in Section 3.02); and

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          (2) the number of shares of COR Common Stock issuable upon the exercise of any COR Stock Options or COR Convertible Notes (even if such number is different from the number represented by COR in Section 3.02), in each case outstanding as of the date of this Agreement; and

        (B) the "Maximum Signing Date Number of Shares" shall be equal to 78,232,268 shares.

        (b)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be appropriately and proportionately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Millennium Common Stock or COR Common Stock), reorganization, reclassification, recapitalization or other like change with respect to Millennium Common Stock or COR Common Stock occurring (or for which a record date is established) after the date hereof and on or prior to the Effective Time.

        (c)  Unvested Stock.  At the Effective Time, any unvested shares of COR Common Stock awarded to employees, directors or consultants pursuant to any of COR's plans or arrangements and outstanding immediately prior to the Effective Time shall be converted into unvested shares of Millennium Common Stock in accordance with the Exchange Ratio and shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time, except to the extent by their terms as in effect on the date of this Agreement such unvested shares of COR Common Stock vest at the Effective Time. All outstanding rights which COR may hold immediately prior to the Effective Time to repurchase unvested shares of COR Common Stock shall be assigned to Millennium in the Merger and shall thereafter be exercisable by Millennium upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be appropriately adjusted to reflect the Exchange Ratio. COR shall take all steps necessary to cause the foregoing provisions of this Section 2.01(c) to occur.

    Section 2.02  Exchange of Certificates.  The procedures for exchanging outstanding shares of COR Common Stock for Millennium Common Stock pursuant to the Merger are as follows:

        (a)  Exchange Agent.  At the Effective Time, Millennium shall deposit with a bank or trust company designated by Millennium (the "Exchange Agent"), for the benefit of the holders of shares of COR Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, certificates representing the shares of Millennium Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of COR Common Stock and cash in an amount sufficient to make payments required pursuant to Section 2.02(e) (such shares of Millennium Common Stock and such cash being hereinafter referred to as the "Exchange Fund").

        (b)  Exchange Procedures.  As promptly as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of COR Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of Millennium Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Millennium may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Millennium Common Stock (plus cash in lieu of fractional shares, if any, of Millennium Common Stock and any dividends or distributions as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Millennium, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Millennium Common Stock which such holder has the right to receive pursuant to the provisions of this Article II

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plus cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of COR Common Stock which is not registered in the transfer records of COR, a certificate representing the proper number of shares of Millennium Common Stock plus cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c) may be issued or paid to a person other than the person in whose name the Certificate so surrendered is registered, if the Certificate representing such COR Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Millennium Common Stock plus cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c) as contemplated by this Section 2.02.

        (c)  Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to Millennium Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Millennium Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and paid to the record holder of the Certificate (i) certificates representing whole shares of Millennium Common Stock issued in exchange therefor, (ii) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Millennium Common Stock to which such holder is entitled pursuant to Section 2.02(e) below and the amount of dividends or other distributions with a record date after the Effective Time with respect to such whole shares of Millennium Common Stock with a payment date on or prior to such time of surrender, without interest, and (iii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Millennium Common Stock.

        (d)  No Further Ownership Rights in COR Common Stock.  All shares of Millennium Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or dividends or other distributions paid pursuant to Sections 2.02(c) or 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of COR Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of COR Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

        (e)  No Fractional Shares.  No certificate or scrip representing fractional shares of Millennium Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Millennium. Notwithstanding any other provision of this Agreement, each holder of shares of COR Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Millennium Common Stock (after taking into account and aggregating all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Millennium Common Stock multiplied by the average of the last reported sale prices of Millennium Common Stock, as reported on the Nasdaq National Market, during the ten consecutive trading days ending on the last trading day prior to the Closing Date.

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        (f)  Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the stockholders of COR for 270 days after the Effective Time shall be delivered to Millennium, upon demand, and any stockholders of COR who have not previously complied with this Section 2.02 shall thereafter look only to Millennium for payment of their claim for Millennium Common Stock, any cash in lieu of fractional shares of Millennium Common Stock and any dividends or distributions with respect to Millennium Common Stock.

        (g)  No Liability.  To the extent permitted by applicable law, none of Millennium, Sub, COR, the Surviving Corporation, the Exchange Agent, or any of their respective officers, directors, employees, agents or counsel, shall be liable to any holder of shares of COR Common Stock or Millennium Common Stock, as the case may be, for such shares (or cash, dividends or distributions with respect thereto) properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any shares of Millennium Common Stock, and any cash payable to the holder of such Certificate pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority), any such shares of Millennium Common Stock or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (h)  Withholding Rights.  Each of Millennium and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of COR Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Millennium, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of COR Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Millennium, as the case may be.

        (i)  Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount (but not more than the market value) as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Millennium Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Millennium Common Stock deliverable in respect thereof pursuant to this Agreement.

        (j)  Affiliates.  Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section 6.09 below) of COR shall not be exchanged until Millennium has received an Affiliate Agreement (as defined in Section 6.09 below) from such Affiliate.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CRIMSON

    Except as set forth in the disclosure schedule delivered by COR to Millennium on or before the date of this Agreement (the "COR Disclosure Schedule") (which COR Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article III and the disclosure in any section shall qualify (1) the corresponding section of this Article III and (2) other sections in this Article III to the extent that it is reasonably apparent that it also qualifies or applies to such other sections), COR represents and warrants to Millennium and Sub as follows in this Article III. As used in this Agreement, any reference to "COR's knowledge", "the knowledge of COR", "the best knowledge of COR", "of which COR is aware", or any similar expression shall mean the actual knowledge of Vaughn M. Kailian, President and Chief Executive Officer, Peter S. Roddy, Senior Vice President and Chief Financial Officer, Charles J. Homey, Executive Vice President, Research and Development, Lee M. Rauch, Senior Vice President, Corporate Development, and Patrick A. Broderick, Senior Vice President and General Counsel.

    For purposes of this Agreement, the term "COR Material Adverse Effect" means any material adverse change, event, circumstance, development or effect on (a) the assets, business, financial condition, results of operations or prospects of COR and its Subsidiaries (as defined in Section 3.01 below) taken as a whole; or (b) the ability of COR to consummate the transactions contemplated by this Agreement; provided, however, that the following events shall not be deemed to be, and shall not be taken into account in determining whether there has been or whether there is likely or expected to be, a "COR Material Adverse Effect" on or with respect to COR and its Subsidiaries taken as a whole: (i) any adverse change in the stock price of COR in and of itself, as quoted on the Nasdaq National Market; (ii) any adverse change, event, circumstance, development or effect resulting from a change in general economic, industry or financial market conditions not substantially disproportionately affecting COR and its Subsidiaries taken as a whole; (iii) any change, event, circumstance, development or effect resulting from a breach of this Agreement by Millennium or Sub; (iv) any adverse change, event, circumstance, development or effect resulting from any acts of terrorism or war, including the events of September 11, 2001, fighting in Afghanistan, letters containing anthrax and similar circumstances; (v) any adverse change, event, circumstance, development or effect directly resulting from the announcement or pendency of the Merger; and (vi) any adverse change, event, circumstance, development or effect resulting from or relating to compliance with the terms of, or the taking of any action expressly required by, this Agreement. For the avoidance of doubt, the Parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary meanings, without regard to the meaning ascribed to COR Material Adverse Effect in the prior sentences of this paragraph or the meaning ascribed to Millennium Material Adverse Effect in Article IV below.

    Section 3.01  Organization of COR.  COR and each of its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to be material to COR and its Subsidiaries taken as a whole. Except as set forth in the COR SEC Reports (as defined in Section 3.04(a)) filed prior to the date hereof, neither COR nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. As used in this Agreement, the word "Subsidiary" means, with respect to a person or entity (the "Parent"), any corporation or other organization, whether incorporated or unincorporated, of which (i) such Parent or any other Subsidiary of such Parent is a general partner or a managing member or (ii) at least a majority of the securities or

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other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Parent or by any one or more of its Subsidiaries, or by such Parent and one or more of its Subsidiaries. COR has made available to Millennium true and complete copies of the Certificate of Incorporation and By-Laws of COR and of the charter, by-laws or other organizational documents of each Subsidiary of COR.

    Section 3.02  COR Capital Structure.

        (a) The authorized capital stock of COR consists of 120,000,000 shares of COR Common Stock and 5,000,000 shares of preferred stock, par value $.001 ("COR Preferred Stock"). The rights and privileges of each class of COR's capital stock are as set forth in COR's Certificate of Incorporation. As of December 3, 2001, (i) 55,706,426 shares of COR Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of COR Common Stock were held in the treasury of COR or by Subsidiaries of COR, and (iii) no shares of COR Preferred Stock were issued and outstanding. All of the issued and outstanding COR Common Stock was issued in compliance with applicable federal and state securities laws. Between December 3, 2001 and the date hereof, (i) no shares of COR Common Stock or COR Preferred Stock were issued other than pursuant to the exercise of COR Stock Options (as defined below) or the conversion of COR Convertible Notes (as defined below), and (ii) no COR Stock Options have been issued or awarded. The COR Disclosure Schedule sets forth the following information:

        (1) all issued and outstanding shares of COR Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of COR; the name of the applicable stockholder, the lapsing schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the date of this Agreement, whether (and to what extent) the lapsing will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger, and whether such holder has the sole power to vote and dispose of such shares;

        (2) as of December 3, 2001, the number of shares of COR Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement (other than options granted under the ESPP (as defined in Section 6.11(d) below)), and the plans and arrangements (whether written or unwritten) under which such options were granted (collectively, including the ESPP, the "COR Stock Plans"), a complete and accurate list of all holders of options outstanding as of December 3, 2001 to purchase shares of COR Common Stock (such outstanding options, the "COR Stock Options") under the COR Stock Plans (other than the ESPP), indicating with respect to each such COR Stock Option the employment status (e.g., employee or consultant) of the holder thereof, the number of shares of COR Common Stock subject to each such COR Stock Option, the exercise price, the date of grant, the expiration date and the vesting schedule for any such options, including the extent to which any such vesting has occurred as of the date of this Agreement, and whether (and to what extent) the vesting will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger;

        (3) the number of shares of COR Common Stock reserved for future issuance pursuant to notes convertible into COR Common Stock outstanding as of the date of this Agreement (such notes, the "COR Convertible Notes") and the identity of the indentures relating to such COR Convertible Notes; and

        (4) the number of shares of COR Preferred Stock reserved for future issuance pursuant to the rights (the "COR Rights") issued and issuable under the Rights Agreement dated as of

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    January 23, 1995 between COR and Chemical Trust Company of California as rights agent (the "COR Rights Plan") and the agreements or other documents under which the COR Rights were issued.

COR has made available to Millennium true and complete copies of all COR Stock Plans and the forms of all stock option agreements evidencing COR Stock Options granted under the COR Stock Plans or otherwise, the indentures and registration rights agreements pursuant to which any COR Convertible Notes were issued, all agreements under which any COR Rights were issued or are issuable and all agreements governing unvested shares of COR Common Stock and the vesting thereof. All shares of COR Common Stock or COR Preferred Stock issuable pursuant to the COR Stock Options, the COR Convertible Notes or the COR Rights, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of COR Common Stock and all COR Stock Options, COR Convertible Notes and COR Rights were not, and all shares of COR Common Stock or COR Preferred Stock issuable pursuant to the COR Stock Options, the COR Convertible Notes or the COR Rights upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will not be, issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, COR's Certificate of Incorporation or By-Laws or any agreement to which COR is a party or is otherwise bound. There are no obligations, contingent or otherwise, of COR or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of COR Common Stock or any other capital stock of COR or any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. All of the outstanding shares of capital stock or other equity interests of each of COR's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and all such shares and other equity interests in any Subsidiary are owned by COR or another wholly-owned Subsidiary of COR free and clear of all security interests, liens, claims, pledges, agreements, limitations in COR's voting rights, charges or other encumbrances of any nature.

        (b) Except for the COR Common Stock outstanding as of the date of this Agreement, the COR Stock Plans, the COR Convertible Notes, the COR Rights and shares of capital stock and other securities of COR issued or issuable pursuant to the foregoing, (i) there are no equity securities of any class of COR or any of its Subsidiaries, or any security convertible or exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which COR or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound obligating COR or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock of or other equity interests in COR or any of its Subsidiaries or obligating COR or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Neither COR nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. To the best knowledge of COR, as of the date of this Agreement there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of or other equity interests in COR or any of its Subsidiaries other than the COR Voting Agreements. Upon the consummation of the Merger, subject to compliance by Millennium with Sections 6.11 and 6.19 of this Agreement, all options, warrants, equity securities, calls, rights, commitments or agreements of any character to which COR or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound relating to the issuance of COR securities or securities of any COR Subsidiary shall become rights to obtain solely shares of Millennium Common Stock.

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        (c) There are no registration rights, and, other than the COR Rights Plan, there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which COR or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of COR or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

        (d) Assuming that the Millennium Common Stock is listed on the Nasdaq National Market and that there is no change to Section 262 of the DGCL after the date hereof, COR stockholders are not entitled to dissenters' or appraisal rights under applicable state law in connection with the Merger.

    Section 3.03  Authority; No Conflict; Required Filings and Consents.

        (a) COR has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the COR Voting Agreements and the consummation of the transactions contemplated by this Agreement by COR have been duly authorized by all necessary corporate action on the part of COR and its Subsidiaries, subject only to the adoption of this Agreement and the approval of the Merger by COR's stockholders under the DGCL. Without limiting the generality of the preceding sentence, the board of directors of COR (at a meeting duly called and held) has (i) unanimously determined that the Merger is advisable and in the best interests of COR and its stockholders, (ii) unanimously authorized and approved the execution, delivery and performance of this Agreement by COR and unanimously approved the Merger, (iii) unanimously recommended the adoption of this Agreement and the approval of the Merger by COR's stockholders and directed that this Agreement be submitted for consideration by COR's stockholders at a meeting of COR's stockholders, and (iv) to the extent necessary, adopted a resolution having the effect of causing the Merger and the other transactions contemplated by this Agreement or the COR Voting Agreements not to be subject to the restrictions set forth in any state takeover law (including Section 203 of the DGCL) or similar law that might otherwise apply. This Agreement has been duly executed and delivered by COR and constitutes the valid and binding obligation of COR, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

        (b) The execution and delivery of this Agreement by COR does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-Laws of COR, or the charter, by-laws, or other organizational document of any Subsidiary of COR, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, or constitute a change in control under, or require the payment of a penalty under or result in the imposition of any lien on COR's or any of its Subsidiaries' assets under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which COR or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to COR or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) or (iii) for any conflicts or violations which, individually or in the aggregate, are not reasonably likely to have a COR Material Adverse Effect.

        (c) No consent, approval, license, permit, waiver, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity") is required by or with respect to COR or any of its Subsidiaries in connection with the execution and delivery of this Agreement or

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the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, ("HSR Act") and the termination or expiration of the waiting period applicable thereto, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement (as defined in Section 3.21 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of such reports or schedules under Section 13 of the Exchange Act and materials under Rule 165 and Rule 425 of the Securities Act of 1933, as amended (the "Securities Act") as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (vi) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a COR Material Adverse Effect. The only COR stockholder vote required for the approval of the COR Voting Proposal (as defined in Section 6.05(a) below) is the affirmative vote of a majority of the outstanding shares of COR Common Stock on the record date for the COR Meeting (as defined in Section 3.21 below).

    Section 3.04  SEC Filings; Financial Statements.

        (a) Each registration statement, proxy statement, schedule or report required to be filed by COR or any of its Subsidiaries with the SEC since January 1, 1998 under the Securities Act or the Exchange Act (collectively, the "COR SEC Reports"), on the date filed (i) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. COR has made available to Millennium true and complete copies of all COR SEC Reports and all exhibits thereto or true and complete copies of such COR SEC Reports and exhibits are available on EDGAR. None of COR's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the COR SEC Reports was filed on a timely basis.

        (b) Except to the extent expressly stated therein, each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the COR SEC Reports (i) complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented the consolidated financial position of COR and its Subsidiaries as of the dates and the consolidated results of operations and cash flows of COR and its Subsidiaries for the periods indicated, consistent with the books and records of COR and its Subsidiaries, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not expected to be material in amount. The unaudited consolidated balance sheet of COR as of September 30, 2001 contained in the COR Form 10-Q for the quarter ended September 30, 2001 is referred to herein as the "COR Balance Sheet."

    Section 3.05  No Undisclosed Liabilities.  Except (i) as disclosed in the COR SEC Reports filed prior to the date hereof, (ii) for liabilities to perform its contractual obligations (which does not include liabilities for breach of such obligations), and (iii) for liabilities and obligations incurred since the date of the COR Balance Sheet in the ordinary course of business and consistent with past practice, COR and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a COR Material Adverse Effect.

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    Section 3.06  Absence of Certain Changes or Events.  Except as disclosed in the COR SEC Reports filed prior to the date hereof, since the date of the COR Balance Sheet, COR and its Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and, since that date, there has not been (i) any event, change, circumstance or development in the financial condition, results of operations, business, properties or prospects of COR and its Subsidiaries, taken as a whole that individually or in the aggregate has had, or is reasonably likely to have, a COR Material Adverse Effect; (ii) any material damage, destruction or loss (whether or not covered by insurance) with respect to COR or any of its Subsidiaries; (iii) any material change by COR or any of its Subsidiaries in its accounting methods not required pursuant to generally accepted accounting principles; (iv) any material revaluation by COR or any of its Subsidiaries of any of their assets; or (v) any other action or event that would have required the consent of Millennium pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement.

    Section 3.07  [Intentionally Omitted]

    Section 3.08  [Intentionally Omitted]

    Section 3.09  Taxes.

        (a) Except for such items which are not, individually or in the aggregate, reasonably likely to have a COR Material Adverse Effect: (i) COR and each of its Subsidiaries has timely filed all Tax Returns (as defined below) that it was required to file (taking into account applicable extensions), and all such Tax Returns were correct and complete except to the extent that such Tax Returns do not reflect unpaid Taxes (as defined below) for which accruals and reserves have been set forth on the COR Balance Sheet; (ii) COR and each of its Subsidiaries has paid on a timely basis all Taxes that were due (whether or not shown) on any such Tax Returns; (iii) the unpaid Taxes of COR and its Subsidiaries for Tax periods through the date of the COR Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the COR Balance Sheet exclusive of any accruals and reserves for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles; (iv) all Taxes attributable to periods from and after the date of the COR Balance Sheet have arisen in the ordinary course of business and are consistent with regard to type and amount with Taxes incurred in comparable historical periods; and (v) all Taxes that COR or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

        (b) For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

        (c) COR has made available to Millennium correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by COR or any of its Subsidiaries since December 31, 1994. The federal income Tax Returns of COR and each of its Subsidiaries have been audited by the Internal Revenue Service ("IRS") or are closed by the applicable statute of limitations for all taxable years through December 31, 1994. No examination or audit of any Tax Return of COR or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of COR, threatened or contemplated. Neither COR nor any of its Subsidiaries has been informed by any Governmental Entity that the Governmental Entity believes that

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COR or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither COR nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

        (d) Neither COR nor any of its Subsidiaries: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of COR or any of its Subsidiaries is subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code (without regard to Section 280G(b)(4)); (iv) has any actual or potential liability for any Taxes of any person (other than COR and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

        (e) Neither COR nor any of its Subsidiaries has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of COR or any Subsidiary been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code).

    Section 3.10  Properties.  The COR Disclosure Schedule sets forth a true and complete list of all real property leased by COR or its Subsidiaries (collectively "Leases") and the location of the premises. Neither COR nor any of its Subsidiaries nor, to COR's knowledge, any other party to any such Leases is in default under any of such Leases, except where the existence of such defaults, individually or in the aggregate, are not reasonably likely to have an COR Material Adverse Effect. COR and its Subsidiaries do not own and have never owned any real property. Each of the Leases is in full force and effect and is enforceable in accordance with its terms and shall not cease to be in full force and effect as a result of the transactions contemplated by this Agreement. Neither COR nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than COR and its Subsidiaries. COR has made available to Millennium true and complete copies of all Leases.

    Section 3.11  Suppliers.  No material supplier or exclusive supplier of COR or any of its Subsidiaries, including any manufacturer of Integrilin®, has indicated in writing to COR or any of its Subsidiaries that it will stop, or decrease the rate of, supplying materials, products or services to COR or any of its Subsidiaries or co-promotion partners. For the Integrilin® product, since November 1, 2001, neither (a) manufacture of bulk drug substance or (b) filling and finishing of such drug substance have been or are being performed for or on behalf of COR or any of its Subsidiaries by Schering-Plough Ltd. (or any of its affiliates) at any facility in Puerto Rico.

    Section 3.12  Intellectual Property.

        (a) The COR Disclosure Schedule sets forth a true and complete list of each of the following items: (1) all patents and applications therefor, including any patent term extensions or supplementary protection certificates, in the United States, the European Union or any country therein or Japan that are owned by COR or any of its Subsidiaries or that are licensed or sublicensed to COR or any of its Subsidiaries which relate to COR Intellectual Property Rights (as defined below), (2) registrations of the trademark "Integrilin" and applications therefor, (3) all licenses, agreements and contracts relating to COR Intellectual Property Rights pursuant to which COR or any of its Subsidiaries are entitled to use any Intellectual Property Rights (as defined below) owned by any third party (the "Third Party Licenses"), other than commercially available, mass marketed shrink-wrap software, and (4) all

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agreements under which COR or any of its Subsidiaries has granted any third party the right to use any COR Intellectual Property Rights.

        (b) COR and its Subsidiaries exclusively own, or are licensed, sublicensed or otherwise possess legally enforceable rights to use on an exclusive basis (without any obligation to make any fixed or contingent payments, including any royalty payments) all Intellectual Property Rights that are now used or planned to be used in the manufacture, use, sale, offer for sale or importation of, or which are necessary to make, have made, use, sell, offer to sell or import Integrilin®, cromafiban or RTK inhibitors CT-53518 or CT-53608 (each, a "COR Product" and collectively the "COR Products") in the United States, the European Union and the countries therein, and Japan (all such Intellectual Property Rights described in this sentence constituting the "COR Intellectual Property Rights"). For purposes hereof, "Intellectual Property Rights" means all patents, including patent term extensions and supplementary protection certificates, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all proprietary processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material.

        (c) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement to which COR or its Subsidiaries is a party and which relates to the COR Intellectual Property Rights, including any Third Party License, except where the breach, termination or modification, individually or in the aggregate with every other such breach, termination or modification, is not reasonably likely to have a COR Material Adverse Effect.

        (d) To the knowledge of COR, (i) all patents, including all patent term extensions and supplementary protection certificates, registered trademarks, registered service marks and copyrights under which COR or any of its Subsidiaries holds any rights and which are material to the business of COR and its Subsidiaries, taken as a whole, are valid and subsisting, and (ii) except as indicated on the COR Disclosure Schedule as being abandoned or withdrawn, all applications for such patents, trademarks, service marks and copyrights are subsisting and were filed in good faith. To the knowledge of COR, no other person or entity is infringing, violating or misappropriating any of the COR Intellectual Property Rights.

        (e) To the knowledge of COR, none of the activities or business previously or currently conducted by COR or any of its Subsidiaries relating to the COR Products or currently planned to be conducted by COR or any of its Subsidiaries relating to the COR Products (including the manufacture, use, sale, offer for sale and importation of COR Products for any clinical indications) infringes, violates or constitutes a misappropriation, in any material way, of any Intellectual Property Rights of any other person or entity. Since January 1, 1995, neither COR nor any of its Subsidiaries has received any written complaint, claim or notice alleging any such infringement, violation or misappropriation, present or future.

        (f)  None of COR or any of its Subsidiaries is a party to any agreement under which, following the Closing, a third party would be entitled to receive a license or any other right in or to Intellectual Property Rights of Millennium or any of Millennium's Affiliates (other than COR and its Subsidiaries) or which, following the Closing, would restrict or limit the business or operations of Millennium or any of its Affiliates (other than COR and its Subsidiaries).

        (g) COR and its Subsidiaries have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all COR Intellectual Property Rights. To the knowledge of COR, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any COR Intellectual Property Rights.

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    Section 3.13  Agreements, Contracts and Commitments.

        (a) COR has filed with the SEC all contracts and agreements required to be filed by COR under Item 601 of Regulation S-K or which it would be required to file if it were required to file an Annual Report on Form 10-K on the date of this Agreement (collectively, "COR Material Contracts"). Each COR Material Contract is in full force and effect and is enforceable against COR (and, to the knowledge of COR, against the other parties thereto) in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither COR nor any of its Subsidiaries nor, to COR's knowledge, any other party to any COR Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any COR Material Contract, except for violations or defaults that, individually or in the aggregate, are not reasonably likely to have a COR Material Adverse Effect.

        (b) The COR Disclosure Schedule sets forth a complete list of each contract or agreement to which COR or any Subsidiary is a party or bound that includes any non-competition, non-solicitation, standstill or similar restrictions or undertakings on COR or any Subsidiary of COR. To COR's knowledge, none of the contracts or agreements referred to in the foregoing sentence would preclude Millennium or any of its Affiliates from engaging in any current activities of Millennium or such Affiliates or any planned activities of Millennium or such Affiliates that Millennium has disclosed in the Millennium SEC Reports (as defined in Section 4.04(a) below) or otherwise disclosed to COR in writing. Since January 1, 2001, there has been no transaction to which COR or any of its Subsidiaries was or is a party which would be required to be disclosed under Item 404 of Regulation S-K and which has not been disclosed in a COR SEC Report filed prior to the date hereof.

    Section 3.14  Product Liability; Litigation.  No product liability claims have been asserted in a writing given to COR or any of its Subsidiaries or, to the knowledge of COR, threatened against COR or any of its Subsidiaries relating to products or product candidates developed, tested, manufactured, marketed, distributed or sold by COR or any of its Subsidiaries. Except as described in the COR SEC Reports filed prior to the date hereof, there is no (i) action, suit or proceeding, claim, arbitration or investigation against COR or any of its Subsidiaries pending or, to the knowledge of COR, threatened other than those seeking only monetary damages in an amount, individually or together with similar matters, not in excess of $100,000 or (ii) judgment, order or decree outstanding against COR or any of its Subsidiaries.

    Section 3.15  Environmental Matters.

        (a) Except as disclosed in the COR SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a COR Material Adverse Effect: (i) COR and its Subsidiaries have complied with and are in compliance with all applicable Environmental Laws (as defined in Section 3.15(b)); (ii) the properties currently owned or operated by COR or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.15(c)); (iii) the properties formerly owned or operated by COR or any of its Subsidiaries were not contaminated with Hazardous Substances during or, to the knowledge of COR, before the period of ownership or operation by COR or any of its Subsidiaries; (iv) neither COR nor its Subsidiaries have received written notice that they are subject to liability for any Hazardous Substance disposal or contamination on the property of any third party and, to COR's knowledge, neither COR nor any of its Subsidiaries is subject to any such liability; (v) neither COR nor any of its Subsidiaries have released any Hazardous Substance into the environment in violation of or which could result in response obligations under applicable Environmental Laws; (vi) neither COR nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that COR or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law and (vii) neither COR nor any of its Subsidiaries is subject to any orders, decrees, injunctions or

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other arrangements with any Governmental Entity, or is subject to any indemnity or other agreement with any third party relating to liability or obligation under any Environmental Law or relating to Hazardous Substances.

        (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection of, investigation of effect on, or restoration of the environment, human health and safety, or natural resources, (B) the handling, manufacturing, transportation, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property related to any of them.

        (c) As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified, regulated or which falls within the definition of a "hazardous substance" or "hazardous material" pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is regulated by any Governmental Entity pursuant to any Environmental Law.

        (d) This Section 3.15 shall be the exclusive section in this Agreement containing representations and warranties of COR concerning environmental matters.

    Section 3.16  Employee Benefit Plans.

        (a) The COR Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of COR or any of its Subsidiaries (together, the "COR Employee Plans").

        (b) With respect to each COR Employee Plan, COR has furnished or made available to Millennium, a true and complete copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such COR Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such COR Employee Plan and (iv) the most recent reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code.

        (c) Each COR Employee Plan has been administered in all material respects in accordance with its terms and each of COR, its Subsidiaries and each of their ERISA Affiliates (as defined below) has in all material respects met its obligations with respect to each COR Employee Plan and has made all required contributions thereto. COR, its Subsidiaries, each ERISA Affiliate and each COR Employee Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each COR Employee Plan required to have been submitted to the IRS or to the United States Department of Labor have been duly submitted. No COR Employee Plan has assets that include securities issued by COR or any ERISA Affiliate. Each COR Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date. With respect to the COR Employee Plans, no event has occurred which could reasonably be expected to be subject to any material liability under ERISA, the Code or any other applicable law.

        (d) With respect to the COR Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded

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benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the COR Balance Sheet.

        (e) Neither COR, any Subsidiary of COR nor any trade or business (whether or not incorporated) which is a member of a controlled group of corporations or which is under common control with COR or any Subsidiary of COR within the meaning of Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") has (i) ever maintained an COR Employee Plan which was subject to Title IV of ERISA or Section 412 of the Code or (ii) ever been obligated to contribute to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

        (f)  Except as disclosed in COR SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither COR nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of COR or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving COR of the nature contemplated by this Agreement, (ii) agreement with any employee of COR or any of its Subsidiaries (A) providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof, (B) which is not terminable on 30 days' notice without penalty, or (C) providing for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. COR has made available to Millennium such information as is in COR's possession or under COR's control and reasonably necessary for Millennium to calculate any excise tax due under Section 4999 of the Code as a result of the transactions contemplated by this Agreement for which COR or its Subsidiaries or Millennium may directly or indirectly become liable and the amount of deductions that may be disallowed under Section 280G of the Code as a result of the transactions contemplated by this Agreement.

        (g) Each COR Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. COR has furnished or made available to Millennium a true and complete copy of the most recent IRS determination or opinion with respect to each such COR Employee Plan and, to the knowledge of COR, nothing has occurred since the inception of each such COR Employee Plan which could reasonably be expected to cause the loss of the tax-qualified status of any COR Employee Plan subject to Section 401(a) of the Code.

        (h) None of the COR Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

    Section 3.17  Compliance With Laws.  COR and each of its Subsidiaries has complied in all material respects with, is not in material violation of, and has not received any notices of material violation with respect to, any foreign, federal, state or local statute, law or regulation affecting the conduct of its business, or the ownership or operation of its properties or assets.

    Section 3.18  Preclinical Testing and Clinical Trials.  The COR Disclosure Schedule sets forth all human clinical trials conducted prior to the date of this Agreement by COR or any of its Subsidiaries,

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on behalf of COR or any of its Subsidiaries, or in which COR or any of its Subsidiaries has participated (including any such trials which are still pending). The human clinical trials, animal studies and other preclinical tests conducted by COR or any of its Subsidiaries or in which COR or any of its Subsidiaries has participated, and such studies and tests conducted on behalf of COR or any of its Subsidiaries, were and, if still pending, are being conducted in all material respects in accordance with (A) experimental protocols, informed consents, procedures and controls generally used by qualified experts in the preclinical or clinical study of products comparable to those being developed by COR or its Subsidiaries, and (B) all applicable laws and regulations, including but not limited to, 21 CFR part 50 (informed consent), part 56 (institutional review boards), part 58 (good laboratory practices), part 812 (investigational device exemptions), and all other applicable laws and regulations. None of COR, its Subsidiaries or the contract research organization overseeing or assisting COR in administering any clinical or preclinical trial or investigator-sponsored trial of Integrilin®, cromafiban or RTK inhibitors CT-53518 or CT-53608 on behalf of COR or its Subsidiaries has received any notices or correspondence from the Federal Food and Drug Administration (the "FDA") or any other governmental agency, and no other agent or representative of COR or any of its Subsidiaries has received any written notices or correspondence from the FDA or any other governmental agency, requiring the delay, termination, suspension or modification (other than such modifications as are normal in the regulatory process) of any animal studies, preclinical tests or clinical trials conducted by or on behalf of COR or any of its Subsidiaries or in which COR or any of its Subsidiaries has participated. No clinical investigator acting for COR or any of its Subsidiaries has been or is now, or is threatened to become, the subject of any disbarment or disqualification proceedings by any regulatory agency.

    Section 3.19  Certain Regulatory Matters.

        (a) COR has made available to Millennium a true and complete copy of all material written communications between COR or any of its Subsidiaries, on the one hand, and the FDA or any other governmental entity on the other hand, and any existing written summaries of material discussions between such parties, that describe matters that are material to assessing compliance of COR with the Federal Food, Drug and Cosmetic Act and its implementing regulations, including copies of (i) all warning letters, notices of adverse findings and similar correspondence, (ii) all audit reports, and (iii) any document concerning any significant oral or written communication received from the FDA. COR has also made available to Millennium true and complete copies of all complaints and other information required to be maintained by COR or any of its Subsidiaries pursuant to the United States Federal Food, Drug and Cosmetic Act and Comprehensive Drug Abuse Prevention and Control Act of 1970 and the corresponding laws of jurisdictions other than the United States.

        (b) COR and its Subsidiaries have filed with the FDA and all applicable state, local and foreign regulatory bodies for and received approval of all material registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the business of COR and its Subsidiaries as currently conducted. COR and its Subsidiaries and, to COR's knowledge, any third party which is a manufacturer for COR or its Subsidiaries, are in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations. Each of COR, its Subsidiaries and, to its knowledge, any such third party manufacturer is in compliance in all material respects with all material FDA, state, local and foreign rules, regulations, guidelines and policies, including, but not limited to, material FDA, state, local and foreign rules, regulations and policies relating to good clinical practice ("GCP"), good manufacturing practice ("GMP"), good laboratory practice ("GLP"), advertising and promotion, pre- and post-marketing adverse drug experience and adverse drug reaction reporting, and all other pre- and post-marketing reporting requirements, as applicable; (i) no party granting any such registration, application, license, request for exemption, permit or other authorization has notified COR or any of its Subsidiaries in writing that it is considering limiting, suspending or revoking the same, including by

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enjoining or limiting the production of any product of COR or any of its Subsidiaries manufactured by a third party manufacturer, and (ii) to the knowledge of COR there is no basis for any such limitation, suspension or revocation.

        (c) The COR Disclosure Schedule sets forth a description of any discussions or negotiations since January 1, 2001 between COR or any of its Subsidiaries or any party marketing, selling or co-promoting Integrilin® and the Governmental Entity administering the Medicare program relating to any proposed modification or change of the reimbursement rate or other reimbursement arrangements with respect to Integrilin® and lists any written communications relating to such discussions or negotiations.

    Section 3.20  Tax Matters.  To its knowledge, after consulting with its independent auditors, neither COR nor any of its Affiliates (as defined in Section 6.09 below) has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

    Section 3.21  Registration Statement; Proxy Statement/Prospectus.  The information related to COR or to be supplied in writing by COR for inclusion in the registration statement on Form S-4 pursuant to which shares of Millennium Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), or for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act (each a "Regulation M-A Filing"), shall not at the time the Registration Statement is declared effective by the SEC or any Regulation M-A Filing is filed with the SEC, or at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements in the Registration Statement not misleading. The information related to COR or to be supplied in writing by COR or any of its Subsidiaries for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Millennium and COR in connection with the meeting of COR's stockholders to consider this Agreement and the Merger (the "COR Meeting") and in connection with the meeting of Millennium's stockholders (the "Millennium Meeting") to consider the issuance of shares of Millennium Common Stock pursuant to the Merger (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of COR or Millennium, at the time of the COR Meeting or the Millennium Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the COR Meeting or the Millennium Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to COR or any of its Affiliates, officers or directors should be discovered by COR which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, COR shall promptly inform Millennium.

    Section 3.22  Labor Matters.

        (a) Neither COR nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither COR nor any of its Subsidiaries is the subject of any proceeding asserting that COR or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization. There is not pending or, to the knowledge of COR, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving COR or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a material effect on COR and its Subsidiaries, taken as a whole. The COR Disclosure Schedule lists all employees of COR or any of its Subsidiaries who are not citizens of the United States and the respective immigration status of each such employee.

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        (b) Except as set forth on the COR Disclosure Schedule, no officer of COR or any of its Subsidiaries at the vice-president (or equivalent) level or above has an employment agreement with COR or any of its Subsidiaries (other than (i) an oral agreement terminable without notice or (ii) an offer letter that provides for at-will employment without severance arrangements).

    Section 3.23  Insurance.  All fire and casualty, general liability, business interruption, product liability, clinical trial and sprinkler and water damage insurance policies maintained by COR or any of its Subsidiaries are with reputable insurance carriers, provide coverage for all normal risks incident to the business of COR and its Subsidiaries and their respective properties and assets (taking into account the products of COR and its Subsidiaries and the indications for which such products are and have been sold). COR has made available to Millennium a summary of the material insurance coverages (which shall include all product liability coverages) maintained by COR and its Subsidiaries, including deductibles, and a history of any claims made and claims paid since January 1, 1998 involving more than $100,000. None of such material insurance policies (including all product liability policies) will terminate or lapse (or be affected in any other material manner) by reason of the transactions contemplated by this Agreement. No insurer under any such insurance policy has canceled or disclaimed liability under any such policy or notified COR in writing of its intent to do so or not to renew any such policy, or has quoted COR new rates for the next policy year. All material claims under the insurance policies have been filed by COR and its Subsidiaries and paid in a timely fashion.

    Section 3.24  No Existing Discussions.  As of the time of execution and delivery of this Agreement, neither COR nor any of its Subsidiaries is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01).

    Section 3.25  Opinion of Financial Advisor.  The financial advisor of COR, Goldman, Sachs & Co. ("Goldman Sachs"), has delivered to COR an opinion dated on the date of this Agreement to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of COR Common Stock. A signed copy of such opinion will be delivered to Millennium as promptly as practicable following the execution and delivery of this Agreement.

    Section 3.26  Section 203 of the DGCL and Business Combination Provisions of Certificate of Incorporation Not Applicable.  The Board of Directors of COR has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the COR Voting Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the COR Voting Agreements. The provisions of Article SIXTH of the Certificate of Incorporation of COR do not apply to the execution, delivery or performance of this Agreement or the COR Voting Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the COR Voting Agreements so as to require that the COR Voting Proposal be approved by the affirmative vote of any percentage of the outstanding shares of the COR Voting Stock greater than a majority of the outstanding shares of COR Common Stock on the record date for the COR Meeting or to require any other consent or approval that has not been obtained on or before the date of this Agreement.

    Section 3.27  Rights Agreement.  COR has amended the COR Rights Plan in the form of Exhibit C attached hereto and has taken all other action necessary or appropriate so that the entering into of this Agreement and the COR Voting Agreements do not and will not result in the ability of any person to exercise any of the COR Rights under the COR Rights Plan or enable or require the COR Rights issued thereunder to separate from the shares of COR Common Stock to which they are attached or to be triggered or become exercisable or cease to be redeemable.

    Section 3.28  Broker Fees.  Neither COR nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker, finder, investment banker or financial advisor or

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incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that COR has engaged, and will pay a fee to, Goldman Sachs in accordance with the terms of a letter agreement between COR and Goldman Sachs dated October 3, 1999, a true and complete copy of which has been delivered to Millennium.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MILLENNIUM AND SUB

    Except as set forth in the disclosure schedule delivered by Millennium and Sub to COR on or before the date of this Agreement (the "Millennium Disclosure Schedule") (which Millennium Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article IV and the disclosure in any section shall qualify (1) the corresponding section of this Article IV and (2) other sections in this Article IV to the extent that it is reasonably apparent that it also qualifies or applies to such other sections), Millennium and Sub represent and warrant to COR as follows in this Article IV. As used in this Agreement, any reference to "Millennium's knowledge", "the knowledge of Millennium", "the best knowledge of Millennium", "of which Millennium is aware", or any similar expression shall mean the actual knowledge of Mark J. Levin, Chairman and Chief Executive Officer, Kevin P. Starr, Executive Vice President, Business Operations and Chief Financial Officer, Robert Tepper, Executive Vice President and Chief Scientific Officer, and John B. Douglas III, Senior Vice President and General Counsel (the "Millennium Knowledge Parties").

    For purposes of this Agreement, the term "Millennium Material Adverse Effect" means any material adverse change, event, circumstance, development or effect on (a) the assets, business, financial condition, results of operations or prospects of Millennium and its Subsidiaries taken as a whole; or (b) the ability of Millennium to consummate the transactions contemplated by this Agreement; provided, however, that the following events shall not be deemed to be, and shall not be taken into account in determining whether there has been or whether there is likely or expected to be, a "Millennium Material Adverse Effect" on or with respect to Millennium and its Subsidiaries taken as a whole: (i) any adverse change in the stock price of Millennium in and of itself, as quoted on the Nasdaq National Market; (ii) any adverse change, event, circumstance, development or effect resulting from a change in general economic, industry or financial market conditions not substantially disproportionately affecting Millennium and its Subsidiaries taken as a whole; (iii) any change, event, circumstance, development or effect resulting from a breach of this Agreement by COR or Sub, (iv) any adverse change, event, circumstance, development or effect resulting from any acts of terrorism or war, including the events of September 11, 2001, fighting in Afghanistan, letters containing anthrax and similar circumstances, (v) any adverse change, event, circumstance, development or effect directly resulting from the announcement or pendency of the Merger, and (vi) any adverse change, event, circumstance, development or effect resulting from or relating to compliance with the terms of, the taking of any action expressly required by, this Agreement. For the avoidance of doubt, the Parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary meanings, without regard to the meaning ascribed to Millennium Material Adverse Effect in the prior sentences of this paragraph or the meaning ascribed to COR Material Adverse Effect in Article III above.

    Section 4.01  Organization of Millennium and Sub.  Each of Millennium and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to be material. Millennium has made available to COR

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true and complete copies of the Certificate of Incorporation and By-Laws of Millennium and of the charter, by-laws or other organizational documents of each Subsidiary of Millennium.

    Section 4.02  Millennium Capital Structure.  As of the date of this Agreement, the authorized capital stock of Millennium consists of (i) 500,000,000 shares of Millennium Common Stock, and (ii) 5,000,000 shares of preferred stock, $.001 par value ("Millennium Preferred Stock") of which 500,000 shares have been designated Series A Junior Participating Preferred Stock. As of December 3, 2001, there were issued and outstanding 222,671,521 shares of Millennium Common Stock, all of which are validly issued, fully paid and nonassessable, and no shares of Preferred Stock. Between December 3, 2001 and the date of this Agreement, (i) no shares of Millennium Common Stock or Millennium Preferred Stock were issued other than pursuant to the Millennium Stock Plans (as defined below) or the warrants and other outstanding rights to purchase Millennium Common Stock listed in Section 4.02 of the Millennium Disclosure Schedules, and (ii) no stock options have been issued or awarded by Millennium. All of the issued and outstanding Millennium Common Stock was issued in compliance with applicable federal and state securities laws. The Millennium Disclosure Schedule shows the number of shares of Millennium Common Stock and Millennium Preferred Stock reserved for future issuance pursuant to (i) stock options granted and outstanding as of December 3, 2001, and the plans under which such options were granted (collectively, the "Millennium Stock Plans"), (ii) the conversion of the 5.5% Convertible Subordinated Notes due January 15, 2007 outstanding on the date of this Agreement, (iii) the rights outstanding as of the date of this Agreement (the "Millennium Rights") under the Rights Agreement between Millennium and State Street Bank and Trust Company, as Rights Agent, dated April 5, 2001 (the "Millennium Rights Agreement"); and (iv) the warrants and other outstanding rights to purchase Millennium Common Stock outstanding on the date of this Agreement. All shares of Millennium Common Stock and Millennium Preferred Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

    Section 4.03  Authority; No Conflict; Required Filings and Consents.

        (a) Each of Millennium and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the Millennium Voting Agreements and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Millennium and Sub, subject only to the approval of the Millennium Voting Proposal (as defined in Section 6.05(b)) by Millennium's stockholders. Without limiting the generality of the preceding sentence, the board of directors of Millennium (at a meeting duly called and held) has (i) unanimously determined that the Merger is advisable and in the best interests of Millennium, (ii) unanimously authorized and approved the execution, delivery and performance of this Agreement by Millennium and unanimously approved the Merger, and (iii) unanimously recommended the approval of the issuance of the Merger Shares by Millennium's stockholders and directed that the approval of the issuance of the Merger Shares be submitted for consideration by Millennium's stockholders at a meeting of Millennium's stockholders. This Agreement has been duly executed and delivered by each of Millennium and Sub and constitutes the valid and binding obligation of each of Millennium and Sub, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Millennium has reserved for issuance a sufficient number of shares of Millennium Common Stock for the purpose of issuing such shares to COR's security holders in accordance with Article II.

        (b) The execution and delivery of this Agreement by each of Millennium and Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-Laws of Millennium or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of

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any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Millennium or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Millennium or any of its Subsidiaries or any of its or their properties or assets, except for any conflicts or violations which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect. No person other than Millennium will have the right, pursuant to registration rights or otherwise, to sell shares of Millennium capital stock under the Registration Statement.

        (c) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Millennium or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act and the termination or expiration of the waiting period applicable thereto, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iv) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act, (v) the filings of such reports or schedules under Section 13 of the Exchange Act and materials under Rule 165 and Rule 425 of the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (vii) the filing with the Nasdaq National Market of notice of the listing of the shares of Millennium Common Stock to be issued in the transactions contemplated by this Agreement, and (viii) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a Millennium Material Adverse Effect. The Millennium stockholder vote required for the approval of the Millennium Voting Proposal (as defined in Section 6.05(b) below) is the affirmative vote of the holders of a majority of the shares of Millennium Common Stock voted at the Millennium Meeting at which a quorum of the holders of the outstanding shares of Millennium Common Stock on the record date for the Millennium Meeting is present.

    Section 4.04  SEC Filings; Financial Statements.

        (a) Each registration statement, proxy statement, schedule or report required to be filed by Millennium or any of its Subsidiaries with the SEC since January 1, 1998 under the Securities Act or the Exchange Act (collectively, the "Millennium SEC Reports") on the date filed (i) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Millennium has made available to COR true and complete copies of all Millennium SEC Reports and all exhibits thereto or true and complete copies of such Millennium SEC Reports and exhibits are available on EDGAR. None of Millennium's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the Millennium SEC Reports was filed on a timely basis.

        (b) Except to the extent expressly stated therein, each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the Millennium SEC Reports (i) complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted

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by Form 10-Q of the SEC) and (iii) fairly presented the consolidated financial position of Millennium and its Subsidiaries and the consolidated results of operations and cash flows for the periods indicated, consistent with the books and records of Millennium and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not expected to be material in amount. The unaudited balance sheet of Millennium as of September 30, 2001 is referred to as the "Millennium Balance Sheet".

    Section 4.05  No Undisclosed Liabilities.  Except (i) as disclosed in the Millennium SEC Reports filed prior to the date hereof, (ii) normal or recurring liabilities incurred since the date of the Millennium Balance Sheet in the ordinary course of business and consistent with past practice, (iii) for liabilities to perform its contractual obligations (which does not include liabilities for breach of such obligations), (iv) indebtedness for money borrowed after the date of this Agreement, and (v) liabilities and obligations incurred in connection with activities permitted by clauses (i), (ii) or (iii) of Section 5.02(f) below, Millennium and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a Millennium Material Adverse Effect.

    Section 4.06  Absence of Certain Changes or Events.  Except as disclosed in the Millennium SEC Reports filed prior to the date hereof, between the date of the Millennium Balance Sheet and the date of this Agreement, Millennium and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and consistent with past practice, and since the date of the Millennium Balance Sheet, there has not been (i) any event, change or development in the financial condition, results of operations, business, properties or prospects of Millennium and its Subsidiaries, taken as a whole, that, individually or in the aggregate, has had, or is reasonably likely to have, a Millennium Material Adverse Effect (it being agreed that the activities expressly referred to in clauses (i) or (ii) of Section 5.02(f) below shall be deemed not to have a Millennium Material Adverse Effect); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Millennium or any of its Subsidiaries having a Millennium Material Adverse Effect; (iii) any material change by Millennium in its accounting methods not required pursuant to generally accepted accounting principles, principles or practices to which COR has not previously consented in writing; or (iv) any revaluation by Millennium of any of its assets having a Millennium Material Adverse Effect.

    Section 4.07  Litigation.  Except as described in the Millennium SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Millennium or Sub pending or as to which Millennium or Sub has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Millennium Material Adverse Effect or a material adverse effect on the ability of Millennium to consummate the transactions contemplated by this Agreement.

    Section 4.08  Compliance With Laws.  Millennium and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Millennium Material Adverse Effect.

    Section 4.09  Tax Matters.  To its knowledge, after consulting with its independent auditors, neither Millennium nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

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    Section 4.10  Intellectual Property.

        (a) Millennium and its Subsidiaries exclusively own, or are licensed, sublicensed or otherwise possess legally enforceable rights to use, pursuant to the licenses, agreements and contracts listed in Section 4.10(a) of the Millennium Disclosure Schedule, all Intellectual Property Rights that are now used or planned to be used in the manufacture, use, sale, offer for sale or importation of, or which are necessary to make, have made, use, sell, offer to sell or import the product candidates of Millennium and its Subsidiaries that are undergoing Phase II human clinical trials as of the date of this Agreement (the "Phase II Products") in the United States, the European Union and the countries therein, and Japan (all such Intellectual Property Rights described in this sentence constituting the "Millennium Intellectual Property Rights").

        (b) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement to which Millennium or any of its Subsidiaries is a party and which relates to the Millennium Intellectual Property Rights, where the breach, termination or modification, individually or in the aggregate with every other such breach, termination or modification, would be material to Millennium and its Subsidiaries taken as a whole.

        (c) To the knowledge of Millennium, (i) all patents, including all patent term extensions and supplementary protection certificates, registered trademarks, registered service marks and copyrights included in the Millennium Intellectual Property Rights under which Millennium or any of its Subsidiaries holds any rights and which are material to the business of Millennium and its Subsidiaries, taken as a whole, are valid and subsisting, and (ii) except as indicated on the Millennium Disclosure Schedule as being abandoned or withdrawn, all applications for such patents, trademarks, service marks and copyrights are subsisting and were filed in good faith. To the knowledge of Millennium, no other person or entity is infringing, violating or misappropriating any of the Millennium Intellectual Property Rights.

        (d) To the knowledge of Millennium, none of the activities or business previously or currently conducted by Millennium or any of its Subsidiaries relating to the Phase II Products or currently planned to be conducted by Millennium or any of its Subsidiaries relating to the Phase II Products infringes, violates or constitutes a misappropriation, in any material way, of any Intellectual Property Rights of any other person or entity. Since January 1, 1995, neither Millennium nor any of its Subsidiaries has received any written complaint, claim or notice alleging any such infringement, violation or misappropriation, present or future.

        (e) Millennium and its Subsidiaries have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all Millennium Intellectual Property Rights. To the knowledge of Millennium, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Millennium Intellectual Property Rights.

        (f)  Neither Millennium nor any of its Subsidiaries is a party to any agreement under which, following the Closing, a third party would be entitled to receive a license or any other right in or to Intellectual Property Rights of COR or any of COR's Affiliates (other than Millennium and its Subsidiaries) or which, following the Closing, would restrict or limit the business or operations of COR or any of its Affiliates (other than Millennium and its Subsidiaries), other than any license, right, restriction or limitation which would not, individually or in the aggregate, have a Millennium Material Adverse Effect.

    Section 4.11  Agreements, Contracts and Commitments.

        (a) Neither Millennium nor any of its Subsidiaries nor, to Millennium's knowledge, any other party to any contract or agreement required to be filed by Millennium with the SEC under Item 601 of

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Regulation S-K or which it would be required to file if it were required to file an Annual Report on Form 10-K on the date of this Agreement (a "Millennium Material Contract") is in material violation of or in material default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Millennium Material Contract. Each Millennium Material Contract is in full force and effect and is enforceable against Millennium (and, to the knowledge of Millennium, against the other parties thereto) in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        (b) To Millennium's knowledge, neither Millennium nor any of its Subsidiaries is a party to or bound by any contract or agreement that includes any non-competition, non-solicitation, standstill or similar restrictions or undertakings that would preclude COR or any of its Affiliates from engaging in any current activities of COR or such Affiliates or any planned activities of COR or such Affiliates that COR has disclosed in the COR SEC Reports or otherwise disclosed to Millennium in writing, other than those that would not have a Millennium Material Adverse Effect.

    Section 4.12  Product Liability.  No product liability claims have been asserted in a writing given to Millennium or any of its Subsidiaries or, to the knowledge of Millennium, threatened against Millennium or any of its Subsidiaries relating to products or product candidates developed, tested, manufactured, marketed, distributed or sold by Millennium or any of its Subsidiaries.

    Section 4.13  Environmental Matters.  Except as disclosed in the Millennium SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect: (i) Millennium and its Subsidiaries have complied with and are in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by Millennium or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Millennium or any of its Subsidiaries were not contaminated with Hazardous Substances during or, to the knowledge of Millennium, before the period of ownership or operation by Millennium or any of its Subsidiaries; (iv) neither Millennium nor its Subsidiaries have received written notice that they are subject to liability for any Hazardous Substance disposal or contamination on the property of any third party and, to Millennium's knowledge, neither Millennium nor any of its Subsidiaries is subject to any such liability; (v) neither Millennium nor any of its Subsidiaries have released any Hazardous Substance into the environment in violation of applicable Environmental Laws; (vi) neither Millennium nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Millennium or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law; and (vii) neither Millennium nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity, or is subject to any indemnity or other agreement with any third party relating to liability or obligation under any Environmental Law or relating to Hazardous Substances. This Section 4.13 shall be the exclusive section in this Agreement containing representations and warranties of Millennium concerning environmental matters.

    Section 4.14  Employee Benefits Plans.

        (a) Each material employee benefit plan (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Millennium or any of its Subsidiaries are referred to as the "Millennium Employee Plans". Each Millennium Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of Millennium, its Subsidiaries and each of their ERISA Affiliates has in all material respects met its obligations with respect to each Millennium Employee Plan and has made all required contributions thereto. Millennium, its Subsidiaries, each ERISA Affiliate and each Millennium Employee Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and

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the regulations thereunder (including Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Millennium Employee Plan required to have been submitted to the IRS or to the United States Department of Labor have been duly submitted. No Millennium Employee Plan has assets that include securities issued by Millennium or any ERISA Affiliate. Each Millennium Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

        (b) With respect to the Millennium Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Millennium Balance Sheet.

        (c) Neither Millennium, any Subsidiary of Millennium nor any ERISA Affiliate has (i) ever maintained an Millennium Employee Plan which was subject to Title IV of ERISA or Section 412 of the Code or (ii) ever been obligated to contribute to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

        (d) Each Millennium Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Millennium has furnished or made available to COR a true and complete copy of the most recent IRS determination or opinion with respect to each such Millennium Employee Plan and, to the knowledge of Millennium, nothing has occurred since the inception of each such Millennium Employee Plan which could reasonably be expected to cause the loss of the tax-qualified status of any Millennium Employee Plan subject to Section 401(a) of the Code.

        (e) None of the Millennium Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

    Section 4.15  Preclinical Testing and Clinical Trials.  The Millennium Disclosure Schedule sets forth all human clinical trials conducted prior to the date of this Agreement by Millennium or any of its Subsidiaries, on behalf of Millennium or any of its Subsidiaries, or in which Millennium or any of its Subsidiaries has participated, with respect to the Phase II Products (including any such trials which are still pending). The human clinical trials, animal studies and other preclinical tests relating to the Phase II Products conducted by Millennium or any of its Subsidiaries or in which Millennium or any of its Subsidiaries has participated, and such studies and tests conducted on behalf of Millennium or any of its Subsidiaries, were and, if still pending, are being conducted in accordance with (A) experimental protocols, informed consents, procedures and controls generally used by qualified experts in the preclinical or clinical study of products comparable to the Phase II Products, and (B) all applicable laws and regulations, including but not limited to, 21 CFR part 50 (informed consent), part 56 (institutional review boards), part 58 (good laboratory practices), part 812 (investigational device exemptions), and all other applicable laws and regulations, except for any noncompliances which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect. None of Millennium, its Subsidiaries or the contract research organization overseeing or assisting Millennium in administering any clinical or preclinical trial or investigator-sponsored trials on behalf of Millennium or its Subsidiaries has received any notices or correspondence from the FDA or any other governmental agency, and no any agent or representative of Millennium or any of its

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Subsidiaries has received any written notices or correspondence from the FDA or any other governmental agency, requiring the delay, termination, suspension or modification (other than such modifications as are normal in the regulatory process) of any animal studies, preclinical tests or clinical trials conducted by or on behalf of Millennium or any of its Subsidiaries relating to the Phase II Products or in which Millennium or any of its Subsidiaries has participated relating to the Phase II Products. No clinical investigator acting for Millennium or any of its Subsidiaries with respect to the Phase II Products has been or is now, or is threatened to become, the subject of any disbarment or disqualification proceedings by any regulatory agency.

    Section 4.16  Certain Regulatory Matters.  Millennium and its Subsidiaries have, with respect to the Phase II Products, filed with the FDA and all applicable state, local and foreign regulatory bodies for and received approval of all material registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the business of Millennium and its Subsidiaries as currently conducted, except for any such failures to file or receive approval which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect. Millennium and its Subsidiaries and, to Millennium's knowledge, any third party which is a manufacturer for Millennium or its Subsidiaries, with respect to the Phase II Products, are in compliance with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, except for any such noncompliances which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect. Each of Millennium, its Subsidiaries and, to Millennium's knowledge, any such third party manufacturer, with respect to the Phase II Products, is in compliance with all FDA, state, local and foreign rules, regulations, guidelines and policies, including, but not limited to, material FDA, state, local and foreign rules, regulations and policies relating to GMP and GLP, as applicable, except for any such noncompliances which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect; and to the knowledge of Millennium, no party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same except for any such limitations, suspensions or revocations which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect.

    Section 4.17  Registration Statement; Proxy Statement/Prospectus.  The information in the Registration Statement (except for information related to COR or supplied in writing by COR for inclusion in the Registration Statement, as to which Millennium makes no representation and which shall not constitute part of a Millennium SEC Report for purposes of this Agreement) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information (except for information related to COR or to be supplied in writing by COR for inclusion in the Joint Proxy Statement, as to which Millennium makes no representation) in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Millennium or COR, at the time of the Millennium Meeting or the COR Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Millennium Meeting or the COR Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Millennium or any of its Affiliates, officers or directors should be discovered by Millennium which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Millennium shall promptly inform COR.

    Section 4.18  Operations of Sub.  Sub was formed on November 30, 2001 solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

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    Section 4.19  Opinion of Financial Advisor.  The financial advisor of Millennium, Morgan Stanley & Co. Incorporated ("Morgan Stanley"), has delivered to Millennium an opinion dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to Millennium. A signed copy of such opinion will be delivered to COR as promptly as practicable following the execution and delivery of this Agreement.

    Section 4.20  Broker's Fees.  Neither Millennium nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker, finder, investment banker or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Millennium has engaged, and will pay a fee to, Morgan Stanley in accordance with the terms of a letter agreement between Millennium and Morgan Stanley dated November 20, 2001, a true, complete and correct copy of which has been delivered to COR.

ARTICLE V

CONDUCT OF BUSINESS

    Section 5.01  Covenants of COR.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or set forth in the COR Disclosure Schedule, COR agrees as to itself and its Subsidiaries (except to the extent that Millennium shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes and perform other obligations when due subject to good faith disputes over such debts, Taxes or obligations, and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, strategic partners, suppliers, distributors, and others having material business dealings with it. Except as contemplated by this Agreement or set forth in the COR Disclosure Schedule, COR shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of Millennium:

        (a) Change the nature of its business operations such that COR is no longer primarily engaged in the biopharmaceutical business;

        (b) Other than with respect to the termination of the ESPP (as defined in Section 6.11(d) below) and except as provided by their terms as in effect on the date of this Agreement (i) accelerate, amend or change the period of exercisability of any outstanding option or restricted stock granted under any COR Stock Plan, or the terms of the conversion rights of any COR Convertible Notes, or (ii) authorize or make cash payments in exchange for any COR Convertible Note or any option granted under any of such plans, except as required by the terms of the COR Convertible Notes or any such plans or any related agreements in effect as of the date of this Agreement;

        (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, securities or other property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution of shares of its capital stock or any of its other securities, or purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or any of its other securities or any rights, warrants or options to acquire any such shares or other securities;

        (d) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of COR Common Stock pursuant to the exercise of the COR Convertible Notes or COR Stock Options

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outstanding on the date of this Agreement, in accordance with the terms set forth in the instruments pursuant to which they are issuable as of the date of this Agreement;

        (e) Amend or accelerate the payment, right to payment or vesting of any compensation or benefits (including equity-based compensation or benefits), except to the extent required by the terms of agreements, plans or arrangements as in existence as of the date of this Agreement providing for such compensation or benefits, or fail to take any action under any of the COR Stock Plans which is permitted or required to be taken thereunder in order to prevent the acceleration of any such payment, right to payment or vesting of compensation or benefits;

        (f)  Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business and consistent with past practice);

        (g) Other than sales of inventory in the ordinary course of business and disposition of unused plant and equipment assets consistent with past practice, sell, lease or otherwise dispose of any of its properties or assets;

        (h) Except as required by applicable law, (i) other than increases in compensation for employees (but not including officers at the vice-president level and above) in the ordinary course of business consistent with past practice, or as may be contractually required by any employee agreement or COR Employee Plan listed on the COR Disclosure Schedule and in effect on the date of this Agreement, increase or agree to increase the compensation payable or to become payable to any directors, officers or employees (provided, however, that with respect to this clause (h)(i), Millennium's prior written consent shall not be unreasonably withheld), (ii) other than as may be contractually required by any employee agreement or COR Employee Plan listed on the COR Disclosure Schedule and in effect on the date of this Agreement, grant any severance or termination pay to, or enter into any employment or severance agreements with, any directors, officers or employees, (iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance or other plan, trust or fund for the benefit of any directors, officers or employees or (v) forgive any indebtedness of any directors, officers or employees to COR or any of its Subsidiaries;

        (i)  Amend or propose to amend its charter or by-laws, except as required by this Agreement;

        (j)  (A) Incur any indebtedness for borrowed money (not including trade payables incurred in the ordinary course of business consistent with past practice), (B) issue, sell or amend any debt securities or other rights to acquire any debt securities of COR or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (C) make any loans, advances (other than routine advances to employees in the ordinary course of business) or capital contributions to, or investment in, any other person, other than COR or any of its direct or indirect wholly owned Subsidiaries or (D) except in the ordinary course of business consistent with past practice, enter into any hedging agreement or other financial agreement or arrangement designed to protect COR or its Subsidiaries against fluctuations in commodities prices or exchange rates;

        (k) Initiate, compromise, or settle any litigation or arbitration proceeding required to be disclosed in the COR Disclosure Schedule or which would have been required to be disclosed if in existence on the date of this Agreement;

        (l)  Other than in the ordinary course of business consistent with past practice, enter into, modify, amend or terminate in any material respect any contract, license or other agreement that is

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material to COR and its Subsidiaries taken as a whole or which is otherwise required to be disclosed under Section 3.13(b) above or which would have been required to be so disclosed if in existence on the date of this Agreement, or other than in the ordinary course of business consistent with past practice waive, release or assign any material rights or claims under any such contract, license or agreement;

        (m) Make or rescind any material Tax election, settle or compromise any material Tax liability or amend any material Tax return in any material respect;

        (n) Materially change its methods of accounting as in effect at September 30, 2001 except as required by generally accepted accounting principles;

        (o) Make or commit to make any capital expenditures that in the aggregate exceed the capital budget furnished by COR to Millennium in writing prior to the date of this Agreement;

        (p) License any Intellectual Property Rights that relate to the COR Products to or from any third party, other than shrink-wrapped off-the-shelf software licenses;

        (q) Close any material facility or office;

        (r) Make new investments (or renew existing investments) in (i) debt securities or other instruments maturing more than 180 days after the date of investment, or (ii) equity securities of any entity other than wholly-owned COR Subsidiaries;

        (s) Initiate any new clinical trials or any new phase of any ongoing clinical trials or approve or participate in any investigator-sponsored trial that COR becomes aware of or file any new drug application or biologics license application with the FDA or any similar foreign regulatory body with respect to any product under development (provided, that with respect to this clause (s), Millennium's prior written consent shall not be unreasonably withheld);

        (t)  Knowingly take any action that would reasonably be expected to materially delay, materially impede or materially restrict the consummation of the transactions contemplated hereby;

        (u) Adopt or implement any stockholder rights plan or, except as provided in Section 3.27, alter or further amend or redeem the COR Rights Plan or the COR Rights;

        (v) Take any action to render Section 203 of the DGCL or any other state takeover statute or similar statute or regulation, or Article SIXTH of the COR Certificate of Incorporation, inapplicable to any person in respect of any Acquisition Proposal (as defined in Section 6.01 below);

        (w) [Intentionally Omitted];

        (x) Take any action (including action otherwise permitted in this Section 5.01) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

        (y) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would prevent the satisfaction of any conditions in Article VII hereof.

    Section 5.02  Covenants of Millennium.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Millennium shall not, without the written consent of COR:

        (a) change the nature of its business operations such that Millennium is no longer primarily engaged in the biopharmaceutical business;

        (b) make any amendment to Millennium's Certificate of Incorporation that adversely affects the Millennium Common Stock;

        (c) make any material changes to the Certificate of Incorporation of Sub;

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        (d) declare, set aside or pay any dividends on or make any other distributions (whether in cash, securities or other property) in respect of any of its capital stock (other than a stock split in the form of a stock dividend), or combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution of shares of its capital stock (it being understood that the foregoing does not restrict the grant, issuance, exercise or conversion of options or warrants to purchase, or securities convertible into, capital stock);

        (e) take any action that is material and adverse to the stockholders of COR as prospective stockholders of Millennium and that affects COR stockholders disproportionately as compared to the current stockholders of Millennium;

        (f)  issue any shares of its capital stock or securities convertible into shares of its capital stock, other than (i) issuances of capital stock pursuant to the terms of agreements and other instruments as in effect on the date of this Agreement; (ii) issuances of options and shares of capital stock to its and its Subsidiaries' employees and consultants; and (iii) subject to Section 5.02(g), issuances of up to 20,000,000 shares of Millennium Common Stock (or securities exercisable for or convertible into the same) as Millennium may determine in its discretion (subject to adjustment for stock dividends, stock splits, combinations or other recapitalizations affecting such shares);

        (g) knowingly take any action that would reasonably be expected to materially delay, materially impede or materially restrict the consummation of the transactions contemplated hereby;

        (h) take any action (including action otherwise permitted in this Section 5.02) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code

        (i)  permit or cause any of its Subsidiaries to do any of the foregoing or agree or commit to any of the foregoing, except that its Subsidiaries shall not be so precluded with respect to the actions in clauses (d) and (f) with respect to such Subsidiaries' capital stock or securities convertible solely into its capital stock; or

        (j)  agree in writing or otherwise to take any of the foregoing actions.

    Section 5.03  Cooperation.  Subject to compliance with applicable law, from the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to its terms, each of COR and Millennium, and each of their respective Subsidiaries, shall make its officers available to confer on a regular and frequent basis with one or more representatives of any other party to this Agreement to report on the general status of ongoing operations and shall promptly provide such other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

    Section 5.04  Confidentiality.  The parties acknowledge that Millennium and COR have previously executed a Mutual Confidentiality Agreement dated as of August 30, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.

ARTICLE VI

ADDITIONAL AGREEMENTS

    Section 6.01  No Solicitation.

        (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, COR shall not, nor shall it cause, authorize or permit (provided that with respect to its non-officer employees, the foregoing word "permit" shall be deemed to mean "knowingly permit") any of its Subsidiaries or Affiliates or any of its or their directors, employees, officers, investment bankers, attorneys, accountants or other advisors or

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representatives (collectively, "Representatives") to, directly or indirectly: (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, tender or exchange offer, share exchange, sale of shares of capital stock or similar transaction involving COR or any of its Subsidiaries, other than the transactions with Millennium contemplated by this Agreement and issuances of capital stock expressly permitted by Section 5.01(d) above (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"; provided, however, that an inquiry or proposal shall not be deemed to be an Acquisition Proposal if (W) it is unsolicited by COR or any of its Subsidiaries or Affiliates or any of its or their Representatives, (X) it involves less than 1% of the outstanding shares of COR Common Stock, (Y) it is received by a non-officer employee of COR or an individual separately retained as a sales representative of COR acting in his capacity as such, and (Z) COR upon becoming aware of such inquiry or proposal, or such person receiving such inquiry or proposal immediately upon becoming aware that such inquiry or proposal is otherwise subject to this Section 6.01, notifies the maker of such inquiry or proposal that such inquiry or proposal, and any further communications related thereto, are prohibited by the terms of this Section 6.01 and thereupon ceases any further communications in violation of this Section 6.01), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, (iii) subject to applicable law and the satisfaction of the conditions set forth in the proviso clause of the second sentence of Section 6.05(a), withdraw or modify or propose to withdraw or modify the approval of the Merger by the COR Board of Directors or the recommendation by the COR Board of Directors of the adoption of this Agreement and the approval of the Merger, (iv) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any COR Common Stock, (B) amend or grant any waiver or release or approve any transaction or redeem rights under the COR Rights Plan (except as provided for under Section 3.27), (C) approve any transaction under Section 203 of the DGCL or under Article SIXTH of COR's Certificate of Incorporation, or (D) approve of any person's becoming an "interested stockholder" under Section 203 of the DGCL or under Article SIXTH of COR's Certificate of Incorporation, (v) approve, agree to or recommend any Acquisition Proposal, or (vi) enter into any agreement, letter of intent or similar document or contract relating to any Acquisition Proposal other than a confidentiality agreement referred to in clause (A)(2) below; provided, however, that so long as COR and its Subsidiaries have not breached this Section 6.01 in a manner that resulted in its receipt of the unsolicited bona fide written Acquisition Proposal referred to in the immediately following clause (A), or otherwise breached this Section 6.01 in any material respect, nothing contained in this Agreement shall prevent COR or its Board of Directors, from:

        (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal that would result in the acquisition of all of the combined voting power of the shares of COR then outstanding or all or substantially all of the consolidated assets of COR and its Subsidiaries by such person or entity, if and only to the extent that:

          (1) the Board of Directors of COR believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and would, if consummated on such terms, result in a transaction more favorable than the transaction contemplated by this Agreement (or any counterproposal by Millennium), after taking into account all relevant factors, including the risk of non-consummation of such other Acquisition Proposal or counterproposal (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and COR's Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law;

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          (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with customary terms and provisions (which such agreement shall not interfere with the ability of Millennium to make, and of COR to accept, a counterproposal); and

          (3) prior to furnishing such information or discussing or negotiating a Superior Proposal with the person making such Superior Proposal, COR provides Millennium with at least three business days' prior notice thereof; or

        (B) complying with Rule 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

        (b) COR will, and will cause its Representatives to, immediately cease any and all discussions, negotiations or activities prohibited under Section 6.01(a) existing as of the date of this Agreement as to any Acquisition Proposal with any parties conducted heretofore and will use commercially reasonable efforts to obtain the return of any confidential information furnished to any such parties.

        (c) COR shall notify Millennium promptly (and in no event more than 24 hours) after receipt by COR (directly or through its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of COR by any person or entity that informs COR that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in detail the identity of the offeror and the material terms and conditions of such proposal, inquiry or contact. COR shall continue to keep Millennium informed, on a prompt and current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated. Nothing in this Section 6.01(c) shall be deemed to modify COR's obligations under Section 6.01(a) above.

        (d) Nothing in this Section 6.01 shall (i) permit COR to terminate this Agreement (except as specifically provided in Section 8.01 hereof), (ii) permit COR to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed by COR that during the term of this Agreement, COR shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than (i) a confidentiality agreement of the type referred to in Section 6.01(a) above or (ii) as expressly set forth in Section 6.01(e))) or (iii) affect any other obligation of COR under this Agreement.

        (e) Notwithstanding the foregoing provisions of this Section 6.01, if the conditions of subparagraphs (A)(1), (2) and (3) of Section 6.01(a) have been satisfied and COR then has the right to terminate this Agreement pursuant to Section 8.01(g), then COR may, in connection with the termination by it of this Agreement pursuant to Section 8.01(g), take any of the actions described in clauses (iii), (iv), (v) and (vi) of Section 6.01(a) contemporaneously with the termination of this Agreement pursuant to Section 8.01(g) and the payment to Millennium of the fee described in Section 8.03(c).

    Section 6.02  Proxy Statement/Prospectus; Registration Statement.

        (a) As promptly as practical after the execution of this Agreement, Millennium and COR shall prepare and file with the SEC the Joint Proxy Statement, and Millennium, in cooperation with COR, shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Millennium and COR shall respectively use commercially reasonable efforts to file with the SEC the Joint Proxy Statement within 45 days of the date hereof. Millennium and COR shall respectively use commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act and any applicable state securities laws as soon after such filing as practicable. Each of Millennium and COR will respond to any comments of the SEC and will use its respective commercially reasonable efforts to have the Joint Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as

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promptly as practicable after such filings and will cause the Joint Proxy Statement and the prospectus contained with the Registration Statement to be mailed to its stockholders at the earliest practicable time after both the Joint Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act. Each of Millennium and COR will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement or any filing pursuant to Section 6.02(b) or for additional information and will supply the other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement, the Merger or any filing pursuant to Section 6.02(b). Each of Millennium and COR will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.02 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement, the Registration Statement or any filing pursuant to Section 6.02(b), Millennium or COR, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Millennium and/or COR, such amendment or supplement.

        (b) Each of Millennium and COR shall make all filings it is required to make with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

    Section 6.03  Nasdaq Quotation.  Each of Millennium and COR agrees to use commercially reasonable efforts to continue the quotation of its common stock on the Nasdaq National Market until the first to occur of the Effective Time or the termination of this Agreement.

    Section 6.04  Access to Information.  Upon reasonable notice COR and Millennium shall (and shall cause their respective Subsidiaries to) afford to each other's Representatives, reasonable access, during normal business hours (in a manner that does not unreasonably disrupt or interfere with business operations) during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, COR and Millennium shall (and shall cause their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as the other may reasonably request, including the results of any pre-clinical or clinical trials. Unless otherwise required by law, Millennium and COR will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.04 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

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    Section 6.05  Stockholders Meetings.

        (a) COR, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date on which the Registration Statement becomes effective the COR Meeting for the purpose of voting to adopt this Agreement and approve the Merger (the "COR Voting Proposal"). The Board of Directors of COR shall (i) subject to applicable law, recommend approval and adoption of the COR Voting Proposal by the stockholders of COR and include in the Joint Proxy Statement such recommendation (ii) not withdraw or modify such recommendation, and (iii) take all reasonable and lawful action to solicit and obtain such approval; provided, however, that the Board of Directors of COR may withdraw or modify such recommendation if (but only if) such Board of Directors after consultation with its outside legal counsel determines that it is required, in order to comply with its fiduciary duties to stockholders under applicable law, to withdraw or modify its recommendation as to the adoption of this Agreement and the approval of the Merger.

        (b) Millennium, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date on which the Registration Statement becomes effective, the Millennium Meeting for the purpose of voting to approve the issuance of the shares of Millennium Common Stock to be issued in the Merger (the "Millennium Voting Proposal"). The Board of Directors of Millennium shall (i) recommend approval of the Millennium Voting Proposal and include in the Joint Proxy Statement such recommendation (ii) not withdraw or modify such recommendation, and (iii) take all reasonable and lawful action to solicit and obtain such approval; provided that Millennium may withdraw or modify such recommendation if the Board of Directors after consultation with its outside legal counsel determines that it is required to do so to comply with its fiduciary duties to stockholders under applicable law. Millennium, as sole stockholder of Sub, shall approve this Agreement.

        (c) The persons listed on Schedule 6.05(c) have each executed and delivered a COR Voting Agreement to Millennium and Sub concurrently with the signing of this Agreement.

        (d) The persons listed on Schedule 6.05(d) have each executed and delivered a Millennium Voting Agreement to COR concurrently with the signing of this Agreement.

        (e) Each of COR and Millennium shall retain a proxy solicitation firm reasonably acceptable to the other party for assistance in connection with the solicitation of proxies for the COR Meeting and the Millennium Meeting, respectively.

        (f)  Unless otherwise mutually agreed by Millennium and COR, Millennium and COR shall coordinate and cooperate with respect to the timing of the Stockholders Meetings contemplated by this Section 6.05 and shall use commercially reasonable efforts to hold such meetings at the same time and on the same date.

    Section 6.06  Legal Conditions to Merger.

        (a) Subject to the terms hereof, including Section 6.06(b), COR and Millennium shall use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the Merger and the other transactions contemplated hereby as promptly as practicable, including to (i) obtain from any Governmental Entity or any other third party any consents, licenses, permits (including any re-issuances thereof), waivers, approvals, authorizations, or orders required to be obtained or made by COR or Millennium or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including the Merger, (ii) as promptly as practicable, make all necessary filings,

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and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law and (iii) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. COR and Millennium shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. COR and Millennium shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. For avoidance of doubt, Millennium and COR agree that if and to the extent the requirements of Section 6.06(a) and Section 6.06(b) are not consistent with each other, the requirements of Section 6.06(b) shall control.

        (b) Subject to the terms hereof, Millennium and COR agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws") and to respond to any government requests for information under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Millennium shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford COR a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section 6.06, (A) neither Millennium nor any of its Subsidiaries shall be required, except to the extent it determines to do so in its sole discretion, to (i) divest, or grant to any third party any rights in, any of their respective businesses, product lines or assets or (ii) take or agree to take any other action, or agree to any limitation that is reasonably likely, individually or in the aggregate, to have a Millennium Material Adverse Effect or an COR Material Adverse Effect after the Effective Time, and (B) COR shall not be required, except to the extent it determines to do so in its sole discretion, to divest, or grant to any third party any rights in, Integrilin®.

        (c) Each of COR and Millennium shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the COR Disclosure Schedule or the Millennium Disclosure Schedule, as the case may be, or (C) required to prevent an COR Material Adverse Effect or a Millennium Material Adverse Effect from occurring prior to or after the Effective Time.

    Section 6.07  Public Disclosure.  Except as required by law, (i) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by COR and Millennium and (ii) Millennium and COR shall each use its commercially reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to using such efforts.

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    Section 6.08  Tax-Free Reorganization.  Millennium, Sub and COR shall each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.

    Section 6.09  Affiliate Agreements.  Upon the execution of this Agreement, COR will provide Millennium with a list of those persons who may be deemed to be "affiliates" of COR within the meaning of Rule 145 (each such person is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). COR shall provide Millennium such information and documents as Millennium shall reasonably request for purposes of reviewing such list and shall notify Millennium in writing regarding any change in the identity of its Affiliates prior to the Closing Date. COR has delivered or caused to be delivered to Millennium, prior to the execution of this Agreement, from each of its Affiliates, an executed Affiliate Agreement, in substantially the form appended hereto as Exhibit D (collectively, the "Affiliate Agreements"). Millennium shall be entitled to place appropriate legends on the certificates evidencing any Millennium Common Stock to be received by such Affiliates of COR pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Millennium Common Stock, consistent with the terms of the Affiliate Agreements; provided that such legend shall be removed by delivery of a substitute certificate without such legend under the circumstances described in the Affiliate Agreements.

    Section 6.10  Nasdaq Listing.  Millennium shall use commercially reasonable efforts to cause the shares of Millennium Common Stock to be issued in the Merger, upon the exercise of COR Stock Options assumed in connection with the Merger and upon the conversion of the COR Convertible Notes to be listed on the Nasdaq National Market, subject to official notice of issuance, on or prior to the Closing Date.

    Section 6.11  Stock Plans.

        (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of a COR Stock Option, the COR Stock Plans and COR Stock Options shall be assumed by Millennium. At the Effective Time, each COR Stock Option, whether vested or unvested, shall be deemed to constitute an option or warrant to acquire, on the same terms and conditions as were applicable under such COR Stock Option, the same number of shares of Millennium Common Stock as the holder of such COR Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such COR Stock Option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of COR Common Stock purchasable pursuant to such COR Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Millennium Common Stock deemed purchasable pursuant to such COR Stock Option in accordance with the foregoing. At the request of Millennium, the Board of Directors of COR shall cooperate with Millennium to take all necessary actions, pursuant to the COR Stock Plans and the instruments evidencing the COR Stock Options, to provide for the conversion of the COR Stock Options in accordance with this Section, and to provide that no consent of the holders of the COR Stock Options is required in connection with such conversion. Millennium shall use reasonable efforts to cause any assumed COR Stock Options that qualify as "incentive stock options" as defined in Section 422 of the Code immediately prior to the Effective Time to continue to so qualify immediately after the Effective Time; provided, however, that Millennium shall have no liability to a holder of any such options, or any other party, if an assumed COR Stock Option (or any part thereof) does not qualify as an incentive stock option for any reason.

        (b) As soon as practicable after the Effective Time, Millennium shall deliver to the participants in COR Stock Plans appropriate notice setting forth such participants' rights pursuant thereto.

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        (c) At or prior to the Effective Time, Millennium shall take all corporate action necessary to authorize and reserve for issuance at all times a sufficient number of shares of Millennium Common Stock for delivery under the COR Stock Plans and COR Convertible Notes. As soon as practicable (or in any event within five business days) after the Effective Time, Millennium shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Millennium Common Stock subject to the COR Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

        (d) COR shall terminate the 1991 Employee Stock Purchase Plan (the "ESPP") in accordance with its terms immediately prior to the Effective Time and the participants in the ESPP shall be permitted to exercise any then outstanding options thereunder at such time.

    Section 6.12  Indemnification.

        (a) From and after the Effective Time, Millennium shall, for a period of six years after the Effective Time, cause the Surviving Corporation to honor all of COR's obligations to indemnify and hold harmless (including any such obligations to advance expenses as incurred) each present and former director and officer of COR (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent that the Indemnified Parties would have been entitled to be so indemnified and held harmless pursuant to the terms of contracts or other documents in existence on the date of this Agreement.

        (b) From and after the Effective Time, Millennium shall, for a period of six years after the Effective Time, cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by COR's directors' and officers' liability insurance policy (a true and complete copy of which has been heretofore delivered to Millennium) with coverage in amount and scope in all material respects at least as favorable to such persons as COR's existing coverage; provided, however, that in no event shall Millennium or the Surviving Corporation be required to expend in excess of 200% the annual premium currently paid by COR for such coverage.

        (c) Millennium shall pay all expenses, including reasonable attorneys fees, that may be incurred by the persons referred to in this Section 6.12 in connection with their successful enforcement of their rights provided in this Section 6.12.

    Section 6.13  Notification of Certain Matters.  Millennium will give prompt notice to COR, and COR will give prompt notice to Millennium, upon becoming aware of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Millennium or Sub or COR, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

    Section 6.14  Stockholder Litigation.  Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, COR shall give Millennium the opportunity to

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participate in the defense or settlement of any stockholder litigation against COR or its Board of Directors relating to this Agreement or any of the transactions contemplated by this Agreement, and shall not settle any such litigation without Millennium's prior written consent.

    Section 6.15  Employee Matters.  As promptly as practicable after the Effective Time, Millennium shall enroll persons who are, immediately before the Effective Time, employees of COR or its Subsidiaries ("COR Employees") in Millennium's employee benefit plans, to the extent applicable, including its medical plan, dental plan, life insurance plan and disability plan, under the same coverage applicable to similarly situated employees of Millennium, giving such COR Employees service credit for their employment with COR for eligibility and vesting purposes for all of Millennium's employee benefit plans (including health coverage and vacation plans), as if such service had been performed with Millennium and waiving any preexisting condition exclusion with respect to Millennium's medical plan, to the extent that such preexisting condition would have been covered under COR's plan. Notwithstanding the foregoing, if it is not reasonably practicable for COR Employees to be enrolled in any one or more of Millennium's employee benefit plans, due to geographic location or otherwise, Millennium shall continue to enroll such COR Employees in the corresponding COR Plan in which such COR Employees are enrolled as of the Effective Time or in a reasonably comparable plan. Millennium shall use commercially reasonable efforts to credit each COR Employee with deductible payments and co-payments paid by such COR Employee under COR's healthcare plans in 2002 prior to the Effective Time for purposes of determining the extent to which any such COR Employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under Millennium's medical plan for such plan year. Millennium shall give credit to each COR Employee that becomes an employee of Millennium for earned but unused vacation and accrued vacation. Nothing in this Section 6.15 shall prevent Millennium from modifying or terminating any Millennium employee benefit plan (including a COR benefit plan which is continued after the Effective Time) at any time and from time to time in its sole determination.

    Section 6.16  401(k) Plan.  Except as otherwise requested by Millennium, at least one business day prior to the Effective Time, COR shall take all action required to terminate any 401(k) Plan maintained by COR or any ERISA Affiliate (individually or together, the "COR 401(k) Plan") in accordance with its terms and applicable law, including ERISA and the Code. Without limiting the generality of Section 6.15, all COR Employees who are participants in the COR 401(k) Plan as of the date the COR 401(k) Plan is terminated shall become eligible to participate in the Millennium 401(k) plan (the "Millennium 401(k) Plan") as soon as administratively feasible following the Effective Time.

    Section 6.17  Exemption from Liability Under Section 16(b).

        (a) The board of directors of Millennium, or a committee thereof consisting solely of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the COR Insiders (as defined below) of Millennium Common Stock in exchange for shares of COR Common Stock, and of options to purchase Millennium Common Stock upon assumption and conversion of COR Stock Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information (as defined below), is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.

        (b) For purposes of Section 6.17(a), "Section 16 Information" shall mean information regarding the COR Insiders and the number of shares of COR Common Stock or other COR equity securities deemed to be beneficially owned by each such COR Insider and expected to be exchanged for Millennium Common Stock, and options to purchase Millennium Common Stock, in each case, in connection with the Merger, which shall be provided by COR to Millennium at least 20 business days prior to the Closing.

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        (c) For purposes of Section 6.17(a), "COR Insiders" shall mean those officers and directors of COR who immediately after the Closing become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to equity securities of Millennium as a result of their positions with Millennium immediately after the Closing.

    Section 6.18  Board Representation.  Subject to applicable law, Millennium shall take all action as may be required such that upon the Effective Time, Vaughn M. Kailian, Ginger L. Graham, Ernest Mario and Shaun R. Coughlin shall be elected by the Board of Directors of Millennium as Class I director, Class I director, Class II director and Class III director, respectively, to the extent such persons are willing and able to so serve.

    Section 6.19  Indentures.  COR and Millennium shall take all actions as shall be required by the indentures for the COR Convertible Notes in connection with the transactions contemplated by this Agreement, including the execution and delivery of supplemental indentures and related officers' certificates and related opinions of counsel simultaneously with the Closing. Immediately following the Effective Time, Millennium will enter into a supplemental indenture with the trustees of the COR Convertible Notes pursuant to which Millennium will provide a full and unconditional guarantee of COR's obligations under the COR Convertible Notes.

ARTICLE VII

CONDITIONS TO MERGER

    Section 7.01  Conditions to Each Party's Obligation To Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a)  Stockholder Approvals.  The COR Voting Proposal shall have been approved and adopted by the affirmative vote of the holders of a majority of the shares of COR Common Stock outstanding on the record date for the COR Meeting and the Millennium Voting Proposal shall have been approved by the affirmative vote of the holders of a majority of the shares of Millennium Common Stock voted at the Millennium Meeting at which a quorum is present.

        (b)  HSR Act.  The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (c)  Governmental Approvals.  Other than the filing provided for by Section 1.02, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated hereby, the failure of which to file, obtain or occur is reasonably likely to have a Millennium Material Adverse Effect or an COR Material Adverse Effect, shall have been filed, been obtained or occurred.

        (d)  Registration Statement; Joint Proxy Statement/Prospectus.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding with respect to the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC or its staff.

        (e)  No Injunctions.  No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

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        (f)  Nasdaq.  The shares of Millennium Common Stock to be issued in the Merger, upon the exercise of COR Stock Options assumed in connection with the Merger and upon the conversion of the COR Convertible Notes shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

    Section 7.02  Additional Conditions to Obligations of Millennium and Sub.  The obligations of Millennium and Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived in writing exclusively by Millennium and Sub:

        (a)  Representations and Warranties.  The representations and warranties of COR set forth in this Agreement shall be true and correct (X) as of the date of this Agreement and (Y) (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made at and as of the Effective Time, except (i) in the case of clause (Y), for changes expressly contemplated by this Agreement and (ii) in the case of both clauses (X) and (Y) where the failures to be true and correct, individually or in the aggregate and (except with respect to the first sentence of Section 3.13(a), Section 3.19(b) and the second sentence of Section 3.23) without regard to any qualifications as to materiality or COR Material Adverse Effect contained in such representations and warranties, have not had and are not reasonably likely to have a COR Material Adverse Effect; and Millennium shall have received a certificate signed on behalf of COR by the chief executive officer and the chief financial officer of COR to such effect.

        (b)  Performance of Obligations of COR.  COR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Millennium shall have received a certificate signed on behalf of COR by the chief executive officer and the chief financial officer of COR to such effect.

        (c)  Tax Opinion.  Millennium shall have received a written opinion from Hale and Dorr LLP, counsel to Millennium, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Cooley Godward LLP renders such opinion to Millennium (it being agreed that Millennium and COR shall each provide reasonable cooperation, including making representations, to Hale and Dorr LLP or Cooley Godward LLP, as the case may be, as the law firm rendering such opinion may reasonably request in order to enable them to render such opinion).

        (d)  Third Party Consents.  COR shall have obtained each consent or approval of any third party (other than a Governmental Entity) required in connection with the Merger or the consummation of the other transactions contemplated hereby, the failure of which to obtain, individually or in the aggregate, is reasonably likely to have an COR Material Adverse Effect.

        (e)  No Restraints.  Except as would not, individually or in the aggregate, reasonably be expected to result in a COR Material Adverse Effect or a Millennium Material Adverse Effect, there shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Millennium or any of its Subsidiaries of all or any portion of the business of COR or any of its Subsidiaries or of Millennium or any of its Subsidiaries or to compel Millennium or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of COR or any of its Subsidiaries or of Millennium or any of its Subsidiaries, (ii) seeking to impose or confirm limitations on the ability of Millennium or any of its Subsidiaries effectively to exercise full rights of ownership of the shares of COR Common Stock (or shares of stock of the Surviving Corporation) including the right to vote any such shares on any matters properly presented to stockholders or (iii) seeking to require divestiture by Millennium or any of its Subsidiaries of any such shares.

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        (f)  Resignations.  Millennium shall have received copies of the resignations, effective as of the Effective Time, of each director of COR and its Subsidiaries.

    Section 7.03  Additional Conditions to Obligations of COR.  The obligation of COR to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by COR:

        (a)  Representations and Warranties.  The representations and warranties of Millennium and Sub set forth in this Agreement shall be true and correct (X) as of the date of this Agreement and (Y) (except to the extent such representations speak as of an earlier date) as of the Effective Time as though made at and as of the Effective Time, except (i) in the case of clause (Y), for changes expressly contemplated by this Agreement and (ii) in the case of both clauses (X) and (Y) where the failures to be true and correct, individually or in the aggregate and without regard to any qualifications as to materiality or Millennium Material Adverse Effect contained in such representations and warranties, have not had and are not reasonably likely to have a Millennium Material Adverse Effect; and COR shall have received a certificate signed on behalf of Millennium by the chief executive officer or the chief financial officer of Millennium to such effect.

        (b)  Performance of Obligations of Millennium and Sub.  Millennium and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and COR shall have received a certificate signed on behalf of Millennium by the chief executive officer or the chief financial officer of Millennium to such effect.

        (c)  Tax Opinion.  COR shall have received the opinion of Cooley Godward LLP, counsel to COR, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if Cooley Godward LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Hale and Dorr LLP renders such opinion to COR (it being agreed that Millennium and COR shall each provide reasonable cooperation, including making representations, to Cooley Godward LLP or Hale and Dorr LLP, as the case may be, as the law firm rendering such opinion may reasonably request in order to enable them to render such opinion).

        (d)  No Restraints.  Except as would not, individually or in the aggregate, reasonably be expected to result in a COR Material Adverse Effect or a Millennium Material Adverse Effect, there shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Millennium or any of its Subsidiaries of all or any portion of the business of COR or any of its Subsidiaries or of Millennium or any of its Subsidiaries or to compel Millennium or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of COR or any of its Subsidiaries or of Millennium or any of its Subsidiaries, (ii) seeking to impose or confirm limitations on the ability of Millennium or any of its Subsidiaries effectively to exercise full rights of ownership of the shares of COR Common Stock (or shares of stock of the Surviving Corporation) including the right to vote any such shares on any matters properly presented to stockholders or (iii) seeking to require divestiture by Millennium or any of its Subsidiaries of any such shares.

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ARTICLE VIII

TERMINATION AND AMENDMENT

    Section 8.01  Termination.  This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of COR or Millennium:

        (a) by mutual written consent of Millennium and COR; or

        (b) by either Millennium or COR if the Merger shall not have been consummated on or before June 30, 2002 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

        (c) by either Millennium or COR if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

        (d) by Millennium or COR:

         (i) if the COR Meeting (including any adjournment or postponement) shall have been held and completed, and the required approval of stockholders as contemplated by this Agreement shall not have been obtained by reason of a failure to obtain the requisite vote of the stockholders of COR in favor of the COR Voting Proposal; or

        (ii) if the Millennium Meeting (including any adjournment or postponement), shall have been held and completed and the required approval of stockholders as contemplated by this Agreement shall not have been obtained by reason of a failure to obtain the requisite vote of the stockholders of Millennium in favor of the Millennium Voting Proposal

(provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure to obtain the approval of the COR Voting Proposal or Millennium Voting Proposal, as applicable); or

        (e) by Millennium, if (i) the Board of Directors of COR shall have failed to recommend approval of the COR Voting Proposal in the Joint Proxy Statement or shall have withdrawn or modified its recommendation of the COR Voting Proposal; (ii) Millennium requests in writing that the Board of Directors of COR reconfirm its recommendation of this Agreement or the Merger and the Board of Directors of COR fails to do so within five business days after its receipt of Millennium's request; (iii) the Board of Directors of COR shall have approved or recommended to the stockholders of COR an Acquisition Proposal (other than the Merger); (iv) a tender offer or exchange offer for outstanding shares of COR Common Stock is commenced (other than by Millennium or an Affiliate of Millennium) and the Board of Directors of COR recommends that the stockholders of COR tender their shares in such tender or exchange offer or, within 10 days after such tender or exchange offer, fails to recommend against acceptance of such offer or takes no position with respect to the acceptance thereof; or (v) COR knowingly and materially breaches any of its obligations under Sections 6.01, 6.02 or 6.05 (provided, however, that in the case of a breach under Section 6.02 or 6.05, such breach shall not have been, or is not capable of being, cured prior to the earlier of the day preceding the Outside Date or 30 days after written notice of such breach from Millennium (which written notice shall include a reasonably detailed description of the facts and circumstances surrounding such breach)); or

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        (f)  by COR, if (i) the Board of Directors of Millennium shall have failed to recommend approval of the Millennium Voting Proposal in the Joint Proxy Statement or shall have withdrawn or modified its recommendation of the Millennium Voting Proposal; (ii) COR requests in writing that the Board of Directors of Millennium reconfirm its recommendation of the Millennium Voting Proposal and the Board of Directors of Millennium fails to do so within five business days after its receipt of COR's request; or (iii) Millennium knowingly and materially breaches any of its obligations under Sections 6.02 or 6.05 (provided, however, that in the case of a breach under Section 6.02 or 6.05, such breach shall not have been, or is not capable of being, cured prior to the earlier of the day preceding the Outside Date or 30 days after written notice of such breach from COR (which written notice shall include a reasonably detailed description of the facts and circumstances surrounding such breach)); or

        (g) by COR if contemporaneously with such termination COR bona fide intends to enter into a binding written agreement for a Superior Proposal; provided that:

         (i) COR and its Subsidiaries shall not have breached Section 6.01 in a manner that resulted in its receipt of such Superior Proposal or otherwise breached Section 6.01 in any material respect;

        (ii) COR shall have (1) notified Millennium in writing of COR's receipt of such Superior Proposal, (2) further notified Millennium in writing that COR intends to enter into a binding agreement with respect to such Superior Proposal, subject to clause (iii) below, and (3) provided Millennium together with the notice set forth in clause (2) a true and complete copy of the current written version of such Superior Proposal (or a summary containing all material terms and conditions of such Superior Proposal);

        (iii) Millennium does not make, within three business days after receipt of COR's written notice pursuant to clause (ii)(2) above, an offer that the Board of Directors of COR shall have concluded in good faith (after consultation with its financial advisor and after taking into account all relevant factors, including the risk of non-consummation of the Superior Proposal and Millennium's counterproposal) is as favorable to the stockholders of COR as such Superior Proposal; and

        (iv) COR shall not later than the time of termination have paid Millennium the termination fee required by Section 8.03(c)(iii); or

        (h) by Millennium or COR, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 7.02(a) or (b) (in the case of termination by Millennium) or 7.03(a) or (b) (in the case of termination by COR) not to be satisfied, and (ii) shall not have been, or is not capable of being, cured within 30 days after written notice of such breach from the terminating party (which written notice shall include a reasonably detailed description of the facts and circumstances surrounding such breach).

    Section 8.02  Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Millennium, COR, Sub or their respective officers, directors, stockholders or Affiliates; provided that (i) any such termination shall not limit liability of any party to this Agreement for any breach of this Agreement (which includes the making of any representation or warranty by a party to this Agreement that was not true or accurate when made) occurring prior to termination and (ii) the provisions of Sections 3.28, 4.20, 5.04, 6.04 (second sentence only), 6.07, this Section 8.02, Section 8.03 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

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    Section 8.03  Fees and Expenses.

        (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided however, that COR and Millennium shall share equally the filing fee of (i) Millennium's pre-merger notification report under the HSR Act, and (ii) all fees and expenses, other than accountants' and attorneys' fees, incurred with respect to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement and any amendments or supplements thereto.

        (b) COR shall pay Millennium up to $3,000,000 as reimbursement for expenses of Millennium actually incurred in connection with the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Millennium's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Millennium or COR pursuant to Section 8.01(b) if the failure to satisfy the condition set forth in Section 7.02(a) or (b) by the Outside Date shall have resulted in the Closing not occurring.

        (c) COR shall pay Millennium a termination fee of $75,000,000 upon the first to occur of:

         (i) the termination of this Agreement by Millennium pursuant to Section 8.01(e);

        (ii) the termination of this Agreement by Millennium or COR pursuant to Section 8.01(b) or Section 8.01(d)(i) if, (x) prior to such termination, there shall have been publicly announced a proposal for a COR Alternative Transaction (as defined in Section 8.03(i) below) which has not been absolutely and unconditionally withdrawn or abandoned; and (y) a COR Alternative Transaction is consummated within nine (9) months after the termination of this Agreement or a definitive agreement for a COR Alternative Transaction is entered into within nine (9) months after the termination of this Agreement and such COR Alternative Transaction is consummated within eighteen (18) months after the termination of this Agreement; or

        (iii) the termination of this Agreement by COR pursuant to Section 8.01(g).

        (d) Millennium shall pay COR up to $3,000,000 as reimbursement for expenses of COR actually incurred in connection with the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of COR's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Millennium or COR pursuant to Section 8.01(b) if the failure to satisfy the condition set forth in Section 7.03(a) or (b) by the Outside Date shall have resulted in the Closing not occurring.

        (e) Millennium shall pay COR a termination fee of $75,000,000 upon the first to occur of:

         (i) the termination of this Agreement by COR pursuant to Section 8.01(f) or

        (ii) the termination of this Agreement by Millennium or COR pursuant to Section 8.01(b) or Section 8.01(d)(ii) if, (x) prior to such termination, there shall have been publicly announced a proposal or offer for a Millennium Alternative Transaction (as defined in Section 8.03(i) below) which is directly or indirectly contingent upon the Merger not being consummated, which proposal or offer has not been absolutely and unconditionally withdrawn or abandoned; and (y) a Millennium Alternative Transaction is consummated within nine (9) months after the termination of this Agreement or a definitive agreement for a Millennium Alternative Transaction is entered into within nine (9) months after the termination of this Agreement and such Millennium Alternative Transaction is consummated within eighteen (18) months after the termination of this Agreement.

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        (f)  The expenses payable pursuant to Section 8.03(b), and 8.03(d) shall be paid, by wire transfer of same day funds, within two business days after demand therefor following the first to occur of the events giving rise to the payment obligation described therein.

        (g) The fees payable pursuant to Section 8.03(c) and Section 8.03(e) shall be paid, by wire transfer of same day funds:

         (i) within two business days after demand therefor following the first to occur of the event giving rise to the payment obligation described therein in the case of Section 8.03(c)(i) or Section 8.03(e)(i);

        (ii) on the earlier of the date upon which a definitive agreement for a COR Alternative Transaction is entered into or the date upon which a COR Alternative Transaction is consummated in the case of Section 8.03(c)(ii);

        (iii) on the earlier of the date upon which a definitive agreement for a Millennium Alternative Transaction is entered into or the date upon which a Millennium Alternative Transaction is consummated in the case of Section 8.03(e)(ii); and

        (iv) at the time of COR's delivery of its termination notice in the case of Section 8.03(c)(iii).

        (h) The parties acknowledge that the agreements contained in this Section 8.03 are not meant to constitute a measure of, or in any way limit, curtail or impede the receipt of damages or other remedies with respect to a breach of this Agreement. The provisions of this Section 8.03 are an integral part of the transactions contemplated by this Agreement and without these agreements, the parties would not enter into this Agreement. If one party fails to promptly pay to the other any expense reimbursement or fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Fleet Bank, N.A. plus two percent per annum, compounded monthly, from the date such expense reimbursement or fee was required to be paid.

        (i)  As used in this Agreement, "Alternative Transaction" means with respect to Millennium or COR (as the case may be):

         (i) a transaction or series of related transactions (including open market or private purchases) pursuant to which any person (or group of persons) other than Millennium or its affiliates (in the case of COR) and other than COR or its affiliates (in the case of Millennium) (a "Third Party"), acquires more than 40% of the outstanding voting securities of COR or Millennium (as the case may be) pursuant to a tender offer, exchange offer or otherwise,

        (ii) a merger or other business combination with a Third Party in which the stockholders of Millennium or COR (as the case may be) immediately prior to such transaction hold less than 60% of the equity interests in the surviving entity, or if the surviving entity is a Subsidiary, less than 60% of the equity interests of the Parent of the surviving entity, immediately after such merger or other business combination; or

        (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of COR or Millennium (as the case may be)) having a fair market value equal to more than 40% of the fair market value of all the consolidated assets of COR or Millennium (as the case may be) and its Subsidiaries immediately prior to such transaction.

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    Section 8.04  Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of COR or of Millennium, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 8.05  Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, with respect to any party that is not an Affiliate, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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ARTICLE IX

MISCELLANEOUS

    Section 9.01  Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I and II, Sections 6.08, 6.11 (other than the last sentence of Section 6.11(a)), 6.12, 6.15, 6.16, 6.18 and 6.19 and Article IX, the agreements of the Affiliates delivered pursuant to Section 6.09 and the representations delivered pursuant to Sections 7.02(c) and 7.03(c).

    Section 9.02  Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service for next business day delivery, in each case to the intended recipient as set forth below:

    (a) if to Millennium or Sub, to
    Millennium
    with a copy to:
    Hale and Dorr LLP
    60 State Street
    Boston, MA 02109
    Attn: David E. Redlick, Esq.
    Telecopy: (617) 526-5000

    (b) if to COR, to
    COR
    with a copy to:
    Cooley Godward LLP
    5 Palo Alto Square
    Palo Alto, CA 94306
    Attn: Keith Flaum, Esq
    Telecopy: (650) 849-7400

    Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, or ordinary mail but not electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

    Section 9.03  Interpretation.  When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 5, 2001. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words

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"without limitation." The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

    Section 9.04  Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

    Section 9.05  Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the documents and the instruments executed or to be executed by the parties hereto and referred to herein) and the Confidentiality Agreement (a) constitute the entire agreements and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except for the provisions of Sections 6.08, 6.11 (other than the last sentence of Section 6.11(a)), 6.12, 6.15, 6.16, 6.17 and 6.18, which are intended for the benefit of the parties covered thereby, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time.

    Section 9.06  Governing Law; Submission to Jurisdiction.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.02 as to giving notice hereunder shall be deemed effective service of process on such party.

    Section 9.07  Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

    Section 9.08  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

    Section 9.09  Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or

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unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    Section 9.10  Waiver of Jury Trial.  EACH OF MILLENNIUM, CRIMSON AND SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF MILLENNIUM, CRIMSON OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

    IN WITNESS WHEREOF, Millennium, Sub and COR have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

Millennium Pharmaceuticals, Inc.
By:	/s/ MARK J. LEVIN

Title:	Chief Executive Officer

PGM Corporation
By:	/s/ JOHN B. DOUGLAS III

Title:	Secretary

COR Therapeutics, Inc.
By:	/s/ VAUGHN M. KAILIAN

Title:	Chief Executive Officer

    The undersigned, being the duly elected Secretary or Assistant Secretary of PGM Corporation, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of Sub entitled to vote on this Agreement.

[Secretary or Assistant Secretary]

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ANNEX B

1585 Broadway
New York, NY 10036

tel 212 761 4000

December 5, 2001

Board of Directors
Millennium Pharmaceuticals, Inc.
One Broadway
Cambridge, MA 02139
Dear Board of Directors:

We understand that COR Therapeutics, Inc. (the "Company"), Millennium Pharmaceuticals, Inc. (the "Buyer") and PGM Corporation, a wholly owned subsidiary of Millennium Pharmaceuticals ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated December 5, 2001 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value 0.0001 per share (the "Company Common Stock") of the Company, other than shares held in treasury or held by the Buyer or any affiliate of the Buyer, will be converted into the right to receive .9873 shares (the "Exchange Ratio") of common stock, par value $0.001 per share of the Buyer (the "Buyer Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

For purposes of the opinion set forth herein, we have:

  (i)
  reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

  (ii)
  reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer, respectively;

  (iii)
  reviewed certain financial forecasts prepared by the managements of the Company and the Buyer, respectively;

  (iv)
  reviewed certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Company and the Buyer, respectively;

  (v)
  discussed the past and current operations and financial condition and the prospects of the Company and the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company and the Buyer, respectively;

  (vi)
  reviewed the pro forma impact of the Merger on the Buyer's business operations and financial condition;

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  (vii)
  reviewed information prepared by members of senior management of the Company and the Buyer relating to the relative contributions of the Company and the Buyer to the combined company;

  (viii)
  reviewed the reported prices and trading activity for the Company Common Stock and the Buyer Common Stock;

  (ix)
  compared the financial performance of the Company and the Buyer and the prices and trading activity of the Company Common Stock and the Buyer Common Stock with that of certain other publicly-traded companies comparable with the Company and the Buyer, respectively, and their securities;

  (x)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (xi)
  participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

  (xii)
  reviewed the Merger Agreement and certain related documents; and

  (xiii)
  considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company and the Buyer for the purposes of this opinion. With respect to financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and the Buyer. We have relied upon the assessment by the management of the Buyer of its ability to retain key employees of the Buyer and the Company. We have also relied upon, without independent verification, the assessment by the management of the Buyer of: (i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of the Buyer and the Company; and (iii) the validity of, and risks associated with, the Buyer's and the Company's existing and future technologies, services and business models. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Buyer, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of the Buyer in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financial services for the Buyer and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of the Buyer and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety, if required, in any filing made by Buyer in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Buyer's or the Company's Common Stock will trade following announcement or consummation of the Merger and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company or Buyer should vote at the respective shareholders' meetings held in connection with the Merger.

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Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

Very truly yours, MORGAN STANLEY & CO. INCORPORATED By: /s/ PETER N. CRNKOVICH Peter N. Crnkovich Managing Director

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Annex C

PERSONAL AND CONFIDENTIAL

December 5, 2001

Board of Directors
COR Therapeutics, Inc.
256 East Grand Avenue
South San Francisco, California 94080

Ladies and Gentlemen:

    You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.0001 per share (the "Shares"), of COR Therapeutics, Inc. (the "Company") of the exchange ratio of 0.9873 shares of Common Stock, par value $0.001 per share (the "Millennium Common Stock"), of Millennium Pharmaceuticals, Inc. ("Millennium") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger, dated as of December 5, 2001 (the "Agreement"), among Millennium, PGM Corporation, a wholly-owned subsidiary of Millennium, and the Company.

    Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements and for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as lead manager in connection with the public offering of the Company's 5.0% Convertible Subordinated Notes due March 1, 2007 (aggregate principal amount $300,000,000) and its 4.50% Convertible Senior Notes due June 15, 2006 (aggregate principal amount $300,000,000) in February 2000 and June 2001, respectively, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Millennium from time to time, including having acted as managing underwriter in connection with the initial public offering of Millennium Common Stock in May 1996 and as lead manager in connection with the issuance of Millennium's 5.5% Convertible Subordinated Notes due January 15, 2007 (aggregate principal $400,000,000) in January 2000. In addition, Goldman, Sachs & Co. acted as co-lead manager in the issuance of Millennium Common Stock in October 2000. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in securities, including derivative securities, of the Company or Millennium for its own account and for the accounts of customers. Goldman, Sachs & Co. may provide investment banking services to Millennium and its subsidiaries in the future.

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Board of Directors
COR Therapeutics, Inc.
December 5, 2001
Page Two

    In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and Millennium for the five years ended December 31, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Millennium; certain other communications from the Company and Millennium to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Millennium prepared by their respective managements. We also have held discussions with members of the senior management of the Company and Millennium regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the Millennium Common Stock, compared certain financial and stock market information for the Company and Millennium with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the biotechnology industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

    We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the managements of the Company and Millennium have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and Millennium. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Millennium or any of their respective subsidiaries, and we have not been furnished with any such evaluations or appraisals. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

    Based upon and subject to the foregoing and based upon such other matters, as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Shares.

Very truly yours,

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ANNEX D

VOTING AGREEMENT

    This Voting Agreement ("Agreement") is made and entered into as of December 5, 2001, between Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), and the undersigned stockholder ("Stockholder") of COR Therapeutics, Inc., a Delaware corporation ("COR").

RECITALS

    A.  Concurrently with the execution of this Agreement, Millennium, COR and PGM Corporation, a Delaware corporation and a wholly owned subsidiary of Millennium ("Acquisition Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of Acquisition Sub with and into COR. Pursuant to the Merger, shares of capital stock of COR will be converted into the right to receive shares of common stock, par value $.001 per share, of Millennium on the basis described in the Merger Agreement.

    B.  Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of such number of shares of the outstanding common stock, par value $.0001 per share, of COR as is indicated on the final page of this Agreement (the "Shares").

    C.  Millennium desires Stockholder to agree, and Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of COR acquired by Stockholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below), except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of COR acquired by Stockholder so as to facilitate consummation of the Merger.

    NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

    1.  Agreement to Retain Shares.

        1.1  Transfer and Encumbrance.  Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in Section 1.2, below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; provided, however, that nothing in this Agreement shall restrict Stockholder from (a) exercising any options to acquire shares of common stock of COR, or (b) effecting any transfer of Shares or New Shares (i) by will or applicable laws of descent and distribution or (ii) to any member of the immediate family of Stockholder, or to any trust the beneficial ownership of which is held by Stockholder or any such family member (each a "Permitted Transferee"), so long as such Permitted Transferee agrees in writing, in form and substance reasonably satisfactory to Millennium, to be bound by the terms of this Agreement to the same extent as Stockholder is bound. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement (provided that if Stockholder is a signatory to COR's Affiliate Agreement, nothing contained herein shall release such Stockholder from any of its obligations set forth under such Affiliate Agreement) and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof.

        1.2  Additional Purchases.  Stockholder agrees that any shares of capital stock of COR that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

D–1

    2.  Agreement to Vote Shares.  At every meeting of stockholders of COR called with respect to the Merger Agreement and/or the Merger, and at every adjournment thereof, and on every action or approval by written consent of stockholders of COR with respect to the Merger Agreement and/or the Merger, Stockholder shall vote the Shares and any New Shares outstanding as of the relevant record date or the date of the written consent in favor of adoption of the Merger Agreement and approval of the Merger (the "COR Voting Proposal").

    3.  Irrevocable Proxy.  Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Millennium a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided therein, with the total number of shares of outstanding capital stock of COR beneficially owned by Stockholder and subject to the Proxy set forth therein.

    4.  Representations, Warranties and Covenants of Stockholder.  Stockholder hereby represents, warrants and covenants to Millennium as follows:

        4.1  Ownership of Shares.  Stockholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of COR other than the Shares, and shares of capital stock of COR (A) underlying options which are currently exercisable or will become exercisable at any time within 60 days from the date hereof, as indicated on the final page of this Agreement or (B) constituting matching contributions under COR's 401(k) Plan; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

        4.2  No Proxy Solicitations.  Stockholder, in his or her capacity as a stockholder of COR, will not, and will not permit any entity under stockholder's control to: (i) solicit proxies with respect to an approval of any proposal made in opposition to or competition with the COR Voting Proposal or consummation of the Merger or any merger, consolidation, sale of substantial assets, reorganization or recapitalization, with any party other than with Millennium and its affiliates or any other liquidation or winding up of COR (each of the foregoing is hereinafter referred to as an "Opposing Proposal"); (ii) initiate a stockholders' vote or action by consent of COR stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of COR with respect to an Opposing Proposal.

    5.  Additional Documents.  Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably required by Millennium to carry out the intent of this Agreement.

    6.  No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Millennium any direct or indirect ownership or incidents of ownership of or with respect to any of the Shares or New Shares, except as otherwise expressly provided herein. All rights, ownership and economic benefits of and relating to the Shares and New Shares shall remain with, and belong to, Stockholder, and this Agreement shall not be deemed to authorize Millennium to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of COR or to direct Stockholder in the voting of any of the Shares or New Shares, except as otherwise expressly provided herein.

    7.  Termination.  This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

    8.  Miscellaneous.

        8.1  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

D–2

        8.2  Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

        8.3  Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        8.4  Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Millennium will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Millennium upon any such violation, Millennium shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Millennium at law or in equity.

        8.5  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

If to Millennium:	Millennium Pharmaceuticals, Inc. 75 Sidney Street Cambridge, Massachusetts 02139
	Attention:	General Counsel
	Telecopy:	(617) 374-7788
With a copy to:	Hale and Dorr LLP 60 State Street Boston, MA 02109
	Attention:	David E. Redlick, Esq.
	Telecopy:	(617) 526-5000
If to Stockholder:	To the address for notice set forth on the last page hereof.
with a copy to:	Cooley Godward LLP 5 Palo Alto Square Palo Alto, California 94306
	Attention:	Keith Flaum, Esq.
	Telecopy:	(650) 849-7400

or to such other address as any party may have furnished to the other in writing in accordance herewith. Notices shall only be effective upon receipt.

        8.6  Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws provision thereof.

        8.7  Entire Agreement.  This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

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        8.8  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        8.9  Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

        8.10  Fiduciary Duty as Director or Officer.  The parties hereto acknowledge and agree that Stockholder's obligations hereunder are solely in his or her capacity as a stockholder of COR, and that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty the undersigned or any of his or her respective affiliates may have as a member of the Board of Directors of COR or as an executive officer of COR; provided that no such duty shall excuse Stockholder from his or her obligations as a stockholder of COR to vote Shares or New Shares as herein provided and to otherwise comply with the terms and conditions of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

MILLENNIUM PHARMACEUTICALS, INC.
By:
Name: Title:
STOCKHOLDER:
By:

Print Name:

Stockholder's Address for Notice:

Shares beneficially owned:
shares of outstanding Common Stock
shares of Common Stock underlying options which are currently exercisable or will become exercisable at any time within 60 days from the date hereof

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EXHIBIT A

IRREVOCABLE PROXY

    The undersigned stockholder of COR Therapeutics, Inc., a Delaware corporation ("COR"), hereby irrevocably appoints Mark J. Levin, Kevin P. Starr and John B. Douglas III of Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of outstanding capital stock of COR beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Merger dated as of December 5, 2001 (the "Merger Agreement"), among Millennium, PGM Corporation, a Delaware corporation and a wholly owned subsidiary of Millennium ("Acquisition Sub"), and COR, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

    This proxy is coupled with an interest and is irrevocable, is granted in order to secure the obligations under the Voting Agreement dated as of December 5, 2001 between Millennium and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Millennium entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of COR stockholders, and in every written consent in lieu of such a meeting, in favor of adoption of the Merger Agreement and approval of the Merger (the "COR Voting Proposal") and against any proposal made in opposition to or competition with the COR Voting Proposal or consummation of the Merger or any merger, consolidation, sale of substantial assets, reorganization or recapitalization, with any party other than with Millennium and its affiliates or any other liquidation or winding up of COR (each of the foregoing is hereinafter referred to as an "Opposing Proposal").

    The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of stockholders of COR and in every written consent in lieu of such meeting, in favor of the COR Voting Proposal and against any Opposing Proposal, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated: December 5, 2001
Signature of Stockholder:

Print Name of Stockholder:

Shares beneficially owned:
shares of outstanding Common Stock

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ANNEX E

VOTING AGREEMENT

    This Voting Agreement ("Agreement") is made and entered into as of December 5, 2001, between COR Therapeutics, Inc., a Delaware corporation ("COR"), and the undersigned stockholder ("Stockholder") of Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium").

RECITALS

    A.  Concurrently with the execution of this Agreement, COR, Millennium and PGM Corporation, a Delaware corporation and a wholly owned subsidiary of Millennium ("Acquisition Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of Acquisition Sub with and into COR. Pursuant to the Merger, shares of capital stock of COR will be converted into the right to receive shares of common stock, par value $.001 per share, of Millennium ("Millennium Common Stock") on the basis described in the Merger Agreement.

    B.  Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of such number of shares of the outstanding Millennium Common Stock as is indicated on the final page of this Agreement (the "Shares").

    C.  COR desires Stockholder to agree, and Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Millennium acquired by Stockholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of Millennium acquired by Stockholder so as to facilitate consummation of the Merger.

    NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

    1.  Agreement to Retain Shares.

        1.1  Transfer and Encumbrance.  Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in Section 1.2, below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; provided, however, that nothing in this Agreement shall restrict Stockholder from (a) exercising any options to acquire shares of common stock of Millennium, or (b) effecting any transfer of Shares or New Shares (i) by will or applicable laws of descent and distribution or (ii) to any member of the immediate family of Stockholder, or to any trust the beneficial ownership of which is held by Stockholder or any such family member (each a "Permitted Transferee"), so long as such Permitted Transferee agrees in writing, in form and substance reasonably satisfactory to COR, to be bound by the terms of this Agreement to the same extent as Stockholder is bound. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof.

        1.2  Additional Purchases.  Stockholder agrees that any shares of capital stock of Millennium that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

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    2.  Agreement to Vote Shares.  At every meeting of stockholders of Millennium called with respect to the Merger Agreement and/or the Merger, and at every adjournment thereof, Stockholder shall vote the Shares and any New Shares outstanding as of the relevant record date in favor of the issuance of the shares of Millennium Common Stock to be issued in the Merger (the "Millennium Voting Proposal") and against any proposal made in opposition to the Millennium Voting Proposal or consummation of the Merger (an "Opposing Proposal").

    3.  Irrevocable Proxy.  Concurrently with the execution of this Agreement, Stockholder agrees to deliver to COR a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided therein, with the total number of shares of outstanding capital stock of Millennium beneficially owned by Stockholder and subject to the Proxy set forth therein.

    4.  Representations, Warranties and Covenants of Stockholder.  Stockholder hereby represents, warrants and covenants to COR as follows:

        4.1  Ownership of Shares.  Stockholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Millennium other than the Shares, and shares of capital stock of Millennium (A) underlying options which are currently exercisable or will become exercisable at any time within 60 days from the date hereof, as indicated on the final page of this Agreement or (B) constituting matching contributions under Millennium's 401(k) Plan; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

        4.2  No Proxy Solicitations.  Stockholder, in his or her capacity as a stockholder of Millennium, will not, and will not permit any entity under Stockholder's control to: (i) solicit proxies with respect to an approval of any Opposing Proposal; (ii) initiate a stockholders' vote or action by consent of Millennium stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Millennium with respect to an Opposing Proposal.

    5.  Additional Documents.  Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably required by COR to carry out the intent of this Agreement.

    6.  No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in COR any direct or indirect ownership or incidents of ownership of or with respect to any of the Shares or New Shares, except as otherwise expressly provided herein. All rights, ownership and economic benefits of and relating to the Shares and New Shares shall remain with, and belong to, Stockholder, and this Agreement shall not be deemed to authorize COR to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Millennium or to direct Stockholder in the voting of any of the Shares or New Shares, except as otherwise expressly provided herein.

    7.  Termination.  This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

    8.  Miscellaneous.

        8.1  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        8.2  Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any

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of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

        8.3  Amendments and Modification.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        8.4  Specific Performance; Injunctive Relief.  The parties hereto acknowledge that COR will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to COR upon any such violation, COR shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to COR at law or in equity.

        8.5  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

If to COR:	COR Therapeutics, Inc. 256 East Grand Avenue South San Francisco, California 94080
	Attention:	General Counsel
	Telecopy:	(650) 244-9208
With a copy to:	Cooley Godward LLP 5 Palo Alto Square Palo Alto, California 94306
	Attention:	Keith Flaum, Esq.
	Telecopy:	(650) 849-7400
If to Stockholder:	To the address for notice set forth on the last page hereof.
with a copy to:	Hale and Dorr LLP 60 State Street Boston, MA 02109
	Attention:	David E. Redlick, Esq.
	Telecopy:	(617) 526-5000

or to such other address as any party may have furnished to the other in writing in accordance herewith. Notices shall only be effective upon receipt.

        8.6  Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws provision thereof.

        8.7  Entire Agreement.  This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

        8.8  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        8.9  Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

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        8.10  Fiduciary Duty as Director or Officer.  The parties hereto acknowledge and agree that Stockholder's obligations hereunder are solely in his or her capacity as a stockholder of Millennium, and that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty the undersigned or any of his or her respective affiliates may have as a member of the Board of Directors of Millennium or as an executive officer of Millennium; provided that no such duty shall excuse Stockholder from his or her obligations as a stockholder of Millennium to vote Shares or New Shares as herein provided and to otherwise comply with the terms and conditions of this Agreement.

[Remainder Of Page Left Blank Intentionally]

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    IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

COR THERAPEUTICS, INC.
By:
Name: Title:
STOCKHOLDER:
By:

Print Name:

Stockholder's Address for Notice:

Shares beneficially owned:
shares of outstanding Common Stock
shares of Common Stock underlying options which are currently exercisable or will become exercisable at any time within 60 days from the date hereof

E–5

EXHIBIT A

IRREVOCABLE PROXY

    The undersigned stockholder of Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), hereby irrevocably appoints Vaughn M. Kailian, Peter S. Roddy and Patrick A. Broderick of COR Therapeutics, Inc., a Delaware corporation ("COR"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of outstanding capital stock of Millennium beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Merger dated as of December 5, 2001 (the "Merger Agreement"), among COR, Millennium and PGM Corporation, a Delaware corporation and a wholly owned subsidiary of Millennium ("Acquisition Sub"), shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

    This proxy is coupled with an interest and is irrevocable, is granted in order to secure the obligations under the Voting Agreement dated as of December 5, 2001 between COR and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of COR entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights of the undersigned at every annual, special or adjourned meeting of Millennium stockholders in favor of the issuance of the shares of Millennium Common Stock (as defined in the Voting Agreement) to be issued in the Merger (the "Millennium Voting Proposal") and against any proposal made in opposition to the Millennium Voting Proposal or consummation of the Merger (an "Opposing Proposal").

    The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of Stockholders of Millennium in favor of the Millennium Voting Proposal and against any Opposing Proposal. The undersigned stockholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated: December 5, 2001
Signature of Stockholder:

Print Name of Stockholder:

Shares beneficially owned:
shares of outstanding Common Stock

E–6

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

    Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Millennium Pharmaceuticals, Inc. has included such a provision in its Restated Certificate of Incorporation.

    Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    Article Eight of our Restated Certificate of Incorporation provides that no director shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty. Article Nine of our Restated Certificate of Incorporation also provides that a director or officer:

  •
  shall be indemnified by Millennium against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Millennium) brought against him by virtue of his position as a Millennium director or officer if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Millennium, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

  •
  shall be indemnified by Millennium against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of Millennium brought against him by virtue of his position as a Millennium director or officer if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Millennium, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to Millennium, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

    In addition, to the extent that a director or officer has been successful, on the merits or otherwise, in defense of any action or proceeding, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by Millennium against all expenses (including attorneys' fees) incurred. Expenses will be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

II–1

    Indemnification is required to be made unless Millennium determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by Millennium that the director or officer did not meet the applicable standard of conduct required for indemnification, or if Millennium fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give Millennium notice of the action for which indemnity is sought and Millennium has the right to participate in such action or assume the defense thereof.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Title
2.1(1)	Agreement and Plan of Merger, dated as of December 5, 2001, among Millennium, PGM Corporation and COR Therapeutics, Inc.
4.1(2)	Specimen Certificate of Millennium's Common Stock, $.001 par value per share.
4.2(3)	Rights Agreement, dated April 5, 2001, between Millennium and State Street Bank and Trust Company, N.A.
5.1†	Opinion of Hale and Dorr LLP.
8.1	Opinion of Hale and Dorr LLP regarding tax matters.
8.2	Opinion of Cooley Godward LLP regarding tax matters.
23.1†	Consent of Hale and Dorr LLP (included in Exhibit 5.1).
23.2	Consent of Hale and Dorr LLP (included in Exhibit 8.1).
23.3	Consent of Cooley Godward LLP (included in Exhibit 8.2).
23.4	Consent of Ernst & Young LLP, independent auditors, regarding Millennium.
23.5	Consent of Ernst & Young LLP, independent auditors, regarding COR.
24†	Power of Attorney.
99.1†	Form of Voting Agreement, dated as of December 5, 2001, between Millennium and certain stockholders of COR.
99.2†	Form of Voting Agreement, dated as of December 5, 2001, between COR and certain stockholders of Millennium.
99.3	Form of proxy card of Millennium Pharmaceuticals, Inc.
99.4†	Form of proxy card of COR Therapeutics, Inc.
99.5	Consent of Morgan Stanley & Co. Incorporated.
99.6	Consent of Goldman, Sachs & Co.

†
Previously filed.

(1)
Incorporated by reference to Millennium's Current Report on Form 8-K filed on December 6, 2001.

(2)
Incorporated by reference to Millennium's Registration Statement on Form S-1 filed on May 2, 1996 (File No. 333-02490).

(3)
Incorporated by reference to Millennium's Current Report on Form 8-K filed on April 5, 2001.

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and, therefore, have been omitted.

II–2

Item 22. Undertakings.

    A. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    B. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    C. The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    E. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

    F. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II–3

SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on the 7th day of January, 2002.

MILLENNIUM PHARMACEUTICALS, INC.
By:	/s/ JOHN B. DOUGLAS III John B. Douglas III Senior Vice President and General Counsel

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark J. Levin	Chairperson and Chief Executive Officer (Principal Executive Officer)	January 7, 2002
* Kevin P. Starr	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	January 7, 2002
* Eugene Cordes	Director	January 7, 2002
* A. Grant Heidrich III	Director	January 7, 2002
* Raju S. Kucherlapati	Director	January 7, 2002
* Eric S. Lander	Director	January 7, 2002
* Edward D. Miller, Jr.	Director	January 7, 2002
* Norman C. Selby	Director	January 7, 2002
* Kenneth E. Weg	Director	January 7, 2002
*By:	/s/ JOHN B. DOUGLAS III John B. Douglas III, as attorney-in-fact	January 7, 2002

II–4

EXHIBIT INDEX

Exhibit No.	Title
2.1(1)	Agreement and Plan of Merger, dated as of December 5, 2001, among Millennium, PGM Corporation and COR Therapeutics, Inc.
4.1(2)	Specimen Certificate of Millennium's Common Stock, $.001 par value per share.
4.2(3)	Rights Agreement, dated April 5, 2001, between Millennium and State Street Bank and Trust Company, N.A.
5.1†	Opinion of Hale and Dorr LLP.
8.1	Opinion of Hale and Dorr LLP regarding tax matters.
8.2	Opinion of Cooley Godward LLP regarding tax matters.
23.1†	Consent of Hale and Dorr LLP (included in Exhibit 5.1).
23.2	Consent of Hale and Dorr LLP (included in Exhibit 8.1).
23.3	Consent of Cooley Godward LLP (included in Exhibit 8.2).
23.4	Consent of Ernst & Young LLP, independent auditors, regarding Millennium.
23.5	Consent of Ernst & Young LLP, independent auditors, regarding COR.
24†	Power of Attorney.
99.1†	Form of Voting Agreement, dated as of December 5, 2001, between Millennium and certain stockholders of COR.
99.2†	Form of Voting Agreement, dated as of December 5, 2001, between COR and certain stockholders of Millennium.
99.3	Form of proxy card of Millennium Pharmaceuticals, Inc.
99.4†	Form of proxy card of COR Therapeutics, Inc.
99.5	Consent of Morgan Stanley & Co. Incorporated.
99.6	Consent of Goldman, Sachs & Co.

†
Previously filed.

(1)
Incorporated by reference to Millennium's Current Report on Form 8-K filed on December 6, 2001.

(2)
Incorporated by reference to Millennium's Registration Statement on Form S-1 filed on May 2, 1996 (File No. 333-02490).

(3)
Incorporated by reference to Millennium's Current Report on Form 8-K filed on April 5, 2001.

QuickLinks

Sources of Additional Information
COR Therapeutics, Inc. 256 E. Grand Avenue South San Francisco, California 94080 (650) 244-6800

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
The Companies
Stockholder Approval Required by COR (Page 31)
Stockholder Approval Required by Millennium (Page 34)
COR Board Recommendation to Stockholders (Page 32)
Millennium Board Recommendation to Stockholders (Page 35)
The Merger (Page 64)
What Holders of COR Common Stock Will Receive (Page 64)
Stock Options (Page 64)
Conditions to the Merger (Page 72)
No Solicitation by COR (Page 69)
Termination of the Merger Agreement (Page 74)
Termination Fees and Expenses (Page 74)
Opinion of Millennium's Financial Advisor (Page 42)
Opinion of COR's Financial Advisor (Page 50)
Interests of Certain Persons in the Merger (Page 58)
Accounting Treatment (Page 61)
Material United States Federal Income Tax Considerations (Page 61)
Millennium and COR Stockholders Have No Appraisal Rights (Page 63)
How the Rights of COR Stockholders Will Differ as Millennium Stockholders (Page 106)
Millennium Price Information (Page 29)
COR Price Information (Page 29)
RISK FACTORS
Risks Relating to the Merger
Risks Relating to Millennium's Business
Risks Relating to COR's Business
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MILLENNIUM
Millennium Pharmaceuticals, Inc. Selected Financial Data
SELECTED HISTORICAL FINANCIAL DATA OF COR
COR Therapeutics, Inc. Selected Financial Data
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
UNAUDITED COMPARATIVE PER SHARE DATA
MARKET PRICE INFORMATION
THE COR SPECIAL MEETING
THE MILLENNIUM SPECIAL MEETING
THE MERGER
THE MERGER AGREEMENT
RELATED AGREEMENTS
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
MILLENNIUM PHARMACEUTICALS, INC. UNAUDITED PRO FORMA COMBINED BALANCE SHEETS AS OF SEPTEMBER 30, 2001
MILLENNIUM PHARMACEUTICALS, INC. UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
MILLENNIUM PHARMACEUTICALS, INC. UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000
MILLENNIUM PHARMACEUTICALS, INC. NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (in thousands, except per share amounts)
INFORMATION CONCERNING MILLENNIUM
Summary Compensation Table
Option Grants in 2001
Aggregated Option Exercises in 2001 and 2001 Year-end Option Values
INFORMATION CONCERNING COR
Summary Compensation Table
Option Grants in 2001
Aggregated Option Exercises in 2001 and 2001 Year-end Option Values
COMPARISON OF STOCKHOLDER RIGHTS
DESCRIPTION OF MILLENNIUM CAPITAL STOCK
STOCKHOLDER PROPOSALS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

TABLE OF DEFINED TERMS
AGREEMENT AND PLAN OF MERGER
ARTICLE VIII
TERMINATION AND AMENDMENT
ARTICLE IX
MISCELLANEOUS
1585 Broadway New York, NY 10036 tel 212 761 4000
VOTING AGREEMENT
RECITALS
IRREVOCABLE PROXY
VOTING AGREEMENT
RECITALS
IRREVOCABLE PROXY
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX